                                                                   Exhibit 10.11


                 LEASE BY AND BETWEEN PAINEWEBBER INCORPORATED
                   AND NEWPORT OFFICE CENTER III COMPANY, LLC

               NEWPORT OFFICE CENTER III, JERSEY CITY, NEW JERSEY

    (All Lease Documents dated as of March 31, 1999, unless otherwise noted)


 1.  Agreement of Lease

 2.  Memorandum of Lease

 3.  Guaranty of Lease by Paine Webber Group, Inc.

 4. Subordination, Non-disturbance and Attornment Agreement with SJL NJ Properties Holding Corp. (Existing Mortgagee on the Property)

 5. Subordination, Non-disturbance and Attornment Agreement with Logo Newport Land Owners Limited Liability Company (Owner of the Property and Ground Lessor)

 6. Subordination, Non-disturbance and Attornment Agreement with Newport Office Center III Company, LLC (Superior Landlord under the Urban Renewal Lease)

 7. Subordination, Non-disturbance and Attornment Agreement with N.O.C. III Urban Renewal Limited Liability Company (Urban Renewal Entity)

 8. Subordination, Non-disturbance and Attornment Agreement with Simon Newport Office Company Limited Partnership (Landlord under the Garage Space Lease)

 9. Side Letter from Lefrak Organization, Inc., dated March 23, 1999, regarding expansion issues

10   Lefrak Guaranty of Liquidated Damages for Failure to Deliver Substitute
     Space

11 Letter from Newport Office Center III Company, LLC, dated March 18, 1999, regarding monthly electric charge estimate

12 Unanimous Consent of Shareholders and Directors of N.O.C. III Realty Corp., dated as of March 1, 1999

13 Unanimous Consent of Shareholders and Directors of Newport Real Estate Dev. Corp., dated as of March 1, 1999

14 Unanimous Consent of Sole Shareholder and Director of Lefrak Organization, Inc., dated as of March 1, 1999

                               AGREEMENT OF LEASE

                                     between


                     NEWPORT OFFICE CENTER III COMPANY, LLC
                                    Landlord
                                       and
                            PAINEWEBBER INCORPORATED
                                     Tenant






               Entire 9th, 10th, 11th, 12th, 14th and 15th Floors
                            Newport Office Center III
                            499 Washington Boulevard
                             Jersey City, New Jersey















                   Sills Cummis Radin Tischman Epstein & Gross
                              One Riverfront Plaza
                            Newark, New Jersey 01702

                                TABLE OF CONTENTS



                                                                                                                  PAGE
ARTICLE 1

         TERM. RENEWAL TERM: COMMENCEMENT
         AND EXPIRATION DATE. END OF TERM.......................................................................   -1-

ARTICLE 2

         FIXED RENT, ADDITIONAL RENT; ADDITIONAL CHARGES........................................................   -9-

ARTICLE 3

         OCCUPANCY: PERMITTED USE, RESTRICTED USES.............................................................    -25-

ARTICLE 4

         ALTERATIONS...........................................................................................    -31-

ARTICLE 5

         MAINTENANCE AND REPAIRS...............................................................................    -38-

ARTICLE 6

         WINDOW CLEANING.......................................................................................    -40-

ARTICLE 7

         LEGAL REQUIREMENTS; FLOOR LOADS.......................................................................    -40-

ARTICLE 8

         SUBORDINATION; ATTORNMENT; MODIFICATIONS.............................................................     -43-

ARTICLE 9

         INSURANCE; PROPERTY LOSS; DAMAGE; REIMBURSEMENT;
         INDEMNITY; EXCULPATION AND NON-LIABILITY..............................................................    -45-

ARTICLE 10

         DESTRUCTION. FIRE AND OTHER CASUALTY.................................................................     -51-

ARTICLE 11

         EMINENT DOMAIN........................................................................................    -53-

ARTICLE 12

         ASSIGNMENT; SUBLETTING; MORTGAGE, ETC. ...............................................................    -55-

ARTICLE 13

         ELECTRICITY...........................................................................................    -67-

ARTICLE 14

         ACCESS TO PREMISES....................................................................................    -70-

ARTICLE 15

         PARKING...............................................................................................    -71-

ARTICLE 16

         DEFAULT...............................................................................................    -76-

ARTICLE 17

         REMEDIES AND DAMAGES..................................................................................    -79-

ARTICLE 18

         INTENTIONALLY OMITTED.................................................................................    -81-

ARTICLE 19

         BUILDING ALTERATIONS AND MANAGEMENT; CHANGES IN BUILDING
         FACILITIES, SYSTEMS AND NAME; BUILDING DIRECTORY......................................................    -81-

ARTICLE 20

         NO REPRESENTATIONS BY LANDLORD.......................................................................     -85-

ARTICLE 21

         QUIET ENJOYMENT.......................................................................................    -85-

ARTICLE 22

         WAIVERS...............................................................................................    -85-

ARTICLE 23

         WAIVER OF TRIAL BY JURY...............................................................................    -86-

ARTICLE 24

         SERVICES..............................................................................................   -86-

ARTICLE 25

         INABILITY TO PERFORM; INDEPENDENT COVENANTS...........................................................   -95-

ARTICLE 26

         BILLS AND NOTICES.....................................................................................   -97-

ARTICLE 27

         CONSTRUCTION OF LEASE.................................................................................   -98-

ARTICLE 28

         ADJACENT EXCAVATION. SHORING..........................................................................   -99-

ARTICLE 29

         RULES AND REGULATIONS.................................................................................   -99-

ARTICLE 30

         SECURITY DEPOSIT.....................................................................................    -100-

ARTICLE 31

         BROKER...............................................................................................    -100-

ARTICLE 32

         CONSENTS.............................................................................................    -101-

ARTICLE 33

         ESTOPPEL CERTIFICATES................................................................................    -101-

ARTICLE 34

         ARBITRATION/EXPEDITED ARBITRATION....................................................................   -102-

ARTICLE 35

         INTENTIONALLY OMITTED................................................................................   -104-

ARTICLE 36

         LANDLORD'S PERFORMANCE OF THE LANDLORD'S WORK; TENANT'S PERFORMANCE OF
         THE TENANT'S INITIAL ALTERATIONS AND LANDLORD'S PAYMENT OF LANDLORD'S
         CONTRIBUTION TOWARDS SUCH TENANT WORK................................................................   -104-

ARTICLE 37

         MISCELLANEOUS........................................................................................   -110-

ARTICLE 38

         TENANT'S NON-EXCLUSIVE RIGHT TO INSTALL AN ANTENNA ON A PORTION OF THE
         BUILDING'S ROOF AND TO USE A PORTION OF THE OUTSIDE OF THE BUILDING FOR
         THE INSTALLATION OF AN EMERGENCY POWER SUPPLY WITH ASSOCIATED EQUIPMENT
         FOR THE SUPPLY OF EMERGENCY POWER "EPS" TO THE PREMISES AND TO INSTALL
         A SUPPLEMENTAL COOLING TOWER ON THE BUILDING'S ROOF..................................................   -112-

ARTICLE 39

         TENANT'S OPTION TO LEASE ADDITIONAL AVAILABLE SPACE IN THE BUILDING..................................   -114-

ARTICLE 40

         TENANT'S OBLIGATION TO SURRENDER A FLOOR OF THE PREMISES.............................................   -116-

ARTICLE 41

         GUARANTY OF LEASE....................................................................................   -117-

ARTICLE 42

         LANDLORD'S PARTIAL REIMBURSEMENT OF TENANT'S MOVE-IN COSTS FOR THE PREMISES..........................   -117-


EXHIBIT A

         FLOOR PLAN OF THE GROUND FLOOR PREMISES

EXHIBIT A-1

         NEWPORT SITE PLAN

EXHIBIT A-2

         TENANT EPS EQUIPMENT LOCATION ON THE OUTSIDE OF THE BUILDING

EXHIBIT A-3

         LOCATION OF TENANT'S SUPPLEMENTAL COOLING TOWER ON THE BUILDING'S ROOF

EXHIBIT B

         FIXED RENT SCHEDULE

EXHIBIT C

         CLEANING SPECIFICATIONS AND SCHEDULE

EXHIBIT D

         VENTILATED/COOLED AIR PERFORMANCE AND DESIGN CRITERIA

EXHIBIT E

         RULES AND REGULATIONS

EXHIBIT F

         FORM OF MEMORANDUM OF LEASE

EXHIBIT G

         TERMS AND CONDITIONS OF THE ANTENNA INSTALLATION

EXHIBIT G-1

TERMS AND CONDITIONS OF THE EPS EQUIPMENT INSTALLATION

EXHIBIT G-2

         TERMS AND CONDITIONS OF THE COOLING TOWER INSTALLATION

EXHIBIT H

         RAISED FLOOR PLANS

EXHIBIT I

         LOCATION OF THE DEDICATED SHAFT AREA(S)

EXHIBIT J

         APPROVED FORM OF NON-DISTURBANCE AGREEMENT

EXHIBIT K

         FORM OF GUARANTY

SCHEDULE 1

         LIST AND DESCRIPTION OF THE BUILDING PLANS

SCHEDULE 2

         DESCRIPTION OF THE BASE BUILDING WORK FOR THE OFFICE PREMISES

SCHEDULE 2-A

         DESCRIPTION OF THE LANDLORD'S WORK FOR THE GROUND FLOOR PREMISES

SCHEDULE 3

         LANDLORD'S PRO FORMA BUDGET

SCHEDULE 3-A

         LANDLORD'S PRO FORMA RETAIL SPACE BUDGET

SCHEDULE 4

         LISTING OF LESSORS AND MORTGAGEES EXISTING AS OF THE DATE OF THIS LEASE

SCHEDULE 5

         LIST OF EXCLUDED ENTITIES
         (For Purposes of Section 19.2(C))

SCHEDULE 6

OVERTIME COSTS FOR THE FIRST TWELVE MONTH PERIOD AFTER THE RENT
COMMENCEMENT DATE

SCHEDULE 7

         RENTABLE SQUARE FEET OF EACH FLOOR OF THE BUILDING

                              INDEX TO DEFINITIONS



A/C System                                                             Section 24.3(A)
Acceptable Parking Area                                                Section 15.6
ADA                                                                    Section 7.6(B)
Additional Charges                                                     Section 2.2(A)
Additional Rent                                                        Section 2.1(B)
Additional Date                                                        Section 1.1(B)(3)
Additional Period                                                      Section 12.5(C)
Affiliate                                                              Section 12.5(A)(8)(b)
Alteration                                                             Section 4.1(A)
Antenna                                                                Exhibit G
Antenna Installation                                                   Section 38.1(A)
ASP                                                                    Section 13.5
Assessed Valuation                                                     Section 2.2(B)(2)
Assessments                                                            Section 2.2(B)(13)
Availability Date                                                      Section 39.1(A)

Background Information                                                 Section 12.5(B)
Bankruptcy Code                                                        Section 12.12(A)
Bankruptcy Event(s)                                                    Section 16.1(D)(7)
Base Building Work                                                     Section 36.1(B)
Base Ground Floor Operating Costs Amount                               Section 2.2(B)(15)
Base Tax Amount                                                        Section 2.2(B)(13)
Base Taxes                                                             Section 2.2(B)(4)
Building                                                               Witnesseth Clause
Building Condenser Water System                                        Section 24.3(C)
Building Electric Amount                                               Section 13.1(B)
Building Plans                                                         Section 36.1(A)
Building Plans Work                                                    Section 36.1(A)
Building Systems                                                       Section 2.2(B)(8)
Buildings Department                                                   Section 4.3
Business Days                                                          Section 24.1(A)
Business Hours                                                         Section 24.1(A)

Carpetable Floor Area                                                  Section 24.2(A)
C&W                                                                    Section 31.1.(B)
Certificate of Occupancy                                               Section 3.1
Commencement Date                                                      Section 1.1(A)
Common Areas                                                           Section 13.8
Comparable Market                                                      Section 2.7(A)
Comparable Parking Garage                                              Section 15.10(A)
Comparison Year                                                        Section 2.2(B)(7)
Control                                                                Section 12.9
Cooling Tower Installation                                             Section 38.2(C)
Credit Test                                                            Section 12.9(A)

Declaration                                                            Section 2.2(B)(13)
Dedicated Shaft Area(s)                                                Section 13.3(B)
Default Expenses                                                       Section 17.2(A)(3)
Deficiency                                                             Section 17.2(A)(3)
DEP                                                                    Section 7.5(B)
Dining Facilities                                                      Section 3.1
Dual Elevator Bank Tenant                                              Section 24.1(B)(5)(a)

Electrical Administrative Fee                                          Section 13.1(A)
Electric Deficiency                                                    Section 13.1(D)
Environmental Laws                                                     Section 7.5(A)
EPS                                                                    Section 38.1(B)
EPS Equipment                                                          Section 38.1(B)
EPS Location                                                           Section 38.1(B)
Estimated Tenant's Monthly Electric Amount                             Section 13.1(D)
Estimated Tenant's Monthly Gas Amount                                  Section 24.1(B)(7)
Estimated Tenant's Monthly Water Amount                                Section 24.1(B)(12)
Event of Default                                                       Section 16.1
Excess Electric Amount                                                 Section 13.1(D)
Expedited Arbitration                                                  Section 34.2(A)
Expiration Date                                                        Section 1.1(A)
Fair Market Rent                                                       Section 2.7(A)
Final Tenant's Plans                                                   Section 36.9(A)
Financial Services Installation                                        Section 3.7(B)
Fire Stairs                                                            Section 3.6
Fixed Expiration Date                                                  Section 1.1(A)
Fixed Rent                                                             Section 2.1(A)

GAAP                                                                   Section 2.2(B)(8)
Generator Location                                                     Section 38.1.(B)
Garage Access Cards                                                    Section 15.9
Ground Floor Operating Costs                                           Section 2.2(8)(e)
Ground Floor Premises                                                  Witnesseth Clause
Ground Floor Premises Work                                             Section 36.1(C)
Guarantor                                                              Article 41
Guaranty of Lease                                                      Article 41

Heating System                                                         Section 24.2(A)

Insurance Body/Bodies                                                  Section 7.1(A)
Interest Rate                                                          Section 2.1(H)
Interior Vertical Lift                                                 Section 1.1(B)(2)

Landlord                                                               Preamble; Article 27(B)
Landlord Indemnitees                                                   Section 9.1(B)
Landlord's Appraiser                                                   Section 2.7(B)(3)
Landlord's Contribution                                                Section 36.9(B)(1)
Landlord's Determination                                               Section 2.7(B)(1)
Landlord's First Response Period                                       Section 12.4(B)
Landlord's Notice                                                      Section 2.7(B)(3)
Landlord's Offer Notice                                                Section 39.1(A)
Landlord's Option                                                      Section 12.4(B)
Landlord's Repair Notice                                               Section 10.1(E)(1)
Landlord's Second Response Period                                      Section 12.5(B)
Landlord's Signage Guidelines                                          Section 19.2(A)(2)
Landlord's Work                                                        Section 36.1(D)
Last Call Notice                                                       Section 24.3(E)
Leaseback Space                                                        Section 12.4(B)
LeFrak Family                                                          Section 12.5(A)(5)
LeFrak REIT                                                            Section 12.5(A)(5)
Legal Authority/Authorities                                            Section 7.1(A)
Legal Requirements                                                     Section 7.1(A)
Lessor(s)                                                              Section 8.1

Material Interruption                                                  Section 25.2(B)
Mortgage                                                               Section 4.2

Mortgagee(s)                                                           Section 8.1
Move-In Costs Payment                                                  Section 42.1
Mutual Determination                                                   Section 2.7(B)(3)

New Lease                                                              Section 39.3(C)
Newport Remedial Plan                                                  Section 36.7
NEWPORT Site Plan                                                      Witnesseth Clause
NOC III Urban Renewal                                                  Section 2.2(B)(1)
Non-Compatible Use                                                     Section 3.7(A)
Non-Structural Alterations                                             Section 4.1(A)(2)
NYSE Holidays                                                          Section 24.1(A)

Occupancy Evidence                                                     Section 1.3(C)
Offer Space                                                            Section 39.1(A)
Offer Space Shares                                                     Section 39.1(B)
Office Premises                                                        Witnesseth Clause
Operating Costs                                                        Section 2.2(B)(8)
Operating Payment                                                      Section 2.4(A)
Operating Statement                                                    Section 2.2(B)(10)

Parking Commencement Date                                              Section 15.1(A)
Parking Garage                                                         Section 15.1(A)
Parking Operator                                                       Section 15.1(C)
Parking Payment Excess                                                 Section 15.2
Parking Spaces                                                         Section 15.1(A)
Parties                                                                Section 9.9(A)
Partnership Tenant                                                     Section 37.5
Permits                                                                Section 4.4(A)
Permitted Depreciated/Amortized Costs                                  Section 2.2(B)(8)
Permitted Tenant                                                       Section 12.9
Phase                                                                  Section 36.1(D)
Phase 1 Base Building Work                                             Schedule 2
Phase 2 Base Building Work                                             Schedule 2
Permitted Use                                                          Section 3.1
Plaza Sign                                                             Section 19.2(B)
Potential Surrender Notice                                             Section 40.1
POA                                                                    Section 13.8
POA Member                                                             Section 13.8
Premises                                                               Witnesseth Clause
Premises Expiration Term                                               Section 39.3(B)
Project                                                                Section 3.8
Prevailing Rate                                                        Section 12.5(A)(4)
Pro Forma Budget                                                       Section 2.2(B)(8)
Project                                                                Section 3.8(A)
Property                                                               Section 2.2(B)(1)

Qualifying Subtenant                                                   Section 12.14(A)

Raised Floor Work                                                      Section 4.6(C)
Reimbursable Initial Alteration Work                                   Section 36.9(B)(1)
Related Entity                                                         Section 12.9(B)
Related Tenant                                                         Section 1.3(D)
Remaining Available Tonnage                                            Section 24.3(E)
Rent                                                                   Section 2.1(B)
Rent Notice                                                            Section 2.7(B)(1)
Renewal Notice                                                         Section 1.3(A)
Renewal Term                                                           Section 1.3(A)
Renewal Term Commencement Date                                         Section 1.3(A)

Renewal Term Expiration Date                                           Section 1.3(A)
Rent Commencement Date                                                 Section 2.1(A)
Restoration Period                                                     Section 10.1(E)(3)
Restricted Uses                                                        Section 3.4
Rules and Regulations                                                  Section 29.1

Saturday Hours                                                         Section 24.1(A)
Security Deposit                                                       Section 30.1
Service Interruption                                                   Section 25.2(B)
Signage Rights                                                         Section 19.2(A)
Structural Elements                                                    Section 4.1(A)(2)
Substantial Completion Date                                            Section 36.5(A)
Substantial Completion of Work Notice                                  Section 36.5(A)
Substantially Complete                                                 Section 36.5(B)
Substitute Premises                                                    Section 35.1(A)
Successor Landlord                                                     Section 8.5
Superior Lease                                                         Section 4.2
Supplemental Cooling Tower                                             Exhibit G-2
Surrender Date                                                         Section 40.1
Surrender Notice                                                       Section 40.1
Surrendered Space                                                      Section 40.1

Tax Agreement                                                          Section 2.2(B)(1)
Tax Payment                                                            Section 2.3(A)
Tax Statement                                                          Section 2.2(B)(11)
Tax Year                                                               Section 2.2(B)(3)
Tenant                                                                 Preamble: Article 27(D)
Tenant is Then in Occupancy                                            Section 1.31(C)
Tenant Indemnitees                                                     Section 9.1(E)
Tenant's Appraiser                                                     Section 2.7(B)(2)
Tenant's Assignment/Subletting Notice                                  Section 12.4(A)
Tenant's Broker                                                        Section 31.1(C)
Tenant's Delays                                                        Section 36.2(B)(3)
Tenant's Determination                                                 Section 2.7(B)(2)
Tenant's Election Notice                                               Section 40.1
Tenant's Electric Amount                                               Section 13.1(B)
Tenant's Initial Alterations                                           Section 4.1(A)(1)
Tenant's Ground Floor Operating Share                                  Section 2.2(B)(8)(e)
Tenant's Lobby Sign                                                    Section 19.2(A)
Tenant's Notice                                                        Section 2.7(B)(2)
Tenant's Offer Notice                                                  Section 39.1(C)
Tenant's Operating Share                                               Section 2.2(B)(5)
Tenant's Permitted Electric Demand                                     Section 13.2
Tenant's Property                                                      Section 4.6(B)
Tenant's Repair Notice                                                 Section 36.5(A)
Tenant's Tax Share                                                     Section 2.2(B)(6)
Tenant's Total Electric Amount                                         Section 1.1(C)
Term                                                                   Section 1.1(A)
Term Delay                                                             Section 13.1(B)
Termination Notice                                                     Section 16.2(A)
Third Appraiser                                                        Section 2.7(B)(3)
Transaction Costs                                                      Section 12.11(C)

Unavoidable Delays                                                     Section 25.1(B)
UPS                                                                    Section 38.1(B)
UPS Generator                                                          Section 38.1(B)
U.S. Trust Lease                                                       Section 40.1

U.S. Trust Offer Notice                                                Section 40.1
U.S. Trust Statement of Intent                                         Section 40.1

Work Interruption                                                      Section 25.2(B)

                  AGREEMENT OF LEASE (the "Lease"), made as of this 31st day of March, 1999, by and between NEWPORT OFFICE CENTER III COMPANY, LLC., a New Jersey limited liability company, having an address at 97-77 Queens Boulevard, Rego Park, New York 11374 ("Landlord") and PAINEWEBBER INCORPORATED, a Delaware corporation, having an address at 1200 Harbor Boulevard, Weehawken, New Jersey 07087-7691 ("Tenant").

                                   WITNESSETH:

                  Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire ninth (9th), tenth (10th), eleventh (11th), twelfth (12th), fourteenth (14th) (there being no thirteenth (13th) floor) and fifteenth (15th) floor(s) (collectively, the "Office Premises") and a portion of the ground floor (the "Ground Floor Premises"), all as shown on the floor plan(s) therefor annexed hereto and made a part hereof, which area of the Ground Floor Premises is shown by hatching on the floor plan therefor (the Office Premises and the Ground Floor Premises are collectively called the "Premises") in the building to be constructed as hereinafter provided in the NEWPORT development, on that certain plot or parcel of land (the "Land"), substantially in the location as shown on the NEWPORT site plan annexed hereto as Exhibit A-1 and made a part hereof, by the designation "NEWPORT OFFICE CENTER III", to be located at 499 Washington Boulevard and to be initially known as Newport Office Center III, (the "Building") in the City of Jersey City, County of Hudson, and State of New Jersey, subject to all liens, encumbrances, easements, restrictions, covenants, zoning laws and regulations affecting and governing the Premises [provided, however, that as to such liens and encumbrances Landlord shall comply with its obligations under Article 8 to provide Tenant with a "Nondisturbance Agreement" (as defined in Section 8.1(A), as required thereunder and as to such easements, restrictions and covenants, that Tenant's rights, use and occupancy under this Lease shall not be materially affected thereby, and as to such zoning laws and regulations, subject to the provisions of Article 3 and 7 of this Lease], for
(x) the initial term of fifteen (15) years and six (6) months (the "Initial Term"), to commence on the "Commencement Date" (as defined in Section 1.1 of this Lease), and to end on the "Fixed Expiration Date" (as defined in Section 1.1), both dates inclusive, and (y) for any "Renewal Term" (as defined in subsection 1.3(A)(3)), if properly exercised by Tenant in accordance with the terms and provisions of this Lease (collectively, the "Term"), at the "Rent" (as defined in Article 2).

                  The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and permitted assigns, hereby covenant as follows:

                                    ARTICLE 1

                        TERM; RENEWAL TERM; COMMENCEMENT
                        AND EXPIRATION DATE; END OF TERM

         Section 1.1 (A) The Term shall (1) commence on the later of (a) July 1, 1999, or (b) the date on which Landlord and/or Landlord's contractors shall have "substantially completed" (as defined in Section 36.8) the performance of the "Phase 1 Base Building Work" (as described on Schedule 2) (such date being called the "Commencement Date") and (2) end at noon (a) on the last day of the sixth (6th) calendar month following the month in which occurs the fifteenth
(15th) anniversary of the Commencement Date, as such expiration date may be extended pursuant to Section 1.1(C) ("Fixed Expiration Date"), or (b) on such earlier date upon which the Initial Term may expire or be canceled or terminated pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law, or (c) on the expiration date or earlier termination of any Renewal Term properly exercised by Tenant hereunder (the Fixed Expiration Date, or any earlier termination date of this Lease, as aforesaid, or the expiration or earlier termination of any properly exercised Renewal Term, is called the "Expiration Date").

                  (B) (1) On the Commencement Date, Tenant may occupy the Office Premises and, upon substantial completion of the "Ground Floor Premises Work" (as defined in Section 36.1(C)), may occupy the Ground Floor Premises, in both instances to perform the "Tenant's Initial Alterations" (as defined in Section 4.1(A)(1)) provided that Tenant shall in accordance with good construction practices cause its contractors to coordinate the performance of such Tenant's Initial Alterations so as not to materially interfere with the performance by Landlord or its contractor(s) of the Landlord's Work. Accordingly, Tenant, Landlord and their respective agents, employees and contractors, shall operate and avoid any interference (at Landlord's reasonable direction) with the other respective contractors, laborers, material suppliers and other parties performing completion of Landlord's Work and Tenant's Initial Alterations, respectively, in order to ensure the timely and efficient completion and the avoidance of any unnecessary delays.

                           (2) (a) (i)   By no later than August 15, 1999,
         Landlord shall make available to Tenant, for Tenant's use in connection with the performance of the Tenant's Initial Alterations and the transporting of materials, labor, supplies and equipment with respect to the performance of such Work, an operational vertical lift located within the Building and serving the floors constituting the Premises (the "Interior Vertical Lift") which Interior Vertical Lift may be a temporary freight elevator or lift or one of the permanent freight elevators to be installed to service the Building (but if a temporary lift shall be used, it shall function substantially equivalent to the permanent lift.) Tenant acknowledges that a temporary lift will require operation by an operator to be supplied by Tenant, at Tenant's sole cost and expense, and which operator shall be subject to the provisions of Section 4.4(C).

                                   (ii)  Tenant shall have the exclusive use of
         the Interior Vertical Lift (whether the same is a temporary lift or one of the permanent freight elevators) until such time as both of the permanent freight elevators servicing the Building (and the Premises) are operational. At such time as both permanent freight elevators are operational, Tenant may continue to use the Interior Vertical Lift (provided, however, the same is still in operation and has not been dismantled by Landlord, if the same is a temporary lift) on a non-exclusive basis with Landlord and other tenants in the Building and their respective contractors, or, at Tenant's option, the Interior Vertical Lift shall be removed. If the Interior Vertical Lift is no longer in operation, Tenant shall use the permanent freight elevators for the transporting of materials supplies and equipment with respect to the performance of Tenant's Initial Alterations subject, however, to the provisions of subsection 24.1(B)(5)(b) of this Lease.

                                   (iii) During such time as Tenant shall have
         the exclusive use of the Interior Vertical Lift, Landlord hereby agrees that (x) other Building tenants shall not be allowed to use the Interior Vertical Lift, and (y) Landlord shall not use the Interior Vertical Lift, in each case during Tenant's Initial Alterations or move-in to the Premises.

                               (b) Until the provision by Landlord of the aforesaid Interior Vertical Lift, Tenant shall, commencing on the Commencement Date, have the non-exclusive use of the temporary Building hoist located on the outside of the Building for the transporting of its materials, labor, supplies and equipment for the performance of Tenant's Initial Alterations, such use of the outdoor hoist to be in conjunction with the use of the same by Landlord and other tenants in the Building and their respective agents, employees and contractors performing Landlord's Work and such tenant's improvement work in the Building, such non-exclusive use to be subject to Landlord's reasonable control and direction so as to avoid unnecessary interference with Landlord's and Tenant's and such other tenant's respective use of the same.

                               (c) If Landlord fails to provide the Interior Vertical Lift to Tenant by August 15, 1999, Landlord hereby agrees that for each day, from time to time, from and after August 15, 1999, that Tenant is performing the Tenant's Initial Alterations or Tenant is ready, willing and able to perform Tenant's Initial Alterations, and Landlord fails to provide the Interior Vertical Lift for Tenant's use in performing such Alterations in accordance herewith, Tenant shall receive a day-for-day abatement of Fixed Rent first to be paid hereunder until the Interior Vertical Lift is furnished to Tenant for its use in accordance herewith.

                  (d) Tenant may, upon thirty (30) days prior written notice given to Landlord, request that Landlord make available to Tenant for use by Tenant, its agents, employees and contractors, solely for transporting such personnel and contractors only between the floors of the Premises (and in no event from the Building's lobby to the Premises) in connection with the performance of Tenant's Initial Alterations and the moving into the Premises of Tenant's furniture, equipment and the like, one (1) passenger elevator serving the Premises; provided, however, that Tenant's use of such passenger elevator shall be on the following terms and conditions:

                         (i) Tenant's agents, employees and contractors may not carry on passenger elevator any heavy, bulky or large equipment, supplies or materials;

                         (ii) Tenant shall, at Tenant's sole cost and expense, provide all necessary protective covering or padding for the elevator cab's walls, floor and ceiling so that the interior of the elevator cab is not damaged, marred or scratched, or in the alternative, Landlord will, at Tenant's cost and expense provide such protective covering and padding for the elevator cab; it being agreed and understood that Tenant shall reimburse Landlord for all costs and expenses of repairing or restoring the passenger elevator cab as a result of any damage, marring or scratching of the interior thereof caused by the use of the same as provided in this subsection (ii);

                         (iii) Landlord shall have the right, at its option,
                  after receipt of Tenant's aforesaid notice, to convert, at Tenant's cost and expense, an existing passenger elevator to a freight elevator in order to accommodate Tenant's request for the use of such passenger elevator for the aforesaid purposes; it being agreed and understood that, in such event, Landlord shall only be required to provide to Tenant five (5) operational passenger elevators on the "substantial completion" of the "Phase 2 Base Building Work" (as such terms are defined in Article 36), as provided on Schedule 2 to this Lease and Landlord shall provide the sixth (6th) passenger elevator (which has been converted to freight elevator use, as aforesaid) within sixty (60) days after substantial completion of the Phase 2 Base Building Work; and

                  (iv) Tenant shall pay any fees, costs or expenses regarding its use of the passenger elevator and any damages thereto, as aforesaid, as "Additional Rent" (as such term is defined in Section 2.1(B) of this Lease), as provided in Section 2.1(C).

              (3) (a) If Landlord and/or its contractor(s) fail to "substantially complete" the "Landlord's Work" (as defined in Section 36.1(C)) by May 1, 2000 [except if due to "Unavoidable Delays" (as defined in Section 25.1(B) below)], and/or "Tenant Delays" (as defined in subsection 1.1(B)(3)(e) below) [(such May 1, 2000 date to be extended on a day for day basis by reason of such delays, except to the extent that Unavoidable Delays shall exceed ninety (90) days of delay, and provided further that Landlord shall have notified Tenant thereof within ten (10) days after the beginning and ending of each day of Unavoidable Delay or Tenant Delay (the "Adios Date")], Tenant shall have the right, at its option, to terminate this Lease by notice to Landlord given on or before twenty (20 ) "Business Days" (as defined in Section 24.1(A)) after the Adios Date, whereupon this Lease shall terminate, be deemed null and void and of no further force and effect as of the twenty-first (21st) Business Day following the date of such termination notice, as if such date were the Expiration Date of this Lease. If Tenant fails to send such termination notice to Landlord on or before the twenty (20th) Business Day after the Adios Date, TIME BEING OF THE ESSENCE, this Lease shall continue in full force and effect binding upon the parties hereto.

                                    (b) In the event that Tenant elects to
         terminate this Lease, as aforesaid, Landlord shall reimburse Tenant for the amount of any "Extra Costs" (as defined below) incurred by Tenant.

                                    (c) Promptly following Tenant's termination
         of this Lease, as aforesaid, Tenant may forward to Landlord a statement of the Extra Costs which statement shall set forth in reasonable detail the amount and calculations thereof. Provided Landlord does not dispute Tenant's amount and calculation of the Extra Costs, as hereinbelow provided, Landlord shall pay the Extra Costs amount to Tenant within thirty (30) days after receipt of the statement of Extra Costs by Tenant. In the event the Extra Costs are not paid within such thirty
         (30) day period, the amount due shall bear interest from the date such payment is due to the date of actual payment at the "Interest Rate" (as defined in Section 2.1(G)). Tenant hereby agrees that it shall, in good faith, use all commercially reasonable efforts to minimize Extra Costs.

                                    (d) In the event that Landlord disputes
         Tenant's amount and calculation of the Extra Costs, then either party may resort to "Expedited Arbitration" as provided in Section 34.2 by notice given to the other party within fifteen (15) Business Days after either (i) in the case of Landlord, Tenant's statement of Extra Costs shall have been forwarded to Landlord or (ii) in the case of Tenant, Landlord shall notify Tenant that it disputes the amount of the Extra Costs. The time by which Landlord must pay the Extra Costs as set forth above, shall toll pending the resolution of such dispute by arbitration as hereinafter provided. In the event of an arbitration, Tenant agrees that Landlord and/or its representatives, agents and employees shall have the right of reasonable access (for a reasonable period not to exceed thirty (30) days after Landlord's notice of dispute shall have been given) to review Tenant's books and records applicable to Tenant's Initial Alterations costs, including all labor costs, for the purpose of verifying Tenant's calculation and amount of the Extra Costs. Landlord on behalf of itself and such permittees, agrees to keep any and all information obtained thereby strictly confidential (except to the extent relevant to any arbitration proceeding as aforesaid). Any amount of Extra Costs not in dispute shall be paid within the 30-day period as provided in subsection 1.1(B)(3)(c) above. At such time as a decision is rendered in the arbitration proceeding, Landlord shall pay the amount determined within fifteen (15) Business Days thereafter. In the event such Extra Costs are not paid within such 15-Business Day period, the amount due shall bear interest at the Interest Rate from the date such payment is due to the date of actual payment.

                                    (e) For purposes of this Subsection
         1.1(B)(3), the following terms shall have the meanings ascribed to them below:

                           (i) "Extra Costs" shall mean any Rent prepaid by
                  Tenant and the following costs incurred by Tenant in preparation of the commencement of Tenant's Initial
                  Alterations: (A) storage charges for materials; (B) reimbursement of long lead items no longer usable by Tenant;
                  (C) charges by Tenant's contractors, subcontractors, or suppliers for restocking materials or other items; and (D) cancellation fees under any contract for construction work or materials and (E) other reasonable out-of-pocket expenses paid to architects, engineers and consultants not to exceed in the aggregate One Million ($1,000,000) Dollars; and

                           (ii) "Tenant Delays" shall mean any circumstance or
                  event caused by or resulting from the actions, inactions or other conduct, whether negligent or intentional, of Tenant and/or its contractors affecting the timely performance and timely "substantial completion" by Landlord of the Landlord's Work by May 1, 2000, and not arising from (A) Landlord's own failure to "substantially complete" the Landlord's Work by May 1, 2000, or (B) Unavoidable Delays.

                                    (f) Except as expressly set forth in this
         Section 1.1, Tenant hereby agrees that Tenant shall have no right to terminate this Lease, or to claim any fees, sums or other payments from Landlord, or to institute any action of claim against Owner for damages, as a result of Landlord's failure to meet any of the preceding terms and conditions of this Section 1.1. The foregoing sentence shall not be deemed to preclude Tenant from asserting against Landlord a claim for the day-for-day abatement of Fixed Rent as set forth in
         Section 4.10 for Landlord's failure to comply with the provisions of said Section.

                  (C) If "substantial completion" of the "Landlord's Work" (as defined in Section 36.1(C) of this Lease) as to the Office Premises is delayed beyond November 1, 1999 (other than due to or resulting from Tenant Delays (the "Term Delay"), the Fixed Expiration Date and the initial Term of this Lease shall be extended by the number of days contained in the Term Delay.

                  (D) If the Commencement Date has not occurred within four (4) years from the date this Lease has been executed and delivered by the parties hereto, this Lease shall automatically terminate without further action by Landlord or Tenant, whereupon the parties hereto shall be freed from and relieved of all further obligations arising under this Lease.

                  (E) (1) After the determination of the Commencement Date, Landlord and Tenant, upon demand of either party, shall enter into a written agreement setting forth the Commencement Date and the Fixed Expiration Date, but the failure to execute such an agreement shall not affect the validity of the Commencement Date or the Fixed Expiration Date as finally determined.

                  (2) Further, if the Fixed Expiration Date or the Term is extended as provided in Section 1.1(C) above, Landlord and Tenant, upon the demand of either party shall enter into a written agreement setting forth the extended Fixed Expiration Date and the Initial Term of this Lease, but the failure to execute such agreement shall not affect the validity of the extended Fixed Expiration Date and Initial Term as finally determined.

         Section 1.2 (A) On or before 12:00 noon on the Expiration Date, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and damage by fire or other casualty excepted, and in the manner and condition as required by this Lease. and Tenant shall remove all "Tenant's Property" (as defined in Section 4.6 (B)) and specifically comply with the requirements of Sections 4.6 with respect to the removal of "Alterations"(as defined in Article 4) from the Premises. Tenant's obligation to observe or perform this covenant shall survive the Expiration Date. In addition, Landlord shall have the right, at its option, to treat any failure by Tenant to comply with this covenant as a form of holding over and in that event, Landlord shall be entitled to all of its rights and remedies hereunder with respect to a holdover by Tenant.

                  (B) Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date in the condition required hereunder. Tenant further acknowledges, recognizes and agrees that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises on the Expiration Date, as aforesaid, will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date in full compliance with the terms of this Lease, then in addition to any and all other rights or remedies Landlord may have hereunder, in equity or at law, Tenant shall pay to

Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Fixed Expiration Date, a sum equal to one and one-half (1 1/2) times the aggregate of that portion of the Fixed Rent and Additional Rent which was payable under this Lease during the last month of the Term. The parties agree that such amount is a reasonable forecast of just compensation for the damage to Landlord that will result from such failure to timely surrender possession of the Premises and the parties further agree that the damage to Landlord that will result from such failure is one that is incapable or very difficult to estimate, and that the aforesaid amount is specifically acknowledged and agreed to be fair and reasonable, and not a penalty.

                  (C) Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 1.2. The acceptance of any Rent paid by Tenant pursuant to this Section 1.2 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding. It is further stipulated and agreed that if Landlord shall, at any time after the Expiration Date, proceed to remove Tenant from the Premises as a holdover, the Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the manner as set forth above.

                  (D) Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such person may have under the provisions of any law, ordinance or regulation of any "Legal Authority" (as defined in Section 7.1) then in force permitting or mandating the issuance of a "stay" in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Section 1.2. If Tenant shall holdover or remain in possession of any portion of the Premises beyond the Expiration Date, Tenant shall be subject to summary proceedings and all damages related thereto, but not be subject to, and Landlord hereby waives any losses and damages arising out of any lost opportunities (and/or new leases), including, but not limited to, claims by, or damages to, any succeeding tenant.

                  (E) All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Tenant's obligations under this Section 1.2 shall survive the Expiration Date.

         Section 1.3 (A) (1) Tenant shall have the option (the "First Renewal Option") to extend the Initial Term for an additional five (5) year period (the "First Renewal Term"), which First Renewal Term shall commence on the date immediately succeeding the Fixed Expiration Date (the "First Renewal Term Commencement Date") and end on the fifth (5th) anniversary of the Fixed Expiration Date (the "First Renewal Term Expiration Date"), provided, however, that: (a) this Lease shall not have been previously terminated; (b) that no "Event of Default" (as defined in Section 16.1) of a monetary nature or of a material non-monetary nature shall then have occurred and be continuing on the date Tenant gives Landlord written notice (the "First Renewal Notice") of Tenant's election to exercise the First Renewal Option; (c) the Renewal must be exercised for all of the Premises or not less than two (2) full floor increments of the Office Premises (except if Tenant shall then lease less than all the rentable area on a floor, Tenant may exercise the Renewal Option for not less than two (2) full floors of the Office Premises plus such partial floor), which full floor increments being renewed, must be contiguous and must be either the upper-most or bottom-most floors of the Office Premises, and may also include the Ground Floor Premises. The First Renewal Option may be exercised by Tenant no earlier than twenty-four (24) months and not later than eighteen (18) months prior to the Fixed Expiration Date, TIME BEING OF THE ESSENCE with respect to the giving of the First Renewal Notice.

                           (2) Tenant shall have a further and final option (the "Second Renewal Option") to extend the Term for an additional and final five (5) year period (the "Second Renewal Term"), which Second Renewal Term shall commence on the date immediately succeeding the First Renewal Term Expiration Date (the "Second Renewal Term Commencement Date") and end on the fifth (5th) anniversary of the First Renewal Term

         Expiration Date (the "Second Renewal Term Expiration Date"), provided, however, that: (a) Tenant shall have exercised the First Renewal Option for the First Renewal Term; (b) this Lease shall not have been previously terminated; (c) that no Event of Default of a monetary nature or of a material non-monetary nature shall then have occurred and be continuing on the date Tenant gives Landlord written notice (the "Second Renewal Notice") of Tenant's election to exercise the Second Renewal Option; (d) the Renewal must be exercised for all of the Premises or not less than two (2) full floor increments of the Office Premises (except if Tenant shall then Lease less than all the rentable area on a floor, Tenant may exercise the Renewal Option for not less than two (2) full floors of the Office Premises plus such partial floor); which full floor increments being renewed, must be contiguous and must be either the upper-most or bottom-most floors of the Office Premises and may also include the Ground Floor Premises. The Second Renewal Option may be exercised by Tenant no earlier than twenty-four
         (24) months and not later than eighteen (18) months prior to the First Renewal Term Expiration Date, TIME BEING OF THE ESSENCE with respect to the giving of the Second Renewal Notice. Tenant shall have no further right or option to extend the then Term of this Lease.

                           (3) For purposes of this Section 1.3 and this Lease:
         (a) the First Renewal Option and the Second Renewal Option are each individually called a "Renewal Option" and are collectively called the "Renewal Options"; (b) the First Renewal Term and the Second Renewal Term are each individually called a "Renewal Term" and are collectively called the "Renewal Terms"; (c) the First Renewal Term Commencement Date and the Second Renewal Term Commencement Date are each individually called a "Renewal Term Commencement Date" and are collectively called the "Renewal Term Commencement Dates"; and (d) the First Renewal Term Expiration Date and the Second Renewal Term Expiration Date are each individually called a "Renewal Term Expiration Date" and are collectively called the "Renewal Term Expiration Dates."

                  (B) In the event that Tenant timely and validly exercises a Renewal Option for a Renewal Term as hereinafter provided, the Term shall automatically be deemed to be extended to, and include the particular Renewal Term so exercised, and the particular Renewal Term Expiration Date shall be deemed to be the Fixed Expiration Date of this Lease for all purposes hereof.

                  (C) (1) Tenant covenants and agrees that with respect to its exercise of a Renewal Option as set forth in this Section 1.3, Tenant's exercise of such Renewal Option shall not be deemed to be valid and binding upon Landlord unless (a) immediately prior to and immediately after the commencement of the Renewal Term in question "Tenant is then in occupancy" (as such term is defined below) of at least two (2) full floors of the Office Premises or 84,000 rentable square feet of the Premises, and (b) Tenant shall have furnished Landlord the "Occupancy Evidence" (as such term is defined and more particularly described in subsection 1.3(C)(3) below).

                           (2) For purposes of this Lease, the term "Tenant is then in occupancy" as to all or a portion of the Premises shall mean that this Lease then covers, and at the time, Tenant is paying the Rent for and is not receiving any rental, fees, sums or other consideration from any subtenant or other occupant (other than a Related Entity of Tenant or a User (as defined in Section 3.1(C) as to the portion of the Premises in question, notwithstanding that such portion of the Premises in question may not be physically occupied by Tenant and its employees or may be left vacant.

                           (3) (a) Tenant shall be required, as part of its exercise of a Renewal Option under this Section 1.3, to provide to Landlord reasonably satisfactory evidence that Tenant is then in occupancy of the required portion of the Premises, as set forth in subsection (1) above, both immediately prior to and after the commencement of the Renewal Term in question (the "Occupancy Evidence").

                                    (b) The Occupancy Evidence shall include a
         breakdown, by floor
         of the Premises, showing the occupancy thereof (which may include the use of hatched floor plans for illustration) by Tenant, any Related Entity, subtenant and User and/or any portion thereof which is vacant, the calculation by Tenant, based on the foregoing, as to the number of floors in the Office Premises or the number of rentable square feet contained in the Premises, respectively, as to which Tenant is then in occupancy for purposes of complying with this Section 1.3(C) regarding Tenant's exercise of the particular Renewal Option in question, a listing of sublease or other occupancy agreements of the Premises and their expiration or termination dates, and such other evidence with respect to the foregoing as shall establish Tenant's compliance with the foregoing.

                  (D) (1) Notwithstanding anything to the contrary contained in this Lease and subject to the provisions of subsection 1.1(D)(2) below, the term "Tenant" when used in this Section 1.3 shall be deemed to refer to and mean only a "Related Tenant", which term shall mean the Tenant named in this Lease, PAINEWEBBER INCORPORATED, or a "Permitted Tenant" (as defined in Section 12.9(B)) provided, however, that if the Permitted Tenant is (or its predecessor in interest was) a Related Entity, such Related Entity must have been a "50% Related Entity", which term shall mean an affiliate corporation or other business entity "controlling", "controlled by" or "under common control with" Tenant but in the definition of the terms "controlling", "controlled by" or "under common control with" in Section 12.9(E), the figure twenty (20%) percent shall be deemed to be fifty (50%) percent, and shall not be deemed to include any other assignee or other successor-in-interest (immediate or remote) of Tenant; it being agreed and understood that the Renewal Options and the other rights set forth in this Section 1.3 have been granted only to Tenant named herein and/or a Related Tenant for its sole and exclusive benefit, for so long as such entity is the holder of Tenant's estate and interest granted by this Lease, and that neither the Renewal Options nor any other rights set forth in this Section 1.3 may be transferred or conveyed to any other person or entity.

                           (2) In addition to the foregoing provisions of this
Section 1.3(D), Tenant named herein or a Related Tenant shall have the right to assign its right and option to exercise a Renewal Option hereunder to an assignee or any other successor-in-interest which is not a Related Tenant (whether immediate or remote) (x) approved by Landlord as part of, or in connection with an assignment of this Lease, as provided and set forth in
Section 12.5 of this Lease, or (y) if an approval to an assignment is not required pursuant to Section 12.9 because the proposed assignee is a Related Entity, but the Related Entity is not a 50% Related Entity, then Tenant may request approval of the assignment of the Renewal Option to such non-50% Related Entity, which approval shall be in accordance with the procedures and subject to the terms of Section 12.5; provided, however, that: (a) such assignee or other successor-in-interest shall only have the right to exercise one (1) Renewal Option for one (1) Renewal Term (i.e. if such assignment or transfer occurs during the Initial Term, the assignee or other successor-in-interest may only renew the Term of this Lease for the First Renewal Term, and shall have no right to renew the Term of this Lease for the Second Renewal Term, and if such assignment or transfer occurs during the First Renewal Term, the assignee or other successor-in-interest shall have the right to renew the then Term of this Lease for the Second Renewal Term; (b) the Fixed Rent for the Premises during the Renewal Term shall be calculated and determined as provided in subsection 2.7(A)(y), rather than as provided in 2.7(A)(x) of this Lease; and (c) the term "Tenant is then in occupancy", as used in Section 1.3(C) shall mean, with respect to such assignee or other successor-in-interest, that such entity is then in actual, physical occupancy of the required portions of the Premises.

                  (E) If Tenant exercises a Renewal Option, the Renewal Term for such Renewal Option in question shall be upon the same terms, covenants and conditions as those contained in this Lease, except that: (a) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 2.7 below; (b) Tenant shall not be entitled to any work allowance or credit or any waiver of Fixed Rent, Additional Rent or any other rent concession during the Renewal Term in question; provided, however, that at the commencement of the First Renewal Term, Landlord shall recover the floors and cover or repaint the walls of the Premises in a Building standard manner, with materials equivalent in quality and standard to those which, at the commencement of the First Renewal Term, are then being installed or used in the Building; (c) that the Base Tax Amount, for purposes of calculating increases in Taxes, and the Base Operating

Costs Amount, for the purposes of calculating increases in Operating Costs, and the Base Ground Floor Operating Costs Amount for the purpose of calculating increases in the Ground Floor Operating Costs, respectively, for the First Renewal Term, and the Second Renewal Term, shall change to and be the amounts of Taxes and Operating Costs and Ground Floor Operating Costs, respectively, as set forth in Section 2.7 (A) (1) hereof; and (d) Tenant shall have no further right to renew the Term of this Lease beyond the Second Renewal Term.

                                    ARTICLE 2

                 FIXED RENT; ADDITIONAL RENT; ADDITIONAL CHARGES

         Section 2.1 (A) Tenant shall pay rent for the Premises provided in this Lease, at the annual fixed rental amounts (the "Fixed Rent") as set forth on Exhibit B annexed hereto and made a part hereof. Tenant shall pay Fixed Rent in equal monthly installments in advance on the first day of each month during the Term commencing on the Commencement Date (the "Rent Commencement Date"), at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, other than as expressly provided in this Lease, except that Tenant shall pay the first monthly installment(s) of Fixed Rent on the execution hereof (unless this Lease is a renewal). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such calendar month shall be pro rated based upon a 30-day month and any balance of the first month's Fixed Rent theretofore paid shall be credited against the next monthly installment of Fixed Rent. Tenant shall also pay other sums under this Lease, in addition to Fixed Rent, in the manner as hereinafter provided.

                  (B) All sums and charges other than Fixed Rent due and payable by Tenant to Landlord under this Lease including, without limitation, "Additional Charges" (as defined in Section 2.2), electrical costs under Article 13 and late charges assessed pursuant to this Lease are called "additional rent" or "Additional Rent". Fixed Rent and Additional Rent are collectively called "rent" or "Rent". The failure of Tenant to make any payment of Additional Rent in this Lease shall entitle Landlord to all rights and remedies provided hereunder for the non-payment of Fixed Rent.

                  (C) (1) All payments of Fixed Rent and the "Estimated Tenant's Monthly Electric Amount" (as defined in Section 13.1(D)), the "Estimated Tenant's Monthly Water Amount" (as defined in Section 24.1(B)(7) and the "Estimated Tenant's Monthly Gas Amount" (as defined in Section 24.1(B)(12) shall be made to Landlord on the first day of each month during the Term commencing on the Rent Commencement Date without notice or demand. All payments of recurring items of Additional Rent (for regular monthly Additional Charges and the parking fees for the "Parking Spaces" (as defined in Article 15)), shall be made to Landlord within twenty (20) days after delivery of a notice or demand therefor. Notwithstanding anything to the contrary contained in this Lease, payment of all non-recurring items of Additional Rent, shall be made to Landlord within thirty
(30) days after delivery of a notice or demand therefor.

                      (2) All Rent payments shall be made in lawful money of the United States of America, which shall be legal tender in payment of any debts and dues public and private, at the time of payment by good and sufficient check subject to collection and drawn on a New York City or New Jersey bank or trust company which is a member of the New York Clearinghouse Association.

                  (D) In the event any check issued by Tenant is dishonored for any reason, Tenant shall submit a replacement check within five (5) Business Days following notice from Landlord that the first check was dishonored. If Tenant fails to submit a replacement check within the period of time set forth above, such failure shall be deemed an Event of Default hereunder. Any notice from Landlord pursuant to this paragraph shall not count towards the number of rent notices Tenant shall be entitled to receive from Landlord in any twelve
(12) month period, as more fully provided in Section 16.1(A) hereof.

                  (E) No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided. Tenant's obligation to pay Fixed Rent, Additional Rent and any other charges accruing hereunder shall survive the Expiration Date, to the extent necessary to carry out the provisions of this Lease with respect to Tenant's obligations accrued prior to the Expiration Date.

                  (F) If at the commencement of, or at any time or times during the Term, the Fixed Rent, additional rent or any other charge reserved in this Lease shall not be fully collectible by reason of any "Legal Requirement" (as defined in Section 7.1), Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such Legal Requirement be legally permissible (and not in excess of the Rent reserved under this Lease). Upon the termination of such Legal Requirement, (1) the Fixed Rent, additional rent and all other charges shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, if such termination is prior to the Fixed Expiration Date, and
(2) Tenant shall pay to Landlord, if legally permissible, an amount equal to (a) the Fixed Rent, additional rent and any other charges which would have been paid pursuant to this Lease but for such Legal Requirement, less (b) the rents paid by Tenant to Landlord during the period or periods such Legal Requirement was in effect.

                  (G) Any payment of Fixed Rent or Additional Rent due from Tenant to Landlord not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of two and one-half (2 1/2) percentage points above the daily Prime Rate or Base Rate published by the Wall Street Journal from time to time, or the highest lawful rate of interest permitted by the laws of the State of New Jersey, whichever rate of interest is lower (the "Interest Rate"). Notwithstanding the interest charge, non-payment of any Fixed Rent, additional rent or other charges due hereunder shall constitute a default of this Lease.

         Section 2.2 (A) Tenant shall also pay to Landlord, during the Term, as additional rent, "Tax Payments" and "Operating Payments" (collectively, the "Additional Charges") as defined and provided in Section 2.3 and Section 2.4 hereof.

                  (B) For purposes of Section 2.3 and 2.4, the following terms shall have the meanings set forth below:

                           (1) (a) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Building and other improvements located upon the Land (the Building and Land are collectively referred to as the "Property") including without limitation, (i) any City, Town, County, Village, School or other local tax, all "Annual Service Charges" (as defined in Section 1.2(ii) of the Tax Agreement) payable under the provisions of the Financial Agreement dated May 22, 1998 by and between N.O.C. III Urban Renewal Limited Liability Company ("NOC III Urban Renewal") and the City of Jersey City, as the same may have been or may hereafter be amended, provided, however, that no such future amendment shall increase Tenant's Tax Payment hereunder during the existence of such Financial Agreement), entered into pursuant to the Long Term Tax Exemption Law, as amended and supplemented (N.J.S.A. 40A:20-1 et seq.), Executive Order S-039 relating to long term tax exemption and Ordinance 98-038, adopted April 22, 1998 (the "Tax Agreement"); it being agreed and understood that for the term of the Tax Agreement (as provided in Article III of the Tax Agreement), Taxes shall be based on the "Annual Service Charge" (as defined in Section 1.2(ii) Tax Agreement) rather than other Taxes calculated and determined in accordance with clause (i) of this subparagraph (a), and that the Annual Service Charges which shall constitute Taxes under the Tax Agreement during such period, is as set forth in Section 4.1 of the Tax Agreement and shall be increased during the term of the Tax Agreement as provided in the Tax Agreement; and (ii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Property; without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, however, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Landlord or the owner of the Property, or the occupancy, rents or income therefrom, whether in substitution for or in addition to any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Property (provided that during the term of the Tax Agreement, no such changes shall cause Tenant's Tax Payment to be in excess of that as would have been in effect solely under the Tax Agreement). With respect to any "Tax Year" (as defined below), all expenses, including, without limitation, reasonable attorneys' fees, court costs and disbursements and experts' and other witnesses' fees incurred in contesting the validity or amount of any Taxes or the "Assessed Valuation" (as defined below) or in obtaining a refund of Taxes, shall be considered as part of Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (A) any taxes on Landlord's income, (B) franchise taxes, (C) estate or inheritance taxes, (D) gift taxes, (E) transfer taxes, (F) excise taxes, (G) profit taxes, (H) capital levies, (I) late payment charges and penalties, unless caused by Tenant, and (J) special assessments levied against property other than real estate imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or impositions which now constitute Taxes computed as if Landlord's sole asset were the Property and subject to the above proviso.

                  (b) Notwithstanding anything above to the contrary, Taxes shall not include any real estate tax increases imposed solely because of a reassessment of the Assessed Valuation caused by a transfer of the fee interest in the Property, as evidenced by the tax assessor's worksheets or other similar documentation.

                  (c) Further, notwithstanding anything to the contrary contained herein, Landlord hereby agrees that, in the event that as the direct result of: (i) the failure of NOC III Urban Renewal or its successors or assigns to file annual auditor's reports, as required under the Tax Agreement; (ii) a prohibited transfer by NOC III Urban Renewal or its successors or assigns (as set forth in Article VIII of the Financial Agreement); (iii) the default by NOC III Urban Renewal or its successors or assigns in the making of any payment due under the Tax Agreement after any applicable notice and grace period for such payment; (iv) the filing of materially false and misleading information by NOC III Urban Renewal or Landlord in connection with its application and ancillary filings to obtain the Tax Agreement; or (v) any breach by NOC III Urban Renewal of its obligations to be observed or performed under the Tax Agreement, or (vi) any other act or event not caused by through or under Tenant, respectively, the Tax Agreement or the Annual Service Charge is either terminated or is not put into effect, then, from and after the first day of the month following the issuance of a Certificate of Occupancy for the Building and until the end of the period described in Article III of the Tax Agreement, Taxes shall be computed as if (x) the Building were exempt from taxation, and (y) the Annual Service Charge were in effect, computed in accordance with the Tax Agreement. During the term of the Tax Agreement, Tenant shall neither perform any act nor fail to perform any act which will invalidate the Tax Agreement in whole or part.

                  (d) Landlord and Tenant further agree as follows with respect to Taxes:

                           (i) Tenant shall not be responsible for any increase
                  in Taxes which results solely from the creation of additional rentable area on the Property or from improvements or alterations made by Landlord or other tenants, unless the

                  Tenant's Tax Share is appropriately and proportionally adjusted to reflect such additional rentable area or improvements or alterations;

                           (ii) Landlord, Landlord's sole cost and expense,
                  shall take commercially reasonable steps to contest an adjustment of the Annual Service Charge resulting from an audit by the City of Jersey City of the "Total Project Cost" (as defined in the Tax Agreement) provided that Landlord has, in fact, a good faith dispute with the City of New Jersey as to the determination reached by the City with respect to the credit, and the Tax assessment in later Tax Years (i.e., after the expiration of the term of the Tax Agreement), and in good faith to prosecute such contest to completion;

                           (iii) Landlord represents and agrees that the tax
                  parcel for the Land and the Building as to which Taxes are assessed for purposes of this Lease shall contain no building other than the Building; provided, however, that if Landlord constructs an additional building(s) on the Land, the provisions of subdivision (i) above shall apply with respect to approximately and proportionally adjusting Tenant's Tax Share; and

                           (iv) Landlord represents and warrants to Tenant that
                  all existing public improvements on and forming a part of the Property have been or will be paid for by Landlord, and Landlord has, to the best of its knowledge, no knowledge of any proposed public improvements which might result in a future levy or assessment, and has received no notice of the same; and in the event during the Term of this Lease, any public improvements or betterments are made which would impose a special assessment against the Property, and provided that if any statute or ordinance relating to assessment allows for installment payments, Landlord shall elect to pay the assessment in installments and Tenant shall only be responsible for its pro rata share of installment payments paid by Landlord during the Term of this Lease, together with any interest charged as a result of having elected to make such payments in installments.

                           (2) "Assessed Valuation" shall mean the amount for which the Property is assessed for the purposes of the imposition of Taxes, pursuant to applicable law, statute, ordinance or other legislation of any other legal authority.

                           (3) "Tax Year" shall mean the twelve (12) month period of January 1 through December 31 (or such other period as may hereafter be duly adopted by the City of Jersey City or such other legal authority as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

                           (4) "Base Taxes" shall mean the initial "Annual Service Charge" (as defined in Section 1.2(ii) of the Tax Agreement), which is currently estimated to be $1,100,000, and which may be subject to adjustment at such time as the Building has been completed and an audit regarding Building construction costs has been performed pursuant to the Tax Agreement. In the event the Base Taxes are adjusted as a result of such audit of the Building construction costs, then the parties agree that the "Base Tax Amount" (as defined in Section 2.2(B)(13) shall be adjusted as provided in Section 2.2(B)(13) below.

                           (5) "Tenant's Operating Share" shall mean forty-six and 25/100ths (46.25%) percent based on 548,827 rentable square feet contained in the Building (designated for office or non-retail use) and 253,812 rentable square feet contained in the ninth (9th) through fifteenth (15th) floor portion of the Premises.

                           (6) "Tenant's Tax Share" shall mean forty-six and 99/100ths (46.99%) percent based on 567,318 rentable square feet contained in the Building and 266,560 rentable square feet contained in the Premises.

                           (7) "Comparison Year" shall mean with respect to "Operating Costs" (as defined in (8)(a) below) or "Ground Floor Operating Costs" (as defined in (8)(e) below), any calendar year subsequent to the calendar year 2000 for any part or all of which there are Additional Charges pursuant to Section 2.3 and Section 2.4 below.

                           (8) (a) "Operating Costs" shall mean all costs and expenses (and taxes, if any, thereon, including without limitation, sales and value added taxes) incurred or payable by Landlord in connection with the operation, maintenance, repair, replacement and management of the Property (including the equipment located therein) whether structural or non-structural, and whether capital or non-capital in nature) including, without limitation, security costs and alarm services, all operating costs pertaining to the "Heating System" and the "A/C System" (as defined in Article 24), the Building-wide mechanical, electrical, sanitary, plumbing, sanitary, elevator, emergency generator, life safety, heating, air-conditioning, ventilating, utility or any other Building-wide service systems and all equipment thereof (collectively, the "Building Systems"), management fees in an amount (i) in the case of the first (1st) Comparison Year, not to exceed three (3%) per cent of the Management Fee set forth in the Landlord's pro forma operating budget for the Building as shown on
         Schedule 3 annexed hereto and made a part hereof (the "Pro Forma Budget"), and (ii) in the case of each successive Comparison Year actually incurred by Landlord but not to exceed three (3%) percent of the Management Fee for the prior Comparison Year, respectively, electricity furnished to all common areas of the Property, whether inside or outside, and required to operate the Heating System, (as measured by a meter or meters to be installed by Landlord) and all other Building Systems (excluding, however, electricity paid for by Tenant and other tenants in the Building as measured by Tenant's and such other tenants' check meters including the electricity for the A/C system in the Premises and other premises in the Building), water, water rates, frontage charges, sewer rents, insurance, fuel, labor, wages and salary, employee benefits and payroll taxes, maintenance and service contracts, window and other cleaning costs (subject, however, to the provisions of subsection 2.5(B) below), rubbish and refuse removal, supplies, the amount of any "Assessments" payable by Landlord with respect to the Property to Newport Property Owners Association, Inc. (or any successor thereto) pursuant to the "Declaration" (as such terms defined in clauses (11) and (12) below), costs of alterations and improvements made by reason of the requirements of "Insurance Bodies" (as defined in Section 7.1), and/or Legal Requirements and maintenance and repair of the outside grounds of the Property (including without limitation gardening and landscaping thereof).

                  (b) Notwithstanding the foregoing, Operating Costs shall not include the following:


                                             (i) wages, salaries, fees and
                                    fringe benefits paid to executive personnel or officers or partners of Landlord;

                                             (ii) Taxes;

                                             (iii) the costs of overtime or
                                    other expense of Landlord in curing its
                                    defaults or performing work expressly
                                    provided in this Lease to be borne at
                                    Landlord's expense;

                                            (iv) any expenses for which the
                                    Landlord is compensated through proceeds of insurance or is otherwise compensated by parties other than tenants of the Building;

                                             (v) the costs of any alterations
                                    made to premises in the Building leased to other tenants;

                                             (vi) the costs of any repair made
                                    by Landlord resulting
                                    from fire or other casualty or condemnation of all or part of the Building (except for the amount of commercially reasonable deductibles);

                                            (vii) the costs of correcting
                                    defects in the initial design or
                                    construction of the Building, except that conditions not occasioned by construction defects resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

                                            (viii) the costs or expenses in
                                    connection with the operation of any
                                    commercial space in, and garage operations on or serving the Building;

                                             (ix) expenses related to activities
                                    regarding the solicitation of, and execution of leases involving new tenants in the Building;

                                            (x) the costs for items and services
                                    for which Tenant or any other tenant of the Building reimburses or is required to reimburse Landlord (other than through pass-through of the direct expenses) in accordance with provisions similar to this Section and/or which Landlord provides selectively to one or more tenants (other than Tenant);

                                            (xi) franchise, gross receipt,
                                    excess profit and income taxes imposed upon Landlord's business;

                                            (xii) ground rent paid under
                                    "Superior Leases"(as defined in Section
                                    4.2);

                                            (xiii) the costs of any electric
                                    energy furnished to the Premises or any
                                    rentable area of the Building for purposes other than the operating of the "Heating Systems", the "Building Systems" and Building equipment and machinery, and the lighting of the common areas on the Property, all public toilets, stairways and Building machinery, fan or machinery/equipment rooms, which shall be measured by a meter or meters installed by Landlord, provided that as Section 24.2(C) requires that Tenant pay directly for the provision of certain after-hours heating to the Premises which includes electric cost of Landlord, electric cost for such after-hours heating shall not be included in Operating Costs;

                                            (xiv) interest on and amortization
                                    of debts including "Mortgages" (as defined in Section 4.2) and/or the depreciation of the Building);

                                            (xv) expenditures for capital
                                    improvements except, however, for capital expenditures, including reasonable interest charges incurred in connection therewith (y) required by any Legal Requirement not now in effect, to be amortized in accordance with generally accepted accounting principles consistently applied ("GAAP") as more fully set forth in Section 2.2(B)(8)(d), or (z) made for the purpose of saving or reducing Operating Costs or the Ground Floor Operating Costs (as, e.g., a labor-savings improvement or a replacement of a then-existing improvement which Landlord reasonably determines would be more economically or commercially prudent than a repair of such then-existing improvement), to be amortized in accordance with GAAP, as more fully set forth in subsection 2.2(B)(8)(d) below provided, however, that the amounts allowable under this clause (z) of subsection (xv) shall not exceed the Operating Costs which would have been charged by Landlord had such capital expenditures not been made (collectively, the "Permitted Depreciated/Amortized
                                    Costs");

                                            (xvi) except for Permitted
                                    Depreciated/Amortized Costs, costs incurred by Landlord for Building additions made subsequent to the completion of the "Landlord's Work" (as defined in Section 36.1) which are considered capital improvements and replacements in accordance with GAAP;

                                            (xvii) except for Permitted
                                    Depreciated/Amortized Costs, costs of a
                                    capital nature, including, without
                                    limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with GAAP;

                                            (xviii) the costs to remove, abate
                                    or treat any hazardous materials, including asbestos, unless such costs are incurred as a result of the activities, actions, negligence, conduct or use of the Premises or the use by Tenant of premises by Tenant or subtenants of Tenant and any User;

                                            (xix) fees or expenditures paid by
                                    Landlord to any affiliate, or related entity of Landlord to the extent such payment is not reasonable or exceeds the amount which would have been paid in the absence of such relationship;

                                            (xx) any expenses incurred in
                                    connection with the performance of any
                                    services, amenities or work or the
                                    furnishing of any facilities to any tenant in the Building which are above the level of services, amenities, work or facilities provided to Tenant or for which Tenant is charged directly, including any overtime costs, decorating, redecorating or special cleaning services;

                                            (xxi) any increase in Landlord's
                                    insurance premiums for the Property to the extent such increase is caused by or results from the use, occupancy, actions, negligence or misconduct of another tenant in the Building (excluding, however, any increase in Landlord's insurance premiums resulting from Tenant and its use, occupancy, actions, negligence or misconduct, which shall be reimbursed to Landlord as provided in this Lease);

                                            (xxii) the costs for lease buyouts,
                                    take over or take-back agreements or other like Lease arrangements;

                                            (xxiii) the costs of work or work
                                    allowances in lieu thereof, for tenant
                                    installations for tenants of the Building;

                                            (xxiv) the costs incurred for any
                                    employee of Landlord who does not devote substantially all of his or her time to the Building and/or Building management unless prorated to reflect the relative time spent on the Building; and

                                            (xxv) any liabilities, damages,
                                    awards and judgments for injury or death to persons or damage to property arising from the ownership or operation of the Property, unless caused by or resulting from the negligence or willful misconduct of Tenant, its subtenants, licensees, employees, agents and contractors; and

                                            (xxvi) rental and other expenses
                                    incurred in leasing property and equipment which if purchased would be considered a capital improvement or replacement unless included in Operating Costs pursuant to, and subject to the limitations of, the above provisions and except for or unless a Permitted Depreciated/Amortized Costs.

                  (c) If, during all or part of any Comparison Year, Landlord shall not furnish any particular item(s) of work or any service which would constitute an Operating Cost or Ground Floor Operating Cost to any leasable premises in the Building because: (i) such premises is/are not occupied or leased; or (ii) such item of work or service is not required or desired by the tenant(s) occupying such premises because
         (A) such tenant(s) is itself obtaining and providing such item or work or service, or (B) for any other reason, then Operating Costs or Ground Floor Operating Cost for such period shall be deemed to include an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had furnished such item of work or services to such portion(s) of the Building or to such tenant(s).

                  (d) Landlord shall amortize or depreciate the cost of capital improvement items included in Operating Costs or Ground Floor Operating Costs over the reasonable life of such improvements (as determined by Landlord in accordance with GAAP, with interest at the rate of three (3%) over the "base" lending rate announced by Chase Manhattan Bank from time to time.

                  (e) Tenant acknowledges and agrees that some of the Operating Costs benefit the Ground Floor Premises and Landlord and Tenant wish to hereafter make provisions therefor. In this regard the following terms shall have the following meanings:

                           (i) "Ground Floor Operating Costs" shall mean only
                  those Operating Costs included in the categories of Operating Costs set forth in the Landlord's pro forma retail space budget as shown on Schedule 3-A annexed hereto and made a part hereof (the "Pro Forma Retail Space Budget"), limited as to any category of Operating Costs with respect to which a percentage is shown on Schedule 3-A, to the percentage of Operating Costs so shown for that category; and

                           (ii) "Tenant's Ground Floor Operating Share" shall
                  mean two and 25/100ths (2.25%) percent based on 567,318 rentable square feet contained in the Building and 12,748 rentable square feet contained in the Ground Floor Premises.

                           (9) "Operating Statement" shall mean an instrument or instruments setting forth a final comparison of actual Operating Costs and Ground Floor Operating Costs and the "Operating Payment" (as defined in Section 2.4(A) below) due and owing with respect to Operating Costs and Ground Floor Operating Costs for the preceding Comparison Year, which shall be in reasonable detail and shall show the categories of Operating Costs and Ground Floor Operating Costs then typically itemized by owners of comparable buildings in the "Comparable Market" (as such term is hereinafter defined) and substantially similar to the Operating Costs and Ground Floor Operating Costs categories, respectively, in Landlord's Pro Forma Budget as shown on Schedule 3 and Landlord's Pro Forma Retail Space Budget as shown on Schedule 3-A, in each case annexed hereto and made a part hereof. The Operating Statement shall be certified by the Chief Financial Officer of Landlord or by an independent accounting firm if an Operating Statement so certified by an accounting firm is to be provided to any other tenant in the Building under such tenant's lease with Landlord, in each case stating that such Operating Statement was prepared in accordance with this Section.

                           (10) "Tax Statement" shall mean a statement setting forth a comparison of the Taxes for the Tax Year with the Base Tax Amount, and the "Tax Payment" (as defined in Section 2.3 (A) below) due and owing, together with a copy of the tax bill for the Tax Year in question and such other information as is or may be reasonably be necessary, in Landlord's reasonable judgment, to determine the accuracy of the calculation.

                           (11) "Declaration" shall mean that certain
         Declaration of Covenants, Restrictions, Easements, Charges and Liens of the Newport Property Owners Association, Inc. ("POA") dated as of July 28, 1992, but deemed effective as of September 1, 1987, recorded in the Hudson County Register of Deeds in Book 4575, Page 243, as amended by First Amendment to Declaration of Covenants, Restrictions, Easements, Charges and Liens dated as of July 1, 1993, recorded in the Hudson County Register of Deeds in Book 4622, Page 096.

                           (12) "Assessments" shall mean those common area maintenance charges for the NEWPORT development assessment against the Property by the POA pursuant to the Declaration.

                           (13) "Base Tax Amount" shall mean and be equal to $1,100,000; provided, however, that if the initial Annual Service Charge under the Tax Agreement, as audited, is finally established to be greater than $1,210,000, then the Base Tax Amount shall be the initial Annual Service Charge, as audited, and in such event, for each year during the Term of this Lease, Tenant shall pay an additional amount equal to $110,000 multiplied by Tenant's Tax Share, and the term "Tax Payment" shall include such additional amount.

                           (14) "Base Operating Costs Amount" shall mean and be equal to $2,875,853.

                           (15) "Base Ground Floor Operating Costs Amount" shall mean and be equal to $46,657.68.

         Section 2.3 (A) If Taxes for any Tax Year (any part or all of which falls within the Term) shall increase above the Base Tax Amount, Tenant shall pay as Additional Rent an amount equal to Tenant's Tax Share of such increase (the "Tax Payment"), which amount shall be payable as hereinafter provided.

                  (B) At any time during or after the Term, Landlord may render to Tenant a Tax Statement showing (1) a comparison of the Taxes for the Tax Year with the Base Taxes, and (2) the amount of the Tax Payment resulting from such comparison. On the first day of the month following the furnishing to Tenant of a Tax Statement, but no sooner than thirty (30) days thereafter, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Tax Year. If Landlord furnishes a Tax Statement for a Tax Year subsequent to the commencement thereof, until the first day of the month following the month in which the Tax Statement is furnished to Tenant: (x) Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the next previous Tax Year; (y) promptly after the Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment to be paid for the current Tax Year in accordance with the Tax Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof, as Additional Rent, in accordance with Section 2.1(C), or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Tax Payment payable under this Lease; and
(z) on the first day of the month following the month on which the Tax Statement is furnished to Tenant, but no sooner than thirty (30) days thereafter, and monthly thereafter throughout the remainder of the current Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement. Tax Payments shall be collectible by Landlord in the same manner as

Fixed Rent. Subject to the provisions of Section 2.5(C), Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make a Tax Payment for such Tax Year. If the amount of any overpayment cannot be recouped by credit under clause (b) of this subsection (B) within thirty (30) days from the date the overpayment has been determined then interest at the Interest Rate shall accrue on the unpaid balance of the overpayment from the thirty-first (31st) day or, at Tenant's option, Landlord shall refund such amount plus such interest to Tenant within thirty (30) days after notice..

                  (C) (1) If Landlord shall receive a refund of Taxes applicable to any Tax Year for which a Tax Payment shall have been made by Tenant, Landlord, at its option, shall either repay to Tenant or credit against subsequent payments of Additional Charges hereunder, Tenant's Tax Share of such refund, together with Tenant's Tax Share of any interest thereon received by Landlord from the taxing authority, after deducting from the refund the costs and expenses of obtaining the same (to the extent such costs and expenses were not theretofore included in Taxes for such Tax Year); but if the refund is received after the expiration or earlier termination of this Lease, Landlord shall repay such sum to Tenant within thirty (30) days after receipt by Landlord ; provided, however, that such refund to Tenant shall in no event exceed Tenant's Tax Payment paid for the particular Tax Year in question.

                           (2) The expiration or termination of this Lease during any Tax Year shall not affect Landlord's obligation to so repay or credit Tenant's Tax Share of any refund with respect to such Tax Year, and such obligation shall survive any such expiration or termination of this Lease. If the amount of any refund is not paid to Tenant or recouped by a credit against subsequent payments of Additional Rent within thirty (30) days from the date the refund was received by Landlord, then interest at the Interest Rate shall accrue on the unpaid balance of the overpayment from the thirty-first (31st) day.

                  (D) (1) Tenant shall pay, prior to delinquency, any and all taxes levied against any of Tenant's Property placed by Tenant in or about the Premises. If any such taxes on Tenant's Property are levied against Landlord or the Property, or if the assessed valuation of the Property is increased by the inclusion therein of a value attributable to Tenant's Property, Landlord shall have the right, but not the obligation, to pay such taxes. The amount of any such payment by Landlord shall constitute Additional Rent payable by Tenant upon demand but no sooner than thirty (30) days thereafter.

                           (2) Landlord shall pay, prior to any delinquency and subject, however, to Landlord's right to contest the same, all Taxes levied against the Property. Tenant hereby acknowledges and agrees that Landlord may contest and appeal all Taxes provided such contest is done with all reasonable promptness, and provided further that such contest or such appeal shall not constitute a default under any Superior Lease or Mortgage under which Landlord may be obligated, or to cause the Property, the Building and/or the Premises, or any part thereof, to be in danger of being subject to a tax sale or of being foreclosed upon.

                  (E) If any alterations to or improvements in the Premises by or on behalf of Landlord or Tenant, irrespective of ownership thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building standard" in other spaces in the Building are assessed, as evidenced by the tax assessor's worksheets or other similar documentation, then the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed to be taxes levied against Tenant's Property and shall be governed by the provisions of clause (D) (1) above. Similarly, Tenant shall not be required to pay its share of any Taxes which are increased because of alterations or improvements made to any other tenant's premises in the Building which are assessed for real property tax purposes at a valuation higher than the valuation at which Building- standard improvements are assessed, as so evidenced by the tax assessor's worksheets or other similar documentation.

                  (F) Provided that the taxing authority in question provides Landlord with a receipted tax bill evidencing Landlord's payment of Taxes for a particular Tax Year, Landlord shall, after receipt from Tenant of a written request therefore, supply Tenant with a copy of such receipted tax bill requested by Tenant in such written notice, for the particular Tax Year in question, within thirty (30) days after Landlord receives such receipted tax bill, if provided, from such taxing authority. Notwithstanding the foregoing, if Tenant fails to request from Landlord a copy of a receipted tax bill for a particular Tax Year within one (1) year after the expiration of such Tax Year, Tenant shall be deemed to have waived and shall be deemed precluded from asking or requesting Landlord to supply such receipted tax bill, if available, and Landlord shall have no obligation thereafter to supply Tenant with a copy of such receipted tax bill for such Tax Year.

         Section 2.4 (A) If (1) the Operating Costs for any Comparison Year (any part or all of which falls within the Term) shall increase above the Base Operating Costs Amount, then Tenant shall pay as additional rent for such Comparison Year an amount equal to Tenant's Operating Share of such increase, or
(2) if the Ground Floor Operating Costs for any Comparison Year (any part or all of which falls within the Term) shall increase above the Base Ground Floor Operating Costs Amount, then Tenant shall pay as additional rent for such Comparison Year an amount equal to Tenant's Ground Floor Operating Share of such increase (such aggregate amount is called the "Operating Payment"), which amount shall be payable as hereinafter provided.

                  (B) (1) By no later than May 1st of each Comparison Year, Landlord shall render to Tenant a written statement ("Landlord's Estimate") setting forth Landlord's reasonable estimate of the Operating Payment for such Comparison Year, which shall be based on the comparison of the estimated increase in the Operating Costs for such Comparison Year with the Base Operating Costs Amount and in the Ground Floor Operating Costs for such Comparison Year with the Base Ground Floor Operating Costs Amount, respectively, but such estimated amounts shall not exceed the Operating Costs or Ground Floor Operating Costs, respectively, for the immediately preceding Comparison Year (or in the case of the first Comparison Year, the amount of the Base Operating Costs Amount or the Base Ground Floor Operating Costs Amount, respectively) multiplied by one hundred ten percent (110%).

                      (2) If Landlord furnishes a Landlord's Estimate for any Comparison Year subsequent to the commencement thereof, Tenant shall within thirty (30) days thereafter pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown thereon to be due for such Comparison Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Comparison Year (less any amounts already paid by Tenant on account of the Operating Payment since the beginning of such Comparison
         Year). Until the first day of the month following the month in which the Landlord's Estimate is so furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the immediately preceding Comparison Year. On the first day of the month following the month on which the Landlord's Estimate is furnished to Tenant, and monthly thereafter throughout the remainder of the current Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on the Landlord's Estimate.

                      (3) After the end of each Comparison Year, but no later than the following May 1, Landlord shall furnish to Tenant an Operating Statement for such Comparison Year. If the Operating Statement shall show that the sums paid by Tenant based upon Landlord's Estimate for such Comparison Year exceed Tenant's Operating Payment required to be paid by Tenant for such Comparison Year, Landlord shall pay to Tenant the amount of such excess (together with interest at the Interest Rate on any excess payments made by Tenant, based on the prior year's estimates, for any period after May 1 of such year if the Operating Statement is delivered after May 1 of such year) within thirty (30) days after the Operating Statement has been furnished, and in the event such refund has not been made within such thirty (30) day period, the refund shall thereafter accrue interest at the Interest Rate, and at Tenant's option, Tenant may credit such sums against the next monthly installments of Operating Payments payable under this Lease by providing written notice to Landlord of such election. If the Operating Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency as a non-recurring item of Additional Rent in accordance with Section 2.1(C). Operating Payments, whether based on a Landlord's Estimate or an Operating Statement, shall be collectible by Landlord in the same manner as Fixed Rent. Subject to the provisions of Section 2.5 (c), Landlord's failure to render an Operating Statement shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to make an Operating Payment for such Comparison Year.

         Section 2.5 (A) Each Tax Statement and Operating Statement shall be conclusive and binding upon Tenant unless within one hundred twenty (120) days after the receipt of such Tax Statement or Operating Statement, as the case may be, Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the Tax Statement or Operating Statement, as the case may be, is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration, as provided in Article 34 hereof, within one hundred fifty (150) days after receipt of said Tax Statement or Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the Additional Charges, as additional rent, in accordance with Section 2.3 and
Section 2.4 above. If the dispute shall be determined in Tenant's favor, Landlord shall, within thirty (30) days, pay to Tenant the amount of Tenant's overpayment of Additional Charges resulting from compliance with the Tax Statement or Operating Statement, as the case may be together with interest thereon at the Interest Rate accruing from the last day of the Tax Year or Comparison Year, as the case may be, which is the subject of such dispute and, at Tenant's option, it may credit such sums against the next monthly installments of Operating Payments payable under this Lease by providing written notice to Landlord of such election. Upon twenty (20) days prior written notice from Tenant (which notice shall be given within the aforesaid one hundred twenty
(120) day period), Landlord agrees to permit Tenant's employees or outside consultants, accountants or other advisors selected by Tenant reasonable access (for a period not to exceed thirty (30) days following the initial appointment date) to review Landlord's books and records applicable to the Building for the purpose of verifying Tenant's Operating Payment and Operating Costs and Ground Floor Operating Costs in respect of the Comparison Year in question. Any such review shall be conducted at any office of Landlord or its managing agent located in the tri-state area or, if no such office exists or if Landlord otherwise elects, at the Building. Tenant, on behalf of itself and such permittees, agrees to keep any and all information obtained thereby strictly confidential (except to the extent relevant to any arbitration proceeding as aforesaid). If such arbitration or audit shall require Landlord to refund more than ten (10%) percent of the original Additional Charge, Landlord shall reimburse Tenant in addition thereto (or Tenant may have a credit) for the reasonable cost of the arbitration or audit in the same manner and time as applies to the refund itself.

                  (B) In the event that Tenant, after its review of an Operating Statement for a particular Comparison Year as provided above in Section 2.5(A), determines that any increase of the costs incurred by Landlord for window and other Building cleaning services during such Comparison Year, exceeds the amount of such window and other Building cleaning costs for the immediately prior Comparison Year by more than the "Index" (as such term is defined in Article 4) for the relevant Comparison Year, or if Tenant, during a particular Comparison Year, has advised Landlord, in writing, of Tenant's complaints or dissatisfaction with the quality of the cleaning services being rendered by the existing cleaning contractor, which written complaints shall indicate, with reasonable specificity, the alleged nature of the cleaning deficiencies or poor quality, respectively, as the case may be, and such cleaning quality has not improved notwithstanding Landlord's discussions of the alleged cleaning problems with the existing cleaning contractor, Tenant shall have the right to request in writing that Landlord, upon the expiration of the then existing cleaning contract for the Building for such cleaning services rebid the Building's cleaning contract and include as part of any bid package for such cleaning services the name of a cleaning contractor reasonably acceptable to Tenant to perform such cleaning services, provided, however, that Tenant's requested cleaning contractor provides the same quality and quantity of cleaning services as those then being performed as provided by the existing Building cleaning contractor. Landlord agrees in such event, to select in good faith and its commercially reasonable judgment, as the next cleaning contractor for the Building the lowest eligible bidder and terminate the existing contract as soon as possible, and for that purpose not to enter into a cleaning contract, for a term in excess of one (1) year, and provided, however, in no event shall Landlord be obligated to comply with the foregoing more than once during any Comparison Year.


                  (C) The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights and obligations of the parties hereto respecting any payments of Operating Payments due for such Operating Year and any payments of Tax Payments for such Tax Year (or as to any refunds required of Landlord), provided, however, that Landlord renders to Tenant a Tax Statement or Operating Statement, as the case may be, within one
(1) year following the end of such Operating Year or Tax Year, as applicable. Further, notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Operating Share of any Operating Expenses or of Tenant's Ground Floor Operating Share of any Ground Floor Operating Expenses attributable to any Comparison Year and/or Tenant's Tax Share of any Taxes attributable to any Tax Year, respectively, which are first billed to Tenant more than one (1) calendar year after the earlier of the expiration of the applicable Comparison Year or Tax Year, respectively or the Lease termination or Expiration Date. Any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination (subject to the one (1) year limitation aforesaid). In determining the amount of the Operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments due under such Operating Statement or Tax Statement shall be payable within twenty (20) days after such Operating Statement or Tax Statement, as the case may be, is sent to Tenant.

         Section 2.6 (A) Notwithstanding anything to the contrary contained in this Article 2, Landlord hereby agrees to make an equitable adjustment to Tenant's Operating Share in the event that Landlord elects to add, as office space in the Building, space on the ground floor of the Building currently designated as a retail space, in order to reflect the increase in the total amount of office space in the Building used to calculate the Tenant's Operating Share.

                           (B) Landlord represents that the rentable area for
the Building has been and will be determined in accordance with the methodology established by the Real Estate Board of New York ("REBNY") and that such methodology has been used to determine the rentable (and usable) area for the Premises. In the event that Tenant leases other space in the Building from Landlord as provided in Article 39 hereof, or the rentable square feet in the Premises is reduced pursuant to any of the provisions of this Lease, Tenant's Operating Share and Tenant's Tax Share shall be adjusted in accordance with the rentable square feet so affected. In the event that the square footage of the Building is increased, the rentable area and usable area of the new space shall be established in accordance with REBNY methodology, with a loss factor within a range of twelve (12%) percent to sixteen (16%) percent.

                           (C) Landlord has advised Tenant that the rentable
square feet of each floor in the Building are as set forth on Schedule 7 annexed hereto. The measurement of the rentable area of the Building or of the floors which constitute or may constitute part of the Premises will not be subject to change except by reason of (1) a condemnation, acquisition in lieu thereof or other taking of the Building or any portion thereof, or (2) an alteration or improvement to the Building which increases or decreases the rentable area of the Building or of floors which constitute or may constitute part of the Premises (unless any alteration shall be constructed as a condominium unit operating separately from the existing Building).

         Section 2.7 In the event Tenant timely and validly exercises a Renewal Option for the Renewal Term, as provided in Article 1 of this Lease, the parties hereto agree that the Fixed Rent for the Premises (it being agreed and understood that reference in this Section 2.7 to the term "Premises" shall mean the Premises as to which Tenant has renewed the Lease for the applicable Renewal
Term), for the Renewal Term in question shall be as follows:

                  (A) The Fixed Rent for the Premises for a Renewal Term (the "Rental Value") shall be an amount equal to: (x) if Tenant is then Tenant named herein or a Permitted Tenant, the annual fair market rental value of the Premises (the "Fair Market Rent") as of the Renewal Term Commencement Date for the Renewal Term in question; and (y) if Tenant is then an assignee or other successor-in-interest other than a Permitted Tenant, the greater of (i) one hundred (100%) of the Fair Market Rent on the Renewal Term Commencement Date for the Renewal Term in question, or (ii) the Fixed Rent and Additional Charges payable by Tenant during the last full twelve (12) months of (i) the initial Term, in the case of the First Renewal Term, and (ii) the First Renewal Term, in the case of the Second Renewal Term, respectively. The Fair Market Rent shall be determined on the basis of the highest and best use of the Premises as offices assuming the Premises are free and clear of all leases and tenancies (including this Lease), that the Premises were available in the then rental market for comparable first class office buildings of similar quality, size, age, character and location of the Building (the "Comparable Market"), that Landlord has had a reasonable time to locate a tenant who rents with the knowledge that the Premises can be used as offices, that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account:

                           (1) that the Base Tax Amount, for purposes of calculating increases in Taxes, and the Base Operating Costs Amount and the Base Ground Floor Operating Costs Amount, for purposes of calculating increases in Operating Costs and Ground Floor Operating Costs, respectively (a) for the First Renewal Term, shall change to and be the amounts of the Taxes, Operating Costs, and Ground Floor Operating Costs, respectively, for the calendar year in which the Renewal Term Commencement Date shall occur, and (b) for the Second Renewal Term, shall change to and be the amounts of Taxes, Operating Costs and Ground Floor Operating Costs, respectively, for the calendar year in which the Second Renewal Term Commencement Date shall occur, respectively, as the case may be;

                           (2) that if the Tax Agreement is then in effect, the fact that Tenant may realize a cost savings with respect to its obligation to pay a share of Taxes or, if the Tax Agreement is scheduled to expire during the applicable Renewal Term, that Tenant may not realize a cost savings with respect to its obligation to pay a share of Taxes levied after such scheduled expiration of the Tax Agreement;

                           (3) that as of a particular Renewal Term Commencement Date, Tenant shall not be required to pay, in addition to the Additional Charges presently provided for under this Lease, Tenant's Tax Share and Tenant's Operating Share of Additional Charges or other escalation payments which Landlord is then charging tenants under other leases or offers for leases in the Building or in other buildings then owned by Landlord or its affiliates or under common management with the management company then managing the Building, respectively, or of such other escalation payments which other landlords are then charging tenants under leases or offers for leases in other office buildings located in the Comparable Market;

                           (4) that the then existing improvements located at the Premises shall be considered as the equivalent of the standard new Building installation in the Comparable Market, subject to reasonable wear and tear which shall have occurred from the date(s) of completion thereof (which need not be ascertained) to the approximate date of the arbitration as such wear and tear shall be revealed by an inspection made by the arbitrator, or, if Landlord and Tenant then agree, by pictures, testimony or other evidence as stipulated and agreed to by Landlord and Tenant for submission to the arbitrator; and that consideration or value shall be given for any brokerage commissions or finder fees paid by Landlord, but that no consideration or value shall be given for improvements over and above what would constitute a standard new Building installation typically given to new tenants in the Comparable Market; and provided, further, that if it is then customary for owners of comparable buildings in Comparable Market with respect to leases for a term the length of the Renewal Term (i.e. five (5) years), that Landlord shall not be deemed to have (a) incurred and/or paid any fees, costs or expenses for marketing costs, (b) granted to Tenant (i) any rental concessions, (ii) other abatements, (iii) improvement allowances, or
         (iv) any other allowances, any or all of which are typically given to new tenants in the Comparable Market, taking into account Landlord's obligation to perform the work in the Premises at the commencement of the First Renewal Term, more particularly described in Section 1.3((E) above, and (c) incurred any rental loss due to marketing or construction down-time with respect to the leasing of the Premises; and

                           (5) the credit worthiness of Tenant, the then current rentals or occupancy fees which Landlord or other owners of comparable buildings in the Comparable Market shall then be receiving for the renting of or granting of use or occupancy rights for comparable office space in the Building or in such other comparable buildings, as the case may be, for the purposes described in this Lease, and the manner in which technological, engineering and/or other scientific advances over time shall affect the utilization of such space in the Building and such comparable buildings in the Comparable Market, and the fact that Tenant shall incur no fees or expenses for (a) moving, (b) relocation, and/or (c) business interruption.

Tenant's obligation to pay Additional Charges, as Additional Rent, on account of increases in the amounts of the Taxes, Operating Costs and Ground Floor Operating Costs, as the case may be, as set forth in Sections 2.3 and 2.4, shall continue during the Renewal Terms, subject to adjusted base amounts as more fully set forth in Section 2.7(A)(1).

                  (B) For purposes of determining the Fair Market Rent, the following procedure shall apply:

                           (1) Landlord shall give Tenant written notice (the "Rent Notice") at least three hundred and sixty five (365) days prior to (a) the Fixed Expiration Date in the case of the First Renewal Term, and (b) the First Renewal Term Expiration Date in the case of the Second Renewal Term, as the case may be, setting forth Landlord's determination of the Fair Market Rent for the First Renewal Term and the Second Renewal Term, as the case may be. If Landlord shall fail or refuse to give the Rent Notice as aforesaid, Landlord's determination of the Fair Market Rent shall be deemed to be the Fixed Rent and Additional Charges payable by Tenant on (x) the Fixed Expiration Date in the case of the First Renewal Term, and (y) the First Renewal Term Expiration Date in the case of the Second Renewal Term, as the case may be. The amount of the Fair Market Rent set forth in the Rent Notice, or the deemed amount in the case where Landlord has failed to deliver a Rent Notice, shall be called "Landlord's Determination."

                           (2) Tenant shall give Landlord written notice (the "Tenant's Notice") (a) within twenty (20) days after Tenant's receipt of the Rent Notice, or (b) if Landlord has failed to deliver a Rent Notice as aforesaid then at least three hundred and forty (340) days prior to (i) the Fixed Expiration Date in the case of the First Renewal Term, and (ii) the First Renewal Term Expiration Date in the case of the Second Renewal Term, as the case may be, that Tenant accepts or disputes Landlord's Determination. If Tenant, in Tenant's Notice, accepts Landlord's Determination, Tenant shall be deemed to have accepted Landlord's Determination for the Renewal Term in question. If Tenant fails or refuses to give Tenant's Notice, as aforesaid, Tenant shall be deemed to have rejected or shall be deemed to dispute Landlord's Determination. If Tenant, in Tenant's Notice, disputes or if Tenant is deemed to have disputed Landlord's Determination, as aforesaid, Tenant shall deliver to Landlord, together with Tenant's Notice, Tenant's determination of the Fair Market Rent (the "Tenant's Determination").

                           (3) Landlord shall give Tenant written notice (the "Landlord's Notice"), within ten (10) days after Landlord's receipt of Tenant's Determination, that Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Notice accepts Tenant's Determination, Landlord shall be deemed to have accepted Tenant's Determination. If Landlord fails or refuses to give a Landlord's Notice, as aforesaid, Landlord shall be deemed to have rejected or shall be deemed to dispute Tenant's Determination. If Landlord disputes or is deemed to have disputed Tenant's Determination, Tenant shall appoint an independent real estate appraiser (the "Tenant's Appraiser") to prepare a determination of the Fair Market Rent ( the "Tenant's Determination") and Landlord shall appoint an independent real estate appraiser (the "Landlord's Appraiser") to prepare a determination of the Fair Market Rent (the "Landlord's Determination"). Landlord will deliver to Tenant a copy of Landlord's Determination, together with Landlord's Notice, or if Landlord fails to provide a Landlord's Notice, within fifteen (15) days after the Landlord's Appraisal has been prepared and delivered to Landlord, and Tenant will deliver to Landlord to copy of Tenant's Determination within ten (10) days after receipt of Landlord's Notice, or if Landlord fails to give a Landlord's Notice after receipt of Landlord's Determination respectively, as the case may be. Landlord and Tenant shall promptly meet in order to resolve the dispute and arrive at a mutually acceptable determination of the Fair Market Rent for the Renewal Term, in question.

                           (4) If Landlord and Tenant are unable to agree upon the determination of the Fair Market Rent within thirty (30) days from the earlier to occur of (a) the date on which the Rent Notice shall be provided to Tenant by Landlord, or (b) if Landlord fails to provide a Rent Notice, the date on which Tenant provides the Tenant's Notice to Landlord, as aforesaid, the determination of the Fair Market Rent for the Renewal Term in question, and the amount of the Fixed Rent for such Renewal Term, shall promptly be referred to arbitration in accordance with the provisions of Section 2.7(B)(5) below.

                           (5) (a) Any dispute with respect to the Fair Market Rent of the Premises for the First Renewal Term, as of the Fixed Expiration Date, and the Second Renewal Term, as of the First Renewal Term Expiration Date, respectively, submitted to arbitration pursuant to this Section 2.7(B)(5), shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. Such arbitrator shall be impartial and shall have not less than ten (10) years' experience in the Northern New Jersey-New York metropolitan area in a calling related to the leasing of commercial office space in office buildings located in the Comparable Market, and his or her fee shall be borne equally by Landlord and Tenant..

                               (b) Within fifteen (15) days following the appointment of such arbitrator, each party shall submit a report to the arbitrator setting forth its determination of the Fair Market Rent for the Premises for the particular Renewal Term in question, which report may include or consist of the Landlord's Determination (at Landlord's election) and/or the Tenant's Determination (at Tenant's election), respectively, as the case may be, together with such other information on comparable rentals or such other evidence as such party shall deem relevant. Each party authorizes the arbitrator to promptly release to the other party all such reports and other information as such party has submitted to the arbitrator after the expiration of such fifteen
         (15) day period for submissions of reports. If either party fails to so deliver its report within such time period, the arbitrator shall promptly notify both parties, by certified or registered mail, return receipt requested, and by hand or by courier guaranteeing overnight delivery, and if the party who shall have so failed to deliver its report shall not deliver the same within two (2) days after delivery to it of such notice, TIME THEN BEING OF THE ESSENCE with respect to such delivery, such party shall be deemed to have irrevocably waived its right to deliver a report and the arbitrator, without holding a hearing, shall accept the report of the submitting party as the Fair Market Rent.

                                    (c) The arbitrator shall, within fifteen
         (15) days following such
         hearing and submission of evidence, render his/her decision by selecting the determination of the Fair Market Rent of the Premises for the particular Renewal Term in question submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Fair Market Rent of the Premises for the particular Renewal Term in question. It is expressly understood that the decision of such arbitrator as to the Fair Market Rent shall be final and binding upon the parties hereto and non-appealable.

                           (d) It is expressly understood that any determination of the Fair Market Rent shall be based on the assumptions and criteria stated in this Section 2.7 and the arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

                  (C) After a determination has been made of the Rental Value for the Renewal Term, the parties shall execute and deliver to each other an agreement setting forth the Rental Value as hereinabove determined.

                  (D) If the final determination of the Rental Value shall not be made on or before the Renewal Term Commencement Date for the particular Renewal Term in question, in accordance with the provisions of this Section 2.7, then pending such final determination Tenant shall continue to pay, as the Fixed Rent for the Renewal Term the amount of the Rental Value set forth in the Landlord's Determination or the deemed amount where Landlord has not delivered a Rent Notice. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Rent for such portion of the Renewal Term in question were (x) less than the Rental Value payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within five (5) days after demand therefor, or (y) greater than the Rental Value payable for the Renewal Term, Landlord shall refund to Tenant the amount of such excess within twenty (20) days after demand therefor.

                  (E) At the request of either party made after the determination of the Rental Value for a Renewal Term, the parties shall enter into a supplementary agreement expressly confirming the extension of this Lease for the Renewal Term, redefining the term "Premises", if appropriate, to be the Premises as to which Tenant has renewed this Lease and establishing the amount of Fixed Rent payable during the Renewal Term as the Rental Value for such Renewal Term, provided, however, such extension and the terms thereof shall be effective notwithstanding the failure of either or both parties to request to execute and deliver such supplemental agreement.

                                    ARTICLE 3

                    OCCUPANCY; PERMITTED USE; RESTRICTED USES

         Section 3.1 (A) Tenant shall use and occupy the Premises for the "Permitted Use" (as hereinafter defined) and for no other purpose. Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy (whether temporary or permanent) issued for the Premises and/or the Building, as initially issued or thereafter amended or modified (the "Certificates of Occupancy") except as provided in Section 3.3(B). In the event that any Legal Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of the Certificate of Occupancy then in effect, Tenant, upon five (5) days' written notice from Landlord or any Legal Authority, shall immediately discontinue such use of the Premises subject to the provisions of Section 7.2.

                  (B) For purposes of this Lease, the term "Permitted Use" shall mean and include, but shall not be limited to, the right of Tenant to use all or portions of Premises for: (1) general or executive offices, and/or retail brokerage services, the conduct of an insurance, investment or securities business, or for other financial services or any combination of the foregoing, and for similar or allied businesses as an adjunct thereto, and for unrelated businesses as an incident thereto; (2) computer, electronic data processing equipment and business machines, including computer networks and printing and duplicating equipment [subject, however, to compliance, with Legal Requirements, including "Environmental Laws" (as hereinafter defined in Article 7)], all used for purposes incidental in the business of the Tenant or its subtenants or Users; (3) training facilities which are incidental to Tenant's or its subtenant's respective business, such as training of Tenant's or its subtenant's or User's respective personnel; (4) cafeteria or other dining and cooking facilities or vending machines (collectively, "Dining Facilities") for the purpose of preparing and serving food and beverages for the respective officers, directors, employees and guests of Tenant and its Related Entities and their respective subtenants or Users, and for the sale of snack foods, beverages, confections, newspapers and other convenience items by vending machines or otherwise for such personnel (except that any cafeteria in the ground floor portion of the Premises may also be used by other occupants of the Building if Tenant so elects and Landlord has provided its prior written consent to such use of the cafeteria by other Building occupants, which consent Landlord agrees shall not be unreasonably withheld or delayed; it being agreed and understood that it shall not be deemed unreasonable for Landlord to withhold consent to such expanded use of the cafeteria if Landlord shall have granted to a restaurant operator or other food service operator a right to operate a restaurant or other food service operation in the Building on an exclusive basis (an "exclusive") and Tenant has received written notice thereof, and/or such expanded cafeteria use by Tenant, will, in Landlord's good faith, commercially reasonable opinion, interfere with any such restaurant or other food service operation whether or not such restaurant or food operator shall have an exclusive in the Building; (5) meeting rooms, auditoriums, exercise, health, medical and day care facilities, for service to and use only by officers, directors, employees and guests of Tenant, its subtenants or Users and in no event open to or available for use by the general public; (6) messenger service in connection with and incidental to Tenant's or its subtenant's or User's business; (7) a barber shop or shoeshine service available only to officers, directors, employees and guests of Tenant and its subtenants or Users and in no event open to or available for use by the general public; (8) the storage of supplies, furniture, furnishings and equipment, books, records and files and other items incidental to office uses or, as to the Ground Floor Premises, incidental to cafeteria use, so long as that portion of the Building is being used as a cafeteria, or if such portion of the Building is then being used for general retail use, incidental to retail use; provided, however, that such storage area above the Ground Floor Premises shall not exceed more than ten (10%) percent of the usable area of the Premises; (9) the installation of "private" lavatory or bathroom facilities; (10) the operation of "ATM" machines, vending machines and similar equipment for the sole and exclusive use of officers, directors, employees and guests of Tenant or its subtenants or Users and in no event open to or available for use by the general public; and (1l) the installation of trading floors and other electronic and technological support systems in connection with the foregoing uses. With respect to the Ground Floor Premises, Tenant's Permitted Use thereof shall include the aforementioned Dining Facilities and/or any other retail uses consistent with or better than the first class nature, occupancy and character of the Building; provided however, that no such retail uses shall be inconsistent with the Certificate of Occupancy for the Premises or, except for the use of the Dining Facilities solely for the respective officers, directors, employees and guests of Tenant and its Related Entities and their respective subtenants and Users, violate any exclusive or prohibited retail use(s) in the Building of which Landlord has theretofore provided written notice to Tenant.

                  (C) For purposes of this Lease the term "User" shall mean any person or entity affiliated with Tenant and any Related Entity, or providing a business service to Tenant and any Related Entity, or having a business relationship in the ordinary course of business with Tenant and any Related Entity, and which person or entity shall only use desk space in the Premises for the purposes permitted by this Lease and subject to and in compliance with the following terms and conditions:

                           (1) a User shall have no rights under this Lease and Landlord shall have no liability or obligation to any User under this Lease or for any reason whatsoever in connection with the use or occupancy of the Premises;

                           (2) no more than fifty percent (50%) of the Premises shall be occupied by Users which are not Related Entities;

                           (3) no separate entrances to the Premises from public areas shall be constructed to access the space used by any User;

                           (4) Tenant shall give written notice to Landlord prior to the occupancy of any User;

                           (5) each User shall use the Premises in conformity with and subject to all provisions of the Lease;

                           (6) any breach or violation of this Lease by a User shall be deemed to be and shall constitute a default by Tenant under this Lease, and any act or omission of a User shall be deemed to be and shall constitute the act or omission of Tenant under this Lease;

                           (7) the right of a User to occupy a portion of the Premises shall not be deemed to be an assignment of, or sublease under, this Lease and any occupancy of the Premises shall automatically terminate upon expiration or earlier termination of this Lease;

                           (8) Tenant hereby indemnifies and holds harmless Landlord, any Lessor and any Mortgagee against loss, claim or damage arising from the acts or omission of any User;

                           (9) no User shall be entitled, directly or indirectly, to diplomatic or sovereign immunity and each User shall be subject to the service of process at and the jurisdiction of the courts of, the State of New Jersey; and

                           (10) nothing herein shall be deemed a consent to use of the Premises by any party other than Tenant and a User.

         Section 3.2 Landlord shall obtain a Certificate of Occupancy for the common areas and core spaces of the Building. A temporary Certificate of Occupancy for the common areas and core spaces shall be in effect as of the substantial completion of the "Phase 2 Base Building Work" (as defined in Article 36), and a Certificate of Occupancy shall also be in full force on the date Tenant occupies all or a portion of the Premises for the Permitted Uses. Landlord agrees not to initially obtain nor amend such Certificate of Occupancy in any manner which would cause same to prohibit the use of the Premises for the Permitted Use.

         Section 3.3 (A) Tenant shall obtain a temporary or permanent Certificate of Occupancy for the Premises permitting the Premises to be used as "offices" (as defined in Section 27(A) hereof) or for such other use(s) which are not "offices" as shall be included within and/or as part of the Permitted Use. Such temporary or permanent Certificate of Occupancy will be in force upon the date upon which Tenant shall occupy all or any portion of the Premises for the Permitted Use. Tenant will perform such work (other than Landlord's Work, which Landlord shall be required to perform) necessary to obtain such Certificate of Occupancy, including without limitation, the filing of any documents or plans required by the Legal Authority, the scheduling of inspections and correction of deficiencies, if any, with respect to the Premises. Landlord shall, by the date Tenant is ready to commence its business operations at the Premises, and in no event later than the occurrence of substantial completion of the Phase 2 Base Building Work, perform such items of Landlord's Work necessary for Tenant to obtain a Certificate of Occupancy or temporary Certificate of Occupancy for the Premises.

                  (B) Tenant may cause application to be made for and obtain amendments to the Certificate(s) of Occupancy for the Premises to permit the use of the Premises, or portions thereof, for any of the uses specifically enumerated in and as part of the Permitted Use, which are not "offices". Landlord shall cooperate with Tenant in respect of any such application, including making same in the name of Landlord if necessary, but provided that Landlord shall incur no fee, cost, expense or liability in connection with such co-operation to or with Tenant unless Tenant agrees to reimburse Landlord therefor.

         Section 3.4 Without limitation of the prohibitions contained in Section
3.5 below, and in amplification thereof, Tenant shall not use or occupy or permit or suffer the Premises to be used or occupied for any purposes other than the Permitted Use set forth in this Article 3. In no event shall Tenant use or permit the use of the Premises, or any portion thereof, in any manner which, in Landlord's reasonable judgment, will: (1) materially and adversely affect (a) the appearance or first-class nature of the Building, or (b) the proper or economic furnishing of services to other tenants in the Building, or (c) the use and enjoyment of any other portion of the Building by any other tenant(s), or
(d) the proper and economic functioning of any of the Building Systems, or (e) Landlord's ability to obtain from reputable insurance companies authorized to do business in New Jersey, at standard rates, all risk property insurance or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any "Superior Lease" and/or "Mortgage" (as such terms are defined in Section 4.2) covering the Property; (2) violate any Legal Requirements of Legal Authorities, or any requirements of Insurance Bodies, or the Certificates of Occupancy with which Tenant is required to comply pursuant to this Lease; or (3) be in violation of any of the Restricted Uses as are set forth and defined below in Section 3.5.

         Section 3.5 Tenant shall not use or permit the use of the Premises, or any part thereof by itself, any subtenant or other occupant or User for the following uses and/or purposes (collectively, the "Restricted Uses"): (1) for the business of photographic, multilith or multigraph reproductions or offset printing (but this subdivision "(1)" shall not be deemed to prohibit Tenant from operating, on an incidental basis, a photocopy center as part of the Permitted Use, subject to and in strict compliance with all applicable Legal Requirements including Environmental Laws); (2) for manufacturing of any kind; (3) as a restaurant or bar or for the sale of confectionery, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except as part of the Permitted Use); (4) as a retail bank offering banking services to the general public (i.e., off-the-street customers or potential customers, but excluding sales conducted by phone or computer or banking services offered to Tenant and its officers, directors and employees), but Tenant may use the Premises as a financial services office including retail brokerage services; (5) as a trade school, employment agency, labor union office, physician's, dentist's, medical or psychiatric office, medical or dental laboratory, dance or music studio, or health club or sports or exercise facility (except for a nurse's or first aid station and except as part of the Permitted Use); (6) as a barber shop or beauty salon except as part of the Permitted Use; (7) for the direct sale, at retail or otherwise, of any goods or products of any sort or kind not incident to services permitted by the Permitted Uses; (8) by any Legal Authority or instrumentality, or by any foreign or domestic governmental or quasi-governmental entity entitled, directly or indirectly, to diplomatic or sovereign immunity or not subject to the service of process in, and the jurisdiction of, the courts of the State of New Jersey; (9) for the conduct of an auction; (10) for gambling activities; (11) for the conduct of obscene, pornographic, similar type or any other disreputable activities or for the sale of obscene, pornographic or similar type books, magazines, periodicals or other literature or materials, as determined by Landlord in its sole judgment; (12) as a retail travel agency offering travel and related services to the general public (i.e., off-the-street customers or potential customers) but excluding sales conducted by phone or computer or travel services offered to Tenant and its officers, directors and employees; or (13) by or for any charitable, religious or other not-for-profit organization's activities other than activities which are limited to office use only; provided, however, that so long as consistent with the first class nature, occupancy and character of the Building, the storefront, storefront displays and window signage criteria set forth in the final sentence of this Section 3.5, and subject to the provisions of subsection 3.1 (B)(4) and the final sentence of
Section 3.1(B), the Ground Floor Premises may be used by Tenant for the Restricted Uses set forth in subdivisions (1), but only for an operation similar to a "Kinko's", (3), (4), (7) and (12) above. Tenant agrees that Tenant's storefront, storefront displays and window signage (paper signage being hereby expressly prohibited in the Ground Floor Premises) shall be in keeping with a first class office building with retail space in the Comparable Market.

         Section 3.6 (A) In connection with and incidental to the Permitted Use of the Premises, Tenant, at its sole cost and expense and upon compliance with
(1) all applicable Legal Requirements, including, without limitation, the obtaining of all required licenses and permits, (2) all insurance requirements and (3) the other provisions of this Lease, may use the fire stairwells (the "Fire Stairs") between contiguous floors of the Premises and located above or below the Premises for the sole purpose of gaining ingress to, and egress from, the floors of the Premises. In the event that Tenant so uses the Fire Stairs, Tenant shall, at its sole cost and expense, install and thereafter maintain and remove on the Expiration Date, a card key security access system or other security system reasonably satisfactory to Landlord in order to gain access from such Fire Stairs to the Premises, and agrees that it shall not compromise such system or any life safety system of the Building. If Tenant shall so use the Fire Stairs, Tenant shall keep the Fire Stairs unobstructed and free of debris, refuse, trash and any other materials caused by Tenant's use. Further in the event of such use by Tenant of the Fire Stairs, Tenant agrees that the Tenant shall be solely responsible for insuring security for and to the Premises from the Fire Stairs, and for insuring against any unauthorized entry into, and access to and from the Premises from the Fire Stairs except that Landlord shall remain liable and responsible for insuring general Building security below the lowest floor and above the highest floor of the Premises. Tenant further agrees that Landlord shall have no responsibility, obligation or liability with respect to the furnishing of security for the Premises and/or unauthorized entry into and access to and from the Premises from the Fire Stairs except that Landlord shall remain liable and responsible for insuring general Building security below the lowest floor and above the highest floor of the Premises.

                  (B) Tenant shall indemnify and save harmless Landlord and all "Landlord Indemnitees" (as defined in Section 9.1(B)) from and against any and all claims of whatever nature against Landlord and/or the Landlord Indemnitees arising from (1) any use by Tenant and its contractors, licensees, agents, servants, invitees or employees of the Fire Stairs, as aforesaid, and (2) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term of the Lease, in or about the Fire Stairs (unless resulting from an act, omission or negligence of Landlord, or its contractors, licensees, agents, servants or employees) except that Landlord shall remain liable and responsible for insuring general Building security below the lowest floor and above the highest floor of the Premises.

                  (C) (1) Landlord has advised Tenant that Tenant's opening and closing of the fire doors to the Fire Stairs, and the use of the Fire Stairs as a means of ingress, egress and access to and from the various floors of the Premises (the "Fire Stair Use") may interfere with the proper operating and functioning of the Heating System and A/C System and its provision of the level of cooled and/or ventilated air meeting the criteria described on Exhibit D annexed to this Lease, as the Fire Stair Use is not deemed to be part of normal office occupancy and Building- standard use of the Premises for the Permitted Use, for purposes of the proper functioning and operation of these Systems as set forth in subsection 24.4(A) of this Lease.

                      (2) Accordingly, if Landlord determines, in its reasonable judgment, that the Fire Stairs Use has caused or contributed to failure of the Heating System and/or the A/C System to operate or function properly, Tenant acknowledges and agrees that Landlord shall not be responsible to that extent that the Fire Stairs Use has caused or contributed to such improper functioning of such System and the failure of such System to meet the criteria set forth on Exhibit D, and as provided in Subsection 24.2.(B).

         Section 3.7 (A) Provided this Lease shall then be in full force and effect, the named Tenant or a Permitted Tenant thereof shall then be the Tenant, and "Tenant is in then occupancy" (as such term is defined in Section 1.3(C) of this Lease) pursuant to the Occupancy Evidence furnished by Tenant to Landlord of either (i) at least three (3) or more full floors or 126,000 rentable square feet of the Office Premises or (ii) at least two (2) full floors or 84,000 rentable square feet of the Office Premises together with the Ground Floor Premises, and Tenant shall have furnished Landlord with the Occupancy Evidence with respect thereto, then Landlord agrees that it will not lease or permit the use or occupancy of any space on the ground floor of the Building (1) by any "Financial Services Institution" (as such term is defined below) provided that Tenant is operating a stock brokerage or investment banking business in the Building, or (2) for any "Noncompatible Use" (as such term is defined below) and without limiting any other provision of this Lease which requires the Building to be operated as first-class office building in the Comparable Market.

                  (B) (1) For purposes of this Lease, the term "Financial Services Institution" shall mean any stock brokerage or investment banking firm other than Tenant or a Related Entity; it being agreed and understood, however, that a "Financial Services Institution" shall specifically exclude any bank or other like financial services organization, who shall lease, license or occupy
(1) any ground floor or retail space in the Building for retail banking or other like retail financial services and use, occupy or lease a non-material portion of such space for retail stock brokerage or investment banking operations provided that stock brokerage or investment banking operations is ancillary to such entity's main business (e.g., a commercial bank); and/or (2) any space in the Building above the ground floor for office use.

                      (2) For purposes of this Lease, the term "Non-Compatible Use" shall mean any use which is not in keeping with a first class office building with retail space in the Comparable Market.

                  (C) (1) Notwithstanding anything contained in this Section 3.7, in the event Landlord desires to lease a portion of the ground floor of the Building for a use which may be considered a Non-Compatible Use, and the conditions of Section 3.7(A) shall then be in effect, Landlord shall advise Tenant in writing of Landlord's intention to enter into such Lease, stating the identity of the proposed use and if Tenant notifies Landlord within ten (10) days after receipt of such notice that in its reasonable judgment the proposed use is a Non-Compatible Use, Landlord shall not enter into such lease until it shall furnish Tenant in writing with a "deal memo" setting forth the germane terms and conditions of the proposed lease transaction, including the name of the proposed tenant, the size and location of the ground floor space in question and the term, rental and other financial terms of the proposed lease.

                      (2) Tenant shall have a period of fifteen (15) days after receipt of such deal memo from Landlord regarding the proposed lease transaction to elect whether or not to lease such ground floor premises in question from Landlord on the terms and conditions set forth in the deal memo, TIME BEING DEEMED OF THE ESSENCE as to such fifteen (15) day period.

                      (3) (a) In the event that Tenant elects by written notice to Landlord to lease the aforesaid portion of the ground floor from Landlord on the terms and conditions set forth in the deal memo, such portion of the ground floor premises shall be deemed added to and included within the Premises demised under the Lease on such terms and conditions, and Landlord and Tenant shall thereafter enter into an appropriate amendment to this Lease adjusting the amount of the Fixed Rent, Tenant's Operating Share, Tenant's Ground Floor Operating Share and Tenant's Tax Share and making such other modifications to this Lease as shall be required or deemed necessary as a result of such inclusion.

                           (b) In the event that Tenant elects not to lease the
aforementioned ground floor premises by written notice to Landlord, or Tenant fails to respond to Landlord's notice and deal memo within the aforesaid fifteen
(15) day period (such failure to respond within such fifteen (15) day period being deemed by the parties hereto to be an election by Tenant not to lease such ground floor premises), Landlord shall have the right to lease such ground floor premises to the user in question on the terms and conditions as outlined in the deal memo, and on such other terms and conditions which are consistent with such deal memo, and such ground floor lease with such user in question shall not be deemed to violate or contravene any of terms, conditions, covenants or agreements set forth in this Section 3.7. In the event, however, that Tenant shall notify Landlord within said fifteen (15) day period that the prospective use is a Non- Compatible Use, and that it does not want Landlord to lease same, the question as to whether or not the proposed use is a Non-Compatible Use shall be resolved by Expedited Arbitration as provided in Article 34.

         Section 3.8 (A) Landlord has advised Tenant and Tenant hereby acknowledges having been so advised by Landlord that the Building and the Property are a part of, and are included within a larger on-going residential and commercial development project known as NEWPORT (the "Project").

                  (B) Landlord hereby advises Tenant that certain streets and roadways in the Project have been dedicated to the City of Jersey City. Further Landlord hereby advises Tenant that certain portions of the Project, including certain walkways and sidewalks, common area parks and recreational areas (collectively the "Common Areas") have been or will be dedicated by property owners in the Project to the Newport Property Owners Association (the "POA") for use by the public and all property owners in the Project and those holding rights by, through or under each such property owner (each a "POA Member"). Each POA Member has certain rights, benefits and duties with regard to the POA and the Project as are made particularly set forth in the Declaration, including rights of ingress, egress and access to and from the Common Areas of the Project. The POA maintains the Common Area(s) of the Project as are set forth in the Declaration on behalf of the POA Members. Landlord further advises Tenant that the "Lessor" (as such term is hereinafter defined) of the Land is a POA Member.

                  (C) Landlord hereby agrees that for so long as this Lease is in full force and effect, Tenant and Tenant's employees, agents, guests and invitees shall be deemed entitled to, and shall be deemed a beneficiary of any and all rights and benefits which Landlord has by, through or under Lessor as a POA Member, to use and enjoy the Common Areas of the Project and to have access, ingress and egress to and from the Property and all such Common Areas, in common with the general public and other POA Members, and those holding by, through or under such POA Members. Landlord agrees that it shall enforce or cause Lessor, as a POA Member, to enforce all such rights on behalf of Tenant. Landlord further agrees that it will comply, to the extent permissible under the Declaration, or will use commercially reasonable efforts to cause the Land Lessor to comply, with all obligations applicable to the Land Lessor under the Declaration, not to modify or permit Land Lessor to modify the Declaration in any manner which would materially adversely affect Tenant's rights under this Lease and to use commercially reasonable efforts to enforce or cause the Land Lessor to enforce, the other parties' obligations under the Declaration, if Tenant's rights under this Lease would be materially adversely affected.

         Section 3.9 Landlord hereby agrees that Tenant's lease of the Premises includes the nonexclusive right to use in common with Landlord and other tenants or other occupants of the Building and their agents, employees, guests, subtenants, licensee and business invitees, the "common areas" of the Building, which shall include (A) with respect to any partial floor which Tenant may lease in the Building, the corridors and passenger and freight elevator lobbies of such floors, (B) the public restrooms on such partial floors, (C) the sidewalks, driveways, entrances, passages, plaza in the front of the Building, vestibules, lobbies, halls, corridors, elevators and public stairways, and (D) other portions of the Property that Landlord makes available from time to time for the common use of the tenants or other occupants of the Building and their respective agents, employees, guests, subtenants, licensee and business invitees, subject to the terms and conditions of this Lease and the Rules and Regulations.

                                    ARTICLE 4

                                   ALTERATIONS


         Section 4.1 (A) (1) Tenant shall make no "Alterations" (as hereinafter defined) in or to the Premises, of any nature, without Landlord's prior written consent, which shall be granted or withheld in the manner as hereinafter provided. For the purposes of this Lease, the term "Alteration" shall mean any change, alteration, installation, addition or improvement, whether of a structural or non-structural nature, which Tenant shall make or perform to the Premises at any time during the Term, including all initial alterations, installations, additions or improvements (collectively, the "Tenant's Initial Alterations") proposed to be made by Tenant to adapt the Premises for the Permitted Use.

                           (2) Landlord shall not unreasonably withhold its consent to any Alterations, provided such Alterations: (a) will not adversely affect the proper functioning of the Building Systems; (b) will not result in a violation of, or require a change in, the Certificates of Occupancy for the Building and/or the Premises except as provided in

         Section 3.3; (c) will not affect the utility, rentability or outside appearance of the Building or any part thereof (other than the Premises) in any material adverse way, in the case of an Alteration involving the Building Systems and/or the "Structural Elements" (as hereinafter defined), nor weaken or impair (temporarily or permanently) the Building's structural elements such as the roof, exterior/load bearing walls (including exterior windows), foundation, structural floor slabs, support columns and other common Building facilities (collectively, the "Structural Elements"), or lessen the utility of the Building (other than the Premises) upon their completion; and (d) will not, when completed, physically affect any part of the Building outside of the Premises (other than Building Systems by reason of connection thereto or when this Lease expressly permits such Alterations to be made outside the Premises) (the aforesaid Alterations set forth in (a) through (d) hereof are hereinafter called "Non-Structural Alterations").

                           (3) Tenant hereby acknowledges and agrees that it shall be reasonable for Landlord to disapprove of any Alteration if the performance of such Alteration will have an adverse affect on the particular element or items of the Building in question, as set forth in subsection 4.1(A)(2) above, provided Landlord makes such determination in accordance with its commercially reasonable business judgment and good construction practices.

                  (B) Landlord shall have the right, in its sole and absolute discretion, to approve or disapprove of any Alteration(s) which are not Non-Structural Alterations.

         Section 4.2 Prior to making any Alterations, including, but not limited to, Tenant's Initial Alterations, Tenant shall (1) submit to Landlord detailed plans and specifications (including drawings for layout, architectural, mechanical, structural, interior design, fixturing and finishing work) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications (except, however, Landlord's approval will not be required with respect to any Non-Structural Alteration referred to in Section 4.9 hereof), which , in the case of Non-Structural Alterations which meet the criteria set forth in Section 4.1(A) above, shall not be unreasonably withheld or delayed, and (2) obtain worker's compensation insurance in statutory limits (covering all persons employed and to be employed by Tenant, including Tenant's contractors and subcontractors engaged in connection with any such Alteration), builder's risk insurance covering all physical loss and other risks covered by the usual extended coverage and "all risk" endorsements, and comprehensive public liability (including property damage coverage), which builder's risk and comprehensive public liability insurance policies shall be in such form, with such companies, for such periods and such amounts as Landlord may require, and shall as and to the extent provided in accordance with the provisions of Section 9.4(A), name as additional insureds, Landlord, its agents, any lessee under any ground or underlying lease now or hereafter affecting the Land or the Building (any such lease is called a "Superior Lease"), and any holder of any mortgage which may now or hereafter affect any Superior Lease or the Land or the Building, respectively (any such mortgage is called a "Mortgage").

         Section 4.3 Tenant hereby acknowledges and agrees that Landlord's review of, and Landlord's granting of its approval to, any plans and specifications submitted to it under this Lease shall not constitute or be deemed to constitute a judgment, acknowledgment, representation or agreement by Landlord that such plans and specifications comply with the Legal Requirements of any Legal Authorities and/or the requirements of any Insurance Bodies, and/or that such plans and specifications will be approved by the Jersey City Department of Buildings (the "Buildings Department") or any other Legal Authority, respectively, as the case may be. Tenant further acknowledges and agrees that all such compliance and approval requirements shall be Tenant's sole obligation, as required by the provisions of this Article 4.

         Section 4.4 (A) Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates (collectively, the "Permits") required by any Legal Authority and (upon completion) certificates of final approval thereof (subject to the provisions of Section 4.8) ,and shall deliver promptly to Landlord duplicates of all such Permits, together with the "as-built" plans and specifications (or marked shop drawings) for such Alterations. In that regard, Landlord agrees to reasonably cooperate with Tenant in the signing of any documents and plans required to obtain any Permit, provided, however, Landlord thereby incurs no liability, fee, cost or expense, unless Tenant shall reimburse Landlord for same.

                  (B) (1) All Alterations shall be made and performed in accordance with the plans and specifications therefor, as approved by Landlord, and also in accordance with the reasonable rules and regulations established by Landlord governing the manner in which work may be performed in the Building and in effect at the time such Alterations are undertaken. Tenant hereby acknowledges having received from Landlord a set of the initial rules and regulations for which apply to the performance of Tenant's Initial Alterations in the Building. Where a conflict exists between the terms of such rules and regulations and the terms of this Lease, the terms of this Lease shall prevail. No amendments or additions of a material nature to the aforesaid plans and specifications shall be made without the prior written consent of Landlord to be given on the same basis as for the original plans and specifications and within the time provided in Section 4.11(A).

                      (2) All materials, equipment and fixtures to be incorporated in the Premises as a result of such Alterations shall be new and first quality. No such materials, equipment or fixtures shall be subject to any liens, encumbrances, chattel mortgages or security interests (as such terms are defined in the Uniform Commercial Code as in effect in the State of New Jersey on the date hereof) or any other title retention or security agreement. Tenant shall perform all Alterations at Tenant's sole cost and expense, with contractors or mechanics reasonably approved by Landlord subject to the provisions of
         Section 4.11(B) and shall complete such Alterations within a reasonable time after undertaking their performance.

                      (3) (a) All Alterations shall be done at such times as Landlord may from time to time designate in accordance with good construction practice and such rules and regulations for construction referred to above. In accordance with the rules and regulations for construction referred to above, Tenant shall have the right to perform Alterations after 6:00 p.m. on Business Days or on days other than Business Days after the Building is occupied and before such occupancy at any hour on any day, if (i) Tenant has given Landlord reasonable notice prior to commencing such Alteration and (ii) a representative of Tenant's general contractor or construction manager (i.e., a job foreman) shall be present at the Premises during such non-business hours or on non-Business Days. Tenant agrees that Landlord shall have the right to have a representative of Landlord present at the Premises during performance of such Alteration Work after 6:00 p.m. on Business Days or on days other than Business Days, and Tenant shall pay Landlord's supervisory fee in connection therewith, which shall be Landlord's actual costs and expenses for having such representative at the Premises during such time, without any mark-up or profit.

                          (b) After the Building (or portions) are occupied, all demolition work, core drilling or other comparably noisy work performed within the Premises must be performed as expeditiously as possible after 6:00 p.m. on Business Days or on days other than Business Days, provided, however, that demolition work performed in accordance with this Section 4.4 shall be deemed not to cause interference with use of other portions of the Building solely by reason of noise or vibrations caused by such work in the course of performing the same in accordance with good construction practices, provided, however, that Tenant shall take or cause its contractors to take all commercially reasonable efforts to minimize such noise and vibrations caused by the performance of such work. If any such Alterations affect the Building's fire protection and safety systems, Landlord shall have the right to require that such Alterations be performed by Landlord and/or Landlord's contractor(s) at Tenant's cost and expense, which cost and expense shall be commercially reasonable.

                  (C) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer, whether in connection with any Alteration or otherwise, if in Landlord's reasonable opinion, such employment would interfere, cause any conflict, or create any difficulty, strike or jurisdictional dispute with, other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference, conflict, difficulty, strike, or jurisdictional dispute, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing the same to leave the Building as soon as is reasonably practicable.

         Section 4.5 Tenant hereby indemnifies and saves harmless Landlord from and against any liability, loss, cost, damage and expense of every kind and nature incurred by reason of, or arising out of, any and all mechanic's and other liens filed in connection with any Alterations or repairs undertaken by Tenant hereunder, including, without limitation, the liens of any conditional sales, or chattel mortgages, title retention agreements, security agreements or financing statements upon any materials, fixtures, furniture or equipment installed in and constituting a part of the Premises. Any mechanic's or other lien filed against the Premises or the Property for work claimed to have been performed for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant by bonding, payment or otherwise, within thirty (30) days after the filing of such lien. If Tenant shall fail to cause any such lien to be discharged within the aforesaid period, then in addition to any other available right or remedy, Landlord may, but shall not be obligated to, discharge same, either by paying the amount claimed to be due, by deposit, bonding proceedings or otherwise, and in such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor, with interest, costs and allowances. Any amount so paid, and all costs and expenses so incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder, and shall bear interest thereon at the Interest Rate until paid by Tenant to Landlord.

         Section 4.6 (A) All Alterations, including Tenant's Initial Alterations, and all fixtures (other than moveable trade fixtures, as hereinafter provided), equipment (to the extent affixed to the realty other than moveable trade fixtures), paneling, partitions, railings and like installations, installed in the Premises at any time, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, provided, however, that if Landlord notifies Tenant in writing (1) at the time of Landlord's approval of any Alterations to the Premises requiring Landlord's approval, including Tenant's Initial Alterations, or (2) within thirty (30) days after Landlord has received notice of such Alterations where notice is required under Section 4.9 hereof, then Landlord may, at Landlord's option, require Tenant to remove any of the following Alterations: antenna installments on the Building's roof, any outdoor "Signage" (more particularly described in Article 19 below), kitchens (excluding pantries), cafeterias, executive or "private" lavatory facilities or bathrooms, vaults (but excluding reinforced floors), sloping or terraced floors, internal staircases, private elevators, dumbwaiters, and fire suppression or uninterrupted power supply systems (collectively, "Specialty Alterations"), at the expiration or earlier termination of this Lease. Notwithstanding the foregoing provisions of this Section 4.6(A), Tenant hereby acknowledges and agrees that Tenant shall be required to remove from the Premises all Alterations which Tenant has placed or installed therein without Landlord's approval (where such approval was required pursuant to this Article
4) or without notice to Landlord or which are not performed in accordance with the terms of this Article 4, and to repair the Premises as a result of such removal, at the expiration or earlier termination of this Lease. Tenant shall repair any damages to the Premises or the Building caused by the removal of any of the aforesaid items, such repairs to be performed in a good and workmanlike manner.

                  (B) All personal property, furniture, furnishings, moveable equipment, moveable trade fixtures and moveable partitions supplied by or installed by or on behalf of Tenant prior to and during the Lease Term (collectively, the "Tenant's Property"), shall remain the property of Tenant and Tenant shall, upon the Expiration Date, remove Tenant's Property from the Premises but only to the extent that Tenant's Property (or any portion thereof) is not affixed or attached to, or built into the Premises or any of the Building Systems, and/or can be removed without damage to the Structural Elements; and provided, however, that Tenant shall repair any damage to the Premises and the Building caused by such removal, in a good and workmanlike manner. Any of the Tenant's Property not so removed by Tenant at or prior to the Expiration Date, shall be deemed abandoned and may, at the election of Landlord, either be retained by Landlord as Landlord's property or may be removed from the Premises and stored or disposed of by Landlord, all at Tenant's sole risk and expense.

                  (C) (1) Tenant has requested that Landlord perform the "Raised Floor Work" (as such term is hereinafter defined) in the Office Premises as part of the Phase 2 Base Building Work to be performed under this Lease.

                      (2) Landlord hereby agrees that Landlord and/or its contractor(s) shall perform the Raised Floor Work in accordance with Tenant's drawings dated February 11, 1999 and March 2, 1999 therefor annexed hereto as Exhibit H and made a part hereof (collectively, the "Raised Floor Plans"), on the following terms and conditions:

                              (a) Tenant shall reimburse Landlord, as Additional Rent, for one-half (1/2) of the actual cost of performing the Raised Floor Work, such payment to be made to Landlord within twenty (20) days after receipt by Tenant of invoice(s) from Landlord (which may be submitted to Tenant by Landlord during and/or upon conclusion of the performance of such work), setting forth with reasonable specificity the items or elements comprising the cost(s) for the performance of such work; and

                              (b) at the expiration or earlier termination of this Lease, Landlord shall, at Tenant's sole cost and expense to be paid by Tenant as provided in subdivision (a) above, (i) remove or cause the removal of all portions of the Raised Floor Work from the Premises (if and to the extent such Raised Floor Work is not required by Landlord or the next succeeding tenant in the Premises), and (ii) restore the Premises, in which the Raised Floor Work was located including the public bathrooms therein, to the condition which would have existed without the making or installation of the Raised Floor Work, such restoration work to include, but not be limited to, the installation of new or reconfigured Building-standard plumbing and bathroom fixtures in the common bathrooms, the adjustment of elevator bucks or openings to their Building-standard level and the readjustment of any elevator call buttons, etc., the lowering of the Building's floors to their original height, the performance of any floor patching and leveling and the removal of all ramps installed in connection with the Raised Floor Work.

                      (3) For purposes of this Lease and this Section 4.6, the term "Raised Floor Work" shall mean and be deemed to include the work to be performed in the Office Premises (and not the Ground Floor Premises) as shown and described on the Raised Floor Plans, including:
          (a) the installation of a raised floor or floors of approximately seven (7) inches above the existing floor heights of the Premises, within the public bathrooms and the janitorial closet on each floor of the Office Premises (but not the elevator lobbies or mechanical rooms; it being agreed and understood that Tenant shall be responsible, at Tenant's sole cost and expense, for raising the floor level within any mechanical room, if desired by Tenant, and within the elevator lobbies to match the raised level of the elevator door bucks); (b) the raising of the elevator bucks or openings approximately seven (7) inches to align with the floor level of the elevator lobbies which is to be raised by Tenant and the adjustment of the elevator call buttons, as required to reflect such adjustment of the elevator opening; (c) the raising of all fire stair landings at all floor levels of the Premises approximately seven (7) inches in order to match the level of the raised floor; and (d) the reinstallation or reconfiguring of the public bathroom plumbing and fixtures to accommodate the raised floor in all public bathrooms in the Premises.

         Section 4.7 Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the review of Tenant's plans and specifications for Tenant's Initial Alterations by any outside consultant engaged by Landlord to review the same, if Landlord's in-house personnel are unable or incapable of reviewing the same, but Tenant shall have no obligation to pay Landlord for Landlord's supervisory fee for Tenant's performance of the Tenant's Initial Alterations. With respect to Alterations made after Tenant's Initial

Alterations, Tenant shall reimburse or pay Landlord for (A) all reasonable, actual, out-of-pocket costs and expenses incurred by Landlord in connection with the review of plans and specifications for such Alterations, and (B) Landlord's supervisory fee for inspecting or supervising the progress of completion of same, which fee shall be based on Landlord's actual costs and expenses for having Landlord's representative at the Premises for such supervision, without any mark-up or profit. Tenant also shall pay any fee (based on actual costs and without any mark-up or profit) charged by any Lessor or Mortgagee which is not a "Landlord Related Entity" (as defined in Section 12.5(A)(8)(b), in reviewing the plans and specifications for such Alterations or inspecting the progress or completion of the same.

         Section 4.8 Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided, however, that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, unless Tenant shall reimburse Landlord for the same, or suffer any liability in connection therewith.

         Section 4.9 (A) Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to any Non-Structural Alteration, provided that (1) such Non-Structural Alteration meets the conditions set forth in clauses (a) through (d) of Section 4.1(A) hereof, and (2) the estimated cost of the labor and materials for such NonStructural Alteration shall not exceed (x) Two Hundred Fifty Thousand ($250,000) Dollars, either individually or in the aggregate with other Non-Structural Alterations performed during the same construction project, and
(y) One Million ($1,000,000) Dollars in the aggregate for all NonStructural Alterations constructed within any such twelve (12) month period; provided, however, the $250,000 and $1,000,00 limitations, as aforesaid, shall be increased annually by an amount equal to the percentage increase in the Consumer Price Index for all Urban Consumers (CPI-U), New York-New Jersey-Long Island (NY-NJ-CT), All Items, unadjusted 1982-1984=100, published by the Bureau of Labor Statistics of the United States Department of Labor the ("Index") for the month of January in each calendar year following the Rent Commencement Date over the Index for the month of January, 2000.

                     (B) Tenant hereby agrees that at least ten (10) days prior to making any of the aforesaid Non-Structural Alterations, Tenant shall submit to Landlord for information purposes only and where customary to prepare same in accordance with good construction practices, detailed plans and specifications for such Non-Structural Alteration, as required by Section 4.2 hereof. Any such Alteration shall otherwise be performed in compliance with the provisions of this Article 4.

                     (C) Notwithstanding anything to the contrary contained in this Article 4, Landlord hereby agrees that if any Non-Structural Alteration is merely cosmetic (such as painting or wall covering) or relates to relocating electric outlets or moving low voltage communications cables, the cost limitations and notice provisions above contained in this Section shall not be applicable thereto.

         Section 4.10 Landlord hereby agrees that if: (A) Landlord shall fail
(1) to approve or disapprove of Tenant's plans and specifications for the performance of any Alterations within the time periods specified in subsection 4.11(A) of this Lease after receipt of such plans and specifications, or (2) to provide the cooperation described in Section 4.8 above with respect to Tenant's obtaining necessary permits, approvals or certificates for the performance of Tenant's Initial Alterations; or (B) violations against the Building (not caused by or resulting from Tenant or Tenant's agents, employees or contractors) interfere with Tenant's ability to obtain any Permits or a Certificate of Occupancy; or (C) Landlord, its agents or contractors unreasonably and materially interfere with or preclude the construction of Tenant's Initial Alterations or materially interfere with access by Tenant, its agents and contractors to the Building or any Building facilities or service (including loading docks and freight elevators), or the use thereof during normal construction hours, or (D) failure by Landlord to substantially complete (1) the Phase 2

Building Work with respect to the Office Premises and substantially complete the Buildings Plans Work in accordance with the Building Plans, but only in regard to the lobby area, exterior common areas (only to the extent necessary to provide reasonable access to and from the Building) and all Building Systems in operating condition ready to service the Office Premises, by November 1, 1999, and/or (2) the Ground Floor Premises Work by October 1, 1999, respectively, and such failure (I) is not caused by (x) "Unavoidable Delays" (as such term is defined in Section 25.1(B), or (y) any action, inaction or other conduct, whether negligent or intentional, of Tenant and/or its contractor(s), and (II) actually causes Tenant to be delayed in (i) commencing, performing and completing Tenant's Initial Alterations in the Office Premises and the Ground Floor Premises, respectively, in accordance with Tenant's construction schedule for the performance of the Tenant's Initial Alterations therein (the "Tenant's Construction Schedule"), a copy of which Tenant shall provide to Landlord within ninety (90) days after full execution and delivery of this Lease, or (ii) occupying the Premises for the conduct of its normal business then for each day that Tenant is actually delayed in commencing, performing and completing Tenant's Initial Alterations in accordance with the Tenant's Construction Schedule, or occupying the Premises as aforesaid, Tenant shall receive a day-for-day abatement of the Fixed Rent to be paid hereunder. With respect to the day for day abatement described in subsection 4.10(D)(1), the per diem amount is agreed to be $20,165.88. With respect to the day for day abatement described in subsection 4.10(D)(2), the per diem amount is agreed to be $1,012.85.

         Section 4.11 (A) If Landlord withholds any consent or approval required by this Article 4, Landlord shall specify its reasons therefor. Landlord shall consent or deny its consent to any plans, specifications or other requests submitted by Tenant pursuant to this Article 4 within ten (10) Business Days (in the case of any initial submission) or five (5) Business Days (in the case of any amendment or re-submission) after Landlord's receipt thereof. If Landlord fails to timely respond, and such failure to respond continues for more than two
(2) Business Days following Landlord's receipt of a notification from Tenant that Landlord's failure to respond to Tenant's request shall result in the plans, specifications or other requests being deemed approved by Landlord, then Landlord's failure to respond within such two (2) Business Day period shall constitute Landlord's approval of such plans, specifications or other requests. No such consent by Landlord shall add to or detract from the provisions of this Lease. If Landlord denies consent to any such plans, specifications or other requests for such Alterations or consent to use of a contractor for which such consent is required hereby, then, at Tenant's request, the reasonableness of Landlord's denial shall be submitted to "Expedited Arbitration"(as such term is defined in Section 34.2 below).

                      (B) Landlord's approval of any general contractor or other contractor shall not be unreasonably withheld and shall depend on (x) whether such general contractor or other contractor is competent, and (y) such general contractor's or other contractor's reputation in the industry and previous experience with Landlord, in the Building or otherwise. Tenant may submit to Landlord a list of contractors for Landlord's approval prior to, or together with, the submission to Landlord of Tenant's plans and specifications. Any approval by Landlord of a contractor shall be effective during the performance by such contractor of the particular Alteration in question, unless such contractor's performance of such Alteration is of such inferior quality, and/or such performance materially and adversely affects the Property, the Building, the Building Systems and Structural Elements or is a threat to the life, health, safety or property of Landlord and/or other tenants or occupants in the Building, in which event Landlord, by written notice to Tenant, may revoke such consent by specifying the reasons for such revocation in a revocation notice to Tenant. Any contractor consent granted by Landlord hereinafter shall exist for up to six (6) months following the completion of the Alteration in question, unless such consent is revoked as provided in this Section 4.11(B).

         Section 4.12 Tenant shall have the right, at Tenant's sole cost and expense, and subject to the provisions of this Article, to (A) install private bathroom facilities in the Premises and ventilate and exhaust same by connecting Tenant's toilet exhaust ducts to Landlord's toilet exhaust riser system, (B) exhaust kitchen or the Dining Facilities' fumes, at Landlord's election, through the exterior wall of the Building or through space (to be provided by Landlord at Landlord's direction) within a vertical shaft to the Building's roof for the same purpose, in either case subject to applicable Legal Requirements, and install and maintain the necessary piping, flues, vents, grease traps, kitchen hood fire extinguishing systems, wiring or other equipment required in connection with Tenant's kitchen facilities, (C) install a private elevator serving the Premises, (D) remove the existing Building vision window glass, as necessary, on the north side of the Building, in order to install duranodic air vents and/or louvers on such north side of the Building within such windowed portions of the Premises, to provide fresh air intake for Tenant's supplemental air conditioning system, which air vents and/or louvers shall be of color, material, aesthetic quality and finish to match the texture of the Building's facade and curtain wall, and/or [(F) as to the Ground Floor Premises, install duranodic air vents or louvers at the western ground floor facade of the Building where louvers already exist matching in color, material, aesthetic quality and texture such existing louvers] the and all of the above shall be performed in accordance with and subject to all applicable Legal Requirements. All such Alterations shall be deemed to be Structural Alterations for all purposes of the Lease.

         Section 4.13 (A) Landlord hereby agrees that Tenant shall have the right to the sole and exclusive use of the vertical shaft area(s) in the Building's core space, in the locations as shown on the plans therefor designated as the "Telephone Closet" annexed hereto as Exhibit I and made a part hereof (collectively the "Communications Dedicated Shaft Area(s)"). Tenant shall have the sole and exclusive use of the Communications Dedicated Shaft Area(s) at all times during the term of this Lease, and Landlord will not use or permit anyone else to use the Communications Dedicated Shaft Area(s) during the Lease Term.

                      (B) Tenant shall have the right to install within the Communications Dedicated Shaft Area(s), at Tenant's sole cost and expense, dedicated telecommunications conduits and risers to service Tenant's telecommunications requirements in the Premises, subject, however, to the requirements of Article 4 regarding the performance of such installation work as a Structural Alteration, including payment to Landlord of the fees and expenses as set forth in Section 4.7 of this Lease. In the alternative, Tenant may request that Landlord perform, and Landlord will perform on behalf of Tenant, as Tenant's contractor, such electrical and telecommunications conduit and riser installation work at Tenant's cost and expenses (which cost and expense shall include a mark-up of ten (10%) percent profit and five (5%) percent overhead.

                      (C) Tenant shall be required, at Tenant's sole cost and expense, to keep in good condition, maintain, repair and replace, if required during the Term of this Lease, any of the telecommunications conduits and risers installed within the Communications Dedicated Shaft Area(s) which shall be deemed to be Alterations for all purposes of this Lease.

                      (D) Landlord agrees that Tenant shall have twenty-four
(24) hour access to the Communications Dedicated Shaft Area(s) for the purposes of maintaining and servicing the telecommunications risers, conduits and other installations therein, provided, however, that Landlord shall have the right to have a supervisory person present during Tenant's access to the Communications Dedicated Shaft Area(s) as aforesaid. Tenant agrees that Tenant shall pay Landlord's supervisory fee therefore as provided in Section 4.7.

                      (E) The rights granted to Tenant in this Section shall include Tenant's communications providers.

                                    ARTICLE 5

                             MAINTENANCE AND REPAIRS

         Section 5.1 (A) Except as specifically set forth in Section 5.2 below, Tenant shall, throughout the Term, maintain the Premises and the fixtures and appurtenances located therein or exclusively serving the Premises in good condition, and repair and replace same as necessary, other than Building Systems and Structural Elements, except as provided in the next sentence in this Section
5.1 . In all events, Tenant shall be responsible for all damage or injury to the Premises or any other part of the Building and the Building Systems and the Structural Elements, respectively, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or other occupant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the Building and the Premises caused by the moving in and out thereof of any of Tenant's Property.

                  (B) Tenant shall promptly make, at Tenant's sole cost and expense, all repairs in and to the Premises for which Tenant is responsible, in strict compliance with the provisions of Article 4 pertaining to Alterations made by Tenant. If any such repairs for which Tenant is responsible affect the Building Systems and/or the Structural Elements, Landlord shall have the right to require that such repairs be performed by Landlord and/or Landlord's contractor(s) at Tenant's reasonable cost and expense.

         Section 5.2 (A) Landlord shall maintain in good working order and repair the exterior and the Structural Elements of the Building, including the structural portions of the Premises and all public portions of the Property, the Heating System and the A/C System and the Building Systems serving the Premises, the lobbies, entrances, landscaping, plazas, stairwells, elevators, (other than private elevator(s) located within and serving the Premises) and common area washrooms. In addition, Landlord shall make all repairs, restorations and replacements, structural and otherwise, interior and exterior, ordinary and extraordinary, in and to the Building and the Property the need for which arises out of the acts or negligence of Landlord or its employees, agents, contractors or invitees. All such repairs shall be made and performed with reasonable diligence and so as to minimize interference with the conduct of Tenant's business and access to the Premises, provided, however, nothing contained in this sentence shall be deemed to impose upon Landlord any obligation to employ contractors or labor at so-called overtime or other premium pay rates; provided, further, however, that in cases where there is or will be a material interference with Tenant's business or access to the Premises, or the health or safety of the occupants of the Premises is or will be adversely affected, Landlord shall employ contractors or labor at overtime or other premium pay rates. In all other cases, at Tenant's written request and sole cost and expense, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements. All repairs and replacements made by Landlord shall be at least equal in utility and quality to the utility and quality that the materials and equipment being replaced had when they were initially installed. Tenant agrees to endeavor to give prompt written notice of any repairs required to be made in the Premises for which Landlord may be responsible hereunder and Landlord shall not be obligated to make such repairs until it receives such written notice from Tenant or otherwise has notice thereof. Landlord shall operate and maintain the Building as a first class office building with retail premises similar to buildings of like age, construction and size in the Comparable Market.

                  (B) Except as otherwise expressly provided in Section 25.2 of this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in and to the fixtures, appurtenances or equipment thereof, or any portion of the Building Systems located therein. Landlord shall perform, or cause the performance of all such work in a manner so as to minimize, to the extent practicable and commercially reasonable, material interference with the conduct of Tenant's business and access to the Premises in accordance with the provisions of Section 5.2(A).

                  (C) Except as otherwise expressly provided in Section 25.2 of this Lease, it is specifically agreed that Tenant shall not be entitled to any setoff or reduction of Rent by reason of any failure of Landlord to comply with any of the terms, provisions, conditions or the covenants or any other Article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance shall be by way of an action for damages for breach of contract. The provisions of this Article 5 shall not apply in the case of fire or other casualty which are dealt with in Article 10 hereof.

                                    ARTICLE 6

                                 WINDOW CLEANING

         Tenant will not clean nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of any applicable Legal Requirements of any Legal Authority having or asserting jurisdiction over the Building and/or the Premises. Landlord shall clean the exterior surfaces of the outside windows of the Premises no less than four (4) times per year.


                                    ARTICLE 7

                         LEGAL REQUIREMENTS; FLOOR LOADS

         Section 7.1 (A) At all times during the Term, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders, directives and regulations including, but not limited to, all environmental or hazardous substance laws (collectively, the "Legal Requirements") of all state, federal, municipal and local governments, departments, commissions, bureaus and boards and any directives or directions of any public officer acting under or pursuant to law (each, a "Legal Authority"; collectively, the "Legal Authorities"), and any orders, rules or regulations of any of the New Jersey Board of Fire Underwriters or the Insurance Services Office or any similar body (each, an "Insurance Body"; collectively, the "Insurance Bodies") which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, if arising out of "Tenant's particular manner of use or occupancy of or method of operation" (as defined below) in the Premises, or with respect to the Building, if arising out Tenant's particular manner of use or occupancy of or method of operation in the Premises or the Building, respectively, as the case may be.

                     (B) Nothing herein shall require Tenant to make repairs or Alterations to the Structural Elements of the Building, unless Tenant has by its particular manner of use or occupancy of the Premises or method of operation therein, violated any Legal Requirements with respect thereto.

                     (C) As used in this Article 7, the phrase "Tenant's particular manner of use or occupancy or method of operation" shall mean use of the Premises for other than the Permitted Use, any repairs to, or Alterations of, the Premises performed by or on behalf of Tenant, any breach of a covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be observed or performed, and any cause or condition created by or on behalf of Tenant (as opposed to any Legal Requirement imposed on all office space generally or, with respect to the Ground Floor Premises, imposed on all retail space generally).

                     (D) In all events, Tenant shall promptly deliver to Landlord true and complete copies of all documents and correspondence submitted by Tenant to or received by Tenant from any Legal Authority or Insurance Body with respect to the Premises or this Lease.

         Section 7.2 Tenant may, contest and appeal any such Legal Requirements without being in default hereunder provided Tenant indemnifies and holds Landlord harmless from and against all damages, interest, penalties and expenses, including, but not limited to, attorneys' fees, and court costs, resulting from or arising out of such non-compliance or contest, and further provided such contest is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any Superior Lease or Mortgage held by an entity which is not a Landlord Related Entity, under which Landlord may be obligated, or cause the Premises or any part thereof to be condemned or vacated.

         Section 7.3 Tenant shall not do or permit any act or thing to be done in or to the Premises which is contrary to or in violation of any Legal Requirement, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Premises or the Building, or which shall or might subject Landlord to any liability or responsibility to any person or entity for personal injury or for property damage. Landlord agrees that the use of the Premises by Tenant in a normal and customary manner will not be a breach of the previous sentence. Tenant shall not keep anything in the Premises except as now or hereafter necessary or desirable in connection with the Permitted Use and as permitted by the fire department or any Insurance Body having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, and shall not use the Premises in any manner (other than for the Permitted Use) which will increase the insurance rate for the Building.

         Section 7.4 Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article 7 and, if by reason of such failure, the fire insurance rate shall, at the time in question, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant to comply with the terms of this Article 7. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or Premises issued by any Insurance Body or other body making fire insurance rates applicable to the Premises shall be prima facie evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Premises.

         Section 7.5 (A) In amplification of and supplementing the Legal Requirements with which Tenant is required to comply, and without limitation, Tenant acknowledges the existence of federal, state and local environmental laws, rules and regulations (collectively, the "Environmental Laws"), including, without limitation, the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA") and the Spoil and Compensation and Control Act N.J.S.A. 58:10-23.11 et seq. Tenant agrees, from and after the date hereof, to act in compliance with all such Environmental Laws. Tenant shall not perform any acts in violation of Environmental Laws. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number as used on its Federal Tax Return will not, under the applicable rules and regulations existing as of the date hereof, subject the Premises or the Property to ISRA applicability. Tenant represents to Landlord and covenants that Tenant will not change to an operation with a different SIC Number without Landlord's prior written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord may deny consent if, inter alia, the different SIC Number would subject the Premises or the Property to ISRA applicability. Notwithstanding anything to the contrary set forth herein, in the event that Tenant's SIC Number or the SIC Number of any subtenant or other party holding by, through or under Tenant (including any assignee hereof) shall subject the Premises or the Property to ISRA applicability, the same shall not constitute a violation hereunder if the criteria of the so-called "office exemption" established under N.J.A.C. 7:26B-2.1(b)(2) shall be satisfied and the entity whose SIC Number is in question certifies to Landlord in writing and under oath that such entity satisfies the exemption criteria.

                     (B) Upon the occurrence of any event requiring Tenant's compliance with ISRA, or if Landlord by reason of any act or omission or failure to act or not act on the part of Tenant, shall be required to comply with ISRA, Tenant shall make all necessary filings with the New Jersey Department of Environmental Protection ("DEP") and any other relevant Legal Authority and, at its own expense, shall cause all necessary tests and studies to be performed. Landlord shall complete such documents and otherwise cooperate (provided such cooperation does not subject Landlord to any fee, cost, expense or liability or require performance by Landlord of Tenant's obligations hereunder) as may be reasonably requested by Tenant or required by the ISRA requirements of the DEP. In the event that the DEP or any other Legal Authority shall require a clean-up of the Premises or the Property or other remedial action in order to comply with any Environmental Law, or in the event of the imposition of any fine or penalty arising out of an environmental violation affecting the Premises, then, if and only if such cleanup or other remedial actions shall have been caused by the activities or occurrences of Tenant, its agents, employees, invitees or independent contractors, and expressly excluding such obligations, remedial actions, fines and penalties actually resulting from the conduct of Landlord, its employees, agents, licensees or independent contractors, whether before, during or after the Term hereof, arising out of performance of Landlord's obligations under this Lease or otherwise, Tenant shall assume responsibility, at its sole cost and expense, for such clean-up obligations, remedial actions, fines and penalties not expressly excluded above.

                     (C) Tenant hereby agrees to execute such documents and provide such information as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure Tenant's compliance with ISRA or with any Environmental Laws, rules or regulations of any relevant Legal Authority. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Premises or any acts and/or omissions which Tenant, its agents, employees, invitees or independent contractors initiate, including, without limitation, State agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate Legal Authority.

                     (D) Tenant agrees to indemnify and hold Landlord harmless from and against any fines, suits, proceedings, claims and actions and any other cost, expense or liability of any kind arising under Environmental Laws, rules or regulations resulting from Tenant's use of the Premises or any acts and/or omissions which Tenant, its agents, employees, invitees or independent contractors initiate, Tenant's failure to comply with this Section 7.5 or Tenant's failure to provide all information, make all submissions and take all actions required by any Legal Authority. Landlord agrees to indemnify and hold Tenant harmless from and against any fines, suits, proceedings, claims and actions, and any other cost, expense or liability of any kind arising under Environmental Laws, rules or regulations resulting from Landlord's construction or management of the Building or any other acts and/or omissions of Landlord.

                     (E) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry (i.e., one hundred (100) pounds per square foot live load) and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall be required to obtain Landlord's prior written consent (as provided in Article 4) to any increasing of the floor load capacity of the floor(s) of the Premises resulting from the performance of an Alteration hereunder, any such increasing of the floor load capacity being deemed a Structural Alteration for all purposes of this Lease.

         Section 7.6 (A) Landlord shall develop the Property, construct the Building and thereafter maintain those portions of the Property which Landlord is required to maintain and repair in accordance with Section 5.2, in compliance with all then-existing Environmental Laws and the "Newport Remedial Plan" (as defined in Section 36.7), and in compliance with all then-existing Legal Requirements, including the then-existing requirements of the "ADA" (as defined in Section 7.6 (B) below). Tenant shall perform or cause to be performed the Tenant's Initial Alterations and other improvements or alterations made or to be made by Tenant in accordance with the express terms of this Lease in compliance with all then-existing Environmental Laws and Legal Requirements.

                     (B) Landlord shall be responsible, during the Term, for compliance in the Building's common areas with Title III of the Americans with Disabilities Act of 1990 and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as modified and amended from time to time (collectively, the "ADA"), subject to Tenant's express obligation to comply with the ADA and other Legal Requirements as set forth in this Article 7 or elsewhere in this Lease, and Landlord agrees to indemnify and hold Tenant harmless from and against any fines, suits, proceedings, claims and actions, and any other cost, expense or liability of any kind arising from any failure by Landlord to so comply as aforesaid.

                     (C) Tenant shall be responsible during the Term, for compliance with

ADA within the Premises subject to Landlord's obligation to complete Landlord's Work in compliance with then-existing requirements of the ADA.


                                    ARTICLE 8

                    SUBORDINATION; ATTORNMENT; MODIFICATIONS

         Section 8.1 (A) This Lease is and shall be subject and subordinate to all Superior Leases and to all Mortgages which may now or hereafter affect such Superior Leases or the Land and/or the Building and to all renewals, modifications, consolidations, replacements and extensions of any such Superior Leases and Mortgages, provided however, and only on the condition that (1) a mortgagee under a Mortgage (a "Mortgagee") shall execute and deliver to Tenant for Tenant's signature an agreement which shall provide that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, or to evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereafter set forth, provided no Event of Default shall at the time have occurred and be continuing hereunder, or (2) a lessor under a Superior Lease (a "Lessor") shall execute and deliver to Tenant for Tenant's signature an agreement to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will not make Tenant a party defendant in any action to terminate such Superior Lease, or to evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease, subject to the provisions hereafter set forth, provided no Event of Default shall at the time have occurred and be continuing hereunder (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, is called a "Non-disturbance Agreement"). This clause shall be self-operative and no further instrument of subordination shall be required by any Lessor or Mortgagee, respectively, as the case may be. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request if same is consistent with the provisions of this Lease. If a Mortgagee of any first priority Mortgage requests or requires that this Lease not be made subject or subordinate to any other Mortgage, then, notwithstanding anything to the contrary herein contained, for so long as such request or requirement continues, this Lease shall be superior to any such subordinate Mortgage.

                     (B) Tenant shall not do anything in breach of this Lease which would cause Landlord to be in default under any Superior Lease or Mortgage, or omit to do anything Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder.

                     (C) Any Non-disturbance Agreement may be made on the condition that and Tenant hereby agrees that neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, or of a deed or assignment in lieu thereof, or any nominee or designee thereof (each a "Successor Landlord"), shall be, as of the date such Successor Landlord shall succeed to the position of Landlord under this Lease (the "Succession Date"):

                                    (1) liable for any previous act or omission
                  of Landlord under this Lease, except to the extent that such act or omission continues after the Succession Date (in which event such act or omission shall be deemed to have occurred on the Succession Date); or

                                    (2) subject to any credit, claim,
                  counterclaim, demand, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which Tenant may have or shall have theretofore accrued to Tenant against Landlord prior to the Succession Date; or

                                    (3) bound by any previous modification of
                  this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one (1) month's Fixed Rent to Landlord (or its predecessors-in-interest) not expressly provided for in this Lease, unless such modification or prepayment shall have been expressly approved in writing by any Lessor or any Mortgagee (the name of which Lessor or Mortgagee was theretofore provided in writing to Tenant) through or by reason of which such Successor Landlord shall have succeeded to the rights of Landlord under this Lease; or

                                    (4) obligated to perform any alteration or
                  improvements of the Premises not expressly required under this Lease; or

                                    (5) responsible for any monies owing by
                  Landlord to the credit of Tenant unless such monies have come into actual possession of a Successor Landlord, and Tenant is entitled to the return or payment of such monies pursuant to the terms of this Lease; or

                                    (6) bound by any obligation to make any
                  payment to Tenant, or be subject to any credits, except for
                  (i) services, repairs, maintenance and restoration provided for under this Lease to be performed after the Succession Date and (ii) for payments or credits to which Tenant would be entitled by reason of acts, omissions or circumstances arising after the Succession Date or continuing after the Succession Date (provided, however, that the Successor Landlord shall only be obligated for payments or credits accruing on and after the Succession Date) pursuant to the express provisions of this Lease, or by reason of Article 2 relating to Additional Charges; it being expressly understood, however, that the Successor Landlord shall not be bound by any obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Premises but shall be subject to Section 36.9(B)(7) and
                  Section 42.2; or

                                    (7) required to remove any person occupying
                  the Premises, or any part thereof.

The provisions set forth in clause (C) above and the reference in clause (A) above to Tenant not being in default) shall not apply if Landlord or a Landlord Related Entity is the Successor Landlord.

                     (D) If required by a Mortgagee or a Lessor, within seven
(7) days after notice thereof, Tenant shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section 8.2 hereof to attorn to such Mortgagee or Lessor, as the case may be, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Non-Disturbance Agreement proposed by any such Mortgagee or Lessor which conforms to the provisions of this Article 8, or which is substantially identical to the form(s) of Non-Disturbance Agreement annexed to this Lease as Exhibit J and made a part hereof, or any other agreement that Landlord or such Mortgagee or Lessor may request in confirmation of such subordination if same is consistent with the provisions of this Lease. Any such Non-disturbance Agreement may also contain other terms and conditions as may otherwise be required by such Mortgagee or Lessor, as the case may be, which do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights of Tenant under this Lease, except to a de minimis extent, or increase the other obligations of Tenant under this Lease, except to a de minimis extent. The names of all Lessors and Mortgagees under Superior Leases or Mortgages encumbering the Property as of the execution date hereof are as set forth in Schedule 4 annexed to this Lease and made a part hereof, each of which is a Landlord Related Entity. Landlord will deliver to Tenant, for Tenant's execution, concurrently with the execution and delivery of this Lease, Non-disturbance Agreements from the existing Lessors and Mortgagees.

         Section 8.2 (A) If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason, or any Mortgagee comes into possession of the Land and/or the Building or the estate created by any Superior Lease, by receiver or otherwise, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the Land and/or the Building or its nominee or designee or a purchaser at a foreclosure sale or transferee in lieu thereof, upon all of the terms, covenants and conditions of this Lease, and Tenant agrees, at the election and upon demand of any owner of the Land and/or the Building, or its nominee or designee or a purchaser at a foreclosure sale or transferee in lieu thereof, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of
Section 8.1 hereof, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, respectively, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises.

                     (B) The provisions of this Section 8.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, and shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form in confirmation of the foregoing provisions of this Section 8.2 and consistent with the provisions of this Section, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 8.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

         Section 8.3 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees (the names of which Lessors and Mortgagees were theretofore provided in writing to Tenant) at such addresses as shall have been furnished to Tenant and, if any such Lessor or Mortgagee, as the case may be (other than a Lessor or Mortgagee which is a Landlord Related Entity), shall have notified Tenant within a reasonable time, but no more than thirty (30) days following receipt of such notice, of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission. Such reasonable period of time shall not exceed thirty (30) days in the case of a monetary default or sixty (60) days in the case of a non-monetary default, except that in the case of a non-monetary default which cannot reasonably be cured within such sixty (60) day period, if such Lessor or Mortgagee, as the case may be, shall have commenced to remedy such act or omission within such sixty (60) day period and shall thereafter proceed with reasonable diligence, subject to Unavoidable Delays, to remedy such act or omission, then such sixty
(60) day period shall be extended until such act or omission is remedied (it being understood that if Tenant shall duly give the notice to all Mortgagees required by this Section 8.3 but the Mortgagees shall not give Tenant notice within such 30-day period of its intention to commence to remedy such act or omission, or cause the same to be remedied as above provided, then Tenant may exercise all of its rights and remedies under this Lease and/or at law to terminate this Lease by reason of such act or omission of Landlord).

         Section 8.4 If, in connection with the procurement, continuation or renewal of any financing for which the Property or the interest of the lessee therein under a Superior Lease represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not: (A) increase the items of Rent payable under this Lease; or (B) adversely affect any rights of Tenant under this Lease (except to a de minimis extent); or (C) diminish the obligations of Landlord under this Lease (except to a de minimis extent).

                                    ARTICLE 9


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
                INSURANCE; PROPERTY LOSS; DAMAGE; REIMBURSEMENT;
                    INDEMNITY; EXCULPATION AND NON-LIABILITY

         Section 9.1 (A) Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury or damage to persons or property, but shall exercise such control over the Premises as to fully protect Landlord against any such liability.

                     (B) Tenant shall indemnify and save harmless Landlord and Landlord's members, partners, shareholders, officers, directors, employees, agents and contractors (collectively, the "Landlord Indemnitees") from and against any and all claims of whatever nature against Landlord and/or the Landlord Indemnitees arising from (1) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Premises, (2) any accident, injury or damage whatsoever occurring outside the Premises but anywhere within or about the Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant, its contractors, licensees, agents, servants, invitees or employees, and (3) any breach, violation or non-performance of any term, covenant, condition or agreement in this Lease set forth on the part of Tenant or parties claiming by or under Tenant to be fulfilled, kept, observed or performed. Tenant's liability under clauses (2) and (3) of this Section 9.1(B) extends to the acts and omissions or negligence of any subtenant or User, and any agent, contractor, employee, invitee or licensee of any such subtenant or User. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel selected by Tenant's insurance carrier or, otherwise, by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

                     (C) The foregoing indemnity and hold harmless agreement in clause (B) above shall include indemnity from and against any and all liability, loss, cost, damage and expense of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof including, without limitation, reasonable attorneys' fees and disbursements. Landlord, from time to time, may submit to Tenant copies of Landlord's legal bills in connection with the foregoing, and Tenant, upon receipt of such bills, shall promptly pay to Landlord the amount shown thereon as additional rent. This indemnity and hold harmless agreement shall survive the expiration or earlier termination of this Lease.

                     (D) Tenant shall be relieved of its obligation and liability to Landlord under any provisions indemnifying Landlord against claims, liabilities, costs and expenses if and to the extent that, and so long as, Tenant provides, and maintains in force, insurance for the benefit of Landlord, enforceable by Landlord as an additional insured, against such claims, liabilities, costs and expenses. Nothing contained herein shall be construed to require Tenant to indemnify, defend or hold Landlord harmless to the extent that any damage or claim is a result of the acts or omissions of Landlord or any of its contractors, licensees, employees, servants or agents (subject to Sections
9.6 and 9.8 hereof).

                     (E) Landlord shall indemnify and save harmless Tenant and Tenant's members, partners, shareholders, officers, directors, employees, agents and contractors (collectively, the "Tenant Indemnitees") from and against any and all claims of whatever nature against Tenant and/or the Tenant Indemnitees arising from (1) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Building and the Property outside the Premises (except as provided in Section 9.1(B)(2) above), or (2) accident, injury or damage whatsoever occurring inside the Premises where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Landlord, its contractors, licensees, agents, servants, invitees or employees, or (3) any breach, violation or non-performance of any term, covenant, condition or agreement in the Lease set forth on the part of Landlord to be fulfilled, kept, observed or performed. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon written notice from Tenant, will, at Landlord's expense, resist or defend such action or proceeding by counsel selected by Landlord's insurance carrier or, otherwise, by counsel approved by Tenant in writing, such approval not to be unreasonably withheld.

                     (F) The foregoing indemnity and hold harmless agreement in clause (E) above shall include indemnity from and against any and all liability, loss, cost, damage and expense of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof, including, without limitation, reasonable attorneys' fees and disbursements. Tenant, from time to time, may submit copies of Tenant's legal bills in connection with the foregoing, and Landlord shall promptly pay to Tenant the amounts thereon.

                     (G) This indemnity and hold harmless agreement shall survive the expiration or earlier termination of this Lease.

                     (H) Landlord shall be relieved of its obligation and liability to Tenant under any provisions indemnifying Tenant against claims, liabilities, costs and expenses if and to the extent that, and so long as, Landlord provides, and maintains in force, insurance for the benefit of Tenant, enforceable by Tenant as an additional insured, against such claims, liabilities, costs and expenses. Nothing contained herein shall be construed to require Landlord to indemnify, defend or hold Tenant harmless to the extent that any damage or claim is a result of the acts or omissions of Tenant or any of its contractors, licensees, employees, servants, agents or invitees (subject to Sections 9.6 and 9.8 hereof).

         Section 9.2 Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants, employees, contractors, licensees or invitees.

         Section 9.3 If at any time any windows of the Premises are temporarily closed, darkened or bricked up for any reason whatsoever including, but not limited to, Landlord's own acts due to repairs or other work being performed by Landlord in accordance with this Lease or other tenants in the Building as may be permitted by such tenant's leases (or permanently closed, darkened or bricked up, if required by Legal Requirements), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Landlord shall use commercially reasonable efforts to minimize the amount of time that the windows of the Premises are so closed, darkened or bricked up, subject to Legal Requirements and Unavoidable Delays.

         Section 9.4 (A) Tenant shall obtain and keep in full force and effect during the Term:

                           (1) a policy of commercial general liability and property damage (1973 occurrence or successor form) insurance with broad form liability coverage, including contractual liability coverage, covering Tenant's obligations under Section 9.1(A), and personal injury liability coverage, against claims for personal injury, death and/or property damage occurring in or about the Premises and/or the Property and under which the insurer agrees to indemnify and hold Landlord harmless from and against, among other things, all cost, expense and/or liability arising out of or based upon any and all claims with respect to accidents, injuries and damages covered by Tenant's indemnity described in Section 9.1(B), and which policy shall also contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any insured loss sustained, and minimum limits of liability under such policy including products liability and completed operations shall be a combined single limit with respect to each occurrence in an amount of not less than Three Million and 00/000 ($3,000,000.00) Dollars for injury (or death) and damage to property (or in any increased amount reasonably required by Landlord, if consistent with the requirements of clause (D) of this Section 9.4); it being agreed and understood that such limit of coverage may be provided by Tenant's commercial general liability and property damage policy in conjunction with an umbrella or excess liability policy;

                           (2) insurance against loss or damage by fire and such other risks and hazards (including, during the period of construction of any Tenant's Property and Alterations, casualty insurance in the so-called "Builder's Risk Completed Value Non-Reporting Form", burglary, theft and breakage of glass within the Premises) as are insurable under the available standard forms of "all risk" insurance policies, to Tenant's Property and Alterations for the full replacement cost value thereof (including an "agreed amount" endorsement); and

                           (3) worker's compensation insurance, in such amounts as shall be required, from time to time during the Lease term, by Legal Requirements of any applicable Legal Authority.

                  (B) For purposes of this Lease, Tenant hereby agrees that Landlord, Landlord's managing agent, if any, all Lessors and Mortgagees, respectively, as the case may be, shall be designated as additional insureds and the beneficiaries of the indemnification furnished by Tenant in Section 9.1(B) and Section 9.1(C) above, and that each policy of insurance shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any insured loss sustained, and shall provide that it will be non-cancelable with respect to the additional insureds without thirty (30) days written notice to such insureds by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and certificate holders. A certificate of each of the required policies shall be delivered to Landlord on or prior to the Commencement Date or any earlier date of entry upon the Premises by Tenant or anyone claiming by or under Tenant.

                  (C) All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers licensed to do business in the State of New Jersey, and rated in Best's Insurance Guide or any successor thereto (or if there be none, an equivalent organization having a national reputation) as having a general policyholder rating of "A-" and either (1) a financial rating of at least "VIII", or (2) a policy holder surplus of at least Fifty Million and 00/00 Dollars ($50,000,000.00).

                  (D) Landlord may, at any time and from time to time during the Term, require that the amount of the insurance to be maintained by Tenant hereunder be increased, so that the amount thereof adequately protects Landlord's interest; provided, however, that the landlords of comparable first class office buildings located in the Comparable Market have similarly increased the amount of insurance required to be obtained by tenants under leases for such properties.

                  (E) Landlord hereby agrees that Tenant shall have the right to provide the insurance which is required hereunder as part of so-called "blanket insurance policies" which insure other properties of Tenant, provided, however, that such "blanket insurance" policies cover any casualty, damage or injury at the Property or Premises for which Tenant is required to obtain insurance coverage separately hereunder. If Landlord consents, which consent may be given or withheld in Landlord's sole and absolute discretion and with such conditions as Landlord shall require, Tenant may self-insure any of the insurance coverages required hereby.

                  (F) Tenant shall pay all premiums and charges for all of such policies, and if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy after notice to Tenant, and the amount paid by Landlord, with interest thereon at the Interest Rate set forth in Section 2.1(H) of this Lease, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with interest at the Interest Rate, shall be considered as additional rent hereunder. Payment by Landlord of any such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release Tenant with respect to such default.

                  (G) Tenant's failure to provide and keep in force the aforementioned insurance shall be a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

         Section 9.5 Notwithstanding the limits of insurance specified Section 9.4, Tenant and Landlord each agrees that its respective indemnification obligations contained in Section 9.1 above shall operate whether or not Tenant and Landlord each has placed and maintained the insurance specified in this Lease.

         Section 9.6 (A) Landlord and Tenant shall each procure an appropriate clause in, or endorsement to, each of its property insurance policies (insuring the Property, in the case of Landlord, and insuring Tenant's Property and Alterations, in the case of Tenant), pursuant to which each insurance company waives subrogation or consents to the waiver of right of recovery by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor of Tenant shall also extend to any permitted assignees hereof or subtenants and/or Users occupying or using the Premises in accordance with the terms of this Lease. The waiver of subrogation or permission for waiver of the right of recovery in favor of Landlord shall also extend to the Building's managing agent, if any, and to any Lessor and any Mortgagee.

                  (B) If such waiver of subrogation shall be unenforceable, each party shall instead have included in each of its insurance policies (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (b) any other form of permission or release of the party. If such waiver, agreement or other form of permission or release shall not be, or shall cease to be, obtainable from either party's then-current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.4 hereof.

                  (C) Landlord shall provide Tenant with written confirmation of such waiver, agreement or other form of permission or release contained in Landlord's current insurance policies.

         Section 9.7 (A) Landlord shall obtain and keep in full force and effect during the Term with respect to the Building, all -risk property insurance coverage for not less than eighty percent (80%) of the replacement cost of the Building (excluding foundations and footings), with earthquake and flood endorsements. Notwithstanding the foregoing provisions of this Section 9.7, Tenant hereby acknowledges and agrees that Landlord shall be in full compliance with its obligations under this Section 9.7 for so long as Landlord shall then be carrying the insurance required to be carried, and shall then be in compliance with the insurance requirements imposed on Landlord as mortgagor under any institutional third-party Mortgage then encumbering the Building and/or the Land.

                  (B) Tenant hereby agrees that Landlord shall have the right to provide the insurance which is required hereunder as part of so-called "blanket insurance policies" which insure other properties of Landlord or Affiliates of Landlord or LeFrak Organization, Inc. or its affiliates, provided, however, that such "blanket insurance" policies cover any casualty, damage or injury at the Property for which Landlord is required to obtain insurance coverage separately hereunder; it being agreed and understood that any limits of coverage hereunder may be provided by Landlord's commercial general liability and property damage policy in conjunction with an umbrella or excess liability policy.

                  (C) Landlord will not carry insurance of any kind on Tenant's Alterations or Tenant's Property and shall not be obligated to repair, any damage to or replace Tenant's Alterations or Tenant's Property; provided, however, that if Tenant shall fail to maintain such insurance, Landlord shall have the right to obtain insurance on such Tenant's Alterations and Tenant's Property and the cost thereof, with interest thereon at the Interest Rate, shall be payable by Tenant to Landlord as additional rent on demand.

         Section 9.8 Each party hereby releases the other (its servants, agents, employees and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to property by fire or other casualty (i.e., in the case of Landlord, as to the Property, and, in the case of Tenant, as to Tenant's Alterations and Tenant's Property) (including rental value or business interruption, as the case may be) occurring during the Term with respect to and to the extent to which it is insured, or is obligated to be insured under this Lease, under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Section 9.6. Each party shall cooperate with the other party in connection with the collection of any insurance monies that may be due in the event of loss and each party shall execute and deliver to the other party such proofs of loss and other instruments which may be required to recover any such insurance monies.

         Section 9.9 (A) No recourse shall be had on any of Landlord's obligations hereunder against any incorporator, subscriber of capital stock, stockholder, officer or director, past, present or future, of any corporation, or against any general or limited partner of any partnership or joint venture, or against any member of any limited liability company which shall be Landlord hereunder, or other holders of any equity interest in such corporation, partnership, joint venture or limited liability company, respectively, or the shareholders, directors or officers of such partners, or the partners comprising such partners, or of any successor of any such corporation, partnership, joint venture, or limited liability company, respectively, or against any principal of any of the foregoing, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or be included in the term "Landlord", whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation, respectively, as the case may be (collectively, the "Parties") whether by virtue or any Legal Requirement or by enforcement of any assessment or penalty or otherwise; it being expressly understood and agreed that Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Property including, without limitation, the net proceeds of sale and the proceeds of fire and extended coverage insurance or condemnation awards received by Landlord, and Tenant shall not look to other property or assets of Landlord or of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                  (B) Neither Landlord (except as expressly provided by the terms and provisions of this Lease), nor any of the Parties, nor any Lessor nor any Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of such Lessor or Mortgagee (in any case, whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of such injury, damage or loss (except to the extent caused by their negligence or wilful misconduct, and then subject to Sections 9.6 and 9.8 hereof) , nor shall any of the aforesaid entities or Parties be liable for any damage to property of Tenant or of others entrusted Landlord nor for loss of or damage to any such property by theft or negligence of Landlord, its agents, servants or employees, or any of the Parties in the operation or maintenance of the Premises or the Building, without contributory negligence of the party of Tenant or any of its subtenants or licensees or its or their respective agents, contractors or employees.

                  (C) Neither Landlord nor any of the Parties, nor any Lessor nor any Mortgagee, nor any partner, director, officer, agent, servant or employee of Landlord or any such Lessor or Mortgagee shall be liable for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming by, through or under Tenant.

         Section 9.10 Except as may be expressly provided in this Lease, neither Landlord nor Tenant shall be liable for consequential damages by reason of any indemnity contained in this Article or a breach of this Lease by the other.

                                   ARTICLE 10

                      DESTRUCTION, FIRE AND OTHER CASUALTY

         Section 10.1 (A) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

                  (B) Subject to Landlord's right to elect not to restore the same as hereinafter provided in Sections 10.1(D) and 10.4(A) below and subject to Tenant's right to terminate this Lease as provided in Sections 10.1(E) and 10.4(A) below, if the Premises are partially damaged or rendered partially unusable by fire or other casualty customarily covered by an "all risk" insurance policy, or if access to a portion of the Premises is rendered unusable by fire or other casualty, or if any Building Systems serving the Premises are damaged by fire or other casualty and a portion of the Premises is rendered unusable thereby, then the damages to the Landlord's Work within or affecting the Premises shall be repaired by and at the expense of Landlord to substantially the condition prior to the damage and, until such repairs which are required to be performed by Landlord shall be substantially completed, the Fixed Rent and Additional Charges shall be apportioned from the day following the casualty according to the part of the Premises which is usable. Tenant's liability for payment of Fixed Rent and Additional Charges shall resume thirty
(30) days after the repairs to the Landlord's Work within or affecting the Premises have been substantially completed and Landlord shall have given Tenant notice thereof. Tenant acknowledges that Landlord will not carry insurance on any of Tenant's Property or Alterations (including Tenant's Initial Alterations) and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

                  (C) Subject to Landlord's right to elect not to restore the same as hereinafter provided in Sections 10.1(D) and 10.4(A) below and subject to Tenant's right to terminate this Lease as provided in Sections 10.1(E) and 10.4(A) below, if the Premises are totally damaged or rendered wholly unusable by fire or other casualty customarily covered by an "all risk" insurance policy, or if access to all or substantially all of the Premises is rendered unusable by fire or other casualty, or if any Building Systems serving the Premises are damaged by fire or other casualty, and all or substantially all of the Premises is rendered unusable thereby, then the Fixed Rent and Additional Charges shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the repairs to the Landlord's Work within or affecting the Premises have been substantially completed and Landlord has given Tenant notice thereof.

                  (D) If (whether or not the Premises are damaged in whole or in part) the Building shall be so damaged that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord and reasonably approved by Tenant) of more than fifty percent (50%) of the replacement cost of the Building (excluding foundations and footings) immediately prior to the fire or other casualty, and Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within sixty (60) days after such fire or casualty specifying the date for the expiration of this Lease, which date shall not be more than sixty (60) days after the giving of such notice. Upon the date specified in such notice, the Term shall expire as fully and completely as if such date were the date set forth above for the Expiration Date, and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, subject, however, to Landlord's rights and remedies against Tenant under this Lease and its provisions in effect prior to such termination, and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

                  (E) (1) In the event that Landlord elects not to terminate this Lease, as provided in Section 10.1(D) above, and the Premises are materially damaged or rendered substantially unusable, or (whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that the Premises are rendered materially unusable, Landlord shall, after the occurrence of such damage or destruction, advise Tenant in writing of Landlord's reputable contractor's or architect's estimate of the amount of time which will be required to repair and/or restore the Landlord's Work within or affecting the Premises (the "Landlord's Repair Notice").

                           (2) If Landlord, in the Landlord's Repair Notice, advises Tenant that Landlord shall require more than one (1) year from the date of the casualty to repair and restore the Landlord's Work within or affecting the Premises, Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty
         (30) days after receipt of the Landlord's Repair Notice (TIME BEING OF THE ESSENCE as to such thirty (30) day period).

                           (3) If Tenant elects not to terminate this Lease (or fails to exercise its right to terminate this Lease) as provided in subsection (2) above, or if Landlord advises Tenant, in the Landlord's Repair Notice, that Landlord estimates that Landlord will repair and restore the Landlord's Work within or affecting the Premises within one
         (1) year from the date of casualty (the date as specified being the "Restoration Period"), this Lease shall remain in full force and effect and Landlord shall, promptly after receipt of any required permit(s) from the Buildings Department or any other applicable Legal Authority for the aforesaid restoration and repair work, commence or cause the commencement of the repair and restoration of the Landlord's Work within or affecting the Premises and diligently perform the same to substantial completion within the Restoration Period, which Restoration Period shall be subject to extension for an additional period of time not to exceed sixty (60) days for Unavoidable Delays and/or adjustment of insurance claims.

                           (4) If Landlord fails to substantially complete the repair or restoration, or cause the substantial completion of the repair or restoration of the Landlord's Work within or affecting the Premises within the Restoration Period, and any extension thereof as set forth in clause (3) above, then Tenant shall have the one-time right, within thirty (30) days after the expiration of the Restoration Period (TIME BEING DEEMED OF THE ESSENCE), to terminate this Lease by a written notice given to Landlord, such termination to be effective as of a date specified in such notice, which termination date shall be no earlier than thirty (30) days nor later than forty-five (45) days from the date of such termination notice, and unless Landlord shall have substantially completed the repair and/or restoration of the Landlord's Work within or affecting the Premises by the termination date specified in such Tenant's notice, this Lease shall terminate and become null and void, and the Term shall expire as fully and completely as if such date were the date set forth above for the Expiration Date, and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, subject, however, to Landlord's rights and remedies against Tenant under this Lease and its provisions in effect prior to such termination, and any Rent owing (which has not been abated in accordance with subsections (B) and (C) above) shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

                           (5) Within thirty (30) days after completing any insurance adjustment made with respect to a casualty, Landlord shall give Tenant notice thereof. In the event Landlord shall not commence the repair or restoration of Landlord's Work within sixty (60) days after the completion of the insurance adjustment, subject to Unavoidable Delays, and thereafter proceed with reasonable dispatch to do the required work, Tenant may elect to terminate this Lease by giving Landlord thirty (30) days notice of its intention to do so; and upon expiration of said 30-day period, if such work has not yet been commenced, or if commenced shall not be proceeding with reasonable dispatch so that it is reasonably anticipated by Landlord's contractor that such work will be completed within the Restoration Period and any extension thereof as set forth in clause (3) above, Tenant may give Landlord a second notice of intention to terminate the Lease specifying a date not less than ten (10) days thereafter and, upon the giving of the second notice, this Lease and the Term shall expire and terminate unless Landlord shall commence and diligently proceed with the work prior to the end of such 10-day period.

                           (6) The word "materially" as used in this subsection
         (E) shall mean more than twenty-five percent (25%) of the Premises shall be damaged by fire or other casualty or rendered unusable.

                           (7) In lieu of terminating the entire lease as provided in (2), (4) or (5) above, Tenant may surrender one or more floors thereof affected by the casualty (or if Tenant shall then lease less than all the rentable area on a floor, the entire portion of the Premises on the floor so affected) and the Fixed Rent and Additional Charges shall thereafter be proportionately reduced; provided that such surrendered floors consist of the bottom-most or upper-most floor(s) of the Premises.

                  (F) Unless Landlord shall serve a termination notice as provided for in Section 10.1(D) above or Section 10.4(A) below or Tenant shall serve a termination notice as provided for in Section 10.1(E) above or Section 10.4(A) below, Landlord shall make the repairs and restorations under the conditions as provided in Section 10.1(B) and (C) hereof, with all reasonable expedition subject to delays resulting from or caused by (1) "Unavoidable Delays" (as defined in Article 25), or (2) adjustment of insurance claims.

         Section 10.2 After the occurrence of any such casualty, Tenant shall cooperate with Landlord's repairs and restoration by removing from the portion of the Premises to be repaired or restored as promptly as reasonably possible, all of Tenant's salvageable inventory and Tenant's Property.

         Section 10.3 Nothing contained herein above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty, subject, however, to Sections 9.6 and 9.8 above.

         Section 10.4 (A) Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last year of the Term (without regard to unexercised renewal options), either Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 1 hereof. For purposes of this Section 10.4(A), the phrase "substantially damaged" shall mean that more than fifty percent (50%) of the Premises shall be damaged by fire or other casualty.

                  (B) Except as expressly set forth in Sections 10.1(E) or 10.4, Tenant shall have no other options to cancel this Lease under this Article 10.

         Section 10.5 This Article 10 constitutes an express agreement and stipulation governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and the provisions of N.J.S.A. 46:8-6 and 7 which provide for such contingency in the absence of an express agreement or stipulation, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case. Tenant hereby waives the provisions of any present or future statutes or law which provide additional rights and remedies, Tenant hereby agreeing the provisions of this Article 10 are in lieu thereof and shall govern and control to the maximum extent legally permissible.

                                   ARTICLE 11

                                 EMINENT DOMAIN

         Section 11.1 (A) If the whole of the Property or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title as to any "Taking" (as hereinafter defined) with the same effect as if said date were the Fixed Expiration Date. Any acquisition or condemnation of all or a


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portion of the Property for any public or quasi-public use or purpose, as described in this Article 11, is called a "Taking" or is deemed "Taken".

                  (B) If only a part of the Property and not the entire Premises shall be Taken then: (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Property so Taken, from and after the date of the vesting of title as to such Taking, the Fixed Rent, Tenant's Tax Share and the Tenant's Operating Share shall be reduced in the proportion which the area of the part of the Premises so Taken bears to the total area of the Premises immediately prior to such Taking; (2) whether or not the Premises shall be affected thereby, if a material portion of the exterior portions of the Property shall be so Taken, or if thirty-five percent (35%) or more of the Building is so taken and, in either such event, Landlord's operation of the Building is materially impaired, as determined by Landlord in its reasonable discretion, then in either such event Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title as to such Taking, a thirty (30) days' notice of termination of this Lease, and (3) if the part of the Property so Taken shall contain more than thirty-five percent (35%) of the total rentable area of the Premises immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises or Tenant's operation of its business in the Premises as a result of such Taking is materially impaired as determined by Tenant in its reasonable discretion, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title of such Taking, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. In addition, the provisions of Section 10.1(E) and 10.4(A) shall apply, mutatis mutanis, to a Taking in the last year of the Term, and/or where the Taking requires repair or restoration.

                  (C) If a part of the Premises shall be so Taken and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so Taken to a self-contained rental unit which shall be substantially comparable in quality and service to the rental unit that existed prior to such Taking (but only to the extent of Landlord's Work and expressly excluding Tenant's Property and Alterations).

                  (D) Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent and Additional Charges shall be apportioned and any prepaid portion of Fixed Rent and Additional Charges for any period after such date shall be refunded by Landlord to Tenant.

         Section 11.2 In the event of any Taking of all or any part of the Property, Landlord shall be entitled to receive the entire award for any such Taking, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such Taking, and for any moving expenses, provided same does not reduce or affect Landlord's award in any way.

         Section 11.3 If the whole or any part of the Premises shall be temporarily Taken during the Term for any public or quasi-public use or purpose this Lease shall be and remain unaffected by such temporary Taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such temporary Taking and shall continue to pay in full the Fixed Rent and Additional Rent when due. Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such Taking which represents compensation for the use and occupancy of the Premises and, if so awarded, for the Taking of Tenant's Property and for moving expenses. If the period of temporary Taking shall extend beyond the Fixed Expiration Date, that part of the award which represents compensation for the use of occupancy of the Premises, or a part thereof, shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to and including the Fixed Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Fixed Expiration Date. All monies received by Tenant as, or as part of, an award for a temporary Taking for a period beyond the date to which the Fixed Rent and Additional Rent hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the Fixed Rent and Additional Rent hereunder. Notwithstanding the foregoing, if such temporary Taking of the Premises renders the Premises substantially unusable and such temporary Taking either exceeds one (1) year or commences at any time during the last six (6) months of the Term (without regard to unexercised renewal options), then, in either event, Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days after the expiration of such one-year period or such commencement of the temporary Taking, as the case may be (TIME BEING OF THE ESSENCE as to such thirty (30) day period). If any such thirty (30) days' notice of termination is given by Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date.

                                   ARTICLE 12

                     ASSIGNMENT; SUBLETTING; MORTGAGE, ETC.

         Section 12.1 (A) Except as otherwise expressly set forth in this
Article 12, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not, without the prior written consent of Landlord in each instance, enter into any license or concession agreement, sublet or otherwise suffer or permit the Premises or any part thereof to be used by others, mortgage, hypothecate, transfer, assign or otherwise encumber this Lease or Tenant's interest herein and in and to the Premises, or any part thereof, except as is otherwise expressly set forth below in this Article 12.

                  (B) In the event Landlord's written consent is given to an assignment or subletting, Tenant shall nevertheless remain liable for the performance of all covenants and conditions of this Lease. In the case of an assignment, such liability shall be joint and several with the assignee. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord as to any further assignment or subletting.

                  (C) Any attempted license, concession, subletting, mortgage, subletting, hypothecation, transfer or assignment as aforesaid, without the prior written consent of Landlord, as and where required in this Article 12, shall constitute a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease upon the occurrence of an "Event of Default" (as defined in Article 16).

                  (D) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof, including, without limitation, attorneys' fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

         Section 12.2 If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, unless otherwise permitted hereunder or unless Landlord shall have granted its consent thereto, as hereinafter provided, such assignment or occupancy shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect rent from the assignee, under-tenant or occupant as a fee for its use and occupancy, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under- tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the terms, conditions, provisions and covenants on the part of Tenant herein contained, and

Tenant shall remain liable for the due observance and performance of all of Tenant's duties, obligations and responsibilities under this Lease.

         Section 12.3 Notwithstanding the provisions of Section 12.1 hereof, Landlord shall not unreasonably withhold its consent to any subletting of all or portion(s) of the Premises (as hereinafter provided) or any assignment of this Lease, provided that Tenant complies with the requirements of Section 12.5 hereof.

         Section 12.4 (A) In the event Tenant desires to sublease all or any of the Premises or assign this Lease pursuant to this Article 12 (other than a subletting or an assignment to a "Permitted Tenant" as such term is defined in
Section 12.9), Tenant shall submit to Landlord a statement (the "Tenant's Assignment/Subletting Notice") containing the principal terms and conditions of the desired assignment or subletting including, without limitation, the proposed commencement and expiration dates of the term of the desired sublease or the effective date of any desired assignment, and a sketch of the space desired to be sublet (if applicable), but which may or may not, at Tenant's option, include the "Background Information" referred to in Section 12.5(B) below.

                  (B) (1) Tenant's Assignment/Subletting Notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option (the "Landlord's Option"), (a) terminate this Lease with respect to the portion of the Premises desired to be sublet by Tenant if (i) the desired transaction is a sublease of less than "all or substantially all of the Premises" (as hereinafter defined) and consists of full floor increments of the Premises, and (ii) is for "all or substantially all of the remaining term of this Lease" (as such term is hereinafter defined), or (b) terminate this Lease in its entirety if the desired transaction is an assignment of this Lease or a sublease of all or substantially all of the Premises for all or substantially all of the remaining term of this Lease. Landlord's Option shall be exercised, if at all, by notice to Tenant, given at any time within twenty (20) days after Tenant has given the Tenant's Assignment/Subletting Notice to Landlord (the "Landlord's First Response Period"), and during the Landlord's First Response Period Tenant shall not assign this Lease nor sublet any such space to any person or entity. If Landlord does not respond on or before the expiration of Landlord's First Response Period, Landlord shall be deemed to have waived its right of recapture as provided above.

                      (2) For purposes of this Section 12.4(B), the term (a) "all or substantially all of the Premises" shall mean ninety-five percent (95%) or more of the rentable square feet of the then-Premises, and (b) "all or substantially all of the remaining term of the Lease" shall mean ninety-five percent (95%) or more of the remaining Term of this Lease.

                  (C) If Landlord exercises its Landlord's Option to terminate this Lease with respect to the portion of the Premises desired to be sublet by Tenant, pursuant to Section 12.4(B)(1)(a) above (such portion of the Premises being hereinafter referred to as the "Recaptured Space"), then (1) this Lease shall end and expire with respect to the Recaptured Space, (2) Tenant shall surrender the Recaptured Space to Landlord on or prior to the date on which the desired sublease was to commence, in the same manner and condition as is required by this Lease, as if such date were the Fixed Expiration Date of this Lease, (3) from and after such date any Fixed Rent and Additional Charges paid to such date, shall be apportioned and adjusted, if required, and Tenant's prospective Rental obligations hereunder which are based upon square footage (including, without limitation, Fixed Rent, Tenant's Tax Share and Tenant's Operating Share) shall be proportionately reduced, and (4) Landlord, at Tenant's expense, shall: (i) make such alterations as may be required or deemed necessary by Landlord to physically separate the Recaptured Space from the balance of the Premises; (ii) make any alterations and installations in the Recaptured Space, required, in Landlord's reasonable judgment, to make the Recaptured Space a self-contained rental unit with access through corridors to the Building's elevators and core toilets serving the Recaptured Space and the Premises, respectively, as the case may be, and if the Premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Landlord pursuant to this paragraph, providing access from the Recaptured Space to such core area(s)), Landlord and any tenant or other occupant of the Recaptured Space shall


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have the right to use such toilets and corridors in common with Tenant and any other permitted occupant(s) of the Premises, respectively, as the case may be;
(iii) install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant(s) of the Recaptured Space and the Premises, respectively, as the case may be; and (iv) comply with any Legal Requirements of any Legal Authority and insurance requirements of any Insurance Body relating to the alterations and installations described herein.

                  (D) If Landlord exercises its Landlord's Option to terminate this Lease in its entirety pursuant to Section 12.4(B)(1)(b) above, then (1) this Lease shall end and expire with respect to the entire Premises on the date on which the desired assignment was to occur or the desired sublease was to commence, as the case may be, (2) Tenant shall surrender the entire Premises to Landlord on or prior to the date on which the desired assignment was to occur or the desired sublease was to commence, as the case may be, in the same manner and condition as is required by this Lease, as if such date were the Fixed Expiration Date of this Lease, and (3) from and after such date any Fixed Rent and Additional Charges paid to such date, shall be apportioned and adjusted if required.

                  (E) If Landlord exercises a Landlord's Option to terminate this Lease, with respect to Recaptured Space as provided above, then Landlord shall recapture a share of the Parking Spaces made available to Tenant pursuant to Article 15 proportionate to the Recaptured Space. Similarly, if Tenant shall sublet all or a portion of the Premises or assign this Lease pursuant to this
Article 12, then Tenant may sublet a proportionate share of the Parking Spaces to such subtenant or assign the Parking Spaces to such assignee, as the case may be, subject to the provisions of Section 15.2 of the Lease.

                  (F) If Landlord does not exercise a Landlord's Option then, if Tenant shall within nine (9) months from the expiration of the Landlord's First Response Period give a substitute Tenant's Assignment/Subletting Notice to Landlord with respect to the same or substantially the same portion of the Premises, or all of the Premises, as was applicable to the Landlord's Option not so exercised, Landlord's Option shall not be applicable to such substitute Tenant's Assignment/Subletting Notice and Tenant may proceed to obtain Landlord's consent to the proposed transaction pursuant to Section 12.5 below.

         Section 12.5 (A) In the event Landlord does not exercise a Landlord's Option provided to it pursuant to the provisions of Section 12.4 or in the event there is no applicable Landlord's Option with respect to a proposed assignment or subletting by Tenant, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord and which consent shall not be conditioned upon (i) an increase Tenant's monetary obligations, (ii) an increase in Tenant's non-monetary obligations, except to a de minimis extent, or (iii) an impairment of Tenant's rights hereunder, except to a de minimis extent) to the proposed assignment of this Lease or sublease of all or substantially all of the Premises shall not be unreasonably withheld provided that:

                           (1) no Event of Default shall have theretofore occurred and be continuing with respect to a monetary or material non-monetary obligation of Tenant hereunder, at the time Landlord's consent to such subletting or assignment is requested;

                           (2) if Landlord's Option was applicable, and Landlord waived (or is deemed to have waived) the Landlord's Option, Tenant's request for Landlord's consent shall have been requested within nine
         (9) months after such waiver (or such deemed waiver) by Landlord of the Landlord's Option;

                           (3) if the subletting is for more than one full floor, the floors shall be contiguous;

                           (4) the term of the subletting shall be a term of more than one (1) year (unless the unexpired Term of this Lease shall be less than one (1) year, in which event the subletting shall be for a term equal to such unexpired portion of the Term, less one (1)


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         day);

                           (5) upon conclusion of the subletting transaction in question, there shall be no more than four (4) occupants per floor of the Premises (counting Tenant, any Related Entities and any Users collectively as one occupant);

                           (6) a proposed subtenant or assignee has a commercially adequate financial standing (taking into consideration the obligations of the proposed subtenant under the sublease or assignee of the Lease, as the case may be) satisfactory to Landlord, in Landlord's reasonable judgment, and each is of a character and engaged in a business in keeping with the standards in such respects of the other tenancies in the Comparable Market;

                           (7) the Premises have not, without Landlord's prior consent, been publicly listed or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building or if there is no comparable space, the prevailing rental rate reasonably determined by Landlord (the "Prevailing Rate") provided that Landlord shall, within ten (10) days after Tenant requests, have informed Tenant of such Prevailing Rate, and provided, further, that nothing contained in this subsection (7) shall be deemed to prohibit Tenant from negotiating and consummating a sublease at a lesser rental rate;

                           (8) (a) the proposed subtenant or assignee (X) is not a tenant of any space in the Building or in the building presently known as "Newport Office Center I" (a/k/a Newport Financial Center at 111 Pavonia Avenue), or the building to be known as "Newport Office Center IV" to be constructed on Washington Boulevard, or any other buildings to be built by Landlord or any "Landlord Related Entity" (as hereinafter defined) upon the land shown on Exhibit A-1 as the "developer's sites", for so long as such buildings shall be owned by Landlord or any Landlord Related Entity (collectively, the "Other Buildings") and no comparable space is then available for leasing in the Building or Other Buildings of similar size and configuration for a comparable length of term, and (Y) is not a person with whom (i) Landlord is then negotiating or discussing to lease space in the Building of similar size and configuration for a comparable length of term, or (ii) Landlord or any Landlord Related Entity is then negotiating or discussing to lease space in any Other Building of similar size and configuration for a comparable length of term, respectively, at the time of receipt of the Tenant's Assignment/Subletting Notice; and Landlord shall, within ten (10) days after Tenant so requests, inform Tenant of whether Landlord believes there is comparable space available for leasing in the Building or Other Buildings of similar size and configuration for a comparable length of term, and, if so, Landlord shall provide Tenant with a list of such comparable space available for leasing as well as a statement identifying any such persons with whom Landlord is then negotiating or discussing to lease space in the Building and/or any such persons with whom Landlord or any Landlord Related Entity is then negotiating or discussing to lease space in any Other Building (any such persons not so identified by Landlord shall not be covered by the foregoing condition); it being agreed that, notwithstanding that there is such comparable space available for leasing, if any such person so identified by Landlord shall decline in writing to lease the space offered by Landlord or any Landlord Related Entity, then Tenant shall thereafter, on prior notice to Landlord, be free to enter into a proposed assignment or subletting with such person, subject to the other terms and conditions of this Article 12. Tenant shall keep such information strictly confidential and shall not disclose such information to any other person or entity without Landlord's express written consent; and

                               (b) as used in this Lease: "Landlord Related
         Entity" shall mean the Landlord, Lefrak Organization, Inc., or any "Affiliate" thereof; "Affiliate" shall mean (i) any member or combination of members of the "LeFrak Family" (as hereinafter defined),
         (ii) any corporation, partnership, limited liability company or other entity controlled, directly or indirectly, by any combination of members of the LeFrak Family, or (iii) a "LeFrak REIT"; "LeFrak Family" shall mean Samuel J. LeFrak, Richard S. LeFrak, their respective spouses, any descendants of the foregoing and the spouses of such descendants, any trusts for the benefit of any of the foregoing parties; a "LeFrak REIT" shall mean an entity operating under the Internal Revenue Code as a real estate investment trust (1) which is formed by the LeFrak Family, (2) the board of directors or board of trustees shall, for at least two years after the formation thereof, contain members of the LeFrak Family, and
         (3) the largest non-institutional shareholders of which after any initial public offering of stock thereof shall be members of the LeFrak Family; and "control" shall mean the ownership, directly or indirectly, of voting capital stock or other beneficial ownership interests in excess of fifty percent (50%) and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, according to the provisions of a contract, or otherwise; provided, however, that if at any time the Building shall not be owned by a Landlord Related Entity as above-defined, then at such times the term "Landlord Related Entity" shall mean a corporation or other business entity "controlling", "controlled by", or "under common control with" Landlord ("control" having the meaning set forth above);

                           (9) the type of business to be conducted, or the proposed use of the Premises by the proposed subtenant or assignee, respectively, shall not (a) violate any provision or restrictions herein relating to the use or occupancy of the Premises; (b) require any alterations, installations, improvements, additions or other physical changes (excluding permitted changes in any exterior signage expressly granted to Tenant hereunder) to be performed in or made to any portion of the Property other than the Premises unless Tenant shall agree in writing to reimburse Landlord for the reasonable cost thereof;
         (c) impose an extra burden upon the Structural Elements, Building Systems or any Building services unless such Building services are provided by Landlord without charge or, if not, unless Tenant shall agree in writing to pay for the reasonable increase in the cost of such Building service(s) at issue; or (d) with respect to the ground floor portion of the Premises only, violate any exclusive granted in any other lease for retail space in the Building of which exclusive Landlord shall have provided written notice to Tenant;

                           (10) the assignee, in its agreement of assignment and assumption , agrees to assume all of the obligations of Tenant under this Lease from and after the date of the assignment;

                           (11) the proposed subtenant or assignee is not entitled, directly or indirectly, to diplomatic or sovereign immunity, and is subject to the service of process in, and the jurisdiction of the courts of, New Jersey; and

                           (12) the agreement of sublease expressly provides (a) the subletting is expressly subject and subordinate to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease, (b) the financial terms of the sublease (including, without limitation, the length of term, rental and space) may not be modified, amended or altered without the prior written consent of Landlord, which consent shall be granted or withheld in Landlord's reasonable judgment, as if such modification, amendment or alteration was a sublease, (c) the sublease may not be assigned, encumbered or otherwise transferred, and the subleased premises may not be further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld provided that such proposed transaction satisfies the same terms and conditions as are required to be satisfied by Tenant with respect to assignments or sublettings (as applicable) proposed by Tenant provided that the sublease may be assigned and the sublet premises further sublet without Landlord's consent under the circumstances and standards as set forth in Section 12.9; and (d) that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the


                                      -59-
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         right, title and interest of Tenant, as sublessor under such sublease, and the subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                           (i) liable for any act or omission of Tenant under
                  such sublease except to the extent such act, omission or default is continued by Landlord or is otherwise applicable to the period after the date that Tenant's interest in such sublease shall have been transferred to Landlord (and then only to the extent of the liability from and after the date of transfer); or

                           (ii) subject to any credit, demand, claim,
                  counterclaim, defense or offset which such subtenant may have against Tenant; or

                           (iii) bound by any previous payment which such
                  subtenant may have made to Tenant of more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord; or

                           (iv) bound by any obligation to make any payment to
                  or on behalf of such subtenant required to be made by Tenant under such sublease except for the return of any security deposit to the extent same had been delivered to Landlord; or

                           (v) bound by any obligation to perform any work or to
                  make improvements to the sublet premises; or

                           (vi) bound by any amendment or modification of such
                  sublease made without its consent; or

                           (vii) bound to return such subtenant's security
                  deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease.

Landlord may withdraw any consent it may grant if, prior to the effective date of such proposed assignment or the commencement date of such proposed subletting, as the case may be, any of the foregoing items or conditions are not met or satisfied (except as to (1) and (8).

                  (B) To the extent that Tenant's Assignment/Subletting Notice does not include the rent and other financial terms of the proposed assignment or subletting, the term of a proposed sublease, name and address of the proposed assignee or subtenant, the nature of the proposed assignee's or subtenant's business, evidence of the "Transaction Costs" (as such term is hereinafter defined) and such other relevant financial and other information with respect to the proposed assignee or subtenant ("Background Information"), then Tenant shall furnish such Background Information (which, at Tenant's discretion may include the form of the proposed assignment or sublease) to Landlord at least twenty
(20) days prior to the proposed assignment or subletting. Thereafter, Landlord shall have a period, not to exceed twenty (20) days after Tenant has requested Landlord's consent and given the Background Information (the "Landlord's Second Response Period") in which to evaluate such consent request and the Background Information, or to request additional information from Tenant (provided Landlord must request any additional information, if at all, within ten (10) days after Landlord has received the initial Background Information) shall be reasonably required by Landlord regarding Tenant's proposed assignment or subletting so that Landlord may make a reasoned and informed determination as to whether to grant or withhold consent thereto. During the Landlord's Second Response Period, Tenant shall not assign this Lease nor sublet any such space to any person or entity.

                  (C) Landlord hereby agrees that, by no later than the end of the Landlord's Second Response Period, as such Landlord's Second Response Period may be extended by such additional reasonable period of time required by Landlord to evaluate any additional information regarding the proposed assignment or subletting which Tenant may furnish to Landlord, as requested by Landlord in Section 12.5(B) above, but in no event more than an additional ten
(10)


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
days (the "Additional Period"), Landlord shall provide written notice to Tenant of Landlord's consent to (which consent must be in form reasonable satisfactory to Landlord and which consent shall not be conditioned upon (i) an increase in Tenant's monetary obligations, (ii) an increase in Tenant's non-monetary obligations, except to a de minimis extent or (iii) an impairment of Tenant's rights under this Lease except to a de minimis extent) or disapproval of Tenant's proposed assignment or sublease (which notice of disapproval shall include reasons for such disapproval). In the event that Landlord shall fail to provide Tenant with such written notice of either Landlord's approval or disapproval of the proposed assignment or subletting transaction, as the case may be, by the expiration of the Landlord's Second Response Period, as the same may be extended by the Additional Period, Tenant's proposed assignment or subletting transaction, as set forth in the Assignment/Subletting Notice, shall be deemed approved by Landlord.

                  (D) It is understood that if Tenant's Assignment/Subletting Notice includes the Background Information, Landlord's First Response Period shall be combined with and included within Landlord's Second Response Period, and the provisions of Section 12.4(A) and Section 12.5(A) shall not require two
(2) successive procedures.

                  (E) In the event that Landlord consents to any assignment or subletting pursuant to this Article 12 and Tenant fails to execute and deliver the assignment or sublease document as to the particular assignment or subletting which Landlord shall have theretofore approved, within nine (9) months after the giving of Landlord's consent and Landlord's approval of said document, then Tenant shall again comply with all of the requirements of this
Article 12 before assigning its interest in this Lease or subletting the Premises (or completing the theretofore approved assignment or sublet), respectively, as the case may be.

                  (F) In the event that Tenant shall sublease less than all or substantially all of the Premises, Tenant shall perform or cause to be performed, at Tenant's sole cost and expense, any necessary demolition work regarding the separation of the subleased premises from the balance of the Premises and/or the construction of any demising walls between the subleased premises and the remaining Premises, including any necessary demising walls to create common Building hallways, corridors or public elevator waiting areas on any divided floor, to be performed in accordance with the terms and conditions of this Lease with respect to the making of Alterations to the Premises.

         Section 12.6 (A) If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord's refusal to consent to any assignment or subletting, such dispute shall be determined by Expedited Arbitration in accordance with the provisions of Section 34.2 below. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. If the determination of any such arbitration proceeding shall be adverse to Landlord, Landlord shall not be liable to Tenant for a breach of Landlord's covenant not to unreasonably withhold such consent (unless it is determined by the arbitrator in such arbitration that Landlord acted in a malicious manner, in which event Landlord shall be liable to Tenant for the specific damages set forth in Section 12.6(B) below), and Tenant's sole remedy in such event shall be to enter into the proposed assignment or subletting.

                      (B) Notwithstanding anything to the contrary contained in this Section 12.6 or elsewhere in this Lease, Landlord hereby agrees that if Landlord is judged by an arbitrator (in any case by an unappealable final judgment) to have acted maliciously in unreasonably withholding or delaying its consent to a requested assignment of this Lease or a subletting of the Premises, as in this Article 12 provided, and Tenant shall have been unable to conclude the assignment or subletting transaction in question as the sole and proximate result of such bad faith on the part of Landlord, Landlord shall be responsible for the payment to Tenant of damages equal to the actual amount of damages (quantified in sufficient detail by the Tenant's financial officer) which Tenant actually suffers as a proximate result of the loss of or inability to conclude such proposed assignment or subletting transaction.

         Section 12.7 If Tenant obtains Landlord's consent to the assignment of this Lease or the subletting of the Premises, then, within ten (10) days of the execution thereof, Tenant shall deliver


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
to Landlord (A) in the case of an assignment (1) a duplicate original instrument of assignment in form and substance theretofore approved by Landlord and meeting the requirements of Section 12.5, duly executed by Tenant, and (2) an instrument in form and substance theretofore approved by Landlord, duly executed by the assignee, in which such assignee assumes the observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed from and after the effective date of the assignment of this Lease, and (B) in the case of a subletting, an executed duplicate original of the sublease in form and substance theretofore approved by Landlord, and meeting the requirements of Section 12.5.

         Section 12.8 For purposes of this Article 12, the term "assignment" shall be deemed to include, but shall not be limited to the following, whether occurring at any one time or over a period of time through a series of transfers: (A) the sale or transfer of all or substantially all of the assets of, or the sale, assignment or transfer of any issued or outstanding stock of any corporation or other business entity referred to in this clause (A) which results in a change in ownership of more than fifty percent (50%) of the outstanding voting stock of such corporation (or other majority equity control interest if not a corporation) which is Tenant under this Lease, or is a controlling general partner of any partnership or joint venturer of any joint venture which directly or indirectly is Tenant under this Lease; (B) the issuance of any additional stock, if the issuance of such additional stock will result in a change in ownership of more than fifty percent (50%) of the outstanding voting stock of such corporation (or other majority equity control interest if not a corporation); and (C) the sale, assignment or transfer of a controlling general partner's, joint venturer's or member's respective interest in the partnership, joint venture or limited liability company, respectively, as the case may be, which is Tenant under this Lease, which results in a change of control of such partnership, joint venture or limited liability company, respectively, as the case may be. The transfer of shares or issuance of additional stock of Tenant for purposes of this Section 12.8 shall not include the sale of shares by persons, which sale is effected through the "over-the-counter market" or through any nationally recognized stock exchange or through a sale of the stock or other equity interests of Tenant pursuant to a public offering registered with the Securities Exchange Commission or the transfer of or other issuance of stock by other equity interests of Tenant to employees of Tenant as part of compensation or a similar arrangement. Nothing contained in this Section 12.8 is intended to, nor shall same be deemed to, impair or alter Tenant's rights under Section 12.9 below.

         Section 12.9 (A) Notwithstanding anything to the contrary contained in
Section 12.8, the provisions of this Article shall not apply to (1) transactions with a corporation or other business entity into or with which Tenant is merged or consolidated or to transactions with a corporation, other business entity or partnership to which all or substantially all of Tenant's assets are transferred, or to whom all or substantially all of the assets of the then stock brokerage operations of the Tenant named herein (provided the stock brokerage operations constitute the primary business of Tenant hereunder at the time) are transferred, or in a transaction constituting an assignment of this Lease by reason of the provisions of section 12.8, or (2) an assignment of Tenant's interest, as tenant, in and to this Lease to a "Related Entity" (as such term is hereinafter defined) or the Guarantor, or (3) a sublease of all or a portion of the Premises to a Related Entity; provided, however that in any of such events:
(i) in the case of any transaction described in clause (1) above, the successor to said Tenant shall be of a character consistent with the character of other tenants in first class office buildings in the Comparable Market, and following such transaction has a net worth, computed in accordance with GAAP, at least equal to the lesser of (x) the net worth of the Tenant, computed in accordance with GAAP, immediately prior to such merger, consolidation or transfer, (y) seventy-five percent (75%) of Tenant's net worth as of the date hereof, or (z) $500 Million Dollars (the "Credit Test") as shown on such successor's financial statements; (ii) in the case of any transaction described in clauses (1) or (2) above, a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord duly executed by Tenant and assignee shall have been delivered to Landlord no later than ten (10) days after the effective date of any such transaction in which such assignee assumes the observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed and observed from and after the effective date of the assignment; (iii) in the case of any transaction described in clause (1) above, an instrument in form and substance reasonably satisfactory to Landlord, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction duly executed by the Tenant and the assignee, and confirming that the transaction is being entered into for a valid business purpose and not for the principal purpose of assigning this Lease; and (iv) in the case of any transaction described in clauses (2) or (3) above, Tenant shall provide Landlord with five (5) days' prior written notice of such assignment or sublease to such Related Entity. With respect to clause (1) above, prior to or simultaneously with the effective date of such transaction Tenant shall deliver to Landlord evidence that the Credit Test and other conditions of this Section have been satisfied and supply Landlord with any further documents or information reasonably requested by Landlord within five (5) business days of receipt of Tenant's notice. No later than ten (10) days after Landlord's receipt of Tenant's notice or after Landlord's receipt of such other documents or information furnished to Landlord pursuant to the preceding sentence, Landlord shall advise Tenant whether or not in Landlord's judgment, such transaction is permitted by this Section 12.9, or Landlord shall be deemed to have waived its objection to the transaction (except to the extent that the documents or information provided to Landlord are incomplete or inaccurate.) The successor to or assignee of Tenant as a result of any one or more of the transactions expressly permitted pursuant to clauses (1) or (2) of this Section 12.9(A) and the subtenant of Tenant as a result of any sublease expressly permitted pursuant to clause (3) above are collectively referred to in this Lease as a "Permitted Tenant".

                  (B) In determining the net worth of the successor "Tenant" entity for purposes of this Section, Tenant may at its option include the net worth of any surviving predecessor entity continuing to have liability under this Lease or of any entity which guarantees the obligations under this Lease (such guaranty to be on Landlord's standard form), or otherwise acceptable to or accepted by Landlord as well as the dollar amount of any cash security deposit or its equivalent (e.g., a continuing irrevocable letter of credit from a bank and in form acceptable to Landlord) provided to Landlord by the successor Tenant or any surviving predecessor entity or Guarantor to secure the obligations of Tenant under this Lease.

                  (C) In the case of an assignment by merger or consolidation, a true copy of the instrument of merger or consolidation containing the successor's assumption of Tenant's obligations and liabilities, including Tenant's liabilities under this Lease, shall be acceptable to Landlord in lieu of the agreement mentioned in Section 12.9 above. In the case of an assignment by reason of Section 12.8, no agreement mentioned in Section 12.9 shall be required.

                  (D) For purposes of this Section 12.9 and elsewhere in this Lease, the term "Related Entity" shall mean an affiliated corporation or other business entity (which, for purposes of this Section 12.9 and elsewhere in this Lease, shall be a corporation or other business entity "controlling", "controlled by" or "under common control with" Tenant).

                  (E) As used in this Section 12.9 and elsewhere in this Lease except in Section 1.3(D), the terms "control", "controlled by" or "under common control with" shall mean ownership of (i) more than twenty percent (20%) of the outstanding voting stock of a corporation (or other majority equity and control interest if not a corporation), or (ii) the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, according to the provisions of a contract.

                  (F) If in a transaction described in clause (1) of Section 12.9(A), the Credit Test has not been satisfied, but Landlord nevertheless consents thereto pursuant to the provisions of Section 12.5, the assignee in such transaction shall, for purposes of Section 3.7, Article 19 and Section 24.1(B)(3), be deemed a "Permitted Tenant" or a "Related Entity" as such terms are used in such Section 3.7, Article 19 and Section 24.1(B)(3).

                  (G) Any dispute under this Section 12.9 shall be resolved by Expedited Arbitration.

         Section 12.10 (A) Any agreement pursuant to which Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or a part of Fixed Rent or Additional Rent under this Lease shall be deemed an assignment of this Lease solely for purposes of Section 12.4 (i.e., Landlord's right to exercise Landlord's Option).

                  (B) Any agreement pursuant to which any third party undertakes or is granted any right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall be deemed an assignment of this Lease and subject to the provisions of this Article 12. Nothing contained in this Section 12.10(B) shall be construed as prohibiting a third party from acting on behalf of Tenant in requesting Landlord's consent to an assignment or sublet under Article 12.

         Section 12.11 (A) If Tenant shall receive any consideration from its assignee for or in connection with the assignment of Tenant's interest in this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's Property, Alterations or any other Tenant fixtures, leasehold improvements, equipment, furniture or other personal property, less, the then net unamortized or undepreciated cost thereof (determined on the basis of Tenant's federal income tax returns), Tenant shall account to Landlord therefor and shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of such consideration as and when the same are paid to Tenant by the assignee, less any commercially reasonable "Transaction Costs" (as hereinafter defined), to the extent the same are reasonably incurred and are actually paid by Tenant. The foregoing provisions of this Section 12.11(A) shall not apply to any assignment to a Permitted Tenant.

                  (B) If Tenant shall sublet the Premises to anyone for rents or other consideration which for any period shall exceed the Fixed Rent and Additional Rent payable under this Lease for the same period, Tenant shall account to Landlord therefor and shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of such excess rents or other consideration as and when the same are paid to Tenant by the subtenant, less any commercially reasonable Transaction Costs, to the extent the same are reasonably incurred and are actually paid by Tenant. The foregoing provisions of this Section 12.11(B) shall not apply to any subletting to a Permitted Tenant.

                  (C) As used in this Section 12.11, the term "Transaction Costs" shall mean the following specific costs and expenses (to the extent such amounts are commercially reasonable and customary under the circumstances) (i) brokerage commissions; (ii) alterations made by Tenant for the purpose of preparing the Premises for the assignee or subtenant; (iii) advertising expenses; (iv) attorneys' fees and expenses in preparing and/or negotiating the assignment document or the sublease; (v) free rent or other rent abatements or concessions given to a subtenant; (vi) tenant allowance or other tenant concessions paid by Tenant; (vii) in the case where Tenant never physically occupies all or a portion of the Premises in the case of an assignment, or the portion of the Premises being sublet in case of a sublease, the unamortized or undepreciated costs of those leasehold improvements to the Premises (calculated in accordance with GAAP) paid for by Tenant in their entirety and leased or sold, as the case may be, and used by the assignee or sublessee (in the portion of Premises being sublet) in such subletting or assignment; and (viii) lease "takeover" costs actually paid by Tenant to a third party landlord of other space leased by the sublessee or assignee, to induce it to enter into the sublease or assignment, less any net rentals received by Tenant from the reletting of such other space or the assignment of the other lease thereof. As part of the Background Information required of Tenant, Tenant shall, at the time of notice to Landlord of such assignment or subletting, furnish to Landlord detailed evidence documenting the maximum Transaction Costs that would be incurred by Tenant if the assignment or subletting were to be effected.

         Section 12.12 The provisions of this Article 12 shall not apply to any User.

         Section 12.13 (A) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of ll U.S.C. Section 101 et. seq (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under this Lease, including, without limitation, the assurance referred to in Section 365 (b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                  (B) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things: (a) deposit with Landlord on the assumption of this Lease an amount equal to the then annual Fixed Rent and additional rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held in accordance with the provisions of Article 29 hereof; (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least equal to the net worth of the Tenant named herein on the date hereof; (c) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Lease.

         Section 12.14 In the event of a permitted assignment of this Lease, Landlord shall thereafter be required to deliver to the Tenant named herein or Permitted Tenant thereof, as assignor, a duplicate copy of any notice required to be given to the assignee, as Tenant hereunder, pursuant to Article 26 hereof, and such notice may be given to the Tenant named herein or Permitted Tenant thereof and such assignee concurrently. It is agreed that the Tenant named herein or Permitted Tenant thereof shall have the same opportunity to cure any default which is the subject of any such notice, and the same time period within which to effect such curing as is available to such assignee, and such rights as are provided to assignor in Section 16.1(E) hereof. In connection with the rights of assignor hereunder, notwithstanding anything contained in this Lease:
(i) assignor may be granted by assignee a lien or security interest or other security device as to Tenant's interest in this Lease, subordinate to Landlord's interest in this Lease and all interests to which this Lease is subordinate;
(ii) the Lease may be re-assigned to assignor in connection with enforcement of such lien or security interest or other security device or assignment in lieu thereof if all such defaults which are the subject of such notice shall be cured by assignor, and the provisions of Sections 12.4, 12.5, 12.7 and 12.9 shall not apply to such reassignment; (iii) nothing herein shall be deemed to release assignee of any liability under this Lease; and (iv) if this Lease may be re-assigned pursuant to clause (ii) above, but the default set forth in the notice shall have been an Event of Default as to assignee under Section 16.1(E), and all other defaults under the Lease shall be cured by assignor, the Lease may be re-assigned to assignor and thereafter the existence of the Event of Default under Section 16.1(E) as to assignee shall be deemed cured. A Guarantor of this Lease shall have the same rights given to assignor hereunder and under Section 16.1(E), as if references herein and therein to "assignee" meant "Tenant" and references to "assignor" meant Guarantor, such rights of Guarantor to run concurrently with any of those of assignor, if applicable. Assignor and Guarantor hereby jointly and severally indemnify and hold Landlord harmless from and against any and all claims, actions, demands, costs, losses and liabilities which may be incurred by Landlord in connection with the acts of assignor or Guarantor pursuant to this Section.

         Section 12.15 (A) Notwithstanding anything to the contrary contained in this Article 12, Landlord hereby agrees to, and upon request of Tenant shall, confirm in writing to each "Qualifying Subtenant" (as such term is hereinafter defined), that with respect to each subtenant under any permitted sublease which shall demise a portion of the Premises consisting of not less than (i) one (1) full floor of the Building, consisting of the then upper-most floor of the Premises or the then bottom-most floor of the Premises together with any portion of the

Premises or any one or more floors which are contiguous to such "end floor", or
(ii) any entire floor (together with any portion of the premises on any one or more floors contiguous thereto) which is contiguous to an "end floor" which is the subject of a sublease with respect to which Landlord previously gave a non-disturbance and attornment agreement to a subtenant not then in default beyond any applicable notice and grace period (each a "Qualifying Subtenant"), and which shall contain the provision set forth in subsection 12.15(B) below, in the event of a termination, re-entry or dispossess of Tenant by Landlord under this Lease due to Tenant's default of this Lease, Landlord shall not cancel the sublease of such Qualifying Subtenant nor shall Landlord otherwise name such Qualifying Subtenant in any action against Tenant, or otherwise disturb such Qualifying Subtenant's quiet and peaceful possession of the subleased premises if and on condition that: (y) such Qualifying Subtenant shall not be in default under its sublease, beyond any applicable grace periods provided therein for the curing of such default, and (z) the guarantor, if any, of the obligations of subtenant under the sublease shall confirm in writing to Landlord that any such guaranty shall continue in full force and effect with respect to all of the obligations of such Qualifying Subtenant to be performed or observed under such sublease (as same may be modified pursuant hereto).

                  (B) In the event of a termination, re-entry or dispossess of Tenant by Landlord as aforesaid, then, with respect to any Qualifying Subtenant, Landlord shall take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, except that all of the limitations described in clauses (i) through (vii) of Subsection 12.5(A)(12) hereof shall apply to Landlord. In addition, it shall be expressly understood and agreed (and the non-disturbance agreement with respect to any Qualifying Subtenant shall so provide) that notwithstanding anything to the contrary contained in such sublease, Landlord shall have no obligation to provide any maintenance, repairs or other services to such Qualifying Subtenant which shall be in excess of or in addition to those provided for in this Lease, and the Qualifying Subtenant shall pay to Landlord, as Additional Rent during each year of the term of such sublease (x) the cost of all expenses of maintenance, repairs, providing services and general operation and management of the Building, the Premises and the Real Property (other than Taxes and Operating Costs, which are to be paid in accordance with subsection 12.15(D) below), payable by Tenant to Landlord pursuant to the terms of this Lease, and (y) any and all other charges payable by Tenant to Landlord pursuant to the terms of this Lease, all such amounts which are expressly based upon square footage to be multiplied by a fraction, the numerator of which shall be the number of rentable square feet in such subleased premises, and the denominator of which shall be the number of rentable square feet in the Premises.

                  (C) Any such Qualifying Subtenant shall execute and deliver to Landlord any instruments (including, but not limited to, a new agreement of lease) as Landlord may reasonably request to evidence the aforedescribed attornment. Tenant shall reimburse Landlord as Additional Rent upon demand, for all costs and expenses reasonably and actually incurred by Landlord in connection with the preparation and review of any such instruments and other correspondence and notices in connection therewith, including, without limitation, reasonable legal costs actually incurred in connection therewith.

                  (D) Landlord's obligation to execute and deliver a non-disturbance and attornment agreement in favor of any Qualifying Subtenant shall be further conditioned upon the following: (i) the Fixed Rent and Additional Charges payable by such Qualifying Subtenant per rentable square foot of its sublease shall be at an annual rate not less than the applicable Fixed Rent and Additional Charges for the same period of time payable by Tenant under this Lease (or if the sublease does not provide for the payment of same, then the non-disturbance and attornment agreement shall provide or be deemed to provide that if this Lease shall terminate, the Fixed Rent and Additional Charges payable by such Qualifying Subtenant under the Sublease shall be increased (but not decreased) if necessary to equal the Fixed Rent and Additional Charges payable under the Lease had it not been terminated with respect to the sublet premises on a per square foot basis), and (ii) either (y) such Qualifying Subtenant shall, in Landlord's reasonable judgment, be financially capable of meeting the obligations imposed under the sublease as the same mature, or (z) such Qualifying Subtenant shall, as a condition precedent to Landlord's obligation to recognize such subtenant under the non-disturbance agreement, post a reasonable security deposit to assure performance of its obligations under the sublease.

                                   ARTICLE 13

                                   ELECTRICITY

         Section 13.1 (A) Landlord shall furnish electric energy to Tenant in the Premises measured by, a check meter installed by Landlord as part of Landlord's Work for the purpose of measuring Tenant's consumption of electric energy at and within the Premises and all equipment and facilities therein including, but not limited to, the A/C System servicing the Premises (whether or not located therein). Tenant shall pay to Landlord, as Additional Rent, the "Tenant's Total Electric Amount" (as such term is defined in Section 13.1(B), below determined in the manner set forth below in Section 13.1(B) which Tenant's Total Electric Amount shall include a fee not to exceed three (3%) percent of the "Tenant's Electric Amount" (as such term is defined in Section 13.1(C) below) for the period in question as reimbursement for Landlord's expenses in the administrating, maintaining, reading and billing of the electric usage as shown on such check meter and determining the Tenant's Electric Amount (the "Electrical Administrative Fee").

                  (B) For purposes of this Lease and this Article 13, the term:

                           (1) "Tenant's Electric Amount" shall mean and shall be calculated by (a) dividing (i) the electric consumption for the Building and the Property as measured by the utility company electric meter(s) for the Building, as reflected on Landlord's bill from the electric utility company supplying electric energy to the Building and the Property, for the particular billing period in question, by (ii) the amount of the kwh (energy) as billed and shown on such electric bill (the "Building's Electric Amount"), and (b) multiplying the Building's Electric Amount obtained in subdivision (1) by the Tenant's kwh (energy) as shown on and measured by Tenant's check meter(s) measuring Tenant's electric consumption for the billing period in question; and

                           (2) "Tenant's Total Electric Amount" shall mean and shall be calculated by multiplying (a) the Tenant's Electric Amount, by
         (b) 1.03 (being the Electrical Administrative Fee).

                  (C) Where more than one check meter measures the electric service to Tenant, the electric service rendered through each check meter to measure the Tenant's Electric Amount may be computed and billed separately in accordance with the provisions hereinabove set forth, or at Tenant's option, may be computed and billed in the aggregate through the use of a so-called "totalizer", which totalizer shall be installed, maintained and repaired, as required, at Tenant's sole cost and expense, which installation shall be deemed an Alteration for all purposes of this Lease. At Landlord's direction, Tenant may be required to remove any totalizer so installed from the Premises on the Expiration Date of this Lease.

                  (D) (1) On the first day of each calendar month during the Term of this Lease, commencing on the Commencement Date, Tenant shall pay Landlord, together with Tenant's monthly payment of Fixed Rent hereunder, the sum of Sixty-Seven Thousand Five Hundred and 00/100 Dollars ($67,500), representing a payment on account of one month's Tenant's Total Electric Amount, which amount shall be adjusted from time to time by Landlord (but not more often than once every six (6) months and such notice of adjustment shall be given no later than the tenth (10th) day of a month) to reasonably approximate the actual monthly Tenant's Total Electric Amount (the "Estimated Tenant's Monthly Electric Amount").

                           (2) Bills for Tenant's Total Electric Amount shall be furnished to Tenant upon preparation thereof by Landlord on a monthly basis. If Landlord fails to provide Tenant with a monthly bill for a particular month, and such failure shall continue for more than five
         (5) days after notice thereof by Tenant to Landlord given after the end of such month, then Tenant shall not be obligated to pay an Estimated Tenant's Monthly Electric Amount until such bill has been so furnished to Tenant. Landlord shall use each Estimated

         Tenant's Monthly Electric Amount to pay to the utility company each monthly installment of Tenant's Total Electric Amount.

                           (3) If Landlord uses less than all of an Estimated Tenant's Monthly Electric Amount to pay Tenant's Total Electric Amount for a particular month (such amount not used is called the "Excess Electric Amount"), then within twenty (20) days after Tenant's payment, Landlord shall refund the Excess Electric Amount to Tenant and, if Landlord fails to do so, Tenant may deduct such amount from the next installment of the Estimated Tenant's Monthly Electric Amount (which installment shall be deemed a non-recurring item of Additional Rent).

                           (4) If the amount of the Tenant's Total Electric Amount for a particular month is greater than the Estimated Monthly Electric Amount paid by Tenant for such month (such deficiency is called the "Electric Deficiency"), Tenant, within twenty (20) days after written demand is made therefor, shall promptly pay to Landlord the amount of the Electric Deficiency and Tenant shall pay Landlord the full Estimated Monthly Electric Amount on the first day of the next month as provided hereunder. An Electric Deficiency payment shall be deemed a non-recurring item of Rent.

                           (5) Each electric bill shall indicate, with reasonable specificity, the manner in which the Tenant's Total Electric Amount for the period in question as set forth thereon, has been calculated, including the Landlord's Electric Amount for the period in question, including the charges, rates and terms utilized in calculating Landlord's Electric Amount and the calculation of the Tenant's Electric Amount and the Tenant's Total Electric Amount in accordance with the provision of Section 13.1(C) above.

                           (6) Landlord shall, after receipt from Tenant of a written request therefor, supply Tenant with a copy of Landlord's electric bill for a particular billing period as requested by Tenant in such written notice, within thirty (30) days after Landlord receives such written notice from Tenant. Notwithstanding the foregoing, if Tenant fails to request from Landlord a copy of Landlord's electric bill for a particular billing period within one (1) year after the expiration of such billing period, Tenant shall be deemed to have waived and shall be deemed precluded from asking or requesting Landlord to supply such electric bill, and Landlord shall have no obligation thereafter to supply Tenant with a copy of such electric bill for such billing period.

         Section 13.2 Tenant agrees that it will not request or require from Landlord more than eight (8) watts per rentable square foot demand electric capacity to the Premises. Further, Tenant will make no electrical installations, alterations, additions or changes to electrical equipment or appliances, which will (A) exceed such eight (8) watts per rentable square foot demand limitation, and (B) materially adversely affect any of the Building Systems, including the Building's mechanical or electrical systems or the Structural Elements (collectively the "Tenant's Permitted Electric Demand") Tenant agrees to perform any such work in accordance with the provisions of Article 4 hereof, including the receipt of all required approvals of Landlord, Legal Authorities or others.

         Section 13.3 (A) Tenant covenants and agrees that at all times its use of electric current will not exceed the Tenant's Permitted Electric Demand. If, in Landlord's commercially reasonable judgment, Tenant's electrical requirements in excess of Tenant's Permitted Electric Demand necessitate installation of an additional riser, risers or other proper and necessary equipment, the same may (or, if requested by Tenant, shall) be installed by Landlord (if Landlord determines such installation is practicable in its reasonable judgment) at Tenant's sole cost and expense, which shall be chargeable and collectible as Additional Rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. The aforesaid cost shall be prorated to the extent such riser capacity or other equipment so installed is in addition to that needed to supply such excess of Tenant's Permitted Electric Demand.

                  (B) (1) Landlord hereby agrees that, Tenant shall have the right to the sole and exclusive use, of the vertical shaft area(s) in the Building's core space, in the location(s) as shown on the plans therefor and designated as the Electric Closet on Exhibit I annexed hereto and made a part hereof for installation of the electrical conduits and risers, as provided below (collectively the "Dedicated Shaft Area(s)"). Tenant shall have the sole and exclusive use of the Dedicated Shaft Area(s) at all times during the term of this Lease, and Landlord will not use or permit anyone else to use the Dedicated Shaft Area(s) during the Lease Term.

                           (2) Tenant shall have the right to install within the
Dedicated Shaft Area(s), at Tenant's sole cost and expense, dedicated electrical conduits and risers to service Tenant's electrical requirements in the Premises, for emergency power requirements and other critical electric loads, subject, however, to the restrictions as to electrical capacity as are set forth in Sections 13.2 and 13.3(A) above, and further, subject, however, to the requirements of Article 4 regarding the performance of such electrical installation work as a Structural Alteration, including payment to Landlord of the fees and expenses as set forth in Section 4.7 of this Lease. In the alternative, Tenant may request that Landlord perform, and Landlord will perform on behalf of Tenant, as Tenant's contractor, such electrical and telecommunications conduit and riser installation work at Tenant's cost and expenses (which cost and expense shall include a mark-up of ten (10%) percent profit and five (5%) percent overhead.

                           (3) Tenant shall be required, at Tenant's sole cost
and expense, to keep in good condition, maintain, repair and replace, if required during the Term of this Lease, any of the electrical conduits and risers installed within the Dedicated Shaft Area(s) which shall be deemed to be Alterations for all purposes of this Lease.

                           (4) Landlord agrees that Tenant shall have
twenty-four (24) hour access to the Dedicated Shaft Area(s) for the purposes of maintaining and servicing the electrical risers, conduits and other installations therein, provided, however, that Landlord shall have the right to have a supervisory person present during Tenant's access to the Dedicated Shaft Area(s) as aforesaid . Tenant agrees that Tenant shall pay Landlord's supervisory fee therefore as provided in Section 4.7.

         Section 13.4 The change at any time of the adequacy, quality or character of electric service shall in no way make Landlord liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain, except to the extent caused by the negligent or willful acts or omission of Landlord, its agents or employees.

         Section 13.5 Tenant may, at Tenant's option, purchase from Landlord or its designee all lighting tubes, lamps, bulbs and ballasts used in the Premises and Tenant shall pay, within thirty (30) days after demand, as additional rent, Landlord's reasonable charges for providing and installing the same.

         Section 13.6 Landlord shall have the right, in Landlord's sole discretion, to select the utility provider and/or supplier of electric energy for the Building. Landlord agrees to use commercially reasonable efforts to obtain the lowest electrical rates readily available to it, but in doing so, Landlord shall, to the extent commercially reasonable, take into consideration the level and quality of service, supply and product offered by prospective utility providers and/or suppliers. Notwithstanding the foregoing, if Landlord is required by Legal Requirements to permit Tenant to elect the services of an electric service provider other than the public utility company that Landlord has selected to service the Building (each such provider is called an "ASP"), Tenant shall have the right, with Landlord's prior written consent, to convert to the services of an ASP to provide electric service to Tenant and the Premises. Landlord shall not reasonably withhold or delay its consent to the ASP so long as Tenant and the ASP agree to comply with, and shall fully comply with, the terms and conditions of this Lease including, without limitation, the provisions regarding Alterations and insurance, as well as all requirements and conditions precedent which Landlord shall, in its good faith judgment, require with respect to the utilization of an ASP in order to protect Landlord and Landlord's interest in the Building, the Building Systems and other tenants or occupants in the Building. The conversion to an ASP shall be at Tenant's sole risk and at Tenant's sole cost and expense, without any liability on the part of Landlord with respect to the conversion and thereafter the utilization of electric services provided by the ASP. The ASP may use, without charge, the then risers, conduits and other Building electric systems serving the Premises in the supply of electric energy to the Premises (including use of additional shaft areas subject, however, to Landlord's reasonable approval as to number and location of such shaft areas if additional risers are required by Tenant (back to the point of entry in the Building) and use of any Dedicated Shaft Area(s)), and such additional risers or conduits which may be required by such ASP, which shall be installed by Landlord, at Tenant's expense, as hereinabove provided, subject however, to the then use of the same by the existing electric utility company supplying electric energy to the Building, Landlord and other tenants or other occupants in the Building.

         Section 13.7 Landlord hereby advises Tenant that Landlord shall furnish and maintain throughout the Lease Term eight (8) watts per rentable square foot demand electric capacity to the Premises, exclusive of electric energy consumed by the A/C System and Heating System units servicing the Premises.

                                   ARTICLE 14

                               ACCESS TO PREMISES

         Section 14.1 (A) Landlord, or Landlord's agents, shall have the right (but shall not be obligated) to enter the Premises in an emergency, at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem reasonably necessary or desirable to any portion of the Building or which Landlord may elect to perform in the Premises following Tenant's failure, after the expiration of any notice and/or grace period provided under this Lease, or promptly in the event of an emergency, respectively, as the case may be, to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for any other reasonable purpose. Tenant shall permit Landlord to use, maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein, provided such new pipes and conduits are, to the extent practicable, within the walls, above the ceiling or below the finished floor or, if not practicable, then "snug" to columns or ceilings whenever practicable as will not materially interfere with or impair Tenant's layout or use of the Premises or detract from the appearance thereof. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of Rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise; provided, however, no such exercise of this right by Landlord shall unreasonably impair Tenant's access to, or otherwise unreasonably or materially interfere with Tenant's ability to use the Premises as contemplated by this Lease, subject, however to Section 14.2 and 25.2 of this Lease.

                  (B) Throughout the Term, Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or Mortgagees or Lessors. During the nine (9) month period prior to the Fixed Expiration Date or the expiration of any Renewal Term, Landlord may exhibit the Premises to prospective tenants thereof.

                  (C) If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor (provided reasonable care is used in such entry), nor in any event shall the obligations of Tenant hereunder be affected thereby. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or any part thereof, other than as herein expressly provided.

         Section 14.2 In connection with any such entry pursuant to Sections 14.1(A) and (B) hereof, except in the case of an emergency, Landlord shall give Tenant reasonable prior written notice (but not less than 48 hours) and, if required by Tenant, Landlord shall be accompanied by a representative of Tenant, who shall be made available by Tenant for such purposes. All work done during the course of such entry must be done by Landlord in a good and workmanlike manner and with due diligence so as to result in minimal interference with Tenant's ability to use the Premises as contemplated by this Lease. No work shall result in a diminution of Tenant's usable area, except to a de minimis extent, and Landlord shall not store any materials in the Premises except during the performance of such work and shall use as small a portion of the Premises for such storage as is reasonably practicable, or stage work to any other portion of the Property from the Premises. After completion of any such work, Landlord shall restore the Premises as closely as possible to the condition of existing immediately prior the commencement of such work, and shall remove its materials and equipment therefrom. Any information obtained by Landlord as a result of such entry shall be kept confidential.

         Section 14.3 Landlord acknowledges that by virtue of the nature of Tenant's business, Tenant has certain security and confidentiality requirements such that portions of the Premises are kept locked and are inaccessible to persons unauthorized by Tenant (collectively, the "Secured Areas"). Landlord, therefore, agrees that except in cases of emergency, Landlord shall, notwithstanding anything to the contrary contained herein, have no right of access to the Secured Areas, provided, however, that (A) Tenant shall deliver to Landlord floor plans of the Premises designating the Secured Areas, (B) such designation shall be reasonable in light of Tenant's business in the Premises, and (C) Landlord shall have no liability for providing cleaning or other services to the Secured Areas that requires access to the Secured Areas, unless Tenant shall provide Landlord with such access to the Secured Areas for purposes of providing cleaning or such other services at those times that Landlord shall reasonably designate in accordance with Landlord's ordinary cleaning schedule or, in the case of such other services, at such times as Landlord shall reasonably designate in accordance with its schedule for such other services, such as the schedules for Building maintenance and repairs.

                                   ARTICLE 15

                                     PARKING

         Section 15.1 (A) (1) (a) (i) On the "Parking Commencement Date", Landlord shall make available or cause to be made available to Tenant three hundred seventy -five (375) parking spaces, (the "Parking Spaces"), in that certain multi-level parking garage located at 479 Rear Washington Boulevard, Jersey City, New Jersey and as shown substantially in the location on the NEWPORT site plan annexed hereto as Exhibit A-1 by the designation "PARKING GARAGE" (the "Parking Garage") which Landlord is entitled to use as more particularly set forth below in subsection 15.1(A)(2) below, for use by Tenant, its Related Entities and Users, and their respective agents, employees or visitors.

                           (ii) For purposes of this Article 15 and this Lease, the term "Parking Commencement Date" shall mean the later of the Commencement Date or the date on which Tenant requires the use of the Parking Spaces which date shall be no earlier than October 1, 1999.

                           (b) All Parking Spaces which are made available to Tenant under this Lease shall be solely for "automobiles." For purposes of this Lease and this Article 15, the term "automobiles" shall mean non-commercial passenger vehicles, such as passenger automobiles, sport utility vehicles, small pick-up trucks, family passenger vans and other like vehicles, provided, however that all of the aforementioned non-commercial passenger vehicles are able to meet the height limitations of the Parking Garage, and can be parked, and shall fit, solely within the painted or striped lines of a particular Parking Space in the Parking Garage.

                           (2) (a) Landlord has advised Tenant and Tenant hereby acknowledges having been so advised by Landlord that Landlord's right to make available or cause to be made available the Parking Spaces to Tenant, and to permit Tenant to use the Parking Spaces and have access to, from and within the Parking Garage, derive from rights granted to Landlord (or Landlord's predecessor-in-interest, as the case may be), under and pursuant to the following agreements and instruments: (i) approximately two hundred fifty (250) of the Parking Spaces are being made available under (x) that certain South Garage Amended and Restated Declaration of Easements dated as of July 28, 1992 among Newport Associates Phase 1 Developers Limited Partnership and Newport Garage L.P., collectively, as Grantors and LF Newport Jersey Limited Partnership, Simon Newport Office Company Limited Partnership ("SNOC"), Newport Associates Development Company, NC Mall Associates and NC Parking Urban Renewa1 Co., collectively, as Grantees, which Declaration was recorded in Book 4516, Page 027 of the Hudson County Register of Deeds (the "Register's Office"), and which Declaration was modified, amended and supplemented by First Amendment to South Garage Amended and Restated Declaration of Easements Agreement dated as of May, 1998 among the Grantors, the Grantees, the existing Lessors named on Schedule 4 hereto and Landlord, and which First Amendment was recorded in Book 5308, Page 256 in the Register's Office; and (y) that certain South Garage Access Easement Agreement dated as July 28, 1992 among Newport Associates Development Company, Newport Associates Phase 1 Developers Limited Partnership and NC Mall Associates, collectively as Grantors, and Newport Garage, L.P. as Grantee, which Agreement was recorded in Book 4516, Page 167 of the Register's Office, and which Agreement was modified, amended and supplemented by First Amendment to South Garage Access Easement Agreement by and among the aforesaid parties, and which First Amendment was recorded in Book 5308, Page 245 of the Register's Office; and (ii) approximately one hundred twenty five (125) of the Parking Spaces are being made available under that certain Garage Space Lease dated March 22, 1999 between SNOC and Landlord. The aforesaid agreements and instruments, and all amendments thereto, is each called a "Superior Garage Agreement" and are collectively called the "Superior Garage Agreements."

                                    (b) Tenant hereby acknowledges having
         receiving from Landlord a true and complete copy of each Superior Garage Agreement, and further acknowledges having read the same.

                           (3) Landlord hereby covenants and agrees that for so long as this Lease is in full force and effect during the Term hereof:

                                    (a) Tenant shall be deemed a third-party
         beneficiary of all of the rights, benefits and privileges granted to Landlord (or Landlord's predecessors-in-interest) under the Superior Garage Agreements with respect to Landlord's provision of the Parking Spaces hereunder and the rights required for Landlord to fulfill its obligations to Tenant under Article 15 of this Lease; and

                                    (b) Tenant's rights of use and enjoyment of
         the Parking Spaces and the Parking Garage shall not be affected or diminished in any way, as a result of Landlord's default or failure to perform under any of the Superior Garage Agreements, and Landlord shall, at its cost and expense: (i) provide to Tenant (x) concurrently with Tenant's execution and delivery of this Lease, a certificate from SNOC, the lessor under the Garage Space Lease, which shall provide, in relevant part, that if such party shall foreclose Landlord's interest in the Garage Space Lease, such party will not make Tenant a party defendant to such foreclosure or termination proceeding, or to disturb Tenant's rights to the Parking Spaces under this Lease or terminate or disturb Tenant's rights to use the Parking Garage hereunder, and will recognize Tenant's rights to the Parking Spaces hereunder on the same terms and conditions as are contained in this Lease, subject to the provisions herein set forth, provided no Event of Default shall at the time have occurred and be continuing hereunder; and (y) at such time as Landlord mortgages or encumbers its interests in any of the Superior Garage Agreements by a mortgage, a certificate from such mortgagee which shall include the foregoing covenant and statement as provided in subdivision (x) above; and (ii) cause the Non-Disturbance Agreements from the existing Lessors to be provided to Tenant upon Lease execution and delivery, as set forth in Section 8.(D) of this Lease, to include the foregoing covenant and statement as set forth in subdivisions (1) above.

                  (B) (1) Tenant shall pay, to Landlord, as Additional Rent, during the Initial Term, a monthly rental charge per Parking Space (whether or not such Spaces are actually utilized by Tenant subject, however, to the provisions of Section 15.6 of this Lease) equal to $120.00, payable on the first day of each month, commencing on the Parking Commencement Date in the same manner as Fixed Rent; provided, however, that such monthly rental charge shall increase each year during the Term of the Lease commencing on the first (1st) anniversary of the Rent Commencement Date, and on each successive anniversary date thereafter, by three percent (3%) of the monthly charge, as adjusted as provided herein, payable for the immediately preceding year.

                           (2) During each Renewal Term, Tenant shall pay to
Landlord a monthly charge per Parking Space which shall be equal to the fair market value for a monthly parking space in the "Comparable Parking Garages" (as such term is defined in Section 15.10(A) below) as of the commencement of the Renewal Term in question, established and determined in accordance with the procedure set forth in Sections 2.7(B) to (F) this Lease, and adjusted as of each anniversary date of the Rent Commencement Date as provided in subsection 15.1(B)(1) above.

                           (3) (a) Landlord hereby agrees that for so long as
Tenant shall be entitled to an abatement of Fixed Rent pursuant to Section 25.2, as a result of the unrentability or inability to use or have access to the Premises or portion(s) thereof for the reasons set forth therein, Tenant shall be entitled to an abatement of the parking charges for the Parking Spaces not utilized by Tenant and its Related Entities and the Users, and their respective agents, employees or visitors hereunder in the same proportion as Fixed Rent is abated, but if and to the extent Tenant does not use all or a portion of those Parking Spaces during such period of the abatement, and does not use the Garage Access Cards for the Parking Spaces in question, and Tenant shall surrender those Garage Access Cards to Landlord. At such time as the abatement shall cease, Landlord shall cause such Parking Garage Cards to be returned to Tenant so that Tenant may again use such Parking Spaces.

                                    (b) During the time of the abatement of
Tenant's payment of parking charges for the Parking Spaces (and Tenant's surrender of the any Parking Garage Cards so surrendered to Landlord, as aforesaid), Landlord shall have the right to lease or license for a fee or payment the Parking Spaces in question, on a daily or monthly basis, to any person or entity.

                                    (c) In the event that Tenant elects to
continue to use the Parking Spaces and keeps possession of the Garage Access Cards during any abatement of Tenant's payment of Fixed Rent as provided in
Section 25.2, Tenant shall not be entitled to any abatement of parking charges for those Parking Spaces so used.

                  (C) Landlord has advised Tenant that the Parking Spaces shall be unreserved and unassigned. At the option of the owner or operator of the Parking Garage (the "Parking Operator"), the Parking Spaces shall be attended or unattended.

         Section 15.2 (A) Except for making the Parking Spaces available to Tenant hereunder, Landlord shall have no responsibility with respect to any matter arising in connection with the furnishing of Parking Spaces to Tenant and Tenant's employees, including, without limitation, any damage to the automobiles of Tenant and Tenant's employees. Landlord shall, however, use commercially reasonable efforts to cause the owner of the Parking Garage and/or the Parking Operator to insure that adequate security is provided in the Parking Garage. In addition, Landlord shall use commercially reasonable efforts to cause the owner of the Parking Garage and/or the Parking Operator to insure that the Parking Garage is adequately maintained throughout the Term, as more particularly set forth in Section 15.10.

                  (B) Tenant shall have no right to charge or accept from any person any fee or other consideration for the use of any of the Parking Spaces, except to a permitted subtenant, Related Entity or User or an employee of Tenant or such subtenant, Related Entity or User, as part of such employee's monthly parking; provided, however, that, if any fee, charge or sum paid to Tenant (on a per month basis) by any subtenant (not a Related Entity or User) is in excess of the monthly rental charge per Parking Space paid by Tenant to Landlord hereunder (the "Parking Payment Excess"), Tenant shall promptly (1) provide Landlord with a notice setting forth the names of those persons or entities who are paying to Tenant a Parking Payment Excess and the amount(s) thereof and the calculation of Landlord's fifty (50%) percent portion thereof; and (2) disburse to Landlord fifty (50%) of the Parking Payment Excess. Landlord shall have the right to verify the information set forth on such notice with reasonable access to Tenant's books and records for review of such payments. Only those persons designated by Tenant (the names of which shall be furnished in writing to Landlord as hereinafter provided in Section 15.9), may use the Parking Spaces.

         Section 15.3 Notwithstanding anything in this Lease or this Article 15 to the contrary, and except as expressly provided in Section 15.6 of this Lease, Tenant's obligations under this Lease not be in any way affected by Landlord's inability to make available or cause to be made available any or all of the Parking Spaces to Tenant or Tenant's employees by reason of (A) Unavoidable Delays with respect to any further construction of, or modification to, the Parking Garage, (B) damage to the Parking Garage, (C) subject to the provisions of Section 11.1 hereof, the whole or any part of the Parking Garage being acquired or condemned for any public or quasi-public use or purpose, or (D) any other reason beyond Landlord's reasonable control, subject, however, to the provisions of Section 10.5 above and 15.6 below.

         Section 15.4 If, on the Parking Commencement Date, Landlord has not provided Tenant with the aforesaid Parking Spaces in the Parking Garage, for any reason whatsoever, Landlord will temporarily make available to Tenant the non-exclusive use of the number of parking spaces required by Tenant at such time (which in no event shall exceed the number of Parking Spaces set forth in Section 15.1(A)), as provided hereunder in a parking lot reasonably proximate to the Building located in the "Acceptable Parking Area" (as such term is defined in Section 15.6), for the monthly rental charge per Parking Space as set forth in Section 15.1(B) above.

         Section 15.5 Tenant, in its use of the Parking Garage, shall at all times observe the rules and regulations reasonably promulgated by Landlord or the Parking Operator with respect to the use thereof. If Tenant, its agents, employees or visitors shall fail to observe such rules and regulations after the expiration of any notice and/or grace period provided under this Lease, or shall use any restricted spaces or areas, Landlord or the Parking Operator shall have the right and option, in addition to any other remedy they may have, to have the subject vehicle to be towed away and stored at the sole risk and expense of the owner of such vehicle.

         Section 15.6 Subject to the provisions of Section 15.4, if any portion of the Parking Garage shall become unavailable for any reason whatsoever, Tenant's inability to use the same or the Parking Spaces therein shall not relieve Tenant of any of its obligations under this Lease, including the payment of Rent, (other than the payment of the aforesaid parking fees), and this Lease shall remain in full force and effect in accordance with its terms; provided, however, that Landlord shall use all commercially reasonable efforts to provide alternate and comparable parking facilities for the use of Tenant and its employees, and during the use of such alternate interim parking facilities, Tenant shall pay a monthly charge for each space, at the same rate as would be payable by Tenant for the unavailable Parking Spaces in the Parking Garage. Alternate parking facilities withing the following boundaries (the "Acceptable Parking Area"), shall be deemed acceptable to Tenant: Henderson Street, Thomas Gangemi Drive, Newport Parkway and the Hudson River.

         Section 15.7 Tenant hereby agrees that Tenant's use of the Parking Spaces and Parking Garage shall be at Tenant's sole risk, and Landlord shall have no liability to Tenant with regard thereto. Further, if any automobile or the contents thereof shall be damaged, lost or stolen while in the Parking Garage, Landlord shall not be liable for any damage thereto, nor for any injury to Tenant, or its subtenants, or its or their agents, employees, licensees or visitors, or the property of any of the same. Landlord shall, however, use commercially reasonable efforts to cause the owner of the Parking Garage and/or the Parking Operator to insure that adequate security is provided in the Parking Garage.

         Section 15.8 Tenant's use of the Parking Garage shall be subject to the terms and provisions of the Superior Garage Agreements (subject, however, to Landlord's compliance with the provisions of subsection 15.1(A)(3)(b) above), and shall be in common with other tenants of the Building, other tenants at other buildings located at or the NEWPORT Project, the general public and other parties permitted by Landlord, the owner of the Parking Garage or the Parking Operator to use the Parking Garage.

         Section 15.9 (A) (1) Landlord shall make available to Tenant, for use by Tenant and those who may be designated by Tenant to use the Parking Spaces, four hundred (400) parking access cards (each, a "Garage Access Card" and collectively, the "Garage Access Cards") in order to permit Tenant and its designated Parking Garage users, the ability to enter the Parking Garage and use the Parking Spaces, as herein provided.

                           (2) In the event that any Garage Access Card(s) provided to Tenant are lost, damaged or destroyed, and Tenant requests that Landlord furnish Tenant with replacement Garage Access Card(s) for those which have been lost, damaged or destroyed, Landlord shall provide Tenant with such replacement Garage Access Card(s) at Landlord's then cost for the same ("Replacement Cost") which shall initially be Twenty-Five ($25.00) Dollars per Garage Access Card.

                           (3) Tenant hereby acknowledges and agrees that at all times during the Term, Tenant shall be entitled to obtain from Landlord and have in Tenant's possession, only the four hundred (400) Garage Access Cards (whether original or replacement, as aforesaid) .

                  (B) Tenant shall provide Landlord or the Parking Operator with a list of those persons to whom Tenant shall have given permission to use Parking Spaces and any Garage Access Cards issued to Tenant and the cars used by such persons, and shall provide Landlord with the changes thereto, from time to time.

                  (C) Upon the expiration of the Term of this Lease, Tenant shall assign and deliver to Landlord all Garage Access Cards which Tenant shall have received from Landlord or the Parking Operator. Tenant expressly assumes the responsibility for the return of all Garage Access Cards and shall reimburse Landlord, as Additional Rent, for the then Replacement Cost of any missing, lost, damaged or destroyed Garage Access Cards.

         Section 15.10 (A) Landlord hereby represents and covenants as follows that:

                           (1) as of the date hereof, the Superior Garage Agreements are in full force and effect and binding upon Landlord to the extent Landlord is a party thereto and the existing Lessors, to the extent the existing Lessors are parties thereto;

                           (2) Landlord will not, during the Term of the Lease, do or cause anything to be done, (including, without limitation, any modification or amendment of the Superior Garage Agreements) which would cause Landlord to (a) be in default beyond the expiration of any applicable notice and cure periods, under any of the Superior Garage Agreements, or (b) lose any of the benefits, rights and protections under the Superior Garage Agreements which would otherwise materially and adversely Tenant's rights to use the Parking Spaces hereunder and Tenant's rights of the use and enjoyment of the Parking Garage and the Parking Spaces, including means of access, ingress and egress to, from and within the Parking Garage; and

                           (3) Landlord will cause the owner of the Parking Garage and/or the Parking Operator thereof, at all times during the Term of this Lease, to (a) operate, maintain and keep in good condition and repair the Parking Garage, including any expansion thereof to include all or a portion of the Parking Spaces being provided to Tenant hereunder consistent with (i) all Legal Requirements applicable thereto, and (ii) the operation and maintenance of other comparable multi-level commercial parking garages of like age, construction and size, in the Comparable Market, including the striping, lighting, elevator, snow and ice removal, rubbish, parking attendants and security protection thereof (the "Comparable Parking Garages"), (b) provide reasonably accessible use of the Parking Spaces for pedestrian and vehicular access, accessible by pedestrian access to the Building twenty-four (24) hours per day, seven (7) days per week and (c) operate the Parking Garage so that Tenant may have 375 vehicles in the Parking Garage at any one time and may reject any Garage Access Card presented when 375 Garage Access Cards issued to Tenant are in use in the Parking Garage. Notwithstanding, the foregoing, Tenant will be responsible for payment of the full daily parking rate for any use of the Parking Spaces beyond the 375 Parking Spaces provided herein.

                  (B) The term "Tenant" whenever used in this Article 15, shall mean the Tenant named herein and any permitted assignee or other successor-in-interest thereto, including any Permitted Tenant or Related Tenant.

                                   ARTICLE 16

                                     DEFAULT

         Section 16.1 Each of the following events or occurrences shall be an "Event of Default" hereunder:

                  (A) if Tenant shall default in the payment when due of any installment of Fixed Rent or any recurring item of Additional Rent (for regular monthly Additional Charges, the Estimated Tenant's Monthly Electric Amount, the Estimated Tenant's Monthly Water Amount, the Estimated Tenant's Month Gas Amount, and the parking fees for the Parking Spaces set forth in Article 15) as provided in Section 2.1(C), and such default shall continue for ten (10) days after receipt of written notice from Landlord, provided, however, that Tenant shall be entitled to receive from Landlord no more than four (4) notices in any twelve (12) month period of its failure to timely pay Fixed Rent or such recurring items of Additional Rent; or

                  (B) if Tenant shall default in the payment when due as provided in Section 2.1(C) of any non-recurring item of Additional Rent, and such default shall continue for ten (10) days after receipt of written notice from Landlord; or

                  (C) if the Premises shall become abandoned for more than thirty (30) days after receipt of written notice from Landlord and Tenant fails to provide adequate security for the Premises against damage or theft; or

                  (D) (1) if Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                           (2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                           (3) if Tenant shall make a general assignment for the benefit of creditors; or

                           (4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its property, which in either of such cases ((i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

                           (5) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal, i.e., undismissed, within ninety (90) days from the entry thereof; or

                           (6) if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                           (7) if a trustee, receiver or other custodian is appointed for substantially all of the assets of Tenant which appointment is not vacated or stayed within thirty (30) days (the aforesaid events set forth in this subsection 16.1(D) are hereinafter referred to individually as a "Bankruptcy Event" or collectively, as "Bankruptcy Events"); or

                  (E) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed, including, but not limited to, Tenant's violation of any of the terms and provisions of Article 12 of this Lease, and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default except that if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty
(30) days, and the continuance of which for the period required for such cure will not (1) subject Landlord or any Lessor or any Mortgagee to prosecution for a crime or any other fine or charge (unless Tenant agrees, in writing, to pay and discharge such fine or charge), (2) subject the Premises, or any part thereof, and/or the Land and/or the Building, respectively, or any part thereof, to being condemned or vacated, (3) subject the Land and/or the Building, respectively, or any part thereof, to any lien or encumbrance (unless Tenant agrees, in writing, to pay, discharge or bond such lien or encumbrance), or (4) result in the termination of any Superior Lease or foreclosure of any Mortgage, respectively, then in that event Tenant shall be entitled to such reasonable additional period of time to effectuate the cure or remedy of such default or failure, provided, however, that Tenant or an assignor of Tenant or the Guarantor shall (x) duly advise Landlord of its intention to take all necessary steps to remedy or cure such default or failure and commence the prosecution of such cure or remedy, all within such thirty (30) day period, and (y) thereafter diligently prosecute to completion all steps necessary to remedy or cure the default or failure (including such time as any assignor of Tenant or the Guarantor may reasonably require to cure such default on behalf of assignee or Tenant, respectively), which default or failure, provided the same is non-monetary in nature or is not capable of being cured by the payment of money, respectively, shall be further subject to Unavoidable Delays, and (z) complete such remedy or cure within a reasonable time after the date of said notice from Landlord; or

                  (F) if that certain "Guaranty of Lease" (as defined in Article
41) shall not be in full force and effect at any time during the Term of this Lease, or if the "Guarantor" (as such term is also defined in Article 41) shall default in the due observance or performance of any of the terms of the Guaranty, or if Guarantor shall repudiate the Guaranty, or if the Guaranty shall terminate, or be terminated for any reason (unless Landlord shall have expressly consented, in writing, to such termination or unless termination occurs concurrently with an assignment of this

Lease by Tenant or any Permitted Tenant to the named Guarantor of the Guaranty of Lease), or if any event described in Section 16.1(D) above shall occur with respect to the Guarantor (as opposed to the Tenant) which (i) results in an entry of an order for relief, adjudication of bankruptcy or insolvency or an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days (unless a substitute Guarantor acceptable to Landlord shall execute and deliver to Landlord a guaranty in the form of the Guaranty of Lease).

         Section 16.2 (A) If any Event of Default shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice (the "Termination Notice"), then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which such Termination Notice is given to Tenant by Landlord were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Article 17 hereof. Notwithstanding the foregoing, if the Event of Default in question results from Tenant's failure to pay Rent, then the Termination Notice shall be given at least ten (10) days prior to the termination date set forth in such Termination Notice and Tenant shall have the right to cure such failure to pay Rent within the ten (10) day period commencing upon Tenant's receipt of such Termination Notice. If within such ten (10) day period, TIME BEING OF THE ESSENCE, Tenant pays to Landlord (i) all Rent then due and owing, (ii) all interest accrued thereon at the Interest Rate, and (iii) an agreed upon late payment fee equal to (1) Fifteen Thousand and no/100 Dollars ($15,000.00) in the case of a failure to pay Fixed Rent or (2) five (5%) percent of the amount of Rent then due and owing in the case of a failure to pay any item of Rent other than Fixed Rent, respectively, then, in that event, and only in that event, such Termination Notice shall be deemed null and void and this Lease shall continue in full force and effect as if such Event of Default had not occurred.

                  (B) Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(D) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor- in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in possession shall fail to provide adequate protection of landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.4, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days' notice to Tenant, Tenant as debtor-in- possession or said trustee and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

                  (C) If any Bankruptcy Event shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

         Section 16.3 If at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in Section 16.1(C) and (D), shall be deemed to mean any one or more of the persons primarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any Bankruptcy Event proceeding shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Section 16.2.

                                   ARTICLE 17

                              REMEDIES AND DAMAGES

         Section 17.1 (A) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                           (1) Landlord may, without notice, re-enter the Premises either by force or otherwise and dispossess Tenant and/or the legal representative of Tenant or any other occupant of the Premises, respectively, by summary proceedings or otherwise, and may repossess the Premises and remove therefrom the contents and effects of Tenant and/or the legal representative of Tenant or any other occupant, and hold the Premises as if this Lease had not been made.

                           (2) Landlord may, at its option, relet the whole or any portion or portions of the Premises, at any time or from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord in its sole discretion, exercised in good faith, may determine, and in no event shall Tenant be entitled to receive any excess of net rentals collected over the rent and additional rent payable by Tenant hereunder, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                           (3) Landlord shall use commercially reasonable efforts to mitigate its damages in the instance of the occurrence of an Event of Default hereunder and the expiration and end of the Lease Term as provided above, (but in no event earlier than the date Landlord first regains possession of the Premises) and to relet the Premises in such event; Landlord has informed Tenant that as a matter of Landlord's current business practice, which Landlord shall have the right to alter, amend or otherwise modify, from time to time during the Lease Term in Landlord's sole good faith business judgment, Landlord is likely to relet the Premises as a result of the foregoing Event of Default circumstances, unless at the time of any such Event of Default, Landlord deems, in Landlord's sole good faith business judgment, that reletting of the Premises is not then commercially reasonable or is contrary to Landlord's sound business practices; it being further agreed and understood that Landlord's current business practice, as described above, (a) is to list the Premises for lease within sixty
         (60) days after the occurrence of an Event of Default hereunder and the expiration and end of the Lease Term as provided above (but in event earlier than the date Landlord first regains possession of the Premises), and (b) does not include any requirement or preference to relet the Premises prior to letting other vacant space in the Building or Other Buildings owned by Landlord or a Landlord Related Entity or at a rental rate below either (i) the then current market rental rate at which Landlord is then renting other available comparable space in the Building, or Other Buildings owned by Landlord or a Landlord Related Entity, or (ii) the then current market rental rate at which owners of other comparable space in comparable buildings in the Comparable Market are then leasing such space, whichever is less.

                  (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

                  (C) The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         Section 17.2 (A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding by Landlord against Tenant or any person claiming by, through or under Tenant, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, respectively, then, in any of said events:

                           (1) Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the term shall have expired or has been terminated and come to an end;

                           (2) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advanced Rent, security deposit or otherwise, but such monies shall be credited by Landlord against any damages payable by Tenant to Landlord;

                           (3) Tenant also shall be liable for and shall pay to Landlord as liquidated damages, any deficiency (the "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the term including any Renewal Term exercised by Tenant prior to the termination of this Lease or re-entry by Landlord (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents collected under any reletting of all or part of the Premises for any part of such period, after first deducting therefrom the rents actually collected under any such reletting, all of Landlord's reasonable, out-of-pocket expenses in connection with the termination of this Lease and Landlord's re-entry upon the Premises and in connection with such reletting including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, court costs and disbursements, alteration costs and other expenses incurred in the preparation of the Premises for such reletting, and the amount of rent concessions, construction allowance and the like granted in connection with such reletting (collectively, the "Default Expenses"); it being agreed and understood by Tenant that any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, and that Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                           (4) whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies (other than the Default Expenses), as and for liquidated and agreed final damages, and not as penalty, a sum equal to the amount by which the sum of the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term, including any Renewal Term exercised by Tenant prior to the termination of this Lease or re-entry by Landlord (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to the then present value of such sum at the rate equal to the rate of U.S. Treasury obligations having a maturity closest to such unexpired portion of the Term, and less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subdivision (3) above, for the same period; it being agreed and understood by Tenant that if before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet in a bona- fide arm's length transaction by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be conclusively deemed, prima facie, to be fair and reasonable rental value for the part of the whole of the Premises so relet during the term of the reletting.

                  (B) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, at law, in equity or otherwise.

                  (C) Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 16 or this
Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

         Section 17.3 If an Event of Default shall occur hereunder, then, in additional to and not in limitation of Landlord's other rights and remedies hereunder, Landlord may immediately or at any time thereafter, and without notice to Tenant, perform the obligation(s) of Tenant which is the subject of such Event of Default. If Landlord, in connection therewith makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys' fees and court costs, in instituting, prosecuting or defending any actions or proceeding, then Tenant shall reimburse Landlord for such reasonable, out-of-pocket sums so paid or obligations incurred with interest at the Interest Rate and costs. The foregoing expenses incurred by reason of Tenant's Event of Default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) Business Days of rendition of any bill or statement to Tenant therefor with interest thereon at the Interest Rate from the date such expenses were incurred. If the Term shall have been terminated or if Landlord shall have re-entered the Premises at the time of making of such expenditures or incurring of such obligations, such sums shall be deemed Default Expenses and shall be recoverable by Landlord as damages.

                                   ARTICLE 18

                              INTENTIONALLY OMITTED

                                   ARTICLE 19

            BUILDING ALTERATIONS AND MANAGEMENT; CHANGES IN BUILDING
                FACILITIES, SYSTEMS AND NAME; BUILDING DIRECTORY


         Section 19.1 (A) Landlord shall have the right, at any time during the Term, without the same constituting an eviction and without incurring liability to Tenant therefore, to make such changes in or to the Building, the Structural Elements and/or the Building Systems, and the fixtures and equipment thereof, respectively, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as Landlord may deem necessary or desirable, and/or change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building, provided, however, no such exercise of these rights by Landlord shall unreasonably impair access, ingress, egress to and from the Building and the Premises, or otherwise unreasonably or materially interfere with Tenant's ability to use the Premises for the Permitted Use.

                  (B) Except as expressly provided in Section 25.2 of this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any alterations, additions and improvements.

                  (C) Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls on the manner of access to the Building by Tenant's social or business visitors as the Landlord may deem necessary for the security of the Building and its tenants and occupants if reasonably consistent with other first class office buildings with retail space in the Comparable Market and if applicable in a non-discriminatory manner to all tenants in the Building.

         Section 19.2 (A) For so long as (x) this Lease is in full force and effect and (y) subject to Section 19.2(E) below, the Premises hereunder shall consist of and "Tenant is then in occupancy" (as such term is defined in Section 1.3(C) of this Lease) (pursuant to Occupancy Evidence furnished by Tenant to Landlord) of at least four (4) full floors or 168,000 square feet in the Building above the ground floor, subject to Section 19.2(E), Landlord hereby grants to Tenant, and Tenant shall have the signage and identification rights set forth below in this Section 19.2(A) (collectively the "Signage Rights"):

                           (1) The Building shall exclusively be known as "The PaineWebber Building" and such name may, at Tenant's request, be affixed to the Building's facade facing Washington Boulevard at a location mutually agreeable to Landlord and Tenant, subject, however, to Tenant's compliance with Legal Requirements including, but not limited to, the obtaining of any necessary approvals from the Jersey City Planning Board and Landlord's approval as to compliance with Landlord's aesthetic standards and guidelines for the Building and the design, type of material, color, location and manner of affixation to the Building's facade, which size, standards, guidelines and requirements shall be reasonable and which shall not be unreasonably withheld, conditioned or delayed (collectively the "Landlord's Signage Guidelines");

                           (2) Subject to Landlord's Signage Guidelines, the name and/or logo of "PAINEWEBBER" shall appear above all entrances to the Building and, at Tenant's option, on the Building marquis, which Landlord shall construct; and

                           (3) Tenant may affix two (2) lighted signs to the facade of the Building, one to be placed at the top of the Building on the northern corner of the western side of the Building and the other to be placed on the eastern side of the Building, or at such other location of Tenant's choice, subject, however, to Landlord's reasonable approval as to such alternate location, which lighted signs may, at Tenant's option, be a ticker display for market data information, and shall be subject to and in compliance with all relevant Legal Requirements including, but not limited to, the obtaining of any necessary approvals from the Jersey City Planning Board and Landlord's Signage Guidelines.

                  (B) At such time as the requirements described in Section 19.2(A)(x) and (y) above are not being met, Tenant's Signage Rights shall be terminated and Landlord may adopt any name for the Building, and may change the name, address, number or designation of the Building, and may name the Building after any other tenant in the Building which is leasing four (4) or more full floors or at least 168,000 rentable square feet in the Building; provided, however, that Landlord shall not name or designate the Building for, or permit any exterior signage on the Building, for a stock brokerage or investment banking firm, so long as Tenant is then in occupancy (pursuant to Occupancy Evidence to be furnished by Tenant to Landlord) of at least two (2) full floors or 84,000 rentable square feet in the Building above the ground floor. Notwithstanding the foregoing, after the Signage Rights are no longer in effect and Tenant is then in occupancy of at least two (2) full floors or 84,000 rentable square feet in the Building (pursuant to Occupancy Evidence furnished by Tenant to Landlord), if Landlord desires to name the Building after a stock brokerage or investment banking firm and Tenant objects thereto, Landlord has the right to terminate this Lease, in which event Landlord shall pay to Tenant upon such termination the unamortized costs of the tenant improvements paid solely by Tenant and then existing in the space being surrendered in connection with such termination, such unamortized costs being the unamortized costs for Federal income tax purposes. If Landlord changes the name of the Building, Landlord shall maintain a numbered Washington Boulevard street address for the Building, which currently is 499 Washington Boulevard.

                  (C) For purposes of this Section 19.2(A), the term "Tenant" shall mean (1) the named Tenant herein, or (2) a Permitted Tenant of the named Tenant herein and, as to clause (2), which is (a) is a stock brokerage or investment banking firm except for those entities listed on Schedule 5 annexed hereto and made a part hereof, or (b) whose name is approved by Landlord, which approval shall not be unreasonably withheld, it being agreed and understood that Landlord shall not be deemed unreasonable in disapproving the transfer of the Signage Rights to a person or entity who is a competitor of Landlord or Lefrak Organization, Inc. (i.e., another real estate owner, developer, operator, management company or REIT) or where the name of such person or entity would be inconsistent with the status of the Building as a first class office building with retail space in the Comparable Market. In the event the Tenant named herein or a Permitted Tenant shall change its name or designation then such Signage Rights shall apply to such changed name or designation, subject to the provisions of clauses (a) and (b) of (2) herein.

                  (D) In connection with Tenant's exercise of any of its Signage Rights set forth above in Section 19.2(A), Tenant hereby agrees that any sign installed or affixed as part of such Signage Rights shall be deemed Tenant's Property for all purposes of this Lease, and further that Tenant shall, at Tenant's sole cost and expense, (1) comply with all applicable Legal Requirements and receive all necessary governmental approvals required for the erection and maintenance of any sign; (2) keep in good order and repair, maintain and replace, as necessary during the Term, any such sign; and (3) no later than the Expiration Date, remove any such sign and repair all injury done by or in connection with the installation or removal of such sign.

                  (E) Notwithstanding anything to the contrary contained in this
Section 19.2, if U.S. Trust Company of New Jersey, its successors and assigns ("US Trust") elects to exercise its option pursuant to its Lease with Landlord, dated as of December 2, 1998 (the "US Trust Lease") to lease one (1) additional floor in the Building and Tenant is required to surrender one (1) floor of the Premises so that Landlord can fulfill its obligation to US Trust under the US Trust Lease, the requirements of subdivision (y) of Section 19.2(A) shall be met if the Premises shall consist of, and Tenant is then in occupancy of, at least three (3) full floors or 126,000 rentable square feet in the Building above the ground floor (pursuant to Occupancy Evidence furnished by Tenant to Landlord).

                  (F) Throughout the Term of the Lease, even when the Signage Rights shall not be in effect, Tenant shall, provided that Tenant shall then be in occupancy of one full floor or 42,000 rentable square feet of the Building, have the right to install a tasteful and dignified sign identifying Tenant in the lobby of the Building (the "Tenant's Lobby Sign") which Tenant's Lobby Sign
(a) shall be no larger than two feet (2') by two feet (2') in size, (b) shall be placed at Tenant's elevator bank, (c) may contain the Tenant's logo, and (d) shall be otherwise subject to Landlord's Signage Guidelines.

                  (G) Until the Signage Rights are terminated, Landlord shall not permit any other signage on the exterior of the Building (other than the Building's cornerstone, the Plaza Sign as described in Section 19.3 below, or retail signage as permitted under Section 19.5 below.)

                  (H) So long as the Signage Rights are in effect, in no event shall the lobby signage rights of any other office tenant of the Building be more prominent than Tenant's Lobby Sign and such other signage shall be placed at the elevator bank for such other office tenant or occupant in the same manner as Tenant's Lobby Sign. After the Signage Rights are no longer in effect, no other office tenant of the Building shall have a more prominent lobby sign than Tenant's Lobby Sign unless such other tenant is leasing more rentable square feet than Tenant is then leasing.

                  (I) Landlord represents that the above provisions do not violate the terms of any other existing lease in the Building.

         Section 19.3 (A) If Landlord erects a monument sign on the plaza area in front of the Building identifying the Building (including its then name) and the tenants then occupying premises in the Building (the "Plaza Sign"), and Tenant shall elect to have a sign thereon, then Landlord shall, at Landlord's cost, include the name of Tenant on such Plaza Sign in the following order of listing or naming: Landlord agrees that the listings on the Plaza Sign will be in horizontal order or broken up into horizontal blocks (in which event if there are more than two (2) blocks per listing line, the Tenant's name will appear in the third (3rd) block from the left, and if there are only two (2) blocks per listing line, the listing for the Tenant shall occupy all of the blocks located on the second (2nd) listing line). It is agreed and understood by Tenant that any right to be listed on the Plaza Sign shall be non-exclusive. Nothing herein contained shall prohibit tenants with premises containing equal or greater space from having a listing on the Plaza Sign equal to or proportionately greater than Tenant's listing on the Plaza Sign. Nothing contained herein shall permit Tenant to have a listing or presence on the Plaza Sign which, in terms of the size of the lettering of Tenant's name, is greater in size than the lettering of "CIGNA" or "CONNECTICUT GENERAL LIFE INSURANCE COMPANY" (collectively, "CIGNA"), or US TRUST for so long as CIGNA's lease for premises and the US Trust Lease in the Building, respectively, shall be in existence. At such time as either of such lease or both such leases shall cease to be in effect, at Tenant's option Tenant may cause Landlord to move Tenant's Plaza Sign listing to that location formerly used by the tenant or tenant under such lease or leases, provided, however, that Landlord has not granted such right to another tenant in the Building having more rentable square feet in the Building than Tenant.

                  (B) Tenant and a Permitted Tenant shall have the right to install, at Tenant's sole cost and expense, tasteful and dignified signage identifying Tenant, and any subtenant of Tenant and a Permitted Tenant, as Tenant or such Permitted Tenant shall deem necessary or desirable, on the floors comprising the Premises, provided that each such floor is leased to and occupied by Tenant or a Permitted Tenant.

         Section 19.4 Landlord, at its expense and at Tenant's written request, shall maintain listings on the Building's electronic directory of the names of Tenant and any others in lawful occupancy of the Premises, and the names of their respective officers and employees, provided that the names so listed shall not take up more than Tenant's Operating Share of the space on the Building's electronic directory, which share is one thousand (1,000) listing lines. Such quantity of listing lines shall initially be provided to Tenant at no additional expense, but any excess listings, if permitted by Landlord, or any subsequent changes of listings, respectively, as the case may be, shall be at Tenant's expense, at Landlord's then actual cost therefor. All listings requested shall be generally consistent with then Building standard practice.

         Section 19.5 (A) Landlord hereby agrees that any signage installed on the ground floor of the Building for retail tenants ("Retail Signage") shall be set within the Building's sign panels in close proximity of the retail storefront and shall be consistent with the class and character of the Building as a first class office Building with retail premises or other first class buildings with retail premises located in the Comparable Market; it being agreed and understood, however, by Tenant that a retail tenant may also install dignified and tasteful window signage which may be illuminated. Landlord agrees that Tenant may install signage in accordance with the foregoing as to Ground Floor Premises.

                  (B) After the Signage Rights are terminated, if Tenant is using the Ground Floor Premises for a financial services operation and installs Retail Signage in connection therewith or Tenant uses the Ground Floor Premises for any other purpose but installs Retail Signage which has in such signage the name of a financial services institution, and Landlord desires to enter into a lease of office space in the Building with a financial services institution and such financial services institution will not lease such space unless Tenant's Retail Signage is removed from the Building, then Landlord has the right to cause Tenant to remove its Retail Signage. If Tenant objects to removing such Retail Signage, the Landlord shall have the right to cancel this Lease with respect to the Ground Floor Premises upon forty-five (45) days notice to Tenant, in which event Landlord shall pay Tenant upon such termination the unamortized costs of the tenant improvements paid solely by Tenant and then existing in the Ground Floor Premises being surrendered, such unamortized costs being the unamortized costs for Federal income tax purposes and the Fixed Rent, Tenant's Tax Share and Tenant's Ground Floor Operating Share shall thereupon be adjusted accordingly.


                                   ARTICLE 20

                         NO REPRESENTATIONS BY LANDLORD

                  Neither Landlord nor Landlord's agents or employees have made any representations or promises with respect to the physical condition of the Property and/or the Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the Premises except as may be expressly set forth in this Lease, and no rights, easements or licenses are acquired by Tenant hereunder by implication or otherwise, except as may be expressly set forth in the provisions of this Lease.

                                   ARTICLE 21

                                 QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that upon Tenant's timely payment of the Fixed Rent and Additional Rent and timely observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises without interference from Landlord or anyone claiming under or through Landlord, subject to all Superior Leases and Mortgages affecting the Property as set forth in Article 8 above.

                                   ARTICLE 22

                                     WAIVERS

         Section 22.1 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any term, covenant or condition of this Lease including, without limitation, any of the "Rules and Regulations" (as defined in Article 29 of this Lease), shall not be construed as a waiver of any other term, covenant, condition or rule, or as a waiver of any future right to enforce or insist upon performance of any of the same. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach, and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing and signed by an authorized official of Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any payment of Additional Rent shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check (e.g., "payment under protest") or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         Section 22.2 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless such acceptance is in writing and signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys for the Premises prior to the expiration of this Lease, and the delivery of keys to any such agent or employee shall not operate as a expiration of this Lease or a surrender of the Premises.

         Section 22.3 The failure of Tenant to seek redress for Landlord's violation of, or to insist upon the strict performance by Landlord of any term, covenant or condition of this Lease shall not be construed as a waiver of any other term, covenant or condition of this Lease, or as a waiver of any future right to enforce or insist upon Landlord's performance of any of the same. No payment by Tenant of Rent hereunder shall be deemed a waiver of any then-existing breach or default by Landlord under this Lease even if Tenant had knowledge of such breach or default at the time of such payment by Tenant of Rent hereunder.

                                   ARTICLE 23

                             WAIVER OF TRIAL BY JURY

         Section 23.1 It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

         Section 23.2 It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except to the extent Tenant's failure to interpose any such counterclaim would, pursuant to applicable court rules, preclude Tenant from otherwise filing such counterclaim.

                                   ARTICLE 24

                                    SERVICES

         Section 24.1 (A) For purposes of this Lease, "Business Hours" shall mean normal Building operation hours of 8:00 A.M. to 6:00 P.M. on Business Days, and "Business Days" shall mean Monday through Friday, except for those days designated as holidays by the New York Stock Exchange or its comparable successor exchange ("NYSE Holidays"), and "Saturday Hours" shall mean 8:00 A.M. to 1:00 P.M. on Saturdays, except for those Saturdays which are NYSE Holidays. Landlord and Tenant acknowledge that such NYSE Holidays are determined on an annual basis and are subject to change, but generally include: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                  (B) For so long as this Lease shall remain in effect, Landlord shall provide at no additional cost to Tenant, except as otherwise expressly provided herein or as included in Operating Costs:

                           (1) twenty-four (24) hour a day, seven (7) days a week access to the Building and the Premises, subject, however, to Landlord's reasonable security requirements, consistent with other comparable first class office buildings with retail space in the Comparable Market, which shall include a computer controlled card access system to the Building's elevator lobby, which card access system may be modified, altered or changed by Landlord, as required during the Lease term in keeping with such comparable systems then being utilized in other comparable first class office buildings with retail space in the Comparable Market, upon reasonable advance notice to Tenant; it is agreed, however, that it shall be Tenant's obligation, at its sole option and expense, to make such modifications to Tenant's card access system into and within the Premises as may be possible so as to make same compatible with Landlord's card access system to the Building's elevator lobby, and Landlord agrees to cooperate with Tenant's effort to so effect compatibility between such systems, provided that Landlord shall not be required to incur any additional costs in that regard; it is further agreed that, in the event the elevator bank serving the Premises also serves the premises of other tenants or occupants of the Building, it shall be Tenant's sole obligation, at its sole option and expense, to secure access to each floor of the Premises via card access system or other measures (subject to compliance with the terms of Article 4 hereof).

                           (2) a security guard in the Building and other commercially reasonable security procedures consistent with other comparable first class office buildings with retail space in the Comparable Market twenty-four (24) hours a day, seven (7) days a week consistent with other comparable first class office buildings with retail space in the Comparable Market;

                           (3) a concierge service in the Building lobby during Business Hours on all Business Days, and on Saturdays during Saturday Hours; it being agreed and understood that if this Lease shall then be in full force and effect, Tenant shall be a Permitted Tenant and the Office Premises shall consist of at least three (3) full floors of the Building or at least 126,000 rentable square feet in the Building, in either event as to which Tenant and/or Permitted Tenant is then in occupancy (pursuant to Occupancy Evidence furnished by Tenant to Landlord), Tenant shall, at its option, have the right to have its own representative at the concierge desk, in a manner as shall be reasonably determined by Landlord, so as not to interfere with Landlord's concierge service; in the event Tenant exercises such right, Tenant's representative stationed at such concierge desk shall have the right to restrict access to the elevator bank(s) serving the Office Premises by means of a check-in/sign-in procedure that is consistent with similar procedures in other comparable first class office buildings in the Comparable Market, and, in furtherance of such procedure, Tenant shall have the right to place appropriate instructional signage at such concierge desk which shall, as to design, color, size, location and manner of installation, be subject to Landlord's approval, which approval shall not be unreasonably withheld and shall take into account, among other things, Landlord's aesthetic standards for the lobby;

                           (4) it is agreed and understood that if Tenant uses and occupies the Premises on non-Business Days or after Business Hours on Business Days and requests that Landlord provide Building services to Tenant that are otherwise not required to be provided by Landlord hereunder during such periods of time, including making Building personnel available to Tenant on non-Business Days or after Business Hours on Business Days, respectively, as the case may be, Tenant agrees, at its own cost and expense, to reimburse Landlord, as Additional Rent in accordance with Section 2.1(C), for all actual costs and expenses incurred by or on behalf of Landlord in providing such Building services to Tenant and/or in having such Building personnel available to Tenant plus an administrative fee equal to fifteen percent (15%) of the total costs and expenses so incurred by or on behalf of Landlord; provided, however, that where more than one (1) tenant in the Building shall require the same or substantially the same such Building services during such periods of time, the fees, costs and expenses in providing such Building services shall be equitably apportioned between or among such tenants except as otherwise expressly provided in this
         Article 24;

                           (5) (a) passenger elevator service to the Office Premises, to the extent shown on the Building Plans and operated in a manner which is consistent with other comparable first class office buildings in the Comparable Market, on Business Days between the hours of 8:00 A.M. and 7:00 P.M. and have at least three (3) elevators serving the Office Premises, subject to call, at all other times; Landlord shall program the passenger elevators serving the Office Premises not to open on the floors of the Building (above the Ground Floor Premises) served by the so-called "lower floor elevator bank", except that at such time, if ever, that a tenant or occupant (which may be Tenant) leasing or occupying space on a floor of the Building served by the so-called "lower floor elevator bank" also leases or occupies space on a floor of the Building located above the floors of the Building then being served by the so-called "lower floor elevator bank" (a "Dual

         Elevator Bank Tenant"), Landlord thereafter shall be permitted to program the so-called "upper floor elevator bank" elevators to open on the 8th floor(i.e., the so-called "cross over floor") (it being agreed that Tenant shall be solely responsible for implementing any measures its chooses in order to secure access to each floor of the Premises beyond the point of the elevator doors on each floor, as more fully set forth in Section 24.1(B) above);

                           (b) freight elevator service to the entire Building on a "first come, first served" basis on Business Days during Business Hours (less one (1) hour for lunch), and on a reservation, "first come, first served" basis after Business Hours on Business Days and at any time on non-Business Days (one (1) such freight elevator shall be reserved for the exclusive use of Tenant during the hours so reserved by Tenant, subject to availability on a reservation, "first come, first served" basis and provided Tenant shall request such exclusive usage by not later than 4:00 P.M. on the immediately preceding Business Day and not later than the seventh (7th) day prior to Tenant's initial moving-in of its furniture, installations and equipment to the Office Premises); it being agreed and understood that if Tenant shall use the freight elevators serving the Office Premises after Business Hours on Business Days or on any non-Business Days, Tenant shall pay Landlord, as Additional Rent for such use during the twelve (12) month period commencing with the Rent Commencement Date at the agreed upon rate set forth on Schedule 6 annexed hereto and made a part hereof, and thereafter at such rate as increased by the actual increase in costs and expenses incurred by Landlord therefor (Landlord hereby agreeing to notify Tenant from time to time of such increased rate); it being further agreed and understood, however, that Landlord shall make available to Tenant the use of the freight elevator or hoist without payment by Tenant of any fee, cost or expense (other than the labor charge for a porter(s), the agreed upon rate for which is set forth on
         Schedule 6 annexed hereto and made a part hereof), during Tenant's performance of its Initial Alterations and its initial moving-in of its furniture, installations and equipment to the Premises even if such use occurs on non-Business Days or after Business Hours on Business Days; and

                           (c) use of the loading dock on a "first come, first served" basis on Business Days during Business Hours, upon reasonable prior notice to Landlord (which may be given orally to the Building management office); it being further agreed and understood that Landlord shall also make available to Tenant the use of the loading dock without payment by Tenant of any fee, cost or expense, during Tenant's performance of its Initial Alterations and its initial moving-in of its furniture, installations and equipment to the Premises even if such use occurs on non-Business Days or after Business Hours on Business Days (it being understood and agreed that whenever Tenant shall have the use of the freight elevators serving the Premises on a reserved basis, it shall also have the right to use the loading dock on a reserved basis);

                  (6) heating to the Building during Business Hours of Business Days and during Saturday Hours as described in Section 24.2 below and ventilation and air conditioning to the Premises during Business Hours of Business Days and during Saturday Hours as described in Section 24.3 below;

                  (7) water for ordinary drinking, cleaning and lavatory purposes (including up to four (4) so-called "coffee station" or "Dwyer unit" sinks per floor of the Office Premises, and for any cafeteria, dining and cooking facilities permitted in the Ground Floor Premises by this Lease, but if Tenant uses or consumes water for any such cafeteria, dining and/or cooking facilities, or for any other purpose or in unusual quantities (in Landlord's reasonable determination), Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption (other than water consumption for ordinary drinking, cleaning and lavatory purposes, as aforesaid), and Tenant shall pay the actual cost incurred by Landlord for water consumed as shown on said meter (plus an administrative fee equal to three percent (3%) of the utility portion of the bill or the maximum administrative fee permitted under applicable public utility regulations, whichever is less) as Additional Rent, as and when bills are rendered by Landlord; Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the Property of which they are a part pursuant to any Legal Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system; and the bill rendered by Landlord for the above shall be based upon Tenant's consumption ("Tenant's Total Water Amount") and shall be payable by Tenant as Additional Rent, as follows:

                  (a) On the first day of each calendar month during the Term of this Lease after the "Estimated Tenant's Monthly Water Amount" (as defined below) has been established, Tenant shall pay Landlord, together with Tenant's monthly payment of Fixed Rent hereunder, a sum to be reasonably determined by Landlord at the end of the initial sixth month period in which Tenant has moved into the Premises and is conducting its business therein, representing a payment on account of one month's Tenant's Total Water Amount, which amount shall be adjusted from time to time by Landlord (but not more often than once every six
         (6) months and such notice of adjustment shall be given no later than the tenth (10th) day of a month) to reasonably approximate the actual monthly Tenant's Total Water Amount (the "Estimated Tenant's Monthly Water Amount"). Until such time as the Estimated Tenant's Monthly Water Amount shall be established, Tenant shall pay Tenant's Total Water Amount within thirty (30) days after receipt of an invoice therefor from Landlord.

                  (b) Bills for Tenant's Total Water Amount shall be furnished to Tenant upon preparation thereof by Landlord on a monthly basis. If Landlord fails to provide Tenant with a monthly bill for a particular month, and such failure shall continue for more than five (5) days after notice thereof by Tenant to Landlord given after the end of such month, then Tenant shall not be obligated to pay an Estimated Tenant's Monthly Water Amount until such bill has been so furnished to Tenant. Landlord shall use each Estimated Tenant's Monthly Water Amount to pay to the utility company each monthly installment of Tenant's Total Water Amount.

                  (c) If Landlord uses less than all of an Estimated Tenant's Monthly Water Amount to pay Tenant's Total Water Amount for a particular month (such amount not used is called the "Excess Water Amount"), then within twenty (20) days after Tenant's payment, Landlord shall refund the Excess Water Amount to Tenant and, if Landlord fails to do so, Tenant may deduct such amount from the next installment of the Estimated Tenant's Monthly Water Amount (which installment shall be deemed a non-recurring item of Additional Rent).

                  (d) If the amount of the Tenant's Total Water Amount for a particular month is greater than the Estimated Monthly Water Amount paid by Tenant for such month (such deficiency is called the "Water Deficiency"), Tenant, within twenty (20) days after written demand is made therefor, promptly pay to Landlord the amount of the Water Deficiency and Tenant shall pay Landlord the full Estimated Monthly Water Amount on the first day of the next month as provided hereunder. A Water Deficiency payment shall be deemed a non-recurring item of Rent.

                  (e) Each water bill shall indicate, with reasonable specificity, the manner in which the Tenant's Total Water Amount for the period in question as set forth thereon, has been calculated, including the charges, rates and terms utilized in calculating the Tenant's Water Amount and the Tenant's Total Water Amount in accordance with the provisions of this paragraph (7).

                  (f) Landlord shall, after receipt from Tenant of a written request therefor, supply Tenant with a copy of Landlord's water bill for a particular billing period as requested by Tenant in such written notice, within thirty (30) days after Landlord receives such written notice from Tenant. Notwithstanding the foregoing, if Tenant


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         fails to request from Landlord a copy of Landlord's water bill for a particular billing period within one (1) year after the expiration of such billing period, Tenant shall be deemed to have waived and shall be deemed precluded from asking or requesting Landlord to supply such water bill, and Landlord shall have no obligation thereafter to supply Tenant with a copy of such water bill for such billing period.

                           (8) Building-standard cleaning services for the Office Premises on Business Days, which cleaning services shall be as described on Exhibit C annexed hereto and made a part hereof, or substantially the same as those described in Exhibit C (which cleaning services shall not include any additional cleaning services required as a result of the storage, preparation, service or consumption of food or beverages in portions of the Premises) and shall be performed after 5:00 P.M. on such Business Days; it being agreed and understood by Tenant that: (a) Tenant shall pay Landlord the actual cost incurred by or on behalf of Landlord for the removal of any of the Tenant's refuse and rubbish from the Building beyond normal office requirements plus an administrative fee equal to fifteen percent (15%) of such actual cost so incurred by Landlord; (b) Tenant, at Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation, any such exterminating shall be done at Tenant's sole cost and expense, in a manner reasonably satisfactory to Landlord, and by persons reasonably approved by Landlord (taking into account, among other things, labor harmony within the Building); (c) if Tenant shall perform any cleaning services in addition to the Building-standard cleaning services, Tenant shall employ the cleaning contractor providing cleaning services to the Building on behalf of Landlord provided the rates of such cleaning contractor are commercially competitive, otherwise such other cleaning contractor as shall be reasonably approved by Landlord (taking to account, among other things, labor harmony within the Building); and
         (d) Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall reasonably impose or which shall be required pursuant to any Legal Requirements (it being agreed and understood, however, that Tenant may operate its own recycling program, subject to Landlord's approval, reasonably exercised, so long as such program complies with all applicable Legal Requirements and imposes no additional costs or burdens on the Building or its operations);

                           (9) a so-called "life safety system" (or local code equivalent thereof) serving the public portions of the Building and connecting with any such system operated by Tenant in the Premises at the connection point(s) on each floor of the Premises (as and to the extent provided in the description of Landlord's Work in Schedules 2 and 2-A of this Lease), which Landlord shall maintain and repair in good working order (including compliance with applicable Legal Requirements, subject to the provisions of Article 7 hereof);

                           (10) a stand-by generator and related equipment intended for the uninterrupted operation of the life safety system (or local code equivalent thereof) described in clause (9) above, which Landlord shall maintain and repair in good working order (including compliance with applicable Legal Requirements, subject to the provisions of Article 7 hereof);

                           (11) a sprinkler system serving the public portions of the Building and connecting with Tenant's sprinkler distribution system (as and to the extent provided in the description of Landlord's Work in Schedules 2 and 2-A of this Lease), which Landlord shall maintain and repair in good working order (including compliance with applicable Legal Requirements pertaining thereto, subject to the provisions of Article 7 hereof);



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                           (12) subject to availability to the Building from the
         applicable public utility(ies), gas service to the east wall of the loading dock on the ground floor of the Building (as and to the extent provided in the description of Landlord's Work for the Ground Floor Premises set forth on Schedule 2-A in this Lease and subject to Tenant making any and all necessary connections thereto in accordance with the provisions of this Lease), which shall be metered by a gas meter installed by Landlord at Tenant's expense and which meter shall thereafter be maintained by Tenant at Tenant's expense in good working order and repair to register such gas consumption. If gas service cannot be directly metered but is instead registered on a submeter or checkmeter, then Tenant shall pay the actual cost incurred by Landlord for gas consumed as shown on said submeter or checkmeter (plus an administrative fee equal to three percent (3%) of the actual utility cost so incurred by Landlord or the maximum administrative fee permitted under applicable public utility regulations, whichever is less) ("Tenant's Total Gas Amount") as Additional Rent, as follows:

                  (a) On the first day of each calendar month during the Term of this Lease after the "Estimated Tenant's Monthly Gas Amount" (as defined below) has been established, Tenant shall pay Landlord, together with Tenant's monthly payment of Fixed Rent hereunder, a sum to be reasonably determined by Landlord at the end of the initial sixth month period after which Tenant has moved into the Premises and is conducting its business therein, representing a payment on account of one month's Tenant's Total Gas Amount, which amount shall be adjusted from time to time by Landlord (but not more often than once every six
         (6) months and such notice of adjustment shall be given no later than the tenth (10th) day of a month) to reasonably approximate the actual monthly Tenant's Total Gas Amount (the "Estimated Tenant's Gas Amount"). Until such time as the Estimated Tenant's Monthly Gas Amount shall be established, Tenant shall pay Tenant's Total Gas Amount within thirty (30) days after receipt of an invoice therefor from Landlord.

                  (b) Bills for Tenant's Total Gas Amount shall be furnished to Tenant upon preparation thereof by Landlord on a monthly basis. If Landlord fails to provide Tenant with a monthly bill for a particular month, and such failure shall continue for more than five (5) days after notice thereof by Tenant to Landlord given after the end of such month, then Tenant shall not be obligated to pay an Estimated Tenant's Monthly Gas Amount until such bill has been so furnished to Tenant. Landlord shall use each Estimated Tenant's Monthly Gas Amount to pay to the utility company each monthly installment of Tenant's Total Gas Amount.

                  (c) If Landlord uses less than all of an Estimated Tenant's Monthly Gas Amount to pay Tenant's Total Gas Amount for a particular month (such amount not used is called the "Excess Gas Amount"), then within twenty (20) days after Tenant's payment, Landlord shall refund the Excess Gas Amount to Tenant and, if Landlord fails to do so, Tenant may deduct such amount from the next installment of the Estimated Tenant's Monthly Gas Amount (which installment shall be deemed a non-recurring item of Additional Rent.)

                  (d) If the amount of the Tenant's Total Gas Amount for a particular month is greater than the Estimated Monthly Gas Amount paid by Tenant for such month (such deficiency is called the "Gas Deficiency"), Tenant, within twenty (20) days after written demand is made therefor, promptly pay to Landlord the amount of the Gas Deficiency and Tenant shall pay Landlord the full Estimated Monthly Gas Amount on the first day of the next month as provided hereunder. A Gas Deficiency payment shall be deemed a on-recurring item of Rent.

                  (e) Each gas bill shall indicate, with reasonable specificity, the manner in which the Tenant's Total Gas Amount for the period in question as set forth thereon, has been calculated, including the charges, rates and terms utilized in calculating the Tenant's Gas Amount and the Tenant's Total Gas Amount in accordance with the provisions of this paragraph (12).

                  (f) Landlord shall, after receipt from Tenant of a written request therefor, supply Tenant with a copy of Landlord's gas bill for a particular billing period as requested by Tenant in such written notice, within thirty (30) days after Landlord receives such written notice from Tenant. Notwithstanding the foregoing, if Tenant fails to request from Landlord a copy of Landlord's gas bill for a particular billing period within one (1) year after the expiration of such billing period, Tenant shall be deemed to have waived and shall be deemed precluded from asking or requesting Landlord to supply such gas bill, and Landlord shall have no obligation thereafter to supply Tenant with a copy of such gas bill for such billing period.

                           (13) access to multi-tenant utility closets, shafts and similar areas in the Building for the purpose of maintaining its telecommunications and electrical requirements as and to the extent expressly provided in this Lease, on a "first come, first served" basis on Business Days during Business Hours (less one (1) hour for lunch), and on a reservation, "first come, first served" basis after Business Hours on Business Days and at any time on non-Business Days; it being agreed and understood that if Tenant shall require access to such areas after Business Hours on Business Days or at any time on Non- Business Days, Tenant shall reimburse Landlord, as Additional Rent, for all actual costs and expenses incurred by or on behalf of Landlord in providing such access to Tenant and/or in making Building personnel available to supervise such access by Tenant plus an administrative fee equal to fifteen percent (15%) of the total costs and expenses so incurred by or on behalf of Landlord; provided, however, that where more than one (1) tenant in the Building shall require the same or substantially the same services during such periods of time, the fees, costs and expenses in providing such services shall be equitably apportioned between or among such tenants.

         Section 24.2 (A) Landlord shall, as part of Landlord's performance by itself and its contractor(s) of the "Base Building Work" (as such term is hereinafter defined in Section 36.1(B) hereof) install or cause to be installed on each floor of the Office Premises, a perimeter electric base board heating system. Such base board electric heating system, together with all machinery, equipment and infrastructure required to operate the same, is collectively called the "Heating System".

         (B) Except for those charges payable by Tenant under subparagraph (C) following, the electric energy required to operate the Heating System in the Office Premises shall be measured by the Building's electric meter and shall be included within Operating Costs as part of the Building's electric usage, as to which Tenant shall be required to pay Tenant's Operating Share.

         (C) During Business Hours of Business Days and during Saturday Hours, Landlord shall furnish, at no cost or expense to Tenant, sufficient heat to the Office Premises through the Heating System to meet the criteria therefor set forth on Exhibit D annexed hereto and made a part hereof. Tenant hereby agrees that if Tenant requires the provision of heat to the Office Premises at times other than (1) on Business Hours of Business Days and/or (2) Saturday Hours, Landlord will, upon reasonable advance notice from Tenant, operate the Heating System to provide such heat to Tenant and furnish such heat to the Office Premises to meet the criteria therefor set forth on Exhibit D annexed hereto. Tenant shall pay Landlord, as Additional Rent, in accordance with Section 2.1(C), for all Landlord's costs and expenses required to operate the Heating System, including any electric energy charges, to furnish Tenant and the Office Premises with such non-Business Hours/Business Days/Saturday Hours heat. The agreed upon rate for such costs and expenses for the twelve (12) month period commencing with the Rent Commencement Date shall be as set forth on Schedule 6 annexed hereto and made a part hereof, which rate shall thereafter be increased by the actual increase in the costs and expenses incurred by Landlord therefor. Landlord hereby agrees to notify from time to time of such increased rate.

         Section 24.3 (A) In addition, as part of the Base Building Work, Landlord shall install or cause to be installed on each floor of the Office Premises, two (2) seventy
(70) ton packaged water cooled, variable air volume "VAV" air conditioning units which are designed and operated to meet the ventilating and air conditioning criteria also set forth on said Exhibit D. Such water cooled, VAV air conditioning units, together with all machinery, equipment and infrastructure required to operate the same, are collectively called the "A/C System".

         (B) Tenant shall be responsible, at Tenant's sole cost and expense, to pay for all electric energy consumed in the use and operation of the A/C System. Landlord shall, as part of the performance of the Base Building Work for the Office Premises, connect the A/C System to Tenant's electric check meter as more particularly described in Article 13 of this Lease, in order to measure Tenant's consumption of electric energy in Tenant's use of the A/C System.

         (C) During Business Hours of Business Days and during Saturday Hours, Landlord shall furnish, at no cost or expense to Tenant, sufficient quantities of condenser water from Landlord's cooling tower equipment located on the roof of the Building, required to operate the A/C System to meet said criteria. The Landlord's cooling tower equipment, together with the pipes, machinery and other equipment required to transport the condenser water from such machinery on the roof of the Building to Tenant's A/C System is called the "Building Condenser Water System".

         (D) Tenant hereby agrees that, if Tenant operates the A/C System at times other than during (1) Business Hours of Business Days, and/or (2) Saturday Hours, then Tenant shall be required to reimburse Landlord, as Additional Rent, as provided in Section 2.1(C) above, for (i) all condenser water supplied by Landlord to Tenant to operate the A/C System during such time, and (ii) all additional costs incurred by Landlord to operate Tenant's A/C System and the Building Condenser Water System; provided, however, that with respect to clause "(ii)", where more than one (1) tenant in the Building shall require any such service during such periods of time, the fees, costs and expenses in so operating the Building Condenser Water System shall be equitably apportioned between or among such tenants. The agreed upon rates for such costs and expenses for the twelve (12) month period commencing with the Rent Commencement Date shall be as set forth on Schedule 6 annexed hereto and made a part hereof, which rates shall thereafter be increased by the actual increase in the costs and expenses incurred by Landlord therefor. Landlord hereby agrees to notify Tenant from time to time of such increased rates. In addition, the wear and tear on, additional maintenance to, and depreciation of, the Building Condenser Water System from Tenant's use of the A/C System other than during Business Hours of Business Days and Saturday Hours, as determined by Landlord with reasonable specificity, shall be included within Operating Costs.

         (E) (1) Tenant shall have the right at any time prior to Landlord's delivery of the first "Last Call Notice"(as defined below), by notice to Landlord, to reserve up to three hundred (300) tons of additional condenser water from the Building Condenser Water System to service any supplementary air conditioning system(s) which Tenant desires to install to serve one or more floors in the Premises. If Tenant has not theretofore exercised its right to reserve all 300 tons of additional condenser water, as aforesaid, then, if Landlord shall receive a request from another tenant or occupant of the Building (or a proposed tenant or occupant of the Building) for all or a portion of the excess capacity in the Building Condenser Water System and such excess capacity in the Building Condenser Water System then equals three hundred (300) tons or less (after first deducting the number of tons of additional condenser water, if any, theretofore reserved by Tenant) (such amount being the "Remaining Available Tonnage"), Landlord shall notify Tenant of the amount of tonnage so requested by such tenant or occupant (or such prospective tenant or occupant) (the "Last Call Notice"). Tenant shall have the right, by notice to Landlord given within fifteen (15) Business Days after its receipt of the Last Call Notice, TIME BEING OF THE ESSENCE, to reserve all or a portion of such Remaining Available Tonnage. If Tenant does not timely exercise its right to reserve additional condenser water from the Building Condenser Water System within such 15-Business Day period, Tenant shall have forever waived its right to reserve the number of tons of additional condenser water so reserved by such tenant or occupant (or such prospective tenant or occupant) as set forth in the Last Call Notice, subject, however, to the immediately following sentence. If Tenant does not timely exercise its right to reserve additional condenser water from the Building Condenser Water System within such 15-Business Day period, but the amount of tonnage so reserved by such tenant or occupant (or such prospective tenant or occupant) is less than the Remaining Available Tonnage, then Tenant shall be entitled to additional Last Call Notice(s), in accordance with this paragraph, each time a tenant or occupant (or a prospective tenant or occupant) requests all or a portion of the Remaining Available Tonnage (after first deducting the number of tons theretofore waived by Tenant by reason of its failure to timely respond to prior Last Call Notice(s), as aforesaid).) In between any Last Call Notice and a subsequent Last Call Notice, as aforesaid, Tenant shall have the right by notice to Landlord to reserve up to the Remaining Available Tonnage (after first deducting the number of tons theretofore waived by Tenant by reason of its failure to timely respond to prior Last Call Notice(s), as aforesaid. Nothing herein shall be construed to waive Tenant's right, in the event the Offer Space becomes part of the Premises, to receive condenser water to operate the A/C System as provided in Section 24.3(C) above. Moreover, the 300 tons of additional condenser water set forth above shall be increased by fifty (50) tons for each floor of Offer Space (prorated for any partial floor of Offer Space) leased by Tenant pursuant to Article 39 below.

                  (2) Any such installation of a supplementary air conditioning system(s) by Tenant shall be subject to the applicable provisions of this Lease including Article 4 hereof. In the event(s) Tenant so timely reserves additional condenser water pursuant to this Section 24.3(E), Tenant shall from and after each such event (but not earlier than the Rent Commencement Date) pay to Landlord the Condenser Water Access Charge, as Additional Rent, as provided in
Section 2.1(C) above, at the rates for such charge and overtime labor of the twelve (12) month period commencing on the Rent Commencement Date set forth on
Schedule 6 annexed hereto and made a part hereof, which rate shall thereafter be increased by the actual increase in the costs and expenses incurred by Landlord therefor. In addition, at such time, if ever, that Tenant installs and operates such supplementary air conditioning system(s), Landlord shall operate the Building Condenser Water System to transport the condenser water to Tenant's supplementary air conditioning system(s) seven (7) days a week 24 hours per day. The agreed upon rates for such costs and expenses for the twelve (12) month period commencing with the Rent Commencement Date shall be as set forth on
Schedule 6 annexed hereto and made a part hereof, which rates shall thereafter be increased by the actual increase in the costs and expenses incurred by Landlord therefor. Landlord hereby agrees to notify Tenant from time to time of such increased rates.

         Section 24.4 (A) Landlord has advised Tenant that the Heating System and the A/C System, respectively, have been designed to permit Tenant to obtain from Landlord the volume, quantity and level of cooled and/or ventilated air meeting the criteria described on Exhibit D, based on a population density of one (1) person per one hundred (100) square feet of "carpetable floor area" in the Premises (as such term is hereinafter defined) plus the installation and use of electrical and business equipment required for normal office occupancy therein (i.e., five (5) watts per square foot of "carpetable floor area" in the Premises). Landlord agrees to operate, maintain and keep in good repair the A/C System and Heating System including, without limitation, the distribution system, and shall use commercially reasonable efforts to keep the A/C System and Heating System properly functioning in accordance with the performance and criteria set forth on Exhibit D annexed hereto and made a part hereof and within any applicable parameters set forth in Legal Requirements (subject to the applicable terms of this Lease, including, without limitation, Section 24.4(B) below). Landlord shall promptly investigate any air quality complaints made by Tenant and, provided the cause of an adverse change in air quality is not the result of any act or omission of Tenant or occurrence within the Premises (in which event Tenant shall be required to remedy same), Landlord shall promptly take steps to remedy or cause others to remedy such adverse change in air quality in the Premises. As used in this Section 24.4(A), "carpetable floor area" means the area within the Premises which can be walked on, carpeted and utilized by Tenant, but specifically excluding any mechanical, electrical, janitorial or other similar closets or rooms as well as stairwells.

                  (B) If Tenant uses and/or occupies the Premises other than for the Permitted Use, and/or alters or improves the Premises other than in accordance with the approved plans for Tenant's Alterations, and/or installs the distribution portions of either System so that the

Systems cannot operate on an optimum basis as designed, and/or installs business or electrical equipment in excess required for normal office occupancy, and/or if Tenant and/or its agents and employees tampers with, adjusts, or in any way or manner adversely affects the equipment, machinery and/or mechanical installations comprising each System, and/or if Tenant fails to comply with Landlord's reasonable written rules and regulations for the operation of each System, so as to maximize its rating efficiency and the ability to meeting the performance and criteria set forth on Exhibit D hereof, respectively, as the case may be, Landlord shall not be responsible for the improper functioning of any System as provided on Exhibit D, as a result of any of the foregoing circumstances or failures.

         Section 24.5 Subject to the terms of this Lease, Landlord, throughout the Term of this Lease, shall have unrestricted access to any room located within or adjacent to the Premises, in which machinery and equipment either (1) comprising the Heating and A/C Systems, or (2) required to operate the same, is located.

         Section 24.6 (A) Landlord reserves the right to stop all or some of the Building Systems and Building services, including the cleaning and elevator services, as aforesaid, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord, for as long as may be reasonably required by reason thereof. Landlord agrees, however, that at least one (1) elevator (whether passenger or freight) shall be kept in service at all times during any such cessation of Building Systems or Building services by reason of any of the foregoing events, except that in the case of ordinary maintenance performed by Landlord, Landlord agrees that not more than two (2) passenger elevators in each elevator bank and not more than one (1) freight elevator in each elevator bank shall be taken out of service during the performance of ordinary maintenance, as aforesaid. Notwithstanding the foregoing, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply and/or operate Heating, A/C, elevator, electrical, plumbing or other Building Systems or Building services when prevented by Unavoidable Delays or by any Legal Requirement of any Legal Authority or due to the exercise of its right to stop service as provided in this Article 24, but Landlord hereby agrees that any such stoppage of Building Systems or Building services or any such repair, alteration, replacement or improvement work shall be undertaken and/or performed in a manner which minimizes, to the extent reasonably practicable, any interference with Tenant's business operations in the Premises.

                  (B) The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, except as is otherwise expressly set forth in Section 25.2(B) below.

         Section 24.7 Landlord shall manage and maintain the Building consistent with other first class buildings with retail premises in the Comparable Market. Subject to the specific provisions of this Lease, the services which Landlord has expressly agreed to provide pursuant to this Lease shall be of a quality consistent with those similar services provided in other first class office buildings with retail premises in the Comparable Market.

         Section 24.8 The provisions of Exhibit D are incorporated herein by reference.


                                   ARTICLE 25

                   INABILITY TO PERFORM; INDEPENDENT COVENANTS

         Section 25.1 (A) Except as is otherwise expressly set forth in Section 25.2(B) below, this Lease and the obligations of Tenant to pay Rent hereunder and perform all of the other terms, covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this

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Lease, or to supply or is delayed in supplying any service expressly or implied to be supplied, or is unable to make, or is delayed in supplying any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of "Unavoidable Delays" (as defined in Section 25.1(B) below).

                  (B) The term "Unavoidable Delays" shall mean strikes, labor troubles, accidents, or any other such events beyond the reasonable control of the party hereto charged with performance of a non-monetary obligation hereunder, including but not limited to, laws, government preemption in connection with a national emergency or Legal Requirements of any Legal Authority or conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgment of Landlord (if Landlord party so prevented or delayed), temporary interruption of such services is necessary by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Notwithstanding anything contained herein to the contrary, in no event shall Tenant's Rental obligations hereunder be excused due to Unavoidable Delays.

         Section 25.2 (A) Except as is otherwise expressly set forth in Section 25.2(B) below, it is expressly understood that no such inability or delay in either the performance of obligations or the supply of services on the part of Landlord to be performed and/or supplied in this Lease provided, as the case may be, which results from or is due to any of the reasons set forth above in
Section 25.1 above, or any other reason beyond Landlord's reasonable control, shall constitute a constructive eviction, and that Landlord shall not be liable to Tenant in damages, nor shall Tenant be entitled to make any claims for or be entitled to any abatement in the payment of Fixed Rent or additional rent, in the event of such inability or delay.

                  (B) Notwithstanding the foregoing provisions of this Article 25 or other provisions of this Lease, in the event that (1)(a) there shall be an interruption or suspension of the furnishing or supply of any "critical service" from Landlord to Tenant hereunder (i.e., electricity, HVAC, water, condenser water, Building-standard cleaning services, and elevator service) due to an act or omission of Landlord or its agents, employees or contractors (expressly excluding acts or omissions of any utility company servicing the Building) which shall materially impair the operation of Tenant's business in the Premises and render all or any part of the Premises inaccessible or unusable (a "Service Interruption") or (b) the performance of repairs, alterations, additions or improvements in the Premises or the Building by Landlord or its agents, employees or contractors or the failure of Landlord to perform such repairs or other work as and when required under this Lease shall materially impair the operation of Tenant's business in the Premises and render all or any part of the Premises inaccessible or unusable and such repairs or other work is not necessitated by the acts or omissions of Tenant or its contractors, licensees, agents, servants, invitees or employees (a "Work Interruption"), and (2) such Service Interruption or Work Interruption, whichever, is applicable, shall continue in excess of five (5) consecutive Business Days (a Service Interruption or Work Interruption that satisfies all of the foregoing conditions being hereinafter referred to as a "Material Interruption"), then, as Tenant's sole remedy (except as provided in Sections 25.2(C) and (D) below) in connection with such Material Interruption, Tenant shall be entitled, on prior written notice to Landlord (and to any Mortgagee or Lessor whose name and address was theretofore provided in writing to Tenant), to an abatement of Fixed Rent (based upon the rentable square footage of the Premises which is unusable or inaccessible as a result of the Material Interruption) payable pursuant to Article 2 hereof for the period which shall begin on the sixth (6th) consecutive Business Day of such Material Interruption and which shall end on the earlier of the day on which (a) such Material Interruption shall cease or (b) Tenant shall recommence the use of the affected portion of the Premises for the normal conduct of its business. In the event that Landlord and Tenant are unable to agree as to the foregoing matters referred to above in this Section 25.2(B), either party shall have the right to refer their dispute or disagreement, as to the matter in question, to resolution by Expedited Arbitration in accordance with the provisions of Section
34.2 of this Lease.

                  (C) If such Material Interruption shall continue in excess of thirty (30) consecutive Business Days, then Tenant shall be entitled, on prior written notice to Landlord (and

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to any Mortgagee or Lessor whose name and address was theretofore provided in writing to Tenant), to terminate this Lease; provided, however, if the elimination of such Material Interruption is prevented or delayed beyond such 30 consecutive Business Days due to Unavoidable Delays (which specifically include, without limitation, the period of time necessary for any Mortgagee or Lessor which is not an Affiliate of Landlord to cure such Material Interruption on Landlord's behalf as more fully set forth in Section 8.3 above) and/or if the elimination of such Material Interruption continues beyond such 30 consecutive Business Days and Landlord is then diligently proceeding in good faith to eliminate such Material Interruption, then such termination right shall not become effective for so long as the failure to eliminate such Material Interruption is attributable to Unavoidable Delays and/or for so long as Landlord is diligently proceeding in good faith to eliminate such Material Interruption. In the event that Landlord and Tenant are unable to agree as to the foregoing matters referred to above in this Section 25.2(C), either party shall have the right to refer their dispute or disagreement, as to the matter in question, to resolution by arbitration in accordance with the provisions of
Article 34 of this Lease.

                  (D) In the event any such Service Interruption continues in excess of five (5) consecutive Business Days, and Landlord is not then diligently attempting to eliminate such Service Interruption, then in addition to Tenant's remedies set forth in Section 25.2(B) above, Tenant shall have the right, on five (5) days' prior notice to Landlord, to cure any such Service Interruption if and only to the extent such curing can be effected without Tenant in any way affecting the Structural Elements of the Building or any Building Systems not exclusively serving the Premises. Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in so curing any such Service Interruption, within thirty (30) days following receipt by Landlord of: (i) a request for payment of such costs and expenses; and (ii) Tenant's or its contractor(s)' respective invoices for all work done and all supplies furnished in connection with such work for which payment is being requested, or receipted bills evidencing the expenditure of monies equal to the amount for which payment is being requested. If Landlord does not so reimburse Tenant within such 30-day period (subject to Landlord's right to dispute Tenant's claim for reimbursement pursuant to the last sentence of this Section 25.2(D)), interest shall accrue on the amount owed to Tenant at the Interest Rate from and after the expiration of such 30-day period and Tenant may, at Tenant's option, apply any unpaid amount as a credit toward Tenant's next due Fixed Rent obligations under this Lease. In the event that Landlord and Tenant are unable to agree as to the foregoing matters referred to above in this Section 25.2(D), either party shall have the right to refer their dispute or disagreement, as to the matter in question, to resolution by Expedited Arbitration in accordance with the provisions of Section 34.2 of this Lease, and if such dispute is resolved in Tenant's favor, Landlord shall within thirty (30) days thereafter pay to Tenant the disputed amount to the extent resolved in Tenant's favor.

                  (E) Nothing in this Article 25 shall be deemed to modify the provisions of Articles 10 or 11 hereof.

                                   ARTICLE 26

                                BILLS AND NOTICES

         Section 26.1 Except as otherwise expressly set forth in this Lease, any bill, statement, notice, consent, demands, requests or communication (each, as used in this Lease and in this Article 26, a "notice") which are required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if (A) delivered by hand (against a signed receipt), (B) sent by registered or certified mail (return receipt requested), (C) by nationally recognized overnight courier, or (D) sent by facsimile transmission with a copy sent simultaneously by nationally recognized overnight courier, addressed as follows:

                  (1) if to Tenant at Paine Webber Incorporated, 1000 Harbor Boulevard-Fifth Floor, Weehawken, New Jersey 07087, Attn: Corporate Real Estate, with a copy of any default notice to Paine Webber Incorporated, 1200 Harbor Boulevard-Tenth Floor, Weehawken, New Jersey 07087, Attn: Managing Attorney-Real Estate; or



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                           (2) if to Landlord at 2 Sixth Street, Jersey City,
         New Jersey, Attn.:Richard S. LeFrak, Esq., and with copies to (x) Howard L. Boris, Esq., c/o LeFrak Organization, Inc., 97-77 Queens Boulevard, Rego Park, New York 11374, (y) Sills, Cummis, Radin, Tischman, Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102, Attn: Ted Zangari, Esq., and (z) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 25 at the address designated by such Mortgagee or Lessor;

or to such other addressees as Landlord, Tenant or any Mortgagee or Lessor may designate as its new addressees for such purpose by notice given to the other in accordance with the provisions of this Article 26.

         Section 26.2 Any such notice shall be deemed to have been rendered or given on the date when it shall have been hand delivered, three (3) Business Days from when it shall have been mailed as provided in this Article 26, on the date of delivery by overnight courier, or if by facsimile transmission, the date of the confirmed transmission. Anything contained herein to the contrary notwithstanding, any Operating Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rent (other than any default notice) may be sent to Tenant by regular United States mail or by facsimile transmission. All such communications from Landlord to Tenant with respect to any item of Rent (other than any default notice) shall be addressed to Paine Webber Incorporated, 1000 Harbor Boulevard-Fifth Floor, Weehawken, New Jersey 07087, Attn: Real Estate Finance, or to such other address as Tenant may designate as its new billing address, in lieu thereof, by notice given to Landlord in accordance with the provisions of Section 26.1 above.

         Section 26.3 A notice may be given by a party hereto or on such party's behalf by its attorneys or, in the case of Landlord, by Landlord's managing agent.

                                   ARTICLE 27

                              CONSTRUCTION OF LEASE

                  The following terms shall be construed as follows:

                  (A) the term "office", or "offices", as used in this Lease, shall mean the use of the Premises only for the Permitted Use and shall prohibit the use of the Premises for any use as a store or stores, for any retail use, or for the sale or display, at any time, of good, wares or merchandise of any kind, or for any Restricted Use;

                  (B) the term "Landlord", as used in this Lease, shall mean a landlord or Lessor, and as used in this Lease means only the Landlord, or the Mortgagee then in possession, for the time being of the Property (or the Lessor under a Superior Lease of the Building and/or of the Property and the Building, respectively) of which the Premises is a part, so that in the event of any sale(s) of the Property and/or the Building or of such Superior Lease, respectively as the case may be, or in the event of a Superior Lease of the Building and/or of the Property, respectively as the case may be, the landlord at the time in question automatically shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising after the date of the sale or transfer, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the Lessor under the Superior Lease of the Building and/or of the Property and the Building, respectively, that the purchaser or the Lessor under the Superior Lease of the Building and/or the Property and the Building, respectively, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder arising after the date of the sale or transfer, provided, however, that if the purchaser involved in such sale or the transfer of the Landlord's interest, respectively, shall have agreed with Landlord to assume all of Landlord's covenants and obligations under this Lease arising prior to the date of such sale or transfer, and if such agreement is in writing and a copy of such writing is delivered to Tenant, then Landlord shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder whether or not arising prior to or after the date of such sale or transfer;

                  (C) the terms "Landlord shall have no liability to Tenant" or "the same shall be without liability to Landlord (or Landlord)" or "without incurring any liability to Tenant therefore", respectively as used in this Lease, shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution in the payment of Rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered, or to enforce any other right or kind of liability whatsoever against Landlord, under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises, except as and to the extent otherwise expressly set forth in this Lease;

                  (D) the term "Tenant", as used in this Lease, shall mean Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease;

                  (E) the term "person", as used in this Lease, shall mean a natural person or persons, a corporation, a partnership, an association, a joint venture, an estate, a trust or any other legal entity;

                  (F) the terms "herein", "hereof" and "hereunder", and words of similar import, as used in this Lease, shall be construed to refer to this Lease as a whole, and not to any particular Article or paragraph, unless expressly so stated;

                  (G) the term "and/or" when applied to one or more matters or things, as set forth in this Lease, shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question; and

                  (H) the terms "re-enter" and "re-entry", as used in this Lease, are not restricted to their technical legal meanings.

                                   ARTICLE 28

                          ADJACENT EXCAVATION; SHORING

                  If an excavation shall be made upon land adjacent to the Property and the Building, or shall be authorized to be made, respectively, as the case may be, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem reasonably necessary under the circumstances to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent hereunder.

                                   ARTICLE 29

                              RULES AND REGULATIONS

         Section 29.1 Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the rules and regulations as set forth on Exhibit E annexed hereto and made a part hereof, and such other and further reasonable rules and regulations as Landlord or Landlord's agent(s) may from time to time adopt (such existing rules and regulations, as supplemented by any further rules and regulations, as aforesaid, are collectively called the "Rules and Regulations").

         Section 29.2 In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to arbitration as provided in Article 34 hereof. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after the giving of notice thereof.

         Section 29.3 Landlord agrees that it shall enforce the Rules and Regulations uniformly against all tenants of the Building. If any Rule or Regulation is not uniformly enforced against all other tenants of the Building, such Rule or Regulation cannot be enforced against Tenant. Landlord shall not be liable to Tenant for violations of any Rules and Regulations by any other tenant, its servants, employees, agents, visitors or licensees. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern and control.

                                   ARTICLE 30

                                SECURITY DEPOSIT

         Section 30.1 If, after the date hereof, any entity shall, as described in Section 12.9(B) or 12.13(B) or elsewhere in Article 12 hereof, deposit with Landlord a sum of money as security for the full and faithful performance and due observance by Tenant of the terms, covenants, agreements, provisions and conditions of this Lease (the "Security Deposit"), it is agreed that if an Event of Default shall occur under this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Tenant is in default, hereunder, or for any sum which Landlord may expend or may be required to expend by reason of such Event of Default, including, but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.

         Section 30.2 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, agreements and conditions of this Lease, the Security Deposit shall be returned to such entity after the Expiration Date and after delivery of entire possession of the Premises to Landlord in the manner and within the time period set forth in Article 1 of this Lease.

         Section 30.3 In the event of a sale of the Property and/or the Building, or the leasing of the Property and/or the Building, respectively, as the case may be, Landlord shall have the right to transfer the then amount of the Security Deposit to the vendee or lessee in question, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; it being agreed and understood that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord hereunder.

         Section 30.4 Tenant covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit, and that neither Landlord, nor its successors or assigns, shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 31

                                     BROKER

         Section 31.1 (A) Each party represents and warrants to the other that it has not dealt with any broker or other person in connection with this Lease except as set forth in this Article 31.

                  (B) Landlord's exclusive rental agent for the Building and its broker for this Lease, whom Tenant recognizes as Landlord's exclusive rental agent and broker, is Cushman & Wakefield, Inc. and Cushman & Wakefield of New Jersey, Inc. (collectively, "C&W"), and Landlord shall pay C&W its commission pursuant to separate agreement.

                  (C) Tenant represents that it has engaged and dealt with C&W and Cushman Realty Corporation as its broker for this Lease (collectively, the "Tenant's Broker"), whom Landlord recognizes as the Tenant's Broker, and Landlord shall pay Tenant's Broker its commission pursuant to separate agreement.

                  (D) The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty.

         Section 31.2 (A) Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person (other than Tenant's Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements.

                  (B) Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any person (including Tenant's Broker) who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements.

         Section 31.3 The provisions of this Article 31 shall survive the Expiration Date.

                                   ARTICLE 32

                                    CONSENTS

                  Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a response, it shall so notify the other party within ten (10) days after receipt of such response, or, in case such response is not received, within twenty (20) days after making its request for the response. Except as provided in Section 12.6(B) above, Tenant hereby waives any claim for damages against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent. Except as provided in Section 12.6(B) above, Tenant agrees that its sole remedy in any such case shall be an action or proceeding to enforce the relevant provision of this Lease by specific performance, injunction or declaratory judgment.

                                   ARTICLE 33

                              ESTOPPEL CERTIFICATES

         Section 33.1 (A) From time to time following the date of this Lease and thereafter throughout the Term, within ten (10) Business Days following receipt by Tenant of Landlord's request therefor, Tenant shall deliver to Landlord or its designee, which may include, but not be limited to, a purchaser of the Land and/or the Building, a Mortgagee or Lessor, respectively, at no cost or expense to Landlord, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord stating: (1) that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all such modifications); (2) the date to which the Fixed Rent, additional rent and other charges hereunder have been paid, together with the amount of the monthly Fixed Rent then payable; (3) whether or not, to the best knowledge of Tenant, Landlord is in default hereunder, and setting forth the specific nature of all such defaults, if any;

(4) the amount (or remaining balance) of the Security Deposit, if any, under this Lease; (5) whether there are any subleases affecting the Premises; (6) the address to which all notices and communications to Tenant under the Lease are to be sent; and (7) any other matters reasonably requested by Landlord. If Tenant disputes Landlord's request for Tenant to certify as to any other matters as provided in clause (7) above, the reasonableness of Landlord's request shall be determined by Expedited Arbitration pursuant to Section 34.2 below.

                  (B) Tenant acknowledges that any statement delivered pursuant to this Article 33 may be relied upon by any purchaser or landlord of the Land and/or the Building, or Landlord's interest in the Land and/or the Building and/or by any Lessor or by any Mortgagee, or by any assignee of a Mortgagee or Lessor, respectively, as the case may be.

                  (C) If Tenant fails or refuses to timely deliver any such estoppel certificate to Landlord, as aforesaid, and thereafter for more than five (5) Business Days following a second request from Landlord, provided such second notice from Landlord informs the Tenant that a continuing failure or refusal to deliver any such estoppel certificate will be deemed an Event of Default of this Lease, then such failure or refusal beyond the 5-Business Day period following such second request from Landlord shall be an Event of Default.

         Section 33.2 From time to time, within ten (10) Business Days next following request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord (A) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (B) setting forth the date to which the Fixed Rent, all additional rent and any other items of Rent have been paid, (C) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (D) as to any other matters reasonably requested by Tenant and related to this Lease.

                                   ARTICLE 34

                        ARBITRATION/EXPEDITED ARBITRATION

         Section 34.1 (A) Either party may request arbitration in accordance with this Section 34.1 of any provision of this Lease in dispute wherein arbitration is expressly stated in such provision as the appropriate remedy for such dispute, except however, for any arbitration of (i) matters in dispute with respect to the determination of Fair Market Rent, which arbitration shall be conducted in accordance with the provisions of Section 2.7(B) of this Lease and
(ii) matters in dispute which may be resolved by Expedited Arbitration pursuant to Section 34.2 below. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as an arbitrator on its behalf.


         (B) Within ten (10) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator within the aforesaid time period, then subject to the provisions of Section 34.1(E) below, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment.

         (C) The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and shall conduct such hearings and investigations as they may deem appropriate. If within thirty (30) days after the second arbitrator is appointed, the two (2) arbitrators shall not agree upon the question in dispute, they shall together appoint a third arbitrator. In the event the two arbitrators are unable to agree upon such appointment within forty
(40) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree to such selection within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may

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request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its commercial arbitration rules then prevailing, or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten
(10) days after such request is made, then either party may apply, on notice to the other, to the Superior Court of the State of New Jersey (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) for the appointment of such third arbitrator.

                  (D) The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and, within thirty (30) days of this designation, render an independent decision of the matter in dispute, which decision shall be conclusive and binding upon the parties. Each arbitrator chosen or appointed pursuant to this Section 34.1 shall be a disinterested person having at least ten (10) years real estate experience as an arbitrator in the particular matter in dispute.

                  (E) If Tenant gives notice requesting arbitration, Tenant shall simultaneously serve a duplicate of the first notice on the Mortgagee and each Lessor of which Tenant has received prior notice in writing. If Landlord fails to appoint an arbitrator within ten (10) days after the giving of the first notice by Tenant, such Mortgagee or Lessor shall have an additional period of ten (10) days within which to appoint the second arbitrator, who shall thereupon be recognized in all respects as if he had been appointed by Landlord.

         Section 34.2 (A) Either party may request arbitration on an expedited basis ("Expedited Arbitration"), as set forth in this Section 34.2, with respect to disputes concerning (i) Tenant's claimed amount and calculation of the Extra Costs, as provided in Section 1.1(B)(3)(d) hereof, (ii) whether a prospective use is a Non-Compatible Use, as provided in Section 3.7(C)(3)(b), (iii) the reasonableness of any denial by Landlord of consent to any Alterations proposed to be made by Tenant, as provided in Section 4.11(A) above, (iv) the reasonableness of any denial by Landlord of consent to any contractor selected by Tenant to perform Alterations, as provided in Section 4.11(A) above, (v) the reasonableness of any refusal by Landlord to consent to any proposed assignment or subletting by Tenant, as provided in Section 12.6(A) above, (vi) Tenant's right to assign this Lease pursuant to Section 12.9 above, (vii) the provisions of Section 25.2(B) or Section 25.2(D) above, (viii) any dispute as to whether a request made by Landlord under Section 33.1(a)(7) is reasonably requested, (ix) any dispute as to whether the Phase 1 Base Building Work or the Phase 2 Base Building Work was "substantially completed", as provided in Section 36.5(A) below, or (x) a claim by Tenant for any portion of Landlord's Contribution, as provided in Section 36.9(B) below.

                  (B) It is of utmost importance to have such disputes settled within approximately twenty-five (25) Business Days. Accordingly, the party requesting Expedited Arbitration shall include in its notice to the other party requesting Expedited Arbitration, the name and address of the person designed to act as an arbitrator of its behalf. Within five (5) Business Days after the other party receives such notice, such other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator within the aforesaid time period, then, subject to the provisions of Section 34.2(E) below, the arbitrator chosen by the first party shall make the determination unilaterally.

                  (C) Within five (5) Business Days after the designation of the second arbitrator, the two arbitrators shall attempt to agree upon a third arbitrator. If the two arbitrators are unable to agree upon such third arbitrator within such 5-Business Day period, then either party, on behalf of both and on notice to the other party, may request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its commercial arbitration rules then prevailing or, if the American Arbitration Association (or such successor organization) shall fail to appoint said arbitrator within ten (10) Business Days after such request is made, then either party may apply, on notice to the other, to the Superior Court of the State of New Jersey (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) for the appointment of such third arbitrator.

                  (D) The three arbitrators shall conduct such hearings and investigations as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of this determination as soon as practicable, and, if possible within five (5) Business Days, but no later than ten (10) Business Days, after the designation of the third arbitrator; the concurrence of two of the three arbitrators or, in the event no two arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated, shall be conclusive and binding upon the parties. Each arbitrator chosen or appointed pursuant to this Section 34.2 shall be a disinterested person having at least then (10) years real estate experience as an arbitrator in the particular matter in dispute.

                  (E) If Tenant gives notice requesting Expedited Arbitration, Tenant shall simultaneously serve a duplicate of the first notice on the Mortgagee and each Lessor of which Tenant has received prior notice in writing. If Landlord fails to appoint an arbitrator within the 5-Business Day period described in Section 34.2(B) above, Tenant shall serve a second notice upon Landlord (and any such Mortgagee and/or Lessor) and Landlord shall have two (2) additional Business Days after its receipt of such second notice in which to so appoint an arbitrator. If Landlord fails to so appoint an arbitrator within the 2-Business Day period described immediately above, then such Mortgagee or Lessor which is not an Affiliate of Landlord shall have an additional period of three
(3) Business Days within which to appoint the second arbitrator, who shall thereupon be recognized in all respects as if he had been appointed by Landlord.

         Section 34.3 The arbitration described in Section 34.1 above and the Expedited Arbitration described in Section 34.2 above shall be conducted, to the extent consistent with such applicable Section, in the State of New Jersey, in either Bergen, Hudson or Essex Counties, in accordance with the commercial arbitration rules then prevailing of the American Arbitration Association (or any successor organization thereto). Such decision shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator(s) shall not add to, subtract from, or otherwise modify the provisions of this Lease.

         Section 34.4 If for any reason whatsoever the written decision and (in the case of an arbitration pursuant to Section 34.1 above, if applicable) the award of the arbitrator(s) shall not be rendered within the time periods specified in this Article 34, then at any time thereafter, either party may apply to the Supreme Court of the State of New Jersey, or to any other court having jurisdiction and exercising the functions similar to those now exercised by such Court, by action, proceeding, or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease. Each party shall pay the fees and expenses of the arbitrator appointed by or for such party. The fees and expenses of the third arbitrator (if appointed), and all other expenses of the arbitration or Expedited Arbitration, as the case may be, shall be borne by the parties equally.


                                   ARTICLE 35

                              INTENTIONALLY OMITTED

                                   ARTICLE 36

             LANDLORD'S PERFORMANCE OF THE LANDLORD'S WORK; TENANT'S
         PERFORMANCE OF THE TENANT'S INITIAL ALTERATIONS AND LANDLORD'S
           PAYMENT OF LANDLORD'S CONTRIBUTION TOWARDS SUCH TENANT WORK

         Section 36.1 (A) Landlord and/or its contractor(s) shall perform, or cause the performance of all work, and shall install or cause to be installed all of the material, supplies, machinery, equipment and infra-structure required for the construction and substantial completion of the Building in accordance with those certain plans and specifications thereof (collectively, the "Building Plans"), which Building Plans are also more particularly set forth on Schedule 1 annexed hereto and made a part hereof (the "Building Plans Work").

                  (B) In addition, Landlord and/or its contractors shall perform or cause the performance of, and shall install or cause the installation in the Building and the Office Premises of that certain work, materials, equipment, machinery and/or improvements more particularly set forth on Schedule 2 annexed hereto and made a part hereof (the "Base Building Work").

                  (C) Further, Landlord and/or its contractors shall perform or cause the performance of, and shall install or cause the installation in the Ground Floor Premises of that certain work more particularly set forth on
Schedule 2-A annexed hereto and made a part hereof (the "Ground Floor Premises Work").

                  (D) The Building Plans Work, the Base Building Work and the Ground Floor Premises Work are collectively called the "Landlord's Work". Each phase of the Base Building Work consisting of Phase 1 Base Building Work and Phase 2 Base Building Work (as described in Schedule 2) is called a "Phase".

         Section 36.2 (A) Provided this Lease shall then be in full force and effect and no Event of Default pertaining to a monetary or material non-monetary obligation of Tenant shall have occurred hereunder, Landlord agrees to commence, or cause the commencement of the performance of the Landlord's Work promptly after receipt by Landlord of all required permits and/or approvals from the Buildings Department or any other applicable Legal Authority allowing for the commencement and performance of the Landlord's Work (Landlord hereby agreeing to use commercially reasonably efforts to obtain such permits and/or approvals) as and when necessary. Landlord furthers agrees to expeditiously perform, or cause the Landlord's Work to be expeditiously performed to "substantial completion" in a good and worker-like manner in accordance with construction standards appropriate to a first class office building in the Comparable Market, as soon as is reasonably practicable after the occurrence of the aforementioned events, subject, however, to Unavoidable Delays.

                           (B) (1) Landlord shall use commercially reasonable
efforts to perform and complete its Phase 2 Base Building Work so as not to interfere with the Tenant's steady progress of completing Tenant's Initial Alterations. Further, Landlord shall, subject to "Tenant's Delays" (as defined below) and Unavoidable Delays, use commercially reasonable efforts to substantially complete the Building Plans Work in accordance with the Building Plans, but only in regard to the lobby area, exterior common areas (only to the extent necessary to provide reasonable access to and from the Building) and all Building Systems in operating condition ready to service the Office Premises, and obtain a temporary Certificate of Occupancy for the common areas and core areas of the Building as may be required in order for Tenant to obtain a Certificate of Occupancy for the Premises and thereafter use and occupy the Premises for the Permitted Use, by November 1, 1999.

                  (2) Landlord shall, subject to "Tenant's Delays" (as defined below) and Unavoidable Delays, use commercially reasonable efforts to "substantially complete" the Ground Floor Premises Work by no later than October 1, 1999 so as not to interfere with the Tenant's steady progress of completing Tenant's Initial Alterations in the Ground Floor Premises.

                           (3) For purposes of this Section 36.2, "Tenant's
Delays" shall mean any circumstance or event caused by or resulting from the actions, inactions or other conduct, whether negligent or intentional, of Tenant and/or its contractors affecting the timely performance and timely "substantial completion" by Landlord of the Ground Floor Premises Work, the Phase 2 Base Building Work and the timely procurement of a temporary Certificate of Occupancy for the common areas and core areas of the Building, as aforesaid.

         Section 36.3 In connection with Landlord's performance of the Landlord's Work, Tenant hereby acknowledges and agrees that:

                  (A) Landlord shall have the right to perform or cause the performance of the

Landlord's Work by itself or by any contractor(s) or subcontractor(s) selected by Landlord (including, but not limited to, any affiliate(s) of Landlord);

                  (B) Landlord shall have the right to use, in the performance of the Landlord's Work, facilities, materials, equipment and supplies of a manufacturer, design, capacity, finish and color as provided or specified by the Building Plans (but if not so provided or specified, then of the standard adopted by Landlord for the Building), provided, however, if such facilities, materials, equipment and supplies, as provided or as specified by the Building Plans are not then available, Landlord shall have the right to substitute the same with like type items and items of approximately the same cost as the unavailable facility, material, equipment or supply (or, if not like type items and items of approximately the same cost, then provided that Landlord shall have first given notice of such substitution to Tenant and provided further that no such substitution shall materially adversely affect the performance standards of the base building systems, or materially adversely affect Tenant's use and occupancy of the Premises for the Permitted Use); and

                  (C) Landlord shall be permitted to take all materials and equipment into and upon the Premises that may be required for the performance of any portion of the Landlord's Work, without the same constituting an eviction or constructive eviction of Tenant, in whole or in part provided that, in the event the Commencement Date has occurred and Tenant shall have taken possession of the Premises, Landlord shall coordinate with Tenant and Tenant's contractors in order to minimize, to the extent practicable, interference with or delay of Tenant's Initial Alterations and, provided further that, if Tenant is then operating its business in the Premises, Landlord shall also comply with the provisions of Article 14 hereof.

         Section 36.4 (A) Unless Landlord or its contractor(s) or subcontractor(s) shall otherwise elect, Landlord and its contractor(s) shall be required to perform all Landlord's Work only during Business Hours of Business Days.

                  (B) To the extent practicable, and provided that such Tenant's Initial Alterations do not interfere with or delay the performance by Landlord or its contractor(s) of the Phase 1 Base Building Work or other work then being performed by Landlord in the Premises or elsewhere in the Building, Landlord shall permit Tenant to enter upon certain designated portions of the Office Premises prior to the Commencement Date for purposes of delivering construction materials pertaining to Tenant's Initial Alterations. Tenant acknowledges that such construction materials shall be stored in the Office Premises at Tenant's sole risk, and that Landlord shall have no responsibility for the protection or safe-keeping of such construction materials.

         Section 36.5 (A) At least ten (10) days prior to the date of substantial completion of the Phase 1 Base Building Work and at least ten (10) days prior to the date of substantial completion of the Phase 2 Base Building Work, and at least ten (10) days prior to substantial completion of the Ground Floor Premises Work, respectively, Landlord shall provide Tenant with a written notice thereof (each, a "Substantial Completion of Work Notice"), each of which Substantial Completion of Work Notices shall include the date (the "Substantial Completion Date") on which Landlord shall have "substantially completed" the Phase 1 Base Building Work, the Phase 2 Base Building Work, or the Ground Floor Premises Work, respectively, as hereinafter provided. Within ten (10) days after the date on which Tenant receives the Substantial Completion of Work Notice, Tenant shall give written notice to Landlord (the "Tenant's Repair Notice") setting forth in detail (1) the portions of the Phase 1 Base Building Work (with respect to the Substantial Completion of Work Notice pertaining to the Phase 1 Base Building Work), or (2) the portions of the Phase 2 Base Building Work (with respect to the Substantial Completion of Work Notice pertaining to the Phase 2 Base Building Work), or (3) the portions of the Ground Floor Premises Work (with respect to the Substantial Completion of Work Notice pertaining to the Ground Floor Premises Work) that Tenant believes have not been "substantially completed". Any dispute as to whether the Phase 1 Base Building Work, the Phase 2 Base Building Work or the Ground Floor Premises Work was "substantially completed" shall be resolved by Expedited Arbitration pursuant to Section 34.2 above. If it is resolved in such arbitration that the "substantial completion" of the Phase 1 Base Building Work occurred on a date other than the Substantial Completion Date fixed by Landlord in the Substantial Completion of Work Notice for the Phase 1 Base Building Work, then the Commencement Date shall be adjusted accordingly.

                  (B) (1) Landlord shall be deemed to have performed all of its obligations with regard to substantial completion of the Base Building Work, as of delivery of the Substantial Completion of Work Notice for the Phase 2 Base Building Work, and Tenant's taking of possession of the Office Premises for its use and/or occupancy at such time shall be deemed conclusive evidence as against Tenant that, as of the Substantial Completion Date for the Phase 2 Base Building Work, all such Base Building Work was substantially completed, subject to the provisions of Section 36.5(A) above.

                           (2) Landlord shall be deemed to have performed all of
its obligations with regard to substantial completion of the Ground Floor Premises Work, as of delivery of the Substantial Completion of Work Notice for the Ground Floor Premises Work, and Tenant's taking of possession of the Ground Floor Premises for its use and/or occupancy at such time shall be deemed conclusive evidence as against Tenant that, as of the Substantial Completion Date for the Ground Floor Premises Work, all such Ground Floor Premises Work was substantially completed, subject to the provisions of Section 36.5(A) above.

                  (C) Landlord shall, with due diligence and dispatch and as promptly as is reasonably practicable after receipt of the Tenant's Repair Notice, repair or cause the repair of any incomplete or defective portion(s) of the Landlord's Work and shall fully complete any incomplete or defective portion of the Landlord's Work during Business Hours on Business Days and with contractor(s) selected by Landlord. In no event shall Landlord be liable or obligated to incur any overtime charges or overtime expenses regarding the performance of such repair work and/or completion work; provided, however, that if such defect in, or incomplete portion of the Landlord's Work unreasonably and materially interferes with Tenant's normal use and occupancy of the Premises for the Permitted Use, Landlord hereby agrees to perform, or cause the performance of, such repair or completion work at times other than during Business Hours of Business Days utilizing, if necessary, overtime services of Landlord's contractor(s).

                  (D) Further, Landlord agrees to cure and/or remove of record any violations filed against or existing as to the Landlord's Work (except, however, for those which have been caused by Tenant's Work contractor(s)) if Tenant is unable to obtain any permits or approvals for the performance of its Initial Alterations or is otherwise unable to occupy the Premises for the Permitted Use, and Tenant has so advised Landlord of this fact, in writing.

         Section 36.6 Tenant hereby waives the provisions of any present or future law statute or Legal Requirement which provide additional rights and remedies Tenant hereby agreeing that the provisions of this Article 36 are in lieu thereof and shall govern and control to the maximum extent legally permissible.

         Section 36.7 Landlord represents that the Building shall be constructed in accordance with the terms and conditions of the Newport Development Project Phase II Construction Activities Remedial Plan, dated August 1995, and shall be maintained in accordance with the terms and conditions of the Newport Development Project Phase III Post Construction Remedial Plan, dated July 1995, both prepared for the Jersey City Redevelopment Agency by Dresdner Robin Environmental Management, Inc., and as the same may further modified, supplemented, amended or replaced (collectively, the "Newport Remedial Plan"). Tenant acknowledges that it has received a copy of the Newport Remedial Plan. In addition, Landlord shall use commercially reasonable efforts to have the Building comply with such "Y2K" requirements as are being, or prior to January 1, 2000 will be undertaken by owners of other first class buildings located in the Comparable Market so as to avoid or minimize any material interruption of Building services and Building Systems before, during and after the transition to calendar year 2000.

         Section 36.8 For purposes of this Lease, the terms "substantial completion", "substantially complete" or "substantially completed" shall mean, in the case of:

                  (A) the Building Plans Work, that the Building Plans Work, or portions thereof shall have been completed substantially in accordance with the Building Plans listed on Schedule 1, as and if required including the completion of the construction of the Building's steel framework, facade, entryway, lobby area, exterior common areas, and roof, the installation of all outside windows, the installation of all Building Systems in operating condition ready to service the Office Premises or Ground Floor Premises (as the case may be), except, however, for (1) minor finishing, details of construction, decoration, mechanical adjustment or work, touch-ups and adjustments which do not materially interfere with Tenant's ability to enter the Building and utilize the lobby and elevators for reasonable access, ingress and egress to and from the Premises, and (2) the performance of any base premises or other improvement work in other tenants' premises in the Building;

                  (B) each Phase of the Base Building Work, that such Phase of the Base Building Work, or portions thereof, shall have been completed substantially in accordance with Schedule 2, as and if required, except, however, for minor finishing, details of construction, decoration, mechanical adjustment or work, touch-ups and adjustments which do not materially interfere with Tenant's ability to enter the Office Premises in order to (i) with respect to the Phase 1 Base Building Work, commence the performance and/or to perform any of Tenant's Initial Alterations in the Office Premises and (ii) with respect to the Phase 2 Base Building Work, otherwise use and/or occupy the Office Premises for the purposes as set forth in this Lease; and

                  (C) the Ground Floor Premises Work, that such Ground Floor Premises Work, or portions thereof, shall have been completed substantially in accordance with Schedule 2-A, as and if required, except, however, for minor finishing, details of construction, decoration, mechanical adjustment or work, touch-ups and adjustments which do not materially interfere with Tenant's ability to enter the Ground Floor Premises in order to commence the performance and/or to perform any of Tenant's Initial Alterations in the Ground Floor Premises.

         Section 36.9 (A) Subject to Landlord's performance of Landlord's Work, Tenant shall accept possession of the Premises in the condition required to exist on the Commencement Date (i.e., with the Phase 1 Base Building Work substantially completed)"as is", excluding latent defects in the Premises of which Tenant notifies Landlord in writing within twelve (12) months from the date Tenant first occupies any portion of the Office Premises or Ground Floor Premises, respectively, for the normal conduct of its business or, with respect to latent defects in Building Systems not then seasonably operating, within twelve (12) months following the initial operation of such Building System(s) in the Office Premises or Ground Floor Premises, respectively, during which time Tenant occupies all or a portion of the Office Premises or Ground Floor Premises, respectively, for the normal conduct of its business, TIME BEING OF THE ESSENCE AS TO BOTH TIME PERIODS; provided, however, nothing herein shall excuse Landlord from its obligations to provide Building services and to make repairs to the Building, as and to the extent specifically provided in this Lease. Tenant hereby acknowledges and agrees that Landlord shall have no responsibility or obligation to (1) perform or cause to be performed any work,
(2) supply any materials, (3) incur any expenses, (4) make any installations,
(5) assist Tenant in the preparation of Tenant's plans for the performance of the Tenant's Initial Alterations (the "Final Tenant's Plans") or to assist Tenant in filing the same with the Buildings Department and/or any other Legal Authorities in order to obtain all other necessary approvals and/or permits required by Tenant to prepare the Office Premises or Ground Floor Premises, respectively, for Tenant's use and occupancy (but Landlord hereby agrees to reasonably cooperate with Tenant in the signing of any necessary documents required to obtain the same, provided that Landlord incurs no liability, fee, cost or expense in so doing), and/or (6) to obtain any Buildings Department and/or any other governmental approvals and/or permits in order to prepare the Office Premises or Ground Floor Premises, respectively, for Tenant's use and occupancy (but Landlord hereby agrees to reasonably cooperate with Tenant in the signing of any necessary documents required to obtain the same, provided that Landlord incurs no liability, fee, cost or expense in so doing), except, however, Landlord shall perform and substantially complete the Landlord's Work, as hereinabove provided, and shall make payment to Tenant of the "Landlord's Contribution" (as defined in clause (B) below) as hereinafter provided.

         (B) (1) Landlord hereby agrees to contribute an amount up to, but not in excess of, the sum of $5,076,240 (the "Landlord's Contribution") towards the actual cost of Tenant's renovation, alteration and improvement work in the Office Premises comprising the Tenant's Initial Alterations, as shown on the Final Tenant's Plans, and the cost of Tenant's installation in the Office Premises, as part of such Tenant's Initial Alterations.

                  (2) All of Tenant's Initial Alterations shall be deemed to be Alterations and shall be performed in accordance with all of the terms and provisions of this Lease, including but not limited to, Article 4 of this Lease. Tenant shall have the right to bid the performance of the Tenant's Initial Alterations in accordance with Final Tenant's Plans, supervise the construction, and select the contractor(s) and subcontractor(s) who will perform Tenant's Initial Alterations. It is agreed and understood by Tenant that (a) Landlord's contractor(s) shall have the right to bid the performance of the Tenant's Initial Alterations, and (b) subject to Section 4.7, Tenant shall reimburse Landlord for its reasonable expenses incurred in connection with the review and approval of the Final Tenant's Plans.

                  (3) Landlord shall disburse Landlord's Contribution to Tenant, or at Tenant's direction to Tenant's contractor(s), as the case may be, in installments (to be paid by Landlord not more than once a month), such installments to be paid, as aforesaid, within twenty (20) days following receipt by Landlord of:

                                    (a) a request for payment of Landlord's
                                    Contribution from Tenant;

                                    (b) Tenant's or its contractor(s)'
                                    respective invoices for all work done and all supplies furnished in connection with such portion of Tenant's Initial Alterations for which payment is being requested, or receipted bills evidencing the expenditure of monies equal to such portion of Landlord's Contribution for which payment is being requested;

                                    (c) a detailed breakdown of the aggregate cost of all of Tenant's Initial Alterations completed to date;

                                    (d) certificates (i) from Tenant's
                                    architect, and (ii) if readily obtainable by Tenant after the exercise of commercially reasonable efforts, from contractor(s) who have performed such portion of the Tenant's Initial Alterations, stating that (X) such portion of Tenant's Initial Alterations has been substantially completed and (Y) such portion of Tenant's Initial Alterations was prosecuted substantially in accordance with the Final Tenant's Plans; and

                                    (e) lien waivers from each contractor(s) or subcontractor(s) to the extent of the amount to be paid to such parties, which waivers may contain a condition that the effectiveness of such waivers shall be subject to the payment to the applicable contractor(s) or subcontractor(s) of the amount of the invoice accompanying such waiver. Notwithstanding the foregoing, with respect to subcontractors, lien waivers shall only be required from each subcontractor who performs work or delivers material with respect to Tenant's Initial Alterations costing in excess of $10,000.

                           (4) Upon the disbursement of the Landlord's
Contribution as aforesaid, Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of Landlord's Contribution to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Tenant's Initial Alterations, whether or not Landlord's Contribution is sufficient to fund such completion. If the actual cost of the Tenant's Initial Alterations shall be in excess of the amount of Landlord's Contribution, then the entire amount of such excess cost shall be paid solely by Tenant and Landlord shall be under no obligation to pay any such excess.

                           (5)      Notwithstanding anything to the contrary
contained in this Lease, Tenant hereby agrees that all of Tenant's Initial Alterations shall be deemed at all times during the Term to be the property of Landlord and not of Tenant, and shall, subject to ordinary wear and tear and damage by casualty, remain upon and be surrendered by Tenant with the Premises upon the Fixed Expiration Date or earlier termination of this Lease, and that Tenant shall not remove any of such Alterations from the Premises unless Landlord shall permit or direct Tenant, in writing, to remove any of such Tenant Initial Alterations, in accordance with Section 4.1 or Section 4.6 hereof.

                           (6)      Within thirty (30) days after completion of
Tenant's Initial Alterations, subject to the last sentence of this Section 36.9(B)(6), Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and material men involved in the performance of Tenant's Initial Alterations and the materials furnished in connection therewith (unless the same were previously furnished pursuant to subdivision (3) above), and a certificate from Tenant's independent licensed architect certifying that in its opinion Tenant's Initial Alterations have been performed in a good and worker-like manner and substantially completed in accordance with the Final Tenant's Plans, accompanied by three (3) sets of "as-built" plans for Tenant's Initial Alterations. In the event that Tenant shall be unable to obtain a general release and/or waivers of lien because of a dispute between Tenant and any of its contractors, subcontractors and/or material men, and a lien shall be filed against the Premises or the Building, such requirement shall be deferred, pending resolution of the dispute, and Tenant shall bond the disputed amount as provided in Section 4.5.

                           (7)      If Landlord does not pay any portion of
Landlord's Contribution when due, as set forth in this Section 36.9(B), subject to Landlord's right to dispute Tenant's claim therefor as hereinafter provided, Tenant may, at Tenant's option, apply any unpaid amount as a credit toward Tenant's next due Fixed Rent obligations under this Lease. If Landlord disputes any claim by Tenant for payment of any portion of Landlord's Contribution, such dispute shall be resolved by Expedited Arbitration in accordance with the provisions of Section 34.2 above and if such dispute is resolved in Tenant's favor, Landlord shall within thirty (30) days thereafter pay to Tenant the amount owed to Tenant as well as interest on such amount owed to Tenant at the Interest Rate from the due date, as such amount and due date are determined by the arbitrators. If such payment is not made to Tenant within such 30-day period, Tenant may, at Tenant's option, apply any such unpaid amount as a credit toward Tenant's next due Fixed Rent obligations under this Lease, provided, however, if a Successor Landlord which is not a Landlord Related Entity is then Landlord hereunder, Tenant shall request any unpaid amounts of Landlord's Contribution and any future Landlord's Contribution from Successor Landlord and if such Successor Landlord shall elect not to pay same, there shall thereupon accrue to Tenant the right to apply such unpaid past or future amount as a credit toward Fixed Rent, as aforesaid, but such right shall be limited to a credit of not more than twenty (20%) percent of the amount of each monthly installment of next due Fixed Rent hereunder until such unpaid amounts are credited to Tenant in full.

                                   ARTICLE 37

                                  MISCELLANEOUS

         Section 37.1 As a further inducement to Landlord to enter into this Lease with Tenant, Tenant hereby agrees that with respect to the service of a notice upon Tenant by Landlord in any proceeding commenced by Landlord against Tenant under the property laws of the State of New Jersey, to the fullest extent legally permissible, service of such notice in any such proceeding shall be effective if made upon Tenant as provided in Article 26.

         Section 37.2 This Lease shall be deemed to have been jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them. Further, Landlord and Tenant agree that this Lease incorporates the full agreement between the parties and that all prior drafts of this document irrelevant and superceded by this Lease.

         Section 37.3 All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         Section 37.4 The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

         Section 37.5 If Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are called, in this Section 37.5, the "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (A) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (B) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (1) any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, (2) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and
(3) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or any of the parties comprising Partnership Tenant; (C) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (D) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement, in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subsections (A), (B) and (C) of this Section 37.5.

         Section 37.6 In no event may Tenant record this Lease and any such recordation shall be deemed an Event of Default hereunder. However, after the Commencement Date either party may elect to record a memorandum in the form attached hereto as Exhibit F, in which event the other party shall join in the execution of such memorandum. Landlord shall prepare such memorandum. The requesting party shall pay all costs of recordation. Upon expiration or early termination of this Lease, Tenant shall execute a Termination of Lease in recordable form, which obligation shall survive the expiration or termination of this Lease.

         Section 37.7 If any provisions of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (including the remainder of such provisions) and the application thereof to the persons or circumstances shall not be affected thereby.

         Section 37.8 Landlord and Tenant hereby agree that TIME SHALL BE DEEMED OF THE ESSENCE as to the observance, performance and/or enforcement of the terms and provisions of this Lease.

         Section 37.9 This Lease shall be governed and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.

         Section 37.10 (A) The person executing this Lease on behalf of Landlord hereby covenants, represents and warrants that Landlord is duly incorporated or duly qualified as a limited liability company and is authorized to do business in the State of New Jersey, and that such person executing this Lease on behalf of Landlord is a member of such limited liability company Landlord, and that he is duly authorized to execute, acknowledge and deliver this Lease to Tenant.

                  (B) If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified corporation and is authorized to do business in the State of New Jersey, and that each person executing this Lease on behalf of Tenant is an officer of such corporate Tenant, and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord. If Tenant is a partnership, the person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly qualified partnership and is authorized to do business in the State of New Jersey, and such person executing this Lease on behalf of Tenant is a general partner of such partnership Tenant, authorized to execute, acknowledge and deliver this Lease to Landlord. If Tenant is a limited liability company, the person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated or duly qualified limited liability company and is authorized to do business in the State of New Jersey, and that such person executing this Lease on behalf of Tenant is a member of such limited liability company Tenant, and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord

         Section 37.11 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon either party unless and until both parties shall have executed and exchanged a fully executed copy of this Lease.

         Section 37.12 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

         Section 37.13 Landlord and Tenant each agree to keep the business provisions of this Lease, and all negotiations with respect hereto, confidential. Without prior written consent of the other , neither Landlord nor Tenant , nor any of their respective officers, shareholders, partners, directors, employees or representatives, shall disclose, divulge, communicate or otherwise reveal to any person, the business provisions (including the rental and other financial provisions) of this Lease or of any other document or agreement executed or delivered in connection with this Lease, except (a) in connection with any action or proceeding involving this Lease, (b) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such provisions, (c) as to the disclosure, divulgence, communication or other revelation to attorneys, accountants or other professional consultants or advisors, (d) to the extent required by securities laws or compliance provisions of other Legal Requirements or the compliance provisions of any Legal Authorities, or any securities, bond or commodities exchange, (e) to a prospective assignee of Tenant's interest in this Lease or a prospective subtenant of all or any part of the Premises, (e) to a prospective purchaser of the Property or prospective Mortgagee or Lessor, (f) to a prospective purchaser of or Mortgage as to, (x) any equity interest of Landlord or Landlord's Related Entities or Tenant or Related Entities of Tenant, or (y) any assets of Landlord or Landlord's Related Entities or of Tenant or Related Entities of Tenant, or
(g) otherwise supplied or distributed by Landlord or Tenant in the ordinary course of their respective businesses.



                                   ARTICLE 38

               TENANT'S NON-EXCLUSIVE RIGHT TO INSTALL AN ANTENNA
            ON A PORTION OF THE BUILDING'S ROOF AND TO USE A PORTION
            OF THE OUTSIDE OF THE BUILDING FOR THE INSTALLATION OF AN
            EMERGENCY POWER SUPPLY WITH ASSOCIATED EQUIPMENT FOR THE
         SUPPLY OF EMERGENCY POWER "EPS" TO THE PREMISES AND TO INSTALL
               A SUPPLEMENTAL COOLING TOWER ON THE BUILDING'S ROOF

         Section 38.1 (A) Tenant shall have the non-exclusive right to install an "Antenna" (as such term is defined in Exhibit G annexed hereto) on the roof of the Building and to run necessary cables and wiring from the Premises to the Antenna through space (to be provided by Landlord at Landlord's direction and discretion) within a vertical shaft, subject to Legal Requirements, for use in connection with Tenant's business operations to be conducted in the Premises as part of the Permitted Uses (the "Antenna Installation"), provided that, and so long as (1) Tenant shall then be using the Premises for the Permitted Use, and
(2) where the antenna is a dish antenna, Tenant shall pay Landlord, as Additional Rent, an annual license fee in the amount of $3,000 per foot of the diameter of such dish, in equal monthly installments of $250 per diameter foot, at the time of Tenant's payment to Landlord of Fixed Rent hereunder, and (3) where the antenna is a "whip" antenna or other small, similar antenna, an annual license fee of One Dollar ($1.00) per annum payable on the Rent Commencement Date and on each anniversary thereof, and (4) the antenna is used exclusively by Tenant while in actual, physical occupancy of the Office Premises for the normal conduct of its business.

                  (B) Tenant shall have the non-exclusive right to install an emergency power supply, together with associated equipment therefor, required for the supply of emergency power ("EPS") to the Premises (collectively, the "EPS Equipment", as such term is more fully described on Exhibit G-1 annexed hereto and made a part hereof) in the general location outside of the Building as more particularly shown by the designation "Tenant EPS Equipment" on Exhibit A-2 annexed hereto and made a part hereof, consisting of an area not to exceed the size that is necessary to install an EPS of 1500 kW provided that, and so long as (a) Tenant shall then be using the Premises for the Permitted Use, and
(b) Tenant shall pay Landlord, as Additional Rent, an annual license fee in the amount of One Dollar ($1.00) per annum payable on the Rent Commencement Date and on each anniversary thereof.. The location of the EPS Equipment is called the "EPS Location". Tenant shall have the right to connect the EPS Equipment to Landlord's cooling tower and auxiliary equipment located on the roof of the Building so that Tenant shall be able to provide to air conditioning to the Premises in the event that a power failure occurs.

                  (C) Tenant shall have the non-exclusive right to install a "Supplemental Cooling Tower" (as such term is defined in Exhibit G-2 annexed hereto) on the roof of the Building and to run necessary pipes and wiring from the Premises to the Cooling Tower through space (to be provided by Landlord at Landlord's direction and discretion) within a vertical shaft, subject to Legal Requirements, for use in connection with Tenant's business operations to be conducted in the Premises as part of the Permitted Use (the "Cooling Tower Installation") provided that, and so long as (1) Tenant shall then be using the Premises for the Permitted Use, and (2) Tenant shall pay Landlord, Additional Rent, an annual license fee of One Dollar ($1.00) per annum payable on the Rent Commencement Date and on each anniversary thereof.

         Section 38.2 (A) The specific terms and conditions governing the installation and operation of the Antenna Installation are set forth on Exhibit G annexed hereto and hereby made a part hereof. Other than as set forth on Exhibit G, the Antenna Installation shall be governed by all of the terms, provisions and conditions of this Lease.

                      (B) The specific terms and conditions governing the use of the EPS Location are set forth on Exhibit G-1 annexed hereto and hereby made a part hereof. Other than as set forth on Exhibit G-1, the use of the EPS Location shall be governed by all of the terms, provisions and conditions of this Lease.

                      (C) The specific terms and conditions governing the installation and operation of the Cooling Tower Installation are set forth on Exhibit G-2 annexed hereto and hereby made a part hereof. Other than as set forth on Exhibit G-2, the Cooling Tower Installation shall be governed by all of the terms, provisions and conditions of this Lease.

         Section 38.3 All installations permitted by this Article 38 shall nevertheless be subject to the terms and conditions of Article 4 hereof.

                                   ARTICLE 39

           TENANT'S OPTION TO LEASE ADDITIONAL AVAILABLE SPACE IN THE
                                    BUILDING


         Section 39.1 (A) Provided that Tenant is the Tenant named herein or a Related Tenant (it being agreed and understood that the rights set forth in this Section 39.1 have been granted only to Tenant named herein and/or a Related Tenant for its sole and exclusive benefit, for so long as such entity is the holder of Tenant's estate and interest granted by this Lease, and that the rights set forth in this Section 39.1 may not be transferred or conveyed to any other person or entity), this Lease is then in full force and effect and no Event of Default concerning a monetary or material non-monetary obligation of Tenant hereunder shall have occurred and be continuing either (1) on the date Tenant gives "Tenant's Offer Notice" or (2) on the "Availability Date" (as such terms are hereinafter defined), at any time during the Term that space in the Building above the ground floor of the Building (the "Offer Space") becomes available (but not prior to its initial leasing by a tenant of space now vacant in the Building) for further leasing by Landlord and occupancy by a tenant, whether by reason of the normal expiration of the term of a lease, or by an earlier termination of a lease by reason of recapture, dispossession or otherwise, Landlord shall, subject to the terms and provisions of Section 39.3 below, notify Tenant (the "Landlord's Offer Notice") that the Offer Space will be available for leasing upon all of the same terms, covenants and conditions set forth in Section 39.2 below. With respect to Offer Space which will become available by reason of the normal expiration of the term of a lease, Landlord shall deliver the Landlord's Offer Notice to Tenant not more than eighteen (18) months and not less than nine (9) months prior to such lease expiration date. With respect to Offer Space which will become available by reason of the earlier termination of the term of a lease, Landlord shall deliver the Landlord's Offer Notice to Tenant reasonably promptly following the date Landlord first knows that such Offer Space will become available prior to the normal expiration of the term of the lease therefor.

                  (B) The Landlord's Offer Notice shall specify: (1) the expected date of availability of the Offer Space (the "Availability Date"); (2) the floor of the Building on which the Offer Space is located; (3) the amount of square feet of rentable area contained in the Offer Space and a floor plan marked to show the location of the Offer Space (the "Offer Space Area"); (4) the percentage(s) which shall be the equivalent of Tenant's Operating Share for payment of Operating Costs and Tenant's Tax Share for payment of Tax escalation payments with respect to the Offer Space (the "Offer Space Shares"); (5) the approximate amount of the Base Tax Amount for purposes of calculating increases in Taxes and the approximate amount of the Base Operating Costs Amount for purposes of calculating increases in Operating Costs, respectively, for the Offer Space; and (6) the amount of the Fixed Rent for the Offer Space as determined by Landlord as provided in Section 39.2(B) below.

                  (C) If Tenant desires to lease the Offer Space, Tenant shall so notify Landlord in writing ("Tenant's Offer Notice") within (1) five (5) Business Days after receipt by Tenant of Landlord's Offer Notice if the Offer Space will become available by reason of a recapture right Landlord may have (however, if Landlord has twenty (20) days or more within which to exercise any such recapture right, then such five (5) Business Days shall be extended to ten
(10) Business Days), (2) thirty (30) days after receipt by Tenant of Landlord's Offer Notice if the Offer Space will become available by reason of a tenant's bankruptcy, or (3) forty-five (45) days after receipt by Tenant of Landlord's Offer Notice if the Offer Space will become available for any other reason, TIME BEING OF THE ESSENCE AS TO ALL TIME PERIODS with respect to the giving of Tenant's Offer Notice pursuant to "(1)", "(2)" or "(3)" above, as applicable. If Landlord's Offer Notice does not specify Tenant's response period in accordance with the foregoing, and state the reason therefor, the time period in clause "(3)" shall be deemed applicable and control in lieu of the other two time periods above. If Tenant shall fail to timely deliver Tenant's Notice, Tenant's option under this Article 39 with respect to the Offer Space in question shall be deemed to be waived and of no further force and effect, regardless of whether Landlord shall have taken any action to lease the Offer Space in question in reliance upon the fact that such notice was not given; provided, however, once Landlord has leased the Offer Space in question to a third party and the Offer Space in question again becomes available for leasing as aforesaid, the provisions of this Section 39.1 shall again be applicable to the Offer Space in question.

         Section 39.2 (A) If Tenant timely delivers the Tenant's Offer Notice as aforesaid, with respect to the Offer Space, then on the Availability Date or, if later, the date possession of the Offer Space is delivered to Tenant in the condition required pursuant to this Article 39: (1) the Offer Space shall be added to and deemed a part of the Premises upon all of the terms and conditions of this Lease, except as specifically set forth in this Article 39; (2) the Offer Space shall be delivered in its then "as is" vacant condition, and Landlord shall not be obligated to perform any work or make any installations with respect thereto; (3) Tenant's Tax Share for the Offer Space and Tenant's Operating Share for the Offer Space shall be the Offer Space Shares set forth in Landlord's Offer Notice; (4) the Fixed Rent shall be increased annually by the applicable amount determined pursuant to the provisions of Section 39.2(B) hereof; (5) the Base Operating Costs Amount with respect to the Offer Space shall be the Operating Expenses for the calendar year in which the Availability Date occurs; (6) the Base Tax Amount with respect to the Offer Space shall be the Taxes for the Tax Year in which the Availability Date occurs; and (7) Tenant's Parking Spaces shall be increased by the number of parking spaces, if any, surrendered by the tenant or occupant vacating the Offer Space.

                  (B) The Fixed Rent for the Offer Space (on a per rentable square foot basis) shall be an amount equal to the greater of (x) ninety-five percent (95%) of Fair Market Rent for the Offer Space (on a per rentable square foot basis) as of the Availability Date, as "Fair Market Rent" is determined in accordance with the terms and conditions of Section 2.7 of this Lease, or (y) the Fixed Rent and Additional Charges (on a per square foot basis) payable by Tenant for the Premises immediately prior to the Availability Date.

         Section 39.3 (A) In the event the Offer Space consists of two (2) full floors or less in the Building, the Offer Space shall be included within the then Premises demised under this Lease for the then remaining Term of this Lease.

                  (B) In the event Offer Space in question, together with all Offer Spaces previously taken by Tenant under this Article 39 and included within the Premises , consists of more than two (2) full floors in the Building, such Offer Space shall be included within the then Premises for (1) if the then remaining Term of this Lease, at the time of such inclusion of the Offer Space within the Premises is more than ten (10) years, then remaining Term of this Lease, or (2) if the then remaining Term of this Lease, at the time of such inclusion of the Offer Space within the Premises, is less than ten (10) years, Tenant shall be deemed to have exercised and shall exercise such number of its five (5) year Renewal Option(s), as provided in Section 1.3 of this Lease, in whole five (5) year increments, in order to extend the then existing Term of this Lease beyond the then-remaining Term of this Lease so that the Term of this Lease, as to the then Premises and the Offer Space (the "Premises Expiration Term") shall equal (i) the then remaining Term of this Lease, at the time of such inclusion of the Offer Space within the Premises, plus (ii) such number of Tenant's five (5) year Renewal Option(s), in whole five (5) year increments, as shall cause the Term of this Lease, at the time of such inclusion of the Offer Space within the Premises to equal at least ten (10) years; it being further agreed and understood by Tenant that, notwithstanding anything to the contrary contained in Section 2.7 of this Lease, (a) with respect to the Offer Space, the Fixed Rent therefor (as the Rental Value) for and during the Premises Extension Term, shall be established in accordance with the procedures and terms and conditions of said Section 2.7 as of the Availability Date, notwithstanding that the payment of such Fixed Rent (as the Rental Value) shall commence on the first day of the Premises Extension Term (i.e., the date possession of the Offer Space is delivered to Tenant in the condition required pursuant to this Article 39, which date may be later than the Availability Date), and (b) with respect to the then Premises (i.e., the Premises excluding the Offer Space), during the then-remaining Term of this Lease referred to in clause "(i)" above, the Fixed Rent shall be the Fixed Rent set forth in this Lease, as if the option to lease the Offer Space were never exercised by Tenant, and thereafter, for the remainder of the Premises Expiration Term, the Fixed Rent (as the Rental Value) shall be established in accordance with the procedures and terms and conditions of said Section 2.7 as of the first day following the expiration of the then-remaining Term of this Lease referred to in clause "(i)" above.

                  (C) The addition of the Offer Space to and the inclusion of the Offer Space within the Premises shall, at Landlord's option, be effectuated, at Landlord's option, either by an amendment to this Lease or by a new lease for the Offer Space in form and substance substantially identical to this Lease without adversely affecting any of the rights Tenant would have had under this Lease if this Lease had been so amended (the "New Lease"), with a provision in the New Lease which cross-defaults such New Lease with this Lease.

         Section 39.4 Landlord shall use commercially reasonable efforts to dispossess any tenant holding over or otherwise retaining possession of the Offer Space on or after the Availability Date, including the institution of summary dispossess proceedings. If Landlord shall fail for any reason to deliver possession of the Offer Space on the Availability Date, (A) Tenant waives any right to rescind this Lease under any statute, (B) Landlord shall not be subject to any liability for failure to give possession of said date, (C) Tenant waives the right to recover any damages which may result from the failure of Landlord to deliver possession of the Offer Space on the Availability Date, (D) and the Availability Date shall be postponed one (1) day for each day Landlord shall fail to deliver possession of the Offer Space after the Availability Date.

         Section 39.5 If and to the extent the lease or occupancy agreement (as applicable) between Landlord and the tenant or occupant vacating the Offer Space requires such tenant or occupant , as the case may be, to remove or restore any alterations or installations from the Offer Space upon the expiration or earlier termination of such lease or occupancy agreement, as the case may be, then Landlord, at Tenant's request given to Landlord at least thirty (30) days prior to the Availability Date, shall enforce such removal or restoration requirement, provided, however, that Landlord shall not be obligated by reason of this
Section 39.5 or otherwise to commence any litigation or incur any material expenses of any kind in so enforcing such removal or restoration requirement.

                                   ARTICLE 40

            TENANT'S OBLIGATION TO SURRENDER A FLOOR OF THE PREMISES

         Section 40.1 Tenant has been advised by Landlord that pursuant to the lease agreement dated December 21, 1998, between Landlord and U.S. Trust Company of New Jersey (the "U.S. Trust Lease"), U.S. Trust Company of New Jersey (and its permitted successors and assigns) has an option to lease one (1) additional floor in the Building above the ground floor of the Building, which option may be exercised between the ninth (9th) and eleventh (11th) lease years under the U.S. Trust Lease. Within ten (10) days after Landlord receives notice (the "U.S. Trust Statement of Intent") from the U. S. Trust Company of New Jersey (or its permitted successor or assign) of its desire to Lease one (1) additional floor in the Building above the ground floor of the Building (which notice Landlord has advised Tenant must be delivered to Landlord by September 30, 2007), Landlord shall give Tenant a copy of such U.S. Trust Statement of Intent. Thereafter, at any time up to forty-five (45) days prior to the latest date under the U.S. Trust Lease for notifying U.S. Trust of the identity and availability date of the additional floor in the Building to be leased to U.S. Trust (which date Landlord has advised Tenant is no more than eighteen (18) nor less than twelve (12) months prior to the date such additional floor is available for lease to U.S. Trust), Landlord shall give Tenant notice (the "Potential Surrender Notice") designating the date that Tenant may be required to vacate and surrender one (1) floor of the Premises (the "Surrendered Space"), such date (the "Surrender Date") to be no earlier than thirteen (13) months and fifteen (15) days and no later than nineteen (19) months and fifteen (15) days from the date the Potential Surrender Notice is given to Tenant. Within thirty
(30) days after Landlord gives Tenant the Potential Surrender Notice, TIME BEING DEEMED OF THE ESSENCE, Tenant must provide Landlord with written notice ("Tenant's Election Notice") identifying the floor of the Original Premises Tenant elects to surrender (which may be any floor of the Original Premises other than the 14th and 15th floors). Within five (5) days after receipt of Tenant's Election Notice, Landlord shall give U.S. Trust a written notice (the "U.S. Trust Offer Notice") designating the Surrendered Space and the Surrender Date, a copy of which notice shall also be provided to Tenant. If Tenant fails to designate the Surrendered Space before or within the thirty
(30) day period for the giving of Tenant's Election Notice as set forth above, then Landlord shall have the sole right to designate the Surrendered Space. If U.S. Trust fails to timely exercise its right to lease the Surrendered Space under the U.S. Trust Lease or rejects the Surrendered Space (Landlord having advised Tenant that U.S. Trust has thirty (30) days from the giving of the U.S. Trust Offer Notice to accept the Surrendered Space), then neither Landlord or Tenant shall have any further obligations under this Article 40 and Tenant shall not be obligated to surrender the Surrendered Space. Within ten (10) days after the earlier to occur of (i) receipt of notice from U.S. Trust either accepting or rejecting the Surrendered Space and (ii) the expiration of the time period in the U.S. Trust Lease for U.S. Trust to elect to lease the Surrendered Space, Landlord shall notify Tenant of whether U.S. Trust will lease the Surrendered Space (the "Final Surrender Notice"). If U.S. Trust has elected to lease the Surrender Space, then Tenant shall be obligated to surrender the Surrendered Space on the Surrender Date, TIME BEING DEEMED OF THE ESSENCE.

         Section 40.2 If Landlord requires Tenant to surrender the Surrendered Space, then (1) this Lease shall end and expire with respect to the Surrendered Space on the Surrender Date as if such date were the Fixed Expiration Date of this Lease with respect to the Surrendered Space, (2) Tenant shall surrender the Surrendered Space to Landlord on or prior to the Surrender Date, in the same manner and condition as is required by this Lease, (3) from and after the Surrender Date any Fixed Rent and Additional Rent paid to such date, shall be apportioned and adjusted if required, and Tenant's prospective Rental obligations hereunder which are based upon square footage (including, without limitation, Fixed Rent, Tenant's Tax Share and Tenant's Operating Share) shall be proportionately reduced, (4) Tenant shall surrender a share of the Parking Spaces made available to Tenant pursuant to Article 15 equal to one (1) parking space per 1,000 rentable square feet of the Surrendered Space, and (5) Landlord shall make, at Landlord's sole cost and expense, such alterations as may be required or deemed necessary by Landlord to physically separate the Surrendered Space from the balance of the Premises.

                                   ARTICLE 41

                                GUARANTY OF LEASE

         The effectiveness of this Lease is expressly conditioned upon Landlord's receipt of an original counterpart of a guaranty in form and substance identical to the guaranty of lease annexed hereto as Exhibit K and made a part hereof (the "Guaranty of Lease"), properly executed by authorized officials of PAINEWEBBER GROUP, INC. (the "Guarantor"), in favor of Landlord and guaranteeing the due observance and performance of Tenant's obligations under this Lease.


                                   ARTICLE 42

              LANDLORD'S PARTIAL REIMBURSEMENT OF TENANT'S MOVE-IN
                             COSTS FOR THE PREMISES

         Section 42.1 Provided this Lease is then in full force and effect and Tenant hereunder is Tenant or a Permitted Tenant, Landlord agrees to pay Tenant by no later than December 1, 2000 the amount of $985,000 representing Landlord's partial reimbursement to Tenant for its move-in costs of the Premises (the "Move-In Costs Payment").

         Section 42.2 If Landlord does not pay any portion of The Move-In Costs Payment when due, as set forth in Section 42.1, Tenant may, at Tenant's option, apply any unpaid amount as a credit toward Tenant's next due Fixed Rent obligations under this Lease until fully repaid, provided, however, if a Successor Landlord which is not a Landlord Related Entity is then Landlord hereunder, Tenant shall request any unpaid amount of the Move-In Costs Payment, or any future payment thereof, from Successor Landlord and if such Successor Landlord shall elect not to pay same, there shall thereupon accrue to Tenant the right to apply such unpaid past or future amounts as a credit toward Fixed Rent, as aforesaid, but such right shall be limited to a credit of not more than twenty (20%) percent of the amount of each monthly installment of next due Fixed Rent hereunder until such unpaid amounts are credited to Tenant in full.

         Section 42.3. Notwithstanding anything to the contrary contained in this Lease, the term "Tenant" when used in this Article 42 shall be deemed to refer to and mean only Tenant and any Permitted Tenant, and shall not be deemed to include any assignee (whether permitted or otherwise) or other successor-in-interest (whether immediate or remote) of the Permitted Tenant; it being agreed and understood that only Tenant and a Permitted Tenant shall be entitled to receive the Move-In Costs Payment.

                            [SIGNATURES ON NEXT PAGE]

                  IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.


Witness for Landlord:                LANDLORD:

                                     NEWPORT OFFICE CENTER III COMPANY,
                                     LLC
                                     a New Jersey limited liability company


                                     BY: N.O.C. III REALTY CORP., a New Jersey
                                     corporation, a member

/s/ Paul P. Bozzo                             By: /s/ Richard S. LeFrak
-----------------------                           -------------------------
    Paul P. Bozzo                                      Richard S. LeFrak
    Assistant Secretary                                President


                                     TENANT:

Witness/Attest for Tenant:           PAINEWEBBER INCORPORATED
                                     a Delaware corporation




/s/ Charles R. Borrok           By: /s/ Brian J. Dugan
-----------------------             -----------------------------
                                              Name: Brian J. Dugan
                                              Title: SR. VICE PRES.

                                E X H I B I T  A

                     FLOOR PLAN OF THE GROUND FLOOR PREMISES




                             [GRAPHIC OF BLUE PRINT]

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                                E X H I B I T  A

                    FLOOR PLANS OF THE OFFICE FLOOR PREMISES





                             [GRAPHIC OF BLUE PRINT]

                                 E X H I B I T  A

                    FLOOR PLANS OF THE OFFICE FLOOR PREMISES





                             [GRAPHIC OF BLUE PRINT]

                                 E X H I B I T  A

                    FLOOR PLANS OF THE OFFICE FLOOR PREMISES





                             [GRAPHIC OF BLUE PRINT]

                               E X H I B I T  A-1

                                NEWPORT SITE PLAN




                             [GRAPHIC OF BLUE PRINT]





                                      A-1-1

                                   EXHIBIT A-2

          TENANT EPS EQUIPMENT LOCATION ON THE OUTSIDE OF THE BUILDING




                             [GRAPHIC OF BLUE PRINT]



                                     A-2-1

                                   EXHIBIT A-2

          TENANT EPS EQUIPMENT LOCATION ON THE OUTSIDE OF THE BUILDING




                             [GRAPHIC OF BLUE PRINT]







                                     A-2-2

                                   EXHIBIT A-3

             LOCATION OF TENANT'S SUPPLEMENTAL COOLING TOWER ON THE
                                 BUILDING'S ROOF






                             [GRAPHIC OF BLUE PRINT]






                                     A-3-1

                                 E X H I B I T B

                               FIXED RENT SCHEDULE


(1) Fixed Rent for the Initial Term is $7,730,240.00 per annum, payable in equal monthly installments of $644,186.67, in accordance with the terms and provisions of Article 2 of this Lease.

(2) Fixed Rent for each Renewal Term shall be as set forth and determined in accordance with the terms and provisions of Article 2 of this Lease.

                               E X H I B I T   C

                      CLEANING SPECIFICATIONS AND SCHEDULE

                             CLEANING SPECIFICATIONS
                             FOR TENANT OFFICE AREAS

1.       NIGHTLY

         (1) Empty ashtrays and damp wipe clean. Screen all sand urns, if applicable.

         (2) Empty all waste and recycling containers and transport trash and recycled materials to collection areas; Tenant must comply with Building recycling procedures including insuring the deposit of all waste and recycled materials in properly marked and designated receptacles.

         (3) Wash and sanitize all waste and recycling containers, as required but at a minimum, on a weekly basis.

         (4) Wipe wood, metal, glass and plastic laminated office furniture surfaces clean of dust, dirt and smudges, including counters, railings, exposed tops of files, bookcases, shelves, sills, ledges and other low items; paper and folders on desk areas will not be removed or disturbed.

         (5) Wash, clean and sanitize all water fountains and/or water coolers.

         (6)      Vacuum clean all carpeted areas.

         (7) Sweep title, raised flooring, and other floor surfaces, and remove any black heal marks.

         (8) Remove fingerprints, dirt, smudges, graffiti, and like items of grime from all glass doors, frames, glass partitions, light switch covers, walls, elevator call buttons, elevator door jams and doors.

         (9)      Wipe telephone mouthpiece and receiver with disinfectant.

         (10) Remove all gum and foreign matter from all floors, walls and partitions.

         (11) Return carpet/mop floor in all elevator lobby areas and spot clean, as necessary.

2.       WEEKLY

         (1) Dust all high areas, including but not limited to, picture frames, charts, graphs and similar wall hangings not reached during nightly cleaning.

         (2)      Dust inside of all door jams.

         (3)      Vacuum available open floor area and under desks.

         (4) Dust chair legs and bases of all furniture, door frames, and like items.

         (5) Dust and clean fire extinguishers and thermostats, as required.

         (6)      Dust and clean all vinyl bases.

         (7)      Wipe and clean all metal, polished chrome and bright work.

         (8) Clean, spray and buff all Building-standard resilient and or composite title floors.

         (9) Machine buff wood, terrazzo or other stone floors using manufacturer's recommended procedures.

3.       MONTHLY

         (1)      Clean and polish conference tables.

         (2)      Thoroughly dust all Building-installed blinds.

         (3)      Vacuum all fabric wall and/or partition covering.

         (4) Clean and vacuum heating, ventilating and air-conditioning supply and return grills and surrounding ceiling tiles.

         (5) Strip and wax all VCT tile and dress with non-skid sealer for shine.

4.       QUARTERLY

         (1)      Damp wire the exterior of all lighting fixtures.

         (2) Perform high dusting (i.e., door sash, tops of partitions, shelving ledges, etc., over seventy inches (70").

         (3) Power scrub or otherwise recondition all hard covered flooring to provide a level of appearance equivalent to a completely refinished floor.

         (4) Wash and clean the inside surfaces of all exterior Building windows, including all adjacent metal surfaces, which shall be wiped clean during the window cleaning operation.

5.       ANNUALLY

         (1)      Thoroughly wash/clean all Building-installed blinds.

                             CLEANING SPECIFICATIONS
                              ALL PUBLIC RESTROOMS

1.       DAILY

         (1) Scour, wash and disinfect all toilet seats (both sides), basins, bowls, urinals (including underside of fixtures) and title walls near urinals and sinks throughout. Wipe clean all chrome plated plumbing fixtures, including flush rings, drains and overflow outlets. No abrasive or caustic chemicals shall be used; all finishes shall be shining and unstreaked.

         (2) Replenish toilet supplies in containers, including paper towels, toilet paper, hand soap, sanitary containers and wipe clean all such containers. Materials/supplies to be approved by Landlord's managing agent or property manger and supplied by contractor.

         (3) Clean and polish all mirrors, powder shelves, glass, bright work and enamel surfaces.

         (4) Sweep and wet mop floors using disinfectant floor soap using. Clean solution.

         (5)      Spot clean doors, partitions and walls.

         (6) Empty all sanitary disposal receptacles and clean the same inside and out with approved disinfect and replace liners of all such receptacles.

         (7)      Wipe clean all doors, switch plates, kick plates, handles..

         (8) Remove all graffiti from any surface or report same to supervisor if special attention is necessary.

         (9)      Remove finger marks from painted surfaces.

         (10)     Report any mechanical malfunction to supervisor.

         (11)     Clean all thresholds.

         (12)     Pour nightly mop water with disinfectant down floor drains.

2.       WEEKLY

         (1)      Clean air supply and exhaust grills.

         (2) Machine scrub floors as required with approved germicidal detergent solution.

         (3)      Wash all restroom partitions and doors streak free.

         (4)      Dust and clean light fixtures.

3.       MONTHLY

         (1)      Wash all walls and washable ceilings streak free.

         (2) Wash interior and exterior of all waste containers, leaving no streaks or smudges.

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                               E X H I B I T   D

             VENTILATED/COOLED AIR PERFORMANCE AND DESIGN CRITERIA

A.       DESIGN CRITERIA

         1. The Systems described in Article 24 of this Lease shall provide to the Office Premises conditioned air capable during Business Hours of Business Days of satisfying the following conditions and criteria, in addition to the solar and transmission heat gains and losses through the facade of the
                  Building:

                  a.       Temperature and Humidity Design Conditions:

                           1)       Summer:          Outside Air:      Dry bulb 95(degree)F. d.b.
                                                                       Wet bulb 75(degree)F. w.b
                                                     Inside Air:       Dry bulb 75(degree)F. + 2(degree)F.d.b.

                           2)       Winter:          Outside Air:      Dry bulb 0(degree)F.d.b.
                                                     Inside Air:       Dry bulb 72(degree)F.d.b.



                  b.       Cooling Load Criteria:

                           1)       Office:

                                    a)       Lighting in and small power: 5.0
                                             watts/sq. Ft. usable/

                                    b)       People: 1 person per 100 sq. ft.
                                             usable.

                  c. Outside air: Each of two air handling units on each floor of the Office Premises will be provided with 3,350 cfm of outside air.

         2. Special Tenant areas, such as the communications closets and Hub Rooms as well as the Cafeteria/Dining Area in the Ground Floor Premises, will utilize 24 hour per day, 7 day per week, 52 weeks of the year supplemental cooling systems provided at the Tenant's cost, supplied with condenser water provided by the Tenant at the Tenant's cost from heat rejection equipment located on the Building's roof in an unencumbered area (56 ft. 0 in. by 36 ft. 0 in.).

         3. Tenant will obtain outside air on the typical office floors in the Office Premises requiring outside air or spill air at times other than normal Business Hours on Business Days through removal of glass elements only in the curtain wall on Column Line L of the Building. Outside air and kitchen exhaust air for the kitchen and Dining Facility in the Ground Floor Premises will be obtained from the four (4) 25 ft. 0 in. X 2 ft. 8 in. windows located on Column 4 between Columns G and L. The removal of any of these windows and the installations of louvers and ductwork in their locations will be completed by Tenant at the Tenant's cost and in accordance with Section
                  4.12 of this Lease.

         4.       Noise Levels:

                  a. Noise criteria levels in all portions of the Premises will not exceed NC- 35 with the floor-by-floor Systems defined in Article 24 operating provisions of this Lease, other than in areas within 15 ft. 0 in. of the wall of the room containing the air handling unit, which will not exceed NC-40.

         5.       Special Systems:

                  a.       Miscellaneous Exhaust and Ventilation Systems:
                           Provide toilet exhaust system(s) with a rate of exhaust based on a minimum of 15 air changes per hour.

                  b. Space will be provided for Tenant condenser water piping from the Tenant's heat rejection equipment on the Building's roof to the Ground Floor Premises for use in the kitchen and Dining Facility. The piping for these systems will be installed by the Tenant at Tenant's cost. Space requirement through all floors is 1 ft. 0 in. by 2 ft. 6 in. clear. This is exclusive of electrical and telecommunications Dedicated Shaft Area(s) detailed in Articles 4 and 13 of this Lease.

B.       SUPPLEMENTAL/OVERTIME COOLING SYSTEM

         1. During Business Hours and on Business Days Landlord will provide a system of closed loop condenser water, including condenser water piping, open cell cooling towers with plate-and-frame exchanger, water treatment, pumps, valves, piping, etc., for the use of Tenant to satisfy a total cooling load of 50 tons refrigeration for each floor of the Office Premises, for future temporary connection to the Tenant's equipment during construction of additional floors. After Business Hours and on non-Business Days, Tenant will pay for the above services as provided on Schedule 6.

C.       HEATING SYSTEM:

         1. Heating shall be provided during normal Business Hours of Business Days during the heating season in accordance with the temperatures described in Paragraph A.1.a.2. Nighttime setback of the heating system during non- Business Hours and on non-Business Days will not be less than 60(degree)F exclusive of lighting contributions. Non-Business Hours and non-Business Days Heat is described in Section V on Schedule 6.

D.       BUILDING MANAGEMENT SYSTEM ("BMS")

         1. The Base Building BMS will have the capacity to monitor and control forty points on each floor for the air conditioning systems including the VAV Terminals.

                  Panels, devices, other hardware and special software (if needed) shall be provided by Tenant.

                               E X H I B I T   E

                              RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors, halls or other common areas of the Property shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. Only hand trucks equipped with rubber tires and safeguards shall be used by Tenant, jobbers and others in all space(s), public hall(s) or common area(s) of the Property in the delivery or receipt of merchandise.

2. If the Premises are situated on the ground floor of the Building, Tenant shall, at Tenant's sole cost and expense, keep the sidewalks and curb in front of the Premises clean and free from ice, snow, etc.

3. The water and wash closets and plumbing fixtures in the Building shall not be used for any purposes other than those for which they were designed or constructed.

4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or unreasonably interfere, in any way, with other tenants or those having business therein.

5. Except as otherwise permitted under this Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or the Building, or on the inside of the Premises if the same is visible from the outside of the Premises, without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises and in the elevator lobby area of each floor of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant, and Tenant shall pay the same promptly, as additional rent hereunder. Except as otherwise permitted under this Lease. Except as otherwise permitted under this Lease, signs on exterior doors visible from common areas and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord, at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6. Except as otherwise permitted under this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, provided, however, that Tenant shall have the right to hang pictures, shelving and other similar items within the Premises. Except as otherwise permitted under this Lease, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive material being expressly prohibited.

7. Except as otherwise permitted under this Lease, freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the Building's service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease.

8. Landlord reserves the right to exclude from the Building, during non-Business Hours and on non-Business Days, all persons who do not present a Building pass signed by Landlord or Landlord's managing agent. Landlord or Landlord's managing agent will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such person.

9. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of Landlord and/or the Building, or its desirability as a building for retail and office use, and upon written notice from Landlord, Tenant shall refrain from, and shall discontinue, such advertising.

10. Subject to the terms of the Lease, Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or any hazardous substance or material, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

11. Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is permitted by Legal Requirements, except as a floor load may be increased as an Alteration permitted by the Lease. Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment . Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

                                 E X H I B I T  F

                           FORM OF MEMORANDUM OF LEASE


                  THIS MEMORANDUM OF LEASE is entered into as of the     day of
March, 1999, by and between NEWPORT OFFICE CENTER III COMPANY, LLC, a New Jersey limited liability company ("Landlord"), and PAINEWEBBER INCORPORATED, a Delaware corporation ("Tenant").

                  1. Pursuant to an Agreement of Lease (the "Lease") executed by Landlord and Tenant, dated March ___, 1999, Landlord has leased to Tenant certain Premises located on the entire 9th, 10th, 11th, 12th, 14th, and 15th floors and a portion of the ground floor shown on Exhibit A attached hereto, which Premises are part of the building located at 499 Washington Street, Jersey City, New Jersey, more particularly described in Exhibit B attached hereto and made a part hereof by reference.

                  2. The term of the Lease shall commence on the Commencement Date set forth in the Lease and shall expire fifteen (15) years and six (6) months from Commencement Date as determined by the provisions of the Lease.

                  3. Tenant has an option to extend the term of the Lease for two (2) periods of five (5) years each, on the same terms and conditions as stated in Article 1 of the Lease. Tenant has an option to lease additional space in the Building as it may become available on the terms and conditions stated in
Article 39 of the Lease.

                  4. This Memorandum of Lease is subject to all of the terms, conditions and understandings set forth in the Lease, which are incorporated herein by reference and made a part hereof, as though copied verbatim herein. In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail.

                  5. This Memorandum may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         EXECUTED as of the date first written above.

                             LANDLORD:

                             NEWPORT OFFICE CENTER III COMPANY, LLC, a
                             New Jersey limited liability company
                             By: N.O.C. III Realty Corp., a New Jersey
                             corporation, a member


                             By:
                                      Name:
                                      Title:

                             TENANT:

                             PAINEWEBBER INCORPORATED
                             A Delaware corporation


                             By:
                                      Name:
                                      Title:

[LANDLORD]

STATE OF NEW YORK                   ) ss:
COUNTY OF NEW YORK                  )

     On the          day of March 1999, before me personally came        , to me
known, who being by me duly sworn, did depose and say that he resides at
                         , that he is the               President of N.O.C. III
REALTY CORP, a corporation which is a member of NEWPORT OFFICE CENTER III COMPANY, LLC, and that he signed his name on behalf of said corporation, as a member of the limited liability company, for and on behalf of said limited liability company.



                                  ____________________________
                                  Notary Public


[CORPORATE TENANT]

STATE OF NEW YORK       ) ss:
COUNTY OF NEW YORK    )

     On the day of March, 1999, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he resides in that he is the _________ of ________________________________, the corporation described in and which executed the foregoing instrument, as TENANT; and that he signed his name thereto by order of the board of directors of said corporation.



                                  ____________________________
                                  Notary Public

                        EXHIBIT A TO MEMORANDUM OF LEASE

                        Portion of Ground Floor Premises

                        EXHIBIT B TO MEMORANDUM OF LEASE

                                LEGAL DESCRIPTION


DESCRIPTION OF LOT 1.14 BLOCK 20
IN THE CITY OF JERSEY CITY
HUDSON COUNTY, NEW JERSEY


     BEGINNING at a point (New Jersey State Plane Coordinate System North 690,167.1370, East 2,174,883.3190) in the westerly sideline of Washington Boulevard, said point being the common corner of Lots 1.04 and 1.14 Block 20 as shown on a certain map entitled "Final Subdivision at Newport, Block 20, Lots 1.05, 1.06 and 1.07 Redesignated Proposed Lots 1.14, 1.15 and 1.16, City of Jersey City, Hudson County, New Jersey dated March 23, 1998," and filed in the Hudson County Register's Office on April 30, 1998 as Filed Map No.
3660 and from said point runs, thence;

     Along said westerly sideline S25(degree)29' 14" W a distance of 41.96 feet to a point of curvature in the same, thence;

     Southerly along said westerly sideline and along a curve to the left with a radius of 1300.00 feet and an arc distance of 359.98 feet and a central angle of 15(0)51' 56", chord bearing S 17(degree)33' 16" W and a chord distance of 358.83 feet to a point, thence;

     Leaving said westerly sideline of Washington Boulevard, N 83(degree)27' 19" W a distance of 186.92 feet to a point, thence;

     N 06(degree)15' 42" E a distance of 390.56 feet to a point, thence;

     S 83(degree)44' 18" E a distance of 271.00 feet to the POINT AND PLACE OF BEGINNING.

Containing 85,534 square feet or 1.964 acres.

                                 E X H I B I T  G

                TERMS AND CONDITIONS OF THE ANTENNA INSTALLATION


         1. The Antenna Installation. In connection with the conduct of Tenant's business in and from the Premises, and Tenant's use of the Premises for the Permitted Use, Tenant shall have the right, without payment to Landlord of any license fee or other charge therefor, except as is otherwise expressly set forth in Article 38 or this Exhibit G, and upon the terms and conditions set forth herein, to install (and thereafter operate, maintain, repair and replace) on the roof of the Building in an area which is (a) not as of the date hereof reserved to Landlord and its agents and employees for their use and/or which is required for or in connection with the operation of the Building, the Building Chilled Water System and/or the Building Systems, respectively, and (b) is available for use by or for Building tenants and/or third parties (the "Available Roof Area"), in a location consisting of an area not to exceed more than Tenant's Operating Share of the Available Area and to be designated as set forth below (the "Location"), one radio-wave antenna, satellite or microwave dish to be between approximately _______ (____") inches and __________ (_____") inches in diameter, but not to exceed ___________( ") inches in diameter (collectively, the "Antenna"), related equipment (the "Equipment"), a supporting structure for the Antenna (the "Support"), and certain conduits, wires and cables in certain portions of the Building to connect the Antenna to certain of Tenant's equipment in the Premises (the "Wiring"). The Antenna, Equipment, Support and the Wiring and peripheral equipment installed in connection therewith are collectively referred to as the "Antenna Installation". The specifications for the Antenna and the Equipment shall be more particularly described on a Rooftop Installation Questionnaire in the form of Schedule 1 annexed hereto which Schedule 1 shall be filled out and delivered by Tenant to Landlord prior to the performance of the Antenna Installation.

         2. Tenant's Sole Cost. The installation of the Antenna Installation and subsequent operation, maintenance, repair and/or replacement thereof during the Term of this Lease shall be at Tenant's sole cost and expense.

         3. The Location; Plans and Specifications. (a) The actual size, dimensions and area of the Location, the routing of all Wiring in connection therewith (the "Routing") as well as the physical location of any item(s) constituting part of the Antenna Installation shall be subject to Landlord's approval which shall not be unreasonably withheld, delayed or conditioned. Tenant hereby agrees that Landlord may require Tenant to utilize a Location on the roof of the Building that can be screened from view from the sidewalks adjacent to the Building and the Property, provided, however, that such Location permits uninterrupted reception and transmission for the Antenna.

                  (b) Before performing the Antenna Installation, Tenant shall provide Landlord with plans and specifications (collectively, the "Plans") setting forth the actual dimensions of the Antenna, the Equipment and the Wiring, as well as the proposed manner of affixing same to the Location and the particular Wiring Location/Routing for the Antenna Installation, including, without limitation, specifications of the Support as well as the proposed manner of affixing the Support to the roof of the Building at the Location. In addition, the Plans shall specify whether the Antenna will be used only for transmitting, or only receiving, or for both transmitting and receiving, the detailed particulars thereof specifying the frequency band(s) which will be utilized and whether the Antenna is capable of using (and whether or not the Antenna or related Equipment is fitted with) a splitter device permitting multiplexing (i.e. enabling utilization of more than one frequency band). Landlord's written approval of the Plans which shall not be unreasonably withheld, delayed or conditioned shall first be obtained before Tenant shall proceed with any work in connection with the Antenna Installation.

                  (c) Tenant agrees that the Antenna Installation and its use shall at all times be in accordance with the provisions of Article 38, this Exhibit G and the Rooftop Installation Questionnaire attached hereto as Schedule 1.

                  (d) Tenant acknowledges being advised by Landlord that Landlord may permit third parties to, and may itself utilize various portions of the Building's Available Roof Area for the installation of, inter alia, microwave dishes, satellite communications equipment, whip antennae, TV, radio, supplemental cooling towers and other such equipment (collectively, the "Other Equipment"), and Tenant expressly acknowledges and agrees that the selection of the Location, as well as the selection of the Wiring Location/Routing to be used in connection therewith, shall be subject to Landlord's direction and designation as hereinbefore provided in paragraph 2(a) above.

                  (e) Tenant covenants and agrees that the Antenna Installation shall be performed in accordance with the Plans as finally approved by Landlord and subject to any conditions that Landlord may have imposed in connection with its approval of such Plans, provided that any such conditions do not prevent or interfere with the proper functioning of the Antenna for the purposes of Tenant's business activities in the Premises.

                  (f) All costs of the Antenna Installation shall be borne solely by Tenant, including, without limitation: (i) all costs necessary to have the Antenna comply with Legal Requirements of Legal Authorities; (ii) the amount of any taxes levied on the Antenna; (iii) Landlord's reasonable out-of-pocket charges for reviewing any initial or subsequent Tenant's Plans which shall be payable by Tenant to Landlord within thirty (30) days after demand; (iv) Landlord's reasonable charges for providing Building personnel and possibly other supervisory personnel to be in attendance during the installation of the Antenna, any maintenance and repair thereof, as well as the removal thereof; and
(v) Landlord's actual cost for having Landlord's contractor or representative physically connect the Wiring required for the operation of the Antenna to the Building's electrical system and/or to or with any other Building System.

                  (g) Tenant shall make no changes to the method or specifications of the Antenna Installation as set forth in the Plans as finally approved by Landlord (and subject to any conditions imposed by Landlord in connection with such approval), nor shall Tenant make any additions or changes to any of the Wiring in the Building, including, but not limited to, any change in the location of any of the Wiring without, in each instance, first obtaining Landlord's prior written consent.

                  (h) Except for changes in frequencies approved by Landlord in accordance with Paragraph 4(b) below, Tenant represents that the Antenna and its use shall at all times be in accordance with the Questionnaire attached hereto as Schedule 1 .

                  4. Use. (a) The Antenna shall be used by Tenant solely for the transmission and reception of signals to or from the Antenna in connection with Tenant's business operations in, and the Permitted Uses of, the Premises and no rights to use same shall be granted by Tenant to any third parties, other than expressly permitted by Article 38 of this Lease, but subject, nevertheless to the provisions of this Section 4. Without limiting the foregoing, Tenant expressly covenants and agrees that in no event will the Antenna be used, or be permitted to be used, for any so called informational or data sale or the commercial carrying of signals by any persons or entities (including any commercial broadcasters) other than Tenant (or a Permitted Tenant) or other assignee or successor-in-interest permitted under this Lease for the operation of its business in the Premises. Landlord will use reasonable efforts not to interfere, or to cause future users not to interfere, with Tenant's rights to use the roof. Subject to the foregoing, Tenant covenants that it will use due diligence and reasonable efforts to avoid use of its Antenna that will, in any manner, cause interference with any Other Equipment now or hereafter installed on the roof of the Building or with any communications equipment located in the Building.

                  (b) (i) Tenant further expressly covenants and agrees that the Antenna will, throughout the Term, operate on only the fixed channel frequency which Tenant has specified in the Plans submitted to Landlord. In the event Tenant should wish to change the frequency utilized by the Antenna to another or other frequencies (the "Frequency Change"), Tenant shall request Landlord's prior written approval of the Frequency Change on not less than sixty (60) days' prior written notice to Landlord of such desired Frequency Change(s), specifying in said notice the new frequency or frequencies that will be utilized by the Antenna, the date(s) of the desired change(s) and whether such changed frequency or frequencies will be used for transmission or receiving or both.

                  (ii) Landlord hereby agrees not to unreasonably withhold or delay its consent to

Tenant's Frequency Change, provided, however, that (x) Tenant shall comply with all applicable Legal Requirements of Legal Authorities regarding any such Frequency Change; (y) Tenant's Frequency Change will not interfere with the use of any Other Equipment then in use on the roof of the Building; and (z) the Frequency Change will not result in, or impose an extra burden on any of the Building Systems.

                  5. Electricity. Tenant shall pay for any electricity used in connection with the operation of the Antenna, in accordance with Article 13 of this Lease.

                  6. Expiration of the Term. (a) By no later than the expiration of the Term, Tenant shall remove the Antenna Installation and restore all areas of the Building affected by same, including, without limitation, the Building's roof and the Location as well as any areas to which the Wiring shall have been affixed, to the condition same were in prior to installing the Antenna Installation. In the event Tenant fails to so remove all or any part of the Antenna Installation by the expiration or sooner termination of the Term of this Lease, Landlord, upon five (5) days' written notice, without being obligated to do so, shall have the right to remove and dispose of all or any part of the Antenna Installation that has not been so removed by Tenant without being required to account to Tenant therefor, as well as to make all repairs of any damage incurred by such removal, including, without limitation, restoration of the roof area which may have been pierced by the Support forming part of the Antenna Installation or any other part of such Antenna Installation.

                  (b) Landlord shall also have the right to charge Tenant the cost of such removal, repair and restoration as well as a holdover fee at the rate of $1,000.00 per day for each day or part thereof commencing with the sixth
(6th) day after the expiration or sooner termination of this Lease, that Tenant shall have failed to entirely remove the Antenna Installation until such time as the Antenna Installation shall have been removed, such holdover fee to be in addition to the amounts required to be paid by Tenant pursuant to Section 1.2 of the Lease.

                  (c) Nothing contained herein shall be construed as an express or implied consent to Tenant, or anyone claiming by or under Tenant, remaining in possession of or continuing to use and occupy all or any part of the Building's roof, including the Location, after the expiration or sooner termination of the Term of this Lease.

                  7. Indemnity. Tenant agrees to indemnify, defend and hold Landlord, all Mortgagees and the Lessors harmless from all claims made by or on behalf of any person or entity for injury to persons or property, death, damage or violation of law arising from the installation, maintenance, operation or removal of the Antenna Installation as well as from all loss, liability, cost and expense (including attorney's fees, court costs and disbursements) in connection therewith, unless resulting from the negligence or misconduct of Landlord, its agents and employees.

                  8. Maintenance and Repair. Tenant, at its sole cost and expense, shall keep the Antenna Installation in good order and condition throughout the Term of this Lease and shall promptly make all repairs thereto as and when necessary. In addition, Tenant, at its sole cost and expense, shall be responsible for all repairs of any damage occasioned to the roof of the Building or any portion of the Building or sidewalks thereof caused or resulting from:
(a) the installation and/or maintenance, repair, replacement or removal of the Antenna Installation or any part thereof, or any piercing of the surface of the Building's roof, including, without limitation, any piercing of the roof surface which may result in a leakage of water into other areas of the roof or the Building with resultant damage; or (b) Tenant's wrongful or negligent acts or those of Tenant's agents, employees or contractors in performing any inspection of, or repairs to, or maintenance, replacement or removal of the Antenna Installation or any part thereof.

                  9. Access. (a) All desired access by Tenant or Tenant's employees, agents or contractors to the Building for purposes of installing, maintaining and removing the Antenna Installation shall first be coordinated with Landlord's Building representative; it being understood that Landlord shall have the right to prescribe the times when such access shall be afforded Tenant (which may be other than during normal Business Hours) all to the intent and purpose that the normal operation of the Building shall not be disturbed or interfered with. Landlord's charges for overtime elevator service, if required, provided to Tenant shall be paid by

Tenant upon submission of Landlord's bills therefor. All access by Tenant to the roof and other portions of the Building as well as all installations, repairs and maintenance performed by Tenant in connection with the Antenna Installation, shall be subject to the supervision and control of Landlord, and to Landlord's safeguards for the security of the Building, the Building equipment and property and installations of Building tenants, provided, however, Landlord hereby agrees to provide reasonably necessary access to Tenant and its agents to permit Tenant to install, repair, maintain and replace the Antenna. If for any reason Landlord wishes to assign a person to be present when Tenant desires access to the roof, Landlord may charge Tenant a fee for having Landlord's representative in attendance during the period of Tenant's access, such fee not to exceed 100% of the union hourly rate of pay including all fringe benefits paid by Landlord to such representative computed on a minimum four (4) hour call basis.

                  (b) With respect to any repairs to the roof of the Building or to any portions of the Building that may be Tenant's responsibility pursuant to the foregoing provisions hereof, Landlord shall have the right to notify Tenant either before or after receipt of notice from Tenant of desired access to the Building for the purpose of making such repairs, that Landlord elects to itself make such repairs utilizing contractors of Landlord's choosing, including, without limitation, Landlord or affiliate(s) of Landlord, whose charges for performing such work shall be competitive with those of other contractors performing similar work in first class buildings located in the Comparable Market, subject, however, to providing such documentation as may be reasonably required by Tenant's insurance provisions, and which charges shall be paid directly by Tenant on submission of a bill therefor by Landlord or reimbursed by Tenant to Landlord, if Landlord shall have paid all or part of such charges in the first instance.

                  (c) All labor used by Tenant or any of Tenant's agents or contractors in connection with any installation, repair, replacement or other work concerning the Antenna Installation shall be compatible with then existing Building labor. In the event of any labor conflicts between existing Building labor and Tenant's laborers, Tenant shall remove or cause its laborers to leave the Building.

         10. No Liability. (a) Landlord shall have no liability to Tenant in the event the Antenna Installation or any part thereof is stolen or damaged from whatever cause, unless such theft or damage is caused by or due to the gross negligence or wilful misconduct of Landlord, its agents, servants or employees, or in the event the electric supply to the Antenna Installation is interrupted for any reason, including, without limitation, interruption caused by damage to the Wiring or cables anywhere in the Building, unless such damage to the Wiring or cables results from the gross negligence or wilful misconduct of Landlord, its agents, servants and employees.

                  (b) Further, Landlord shall not be liable (i) for any such damage caused by other tenants or persons in, upon or about the Building, including the roof thereof, or caused by operations in construction of any private, public or quasi-public work, or (ii) for the interference caused by Other Equipment on the Building's roof, subject to the provisions of paragraph 4 above, or (iii) for consequential damages or lost profits arising out of any loss of use of the Antenna Installation or any part thereof by Tenant or any person claiming through or under Tenant.

         11. As-Is. Tenant acknowledges that Landlord shall make the Location available to Tenant in its "as-is" condition, as of the Commencement Date. Further, Tenant acknowledges and agrees that Landlord shall have no obligation to perform any work, supply any materials, incur any expense or make any installation in order to prepare the Location for Tenant's use, as provided in this Exhibit G.

         12. Insurance. Tenant shall at all times maintain insurance covering the Antenna Installation of the types and in the amounts specified in Article 9 of this Lease.

         13. Other Terms and Conditions of Lease. Except as set forth herein, the Antenna Installation shall be governed by all of the terms and conditions of this Lease. In the event of any conflict between the terms and conditions set forth in this Exhibit G and the terms and conditions contained in the other portion of this Lease, the terms and conditions set forth in Exhibit G shall prevail.

                             SCHEDULE I TO EXHIBIT G

                       ROOFTOP INSTALLATION QUESTIONNAIRE

Dimensions:                                               See Plans Attached

Service Clearance:

Weight:                                                   See Plans Attached

Heat Output:

Airflow:

Power Requirements:                                       Voltage:
                                                          kVa:
                                                          Kwh per day:
                                                          Wattage:
                                                          Phase:
                                                          Plug Type:
                                                          Power Cord:

Operating Environment                                     Temperature:
                                                          Relative
                                                          Humidity


Antenna Type:

Frequency:

Radio Equipment:

                                E X H I B I T  G-1

             TERMS AND CONDITIONS OF THE EPS EQUIPMENT INSTALLATION



1. The EPS Equipment Installation. In connection with the provision of emergency power to the Premises and Tenant's use of the Premises for the Permitted Use, Tenant shall have the right, without payment to Landlord of any license fee or other charge therefor, except as is otherwise expressly set forth in Article 38 or this Exhibit G-1, and upon the terms and conditions set forth herein, to install (and thereafter operate, maintain, repair and replace) at the EPS Location as shown on Exhibit A-2 annexed to this Lease and designated with the words "Generator-PaineWebber", as described in Article 38 ("EPS") and related equipment. The EPS and such related equipment are collectively referred to as the "EPS Equipment".

2. Tenant's Sole Cost. The installation of the EPS Equipment and subsequent operation, maintenance, repair and/or replacement thereof during the Term of this Lease shall be at Tenant's sole cost and expense.

3. The EPS Location; the EPS Equipment ; Plans and Specifications. (a) The actual size, dimensions and areas of the EPS Location, as well as the physical location of any item(s) constituting part of the EPS Equipment, shall be subject to Landlord's reasonable designation and reasonable approval, and shall be substantially as shown on Exhibit A-2 to this Lease, which in no event shall be smaller or greater than an area necessary to install the EPS Equipment.

        (b) Before performing the EPS Equipment installation, Tenant shall provide Landlord with plans and specifications (collectively, the "Plans") setting forth the actual dimensions of the EPS and the Equipment. Landlord's written approval which shall not be unreasonably withheld, delayed or conditioned Plans shall first be obtained before Tenant shall proceed with any work in connection with the installation of the EPS Equipment.

        (c) Tenant agrees that Landlord and its agents and employees may have reasonable access to the EPS Location as required for the maintenance, repair or operation of the Building and/or the Building Systems.

        (d) Tenant covenants and agrees that the installation of the EPS Equipment shall be performed in accordance with the Plans as finally approved by Landlord and subject to any conditions that Landlord may have reasonably imposed in connection with its approval of such Plans, provided that any such conditions do not prevent or interfere with the proper functioning of the EPS. Further the use and operation of the EPS shall be in accordance with Article 38 and this Exhibit G-1.

        (e) All costs of the EPS Equipment and installation thereof shall be borne solely by Tenant, including, without limitation: (i) all costs necessary to have the EPS Equipment comply with Legal Requirements of the Legal Authorities and/or Environmental Laws; (ii) the amount of any taxes levied on the EPS Equipment ; (iii) Landlord's reasonable out-of-pocket charges for reviewing any initial or subsequent Plans which shall be payable by Tenant to Landlord within thirty (30) days after demand; and (iv) Landlord's reasonable costs for providing Building personnel and possibly other supervisory personnel to be in attendance during the installation of the EPS Equipment, any maintenance and repair thereof, as well as the removal thereof.

         (f) Tenant shall make no changes to the method of installation or specifications for the EPS Equipment as set forth in the Plans as finally approved by Landlord (and subject to any reasonable conditions imposed by Landlord in connection with such approval), without first obtaining Landlord's prior written consent thereto, which Landlord agrees shall not be unreasonably withheld or delayed.





                                     G-1-1

4. Expiration of the Term. (a) By no later than the expiration of the Term, Tenant shall, at Landlord's option, remove the EPS Equipment, and restore all portions of the EPS Location and all areas of the Building (whether outdoors or indoors) affected thereby. In the event Tenant fails to so remove all or any part of the EPS Equipment by the expiration or sooner termination of the Term, Landlord, upon five (5) days' written notice, without being obligated to do so, shall have the right to remove and dispose of all or any part of the EPS Equipment that has not been so removed by Tenant without being required to account to Tenant therefor, as well as to make all repairs of any damage incurred by such removal, including, without limitation, restoration of the EPS Location which may have been damaged by the weight and/or anchoring of the EPS Equipment.

       (b) Landlord shall also have the right to charge Tenant the cost of such removal, repair and restoration as well as a holdover fee at the rate of $1,000.00 per day for each day or part thereof commencing with the sixtieth
(60th) day after the expiration or sooner termination of this Lease, that Tenant shall have failed to entirely remove the EPS Equipment from the EPS Location and other areas of the Building (whether outdoors or indoors) affected thereby until such time as the EPS Equipment shall have been so removed, such holdover fee to be in addition to the amounts required to be paid by Tenant pursuant to Section
1.2 of this Lease.

        (c) Nothing contained herein shall be construed as an express or implied consent to Tenant, or anyone claiming by or under Tenant, remaining in possession of or continuing to use and occupy all or any part of the EPS Location, after the expiration or sooner termination of the Term of this Lease.

5. Indemnity. Tenant agrees to indemnify, defend and hold Landlord, all Mortgagees and Lessors harmless from all claims made by or on behalf of any person or entity for injury to persons or property, death, damage or violation of any Legal Requirements, including, but not limited to, Environmental Laws arising from or in connection with the installation, maintenance, operation or removal of the EPS Equipment as well as from all loss, liability, cost and expense (including reasonable attorney's fees, court costs and disbursements) in connection therewith.

6. Access. (a) All desired access by Tenant or Tenant's employees, agents or contractors to the Building and/or the EPS Location, for purposes of installing, maintaining and removing all or portions of the EPS Equipment shall first be coordinated with Landlord's Building representative; it being understood that Landlord shall have the right to prescribe the times when such access shall be afforded Tenant (which may be other than during normal Business Hours) all to the intent and purpose that the normal operation of the Building shall not be disturbed or interfered with. All access by Tenant to portions of the Building and the EPS Location as well as all installations, repairs and maintenance performed by Tenant in connection with the EPS Equipment, shall be subject to the reasonable supervision and control of Landlord, and to Landlord's safeguards for the security of the Building, the Building equipment and property and installations of Building tenants, provided, however, Landlord hereby agrees to provide reasonably necessary access to Tenant and its agents to permit Tenant to install, repair, maintain and replace the EPS Equipment in the EPS Location.

         (b) All labor used by Tenant or any of Tenant's agents or contractors in connection with any installation, repair, replacement or other work concerning the EPS Equipment shall be compatible with then existing Building labor. In the event of any labor conflicts between existing Building labor and Tenant's laborers, Tenant shall remove or cause its laborers to leave the Building.

7. No Liability. Landlord shall have no liability to Tenant in the event the EPS Equipment or any part thereof is stolen or damaged from whatever cause, unless such theft or damage is caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

8. As-Is. Tenant acknowledges that Landlord shall make the EPS Location available to Tenant





                                     G-1-2
in its or then "as-is" condition, as of the Commencement Date. Further, Tenant acknowledges and agrees that Landlord shall have no obligation to perform any work, supply any materials, incur any expense or make any installation in order to prepare the EPS Location for Tenant's use, as provided in this Exhibit G-1.

9. Insurance. Tenant shall at all times maintain insurance covering the EPS Equipment of the types and in the amounts specified in Article 9 of the Lease.

10. Other Terms and Conditions of Lease. Except as set forth herein, the EPS Equipment shall be governed by all of the terms and conditions of this Lease. In the event of any conflict between the terms and conditions set forth in this Exhibit G-1 and the terms and conditions contained in the other portion of this Lease, the terms and conditions set forth in this Exhibit G-1 shall prevail.







                                     G-1-3

                                E X H I B I T  G-2

             TERMS AND CONDITIONS OF THE COOLING TOWER INSTALLATION


         1. The Cooling Tower Installation. In connection with the conduct of Tenant's business in and from the Premises, and Tenant's use of the Premises for the Permitted Use, Tenant shall have the right, without payment to Landlord of any license fee or other charge therefor, except as is otherwise expressly set forth in Article 38 or this Exhibit G-2, and upon the terms and conditions set forth herein, to install (and thereafter operate, maintain, repair and replace) on the roof of the Building, initially in the general location shown by hatching on Exhibit A-3 annexed hereto and made a part hereof with the designation "PaineWebber Supplemental Cooling Tower-Space" (the "Location"), one (1) cooling tower ( the "Supplemental Cooling Tower"), related equipment (the "Equipment"), a supporting structure for the Supplement Cooling Tower (the "Support"), and certain conduits, wires and cables in certain portions of the Building to connect the Supplemental Cooling Tower to certain of Tenant's equipment in the Premises (the "Wiring"). The Supplemental Cooling Tower, Equipment, Support and the Wiring and peripheral equipment installed in connection therewith are collectively referred to as the "Cooling Tower Installation".

         2. Tenant's Sole Cost. The installation of the Cooling Tower Installation and subsequent operation, maintenance, repair and/or replacement thereof during the Term of this Lease shall be at Tenant's sole cost and expense.

         3. The Location; Plans and Specifications. (a) The actual size, dimensions and area of the Location, the routing of all Wiring in connection therewith (the "Routing") as well as the physical location of any item(s) constituting part of the Cooling Tower Installation shall be subject to Landlord's approval which shall not be unreasonably withheld, delayed or conditioned. Tenant hereby agrees that Landlord may require Tenant to utilize a Location on the roof of the Building that can be screened from view from the sidewalks adjacent to the Building and the Property or to relocate the Supplementary Cooling Tower to another location on the roof of the Building from time to time.

                  (b) Before performing the Cooling Tower Installation, Tenant shall provide Landlord with plans and specifications (collectively, the "Plans") setting forth the actual dimensions of the Supplemental Cooling Tower, the Equipment and the Wiring, as well as the proposed manner of affixing same to the Location and the particular Wiring Location/Routing for the Cooling Tower Installation, including, without limitation, specifications of the Support as well as the proposed manner of affixing the Support to the roof of the Building at the Location. Landlord's written approval of the Plans which shall not be unreasonably withheld, delayed or conditioned shall first be obtained before Tenant shall proceed with any work in connection with the Cooling Tower Installation.

                  (c) Tenant agrees that the Cooling Tower Installation and its use shall at all times be in accordance with the provisions of Article 38, this Exhibit G-2.

                  (d) Tenant acknowledges being advised by Landlord that Landlord may permit third parties to, and may itself utilize various portions of the Building's Available Roof Area for the installation of, inter alia, microwave dishes, satellite communications equipment, whip antennae, TV, radio, cooling towers, and other such equipment (collectively, the"Other Equipment"), and Tenant expressly acknowledges and agrees that the selection of the Location, as well as the selection of the Wiring Location/Routing to be used in connection therewith, shall be subject to Landlord's direction and designation as hereinbefore provided in paragraph 3(a) above.

                  (e) Tenant covenants and agrees that the Cooling Tower Installation shall be performed in accordance with the Plans as finally approved by Landlord and subject to any conditions that Landlord may have imposed in connection with its approval of such Plans,






                                     G-2-1
provided that any such conditions do not prevent or interfere with the proper functioning of the Supplemental Cooling Tower for the purposes of Tenant's business activities in the Premises.

                  (f) All costs of the Cooling Tower Installation shall be borne solely by Tenant, including, without limitation: (i) all costs necessary to have the Supplemental Cooling Tower comply with Legal Requirements of Legal Authorities; (ii) the amount of any taxes levied on the Cooling Tower Installation; (iii) Landlord's reasonable out-of-pocket charges for reviewing any initial or subsequent Tenant's Plans which shall be payable by Tenant to Landlord within thirty (30) days after demand; (iv) Landlord's reasonable charges for providing Building personnel and possibly other supervisory personnel to be in attendance during the installation of the Supplemental Cooling Tower, any maintenance and repair thereof, as well as the removal thereof; and (v) Landlord's actual cost for having Landlord's contractor or representative physically connect the Wiring required for the operation of the Supplemental Cooling Tower to the Building's electrical system and/or to or with any other Building System.

                  (g) Tenant shall make no changes to the method or specifications of the Cooling Tower Installation as set forth in the Plans as finally approved by Landlord (and subject to any conditions imposed by Landlord in connection with such approval), nor shall Tenant make any additions or changes to any of the Wiring in the Building, including, but not limited to, any change in the location of any of the Wiring without, in each instance, first obtaining Landlord's prior written consent.

                  4. Use. The Supplemental Cooling Tower shall be used by Tenant solely in connection with Tenant's business operations in, and the Permitted Uses of, the Premises and no rights to use same shall be granted by Tenant to any third parties, other than expressly permitted by Article 38 of this Lease, but subject, nevertheless to the provisions of this Section 4.

                  5. Electricity. Tenant shall pay for any electricity used in connection with the operation of the Supplemental Cooling Tower, in accordance with Article 13 of this Lease.

                  6. Expiration of the Term. (a) By no later than the expiration of the Term, Tenant shall remove the Cooling Tower Installation and restore all areas of the Building affected by same, including, without limitation, the Building's roof and the Location as well as any areas to which the Wiring shall have been affixed, to the condition same were in prior to installing the Cooling Tower Installation. In the event Tenant fails to so remove all or any part of the Cooling Tower Installation by the expiration or sooner termination of the Term of this Lease, Landlord, upon five (5) days' written notice, without being obligated to do so, shall have the right to remove and dispose of all or any part of the Cooling Tower Installation that has not been so removed by Tenant without being required to account to Tenant therefor, as well as to make all repairs of any damage incurred by such removal, including, without limitation, restoration of the roof area which may have been pierced by the Support forming part of the Cooling Tower Installation or any other part of such Cooling Tower Installation.

                  (b) Landlord shall also have the right to charge Tenant the cost of such removal, repair and restoration as well as a holdover fee at the rate of $1,000.00 per day for each day or part thereof commencing with the sixth
(6th) day after the expiration or sooner termination of this Lease, that Tenant shall have failed to entirely remove the Cooling Tower Installation until such time as the Cooling Tower Installation shall have been removed, such holdover fee to be in addition to the amounts required to be paid by Tenant pursuant to
Section 1.2 of the Lease.

                  (c) Nothing contained herein shall be construed as an express or implied consent to Tenant, or anyone claiming by or under Tenant, remaining in possession of or continuing to use and occupy all or any part of the Building's roof, including the Location, after the expiration or sooner termination of the Term of this Lease.





                                     G-2-2

                  7. Indemnity. Tenant agrees to indemnify, defend and hold Landlord, all Mortgagees and the Lessors harmless from all claims made by or on behalf of any person or entity for injury to persons or property, death, damage or violation of law arising from the installation, maintenance, operation or removal of the Cooling Tower Installation as well as from all loss, liability, cost and expense (including attorney's fees, court costs and disbursements) in connection therewith, unless resulting from the negligence or misconduct of Landlord, its agents and employees.

                  8. Maintenance and Repair. Tenant, at its sole cost and expense, shall keep the Cooling Tower Installation in good order and condition throughout the Term of this Lease and shall promptly make all repairs thereto as and when necessary. In addition, Tenant, at its sole cost and expense, shall be responsible for all repairs of any damage occasioned to the roof of the Building or any portion of the Building or sidewalks thereof caused or resulting from:
(a) the installation and/or maintenance, repair, replacement or removal of the Cooling Tower Installation or any part thereof, or any piercing of the surface of the Building's roof, including, without limitation, any piercing of the roof surface which may result in a leakage of water into other areas of the roof or the Building with resultant damage; or (b) Tenant's wrongful or negligent acts or those of Tenant's agents, employees or contractors in performing any inspection of, or repairs to, or maintenance, replacement or removal of the Cooling Tower Installation or any part thereof.

                  9. Access. (a) All desired access by Tenant or Tenant's employees, agents or contractors to the Building for purposes of installing, maintaining and removing the Cooling Tower Installation shall first be coordinated with Landlord's Building representative; it being understood that Landlord shall have the right to prescribe the times when such access shall be afforded Tenant (which may be other than during normal Business Hours) all to the intent and purpose that the normal operation of the Building shall not be disturbed or interfered with. Landlord's charges for overtime elevator service, if required, provided to Tenant shall be paid by Tenant upon submission of Landlord's bills therefor. All access by Tenant to the roof and other portions of the Building as well as all installations, repairs and maintenance performed by Tenant in connection with the Cooling Tower Installation, shall be subject to the supervision and control of Landlord, and to Landlord's safeguards for the security of the Building, the Building equipment and property and installations of Building tenants, provided, however, Landlord hereby agrees to provide reasonably necessary access to Tenant and its agents to permit Tenant to install, repair, maintain and replace the Supplemental Cooling Tower. If for any reason Landlord wishes to assign a person to be present when Tenant desires access to the roof, Landlord may charge Tenant a fee for having Landlord's representative in attendance during the period of Tenant's access, such fee not to exceed 100% of the union hourly rate of pay including all fringe benefits paid by Landlord to such representative computed on a minimum four (4) hour call basis.

                  (b) With respect to any repairs to the roof of the Building or to any portions of the Building that may be Tenant's responsibility pursuant to the foregoing provisions hereof, Landlord shall have the right to notify Tenant either before or after receipt of notice from Tenant of desired access to the Building for the purpose of making such repairs, that Landlord elects to itself make such repairs utilizing contractors of Landlord's choosing, including, without limitation, Landlord or affiliate(s) of Landlord, whose charges for performing such work shall be competitive with those of other contractors performing similar work in first class buildings located in the Comparable Market, subject, however, to providing such documentation as may be reasonably required by Tenant's insurance provisions, and which charges shall be paid directly by Tenant on submission of a bill therefor by Landlord or reimbursed by Tenant to Landlord, if Landlord shall have paid all or part of such charges in the first instance.

                  (c) All labor used by Tenant or any of Tenant's agents or contractors in connection with any installation, repair, replacement or other work concerning the Cooling Tower Installation shall be compatible with then existing Building labor. In the event of any labor conflicts between existing Building labor and Tenant's laborers, Tenant shall remove or






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
cause its laborers to leave the Building.

         10. No Liability. (a) Landlord shall have no liability to Tenant in the event the Cooling Tower Installation or any part thereof is stolen or damaged from whatever cause, unless such theft or damage is caused by or due to the gross negligence or wilful misconduct of Landlord, its agents, servants or employees, or in the event the electric supply to the Cooling Tower Installation is interrupted for any reason, including, without limitation, interruption caused by damage to the Wiring or cables anywhere in the Building, unless such damage to the Wiring or cables results from the gross negligence or wilful misconduct of Landlord, its agents, servants and employees.

                  (b) Further, Landlord shall not be liable (i) for any such damage caused by other tenants or persons in, upon or about the Building, including the roof thereof, or caused by operations in construction of any private, public or quasi-public work, or (ii) for consequential damages or lost profits arising out of any loss of use of the Cooling Tower Installation or any part thereof by Tenant or any person claiming through or under Tenant.

         11. As-Is. Tenant acknowledges that Landlord shall make the Location available to Tenant in its "as-is" condition, as of the Commencement Date. Further, Tenant acknowledges and agrees that Landlord shall have no obligation to perform any work, supply any materials, incur any expense or make any installation in order to prepare the Location for Tenant's use, as provided in this Exhibit G-2.

         12. Insurance. Tenant shall at all times maintain insurance covering the Cooling Tower Installation of the types and in the amounts specified in
Article 9 of this Lease.

         13. Other Terms and Conditions of Lease. Except as set forth herein, the Cooling Tower Installation shall be governed by all of the terms and conditions of this Lease. In the event of any conflict between the terms and conditions set forth in this Exhibit G-2 and the terms and conditions contained in the other portion of this Lease, the terms and conditions set forth in Exhibit G-2 shall prevail.





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                               E X H I B I T    H

                               RAISED FLOOR PLANS





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                               E X H I B I T    H

                               RAISED FLOOR PLANS


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                               E X H I B I T    H

                               RAISED FLOOR PLANS


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                                 E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                     [GRAPHIC OF TELEPHONE CLOSET (SOUTH)]




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                                 E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




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                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                         [GRAPHIC OF ELECTRIC CLOSET)]




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                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                     [GRAPHIC OF TELEPHONE CLOSET (NORTH)]




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                                E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                          [GRAPHIC OF ELECTRIC CLOSET]




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                                E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                          [GRAPHIC OF ELECTRIC CLOSET]




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                                E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                      [GRAPHIC OF 2-13 (NORTH MECHANICAL)]




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                                E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                       [GRAPHIC OF 14 (NORTH MECHANICAL)]




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                                E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




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                                E X H I B I T  I

                     LOCATION OF THE DEDICATED SHAFT AREA(S)




                       [GRAPHIC OF 14 (SOUTH MECHANICAL)]




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